Technical Report on the Chisna Copper Gold Project
Chistochina Mining District, South-Central Alaska
Prepared for
International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia St.
Vancouver, British Columbia
V6E 4A2
Prepared by
Chris Taylor Geological Ltd.
5498 Edgewater Dr
Manotick, Ontario
K4M1B4
Christopher N.A. Taylor, P.Geo.
June 22, 2010

Table of Contents

1.0 Summary	3
2.0 Introduction and Terms of Reference	3
2.1 Units and Abbreviations	4
3.0 Reliance on Other Experts	4
4.0 Property Description and Location	4
4.1 Exploration Agreement with Ahtna Incorporated	9
5.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography	10
6.0 Exploration, History and Development	10
6.1 Placer Gold, Silver and PGE	13
6.2 Bedrock Porphyry Related Base and Base Plus Precious Metal Quartz Vein	13
6.3 Bedrock porphyry Related Bulk Mineralization, Including Skarns	14
6.4 Recent Exploration	14
7.0 Geological Setting	17
7.1 Property Geology	17
8.0 Deposit Type	19
9.0 Mineralization	25
10.0 Exploration	40
11.0 Drilling	40
12.0 Sample Method and Approach	41
13.0 Sample Preparation, Analysis and Security	41
14.0 Data Verification	42
15.0 Adjacent Properties	43
16.0 Mineral Processing and Metallurgical Testing	43
17.0 Mineral Resource and Mineral Reserve Estimates	43
18.0 Interpretation and Conclusions	43
19.0 Recommendations	44
19.1 Proposed Budget	46
20.0 References	47
21.0 Date and Signature Page	49
22.0 Certificate of Author	50

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Appendix 1	51
Appendix 2	93
Table 1	11
Figure 1	5
Figure 2	6
Figure 3	18
Figure 4	20
Figure 5A	21
Figure 5B	22
Figure 6	24
Figure 7	26
Figure 8	27
Figure 9A	28
Figure 9B	29
Figure 10	30
Figure 11	31
Figure 12	32
Figure 13	33
Figure 14	34
Figure 15	35
Figure 16	37
Figure 17	38
Figure 18	39

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1.0 Summary
At the request of International Tower Hill Mines Ltd. (“ITH”), Chris Taylor Geological Ltd. has conducted a technical review of the Chisna copper-gold property in South-Central Alaska, located approximately 230 kilometers southeast of Fairbanks, Alaska. ITH has recently entered into a joint venture agreement with Ocean Park Ventures (“OCP”) whereby OCP can earn a 51% interest in the Chisna copper gold claims.
The property is situated in mountainous and remote terrain. Following extensive geological mapping and geochemical surveying by ITH during the 2006 to 2008 field seasons, numerous bedrock, soil and silt geochemical anomalies have been identified. Several porphyry targets have been mapped, one of which, in the Southeast Chisna claim group, has concentric zoned alteration and surface assays returning values as high as 7.11% copper and 11.45 g/t gold. The POW target, in the Northwest Chisna claim block, is a structurally-associated quartz-vein gold target with surface assays returning values as high as 13.0 g/t gold.
Rocks underlying the Chisna property are part of the Chulitna Terrane. The tectono-stratigraphic succession is consistent with Triassic deposition of sediments into a rifted Paleozoic volcanic arc. This package was then intruded by an extensive suite of Mesozoic porphyry magmas, developing several porphyry centres.
In March 2010, an exploration agreement was signed with the Ahtna Native Corporation, allowing the US subsidiary of ITH to conduct exploration activities over an additional 30,561 ha area, with reciprocal benefits including employment, annual option royalties, and scalable net smelter royalties in the event of project advancement to mining received by Ahtna. This agreement significantly augments the controlled land position in the Southeast porphyry target area.
Further field mapping and geochemical sampling is suggested across all of the Chisna claims, in order to build a better and more accurate picture of the complex intrusive and mineralization processes which have affected the area. A magnetotelluric survey is suggested for the Northwest Chisna POW target, in order to better understand its extent below sediment cover and its subsurface orientation. Similarly, an IP chargeability/resistivity survey with 3D inversion modeling is suggested for the Southeast Chisna Claim block, in order to delineate zones of diffuse porphyry sulfide mineralization at this target.
Diamond drilling is recommended for both the POW and Southeast Chisna targets. This will require advanced winter mobilization and helicopter-camp support for drill and field crews. Construction of long-term camps for exploration staff will be necessary at both targets to support this advanced exploration activity.
2.0 Introduction and Terms of Reference
Chris Taylor Geological Ltd. was retained by International Tower Hill Mines (“ITH”) to prepare an NI 43-101 compliant technical report on the Chisna Copper Gold property. ITH conducted an extensive geological mapping and geochemical sampling program on the property between 2006 and 2008. This work was supplemented by airborne geophysical surveying. Additional work has been undertaken outside of the last three years by a large number of individual and corporate explorationists.

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The author visited the Northwest Chisna Claim block on November 9th, 2009 by helicopter, where he inspected access to the claims, made observations of local conditions, and took a small number of rock samples. Inclement weather in the morning prevented the author visiting the Southeast Chisna claim block, and time was limited due to weather and the short length of day at that time of the year. The inspection tour lasted for one day, including flight time from Fairbanks to the property and back. Snow cover was a few feet on the property (figure 1), and precluded both landing in most areas and making a more detailed geological investigation.
The author has been involved in mineral exploration since 2004, and has worked extensively with porphyry copper deposits in British Columbia. The author also has exploration experience with sediment-hosted epithermal gold deposits in Nevada, USA, and has a research background in structural geology.
2.1 Units and Abbreviations
Standard abbreviations for elements (e.g. Au for gold) are used sparingly in this report. All units reported are in metric. All maps are in UTM projection, North American Datum 1927 Zone 6N unless otherwise specified. For the case or reported assays, 1 g/t (gram per tonne) = 1 ppm (part per million). Other abbreviated terms, such as corporate names, are provided with explanations when introduced in the text.
3.0 Reliance on Other Experts
The author has relied on information provided by ITH at the author’s request. This information was supplemented by United States and Alaska government publications, and information concerning adjacent properties filed on SEDAR. Data to generate the maps and figures was included in the ITH data package, but all maps and figures were produced by the author unless otherwise stated.
4.0 Property Description and Location
The Chisna copper gold claims are located in south central Alaska, in the southern Alaska Range south of the Denali Fault, a major strike slip feature responsible for many earthquakes in this region. The claims are divided into two main blocks (see figure 2). The northwest block is located approximately 230 kilometers southeast of Fairbanks, Alaska, while the southeast claim block is located approximately 280 kilometers southeast of Fairbanks, and less than 10 kilometers northwest of the town of Slana, Alaska. The Northwest claim block is also referred to as the “POW” block based on the main geological exploration target in the area. The southeast claim block is also referred to as the “Ahtelll” or “Grubstake claim block, similarly based on geological targets. Two smaller claim groups are located approximately 14 km southwest and 37 km west of the main northwest Chisna claim block, and a non-contiguous small claim group is located less than 2 km southeast of the southeast Chisna claim block. The satellitic claims to Northwest Claim block have seen a small amount of geochemical sampling and very limited outcrop mapping by ITH in 2008, and the satellitic claims to the southeast Chisna claim group have received no work at all. These claim groups will not be discussed directly in the report except inasmuch as they are part of the local geology, as little information exists to place these limited results in context. However, where geochemical samples were taken, these results will be displayed.

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Figure 1: View of landing site near POW Occurrence, Northwest Chisna claim block. “Sample B” was collected from a large boulder at the bottom of this valley. This period of clear weather lasted for most of the afternoon on November 9th, 2009.
The mountain which holds the POW occurrence is behind the helicopter.

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Figure 2: Topography and Claim Outline
POW Target
Denali Fault
Ahtell/Grubstake
Porphyry Target
SLANA
N
Legend
Claims Outline June 2010
Alaska Highway
Topographic Contours 100m
1:350,000
0 3,750 7,500 15,000 22,500 30,000
Meters
580000
590000
600000
610000
620000
630000
640000
650000
660000
7010000
7000000
6990000
6980000
6970000
6960000
6950000

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Because exploration is at a very early stage, no previous map of bedrock mineralized zones exists with any degree of accuracy. What information is available from ITH’s 2006-2008 field programs is presented in the sections on local geology (section 7.1) and mineralization (section 9.0) contained in this report.
The property consists of 982 State of Alaska unpatented lode claims, totaling 57,125.42 ha which are located on government land. This is supplemented by a 26,674.32 ha area acquired through an agreement with the Ahtna native corporation in May, 2010, which is located on land administered by the Ahtna Incorporated (“Ahtna”). Total claimed and exploration agreement-controlled area is 83,799.75 ha. The claims are centred on latitude 144° 21’ and longitude 63° 0’ (WGS 84 projection), and fall on the Mt. Hayes and Nabesna AMS 1:250,000 scale USGS map sheets, and the Mount Hayes A-1, A-2, and A-3, Gulkana D-1 and D-3 and Nabesna D-6 1: 63,360 scale quadrangles. The Chisna claims were located through a combined helicopter-based and digital recording process, whereby steel rebar claim posts with a mounted wooden block containing an embedded paper describing the claim corner are located by GPS and are dropped from a helicopter at the location described in the embedded paper. Once claim corners are located in this manner, the claims are filed with the State authority based on a Meridian, Township, Range, Section (MRTS) system, where the claim locations are defined by their theoretical location and subdivision of their appropriate section. This system accurately locates each claim directly in the State digital archive, but still requires the physical deployment of appropriately marked claim posts, as a procedural necessity. All the Chisna claims were located and recorded in this manner.
On November 2nd, 2009, Ocean Park Ventures Corporation entered into a joint venture agreement with Raven Gold Alaska Inc. (“Raven”), a wholly owned Alaskan subsidiary of International Tower Hill Mines “Ltd. Under the terms of this agreement, Ocean Park’s Alaskan subsidiary Ocean Park Alaska Corp. (“OCP Alaska”) will have an initial 51% interest, and Raven will have a 49% interest, in the Chisna claims. The terms of this agreement include (all amounts in US dollars):
OCP Alaska, as its initial contribution, fund an aggregate of $20,000,000 in Exploration Expenditures as follows:
i.	$5,000,000 in the first year after the closing date of the agreement,

ii.	an additional $3,000,000 in the second year of the agreement,

iii.	an additional $3,000,000 in the third year of the agreement,

iv.	an additional $4,000,000 in the fourth year of the agreement,

v.	and an additional $5,000,000 in the fifth year of the agreement.

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The initial contribution of $5,000,000 in the first year is mandatory, whereas the additional yearly contributions may be applied across or within different time periods by written assent of the parties, provided totals amount to at least $20,000,000.
During the first two years of exploration under this agreement Raven will be the operator. Within 60 days of the end of the first two years of operation, the OCP Alaska may assume operatorship with written notice. If such notice is not given, Raven will continue to operate. Oversight of operations will be provided by a Management Committee composed of members of each joint venture group.
This agreement was contingent upon AngloGold Ashanti (U.S.A.) Exploration Inc. (“Anglogold”) waiving its right of first refusal with respect to the transactions undertaken in this agreement, which waiver was confirmed by receipt of a letter from Anglogold dated November 17th, 2009.
The US subsidiary of Ocean Park will allot and issue to ITH an aggregate of 1,000,000 fully paid and non-assessable common shares in its capital stock on the following schedule:
i.	200,000 Shares on the closing date of the joint venture agreement,
ii.	200,000 Shares annually on the anniversary of the closing date, for four years after the closing date of the joint venture agreement
Upon OCP Alaska having completed its initial five-year or $20,000,000 and 1,000,000 share contribution it can, within the first 60 days, choose to proceed to acquire an additional nineteen (19%) percent Joint Venture Interest. If OCP Alaska chooses to acquire an additional 19% interest, it must deliver to the Management Committee, within five years of this decision, a positive feasibility study which supports a 300,000 ounce per year of gold equivalent mining operation, and fund all Exploration Expenditures until the delivery of the Feasibility Study or earlier termination of the Option.
The meeting of these requirements would provide OCP Alaska with a 70% interest in the Chisna claims.
A list of the Chisna claims is provided in Appendix 1 of this report. A state rental payment of $130 per year for claims up to 40 acres (16.19 Ha) and $100 per year for 160 acre (64.75 Ha) claims applies to these claims. Exploration must be permitted by the Alaska State Department of Natural Resources, and planned physical land disturbance requires bonding payment. Annual rental fees on claims are due by November 30th of each year. Annual rental payments for the 2009-2010 payment year were made by ITH to the State of Alaska Department of Natural Resources on November 23rd, 2009, and the rental fees are paid until November 30th, 2010.
There is no significant bedrock mining on the Chisna claims, and no accompanying land modifications which would be associated with such work, beyond small historic prospect pits of uncertain location. Historic placer gold mining operations are significant, and the approximate locations of such operations are provided in Table 1.

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There are no special environmental considerations on the land covered by the Chisna claims. However any land disturbance which will accompany the proposed exploration programs, for instance the construction of drill pads and drill roads, camp construction and transport of supplies and materials onto the exploration sites by caterpillar train, will require Alaska state Bond Pool Application procedures based on the expected extent and nature of the land disturbance. An Annual Placer Mining Application for Hardrock Mining Activity, which covers hardrock exploration programs, will need to be filed with the Alaska Department of Natural Resources (DNR), Division of Mining, Land and Water. Upon review by the DNR, additional permits involving the Army Corps of Engineers may be required if there are expected water use or wetland modification requirements, and the State Historic Preservation Office may be involved in a separate permitting process if the DNR suggests and archaeological survey be performed. Such permits have not yet been obtained at the time of writing, but typically only require between 15 and 20 days to obtain in the case of normal exploration activities, and will be submitted in due course as exploration activities draw near.
4.1 Exploration Agreement with Ahtna Incorporated
Effective March 30, 2010, a Mineral Exploration Agreement with Option to Lease is in effect between Raven and Ahtna Incorporated, an Alaskan native corporation. Ahtna Incorporated acts to administer and develop the territory traditionally controlled by the Ahtna native people, which includes land of exploration and development interest to ITH for the Chisna project. This agreement adds 26,674.32 ha to the Chisna project, and contains reciprocal benefits including employment, annual option royalties, and scalable net smelter royalties in the event of project advancement to mining which will be received by Ahtna. The details of this agreement are as follows, where Raven has:
•	Exclusive right to explore, and the option to enter into a mining lease to develop and mine, the subject lands for a six-year period

•	Obligation to make annual option payments of US$1.00 — US$1.25 per acre

•	Obligation to undertake minimum exploration expenditures of US$4 — US$8 per acre, provided that if the agreement is not terminated at the end of any option year, the exploration expenditures for the next year become a firm commitment

•	Release at least 50% of the original lands subject to the agreement at the end of the third year

•	preferential contracting, hiring and training practices for Ahtna shareholders or designees

•	Obligation to make scholarship contributions to the Ahtna Heritage Foundation, with a value of US$10,000/year, subject to increase for inflation
All surface work is subject to Ahtna archaeological and cultural clearance. Upon Raven having expended an aggregate of US$1,000,000, which includes an obligation to complete 2,500 feet of core drilling, and having completed a feasibility study over some or all of the land subject to the exploration agreement within the six year term of the exploration agreement, Raven has the option to enter into a mining lease. The key terms of the mining lease include:
•	Exclusive mining rights for an initial term of ten years and so long thereafter as commercial production continues

•	Minimum exploration expenditures of US$4.00 — US$9.00 per acre subject to the lease until commercial production is achieved, escalating over time

•	Advance minimum royalty payments of US$6 — US$12 per acre escalating over time (50% deductible from production royalties)

•	Net smelter return production royalties for gold and silver scaled from 2.5% (gold price US$550 per ounce or less) to 14% (gold price per ounce US$1,900 or higher per ounce), 2.5% on base metals and 3% on all minerals other than gold, silver or base metals

•	In the event Raven acquires rights to minerals within the area subject to the lease, the acquired minerals lands are subject to a production royalty in favour of Ahtna of 2% of the gross value of any gold and silver and a NSR of 1% on base metals

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•	In any year that 20% of the net profits realized by Raven from mining on Ahtna lands exceeds the aggregate royalties paid by Raven, Ahtna is entitled to receive total payments equivalent to 20% of the profits. On non-Ahtna lands they may receive 10% of the net profit.

•	Ahtna has the right to acquire a working interest in the lands subject to the lease, which is to be greater than or equal to 10% but not more than 15%, upon Raven having made a production decision, and in consideration, Ahtna will be required to fund ongoing operations after such exercise in an amount equal to 200% of Ahtna’s percentage share of the pre-production expenditures incurred by Raven (not including advance minimum royalty payments to Ahtna). Should Ahtna exercise such option, it would become a participant in the Ocean Park/Raven Joint Venture
5.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography
Topography is generally steep and mountainous, with elevations varying between 1000 and 2000 metres above sea level (a.s.l.). Willow, alder and low brush are common in stream valleys and slopes below approximately 1350 metres a.s.l. Rock exposure is approximately 25% and increases with elevation. Sulfide rich zones commonly form rusty, gossanous areas which are readily visible on exposed ridges and slopes above tree line.
Summers are usually mild with alternating periods of sun and cool. Freezing temperatures can occur in any season at higher elevations (above 1800 metres a.s.l.). Lower elevations may be free of frost for two to three months of the year. Field seasons vary by elevation by are generally 75-100 days. Permafrost is generally present above 1500 metres a.s.l. The onset of winter, as defined by permanent snow cover, is elevation dependant, but lasts at lower elevations from approximately November to April, and at higher elevations from September or October to June. Winter temperatures can reach below -50°C.
The nearest sizeable community to the property is Delta Junction (population 840), which provides basic amenities including helicopter operations. Delta Junction is located approximately 150 kilometers southeast by the AK-2 highway from Fairbanks, Alaska. Another nearby community is Slana (population 124), located less than 8 kilometers southeast of the southernmost Chisna claim groups, which provides limited amenities. Slana is also located along the AK-2, approximately 470 kilometers from Fairbanks. The highway is paved and maintained year round. Otherwise, access to the property is by helicopter and winter road. Several unmaintained trails are marked on the USGS maps as accessing the property, but these are not maintained and their condition is unknown.
6.0 Exploration, History and Development
The area covered by the Chisna claims has been subject to extensive historical placer gold mining operations, and modest historical bedrock exploration efforts. There are no significant bedrock mines on the property. A search for mineral occurrences and historical mining operations within an approximately 15 kilometer radius of the Chisna Northwest and Chisna Southeast claim blocks yielded over 100 results, as outlined in Table 1.

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Table 1: Local Mineral Occurrences and Mining Operations

Deposit Name	Lat	Long	Commodity	Type	Main Element
Chisna Prospect[1]	63°8’59”N	144°47’56”W	Au, Cu, Ni, PGE	Bedrock	Au
Miller Gulch Mine	63°10’29”N	144°49’37”W	Au, Ag, Cu, Hg, PGE	Placer	Au
Ruby Gulch	63°9’32”N	144°46’4”W	Au	Placer	Au
Unnamed	63°10’32”N	144°45’54”W	Ag, Au	Bedrock	Ag
Treasure Gulch Mine	63°10’16”N	144°50’34”W	Au, PGE	Placer	Au
Unnamed	63°8’43”N	144°48’7”W	Cu, Ag, Au, Pb, Sn, Zn	Bedrock	Cu
Unnamed	63°9’52”N	144°50’45”W	Au	Bedrock	Au
Unnamed	63°10’49”N	144°49’55”W	Cu	Bedrock	Cu
Big Four Creek Mine	63°11’7”N	144°49’15”W	Au, Ag, Cu, Cr, Hg, PGE	Placer	Au
Unnamed	63°9’17”N	144°51’0”W	Fe	Bedrock	Fe
Lower Slate Creek Mines	63°10’15”N	144°51’18”W	Au, Ag, Hg, PGE	Placer	Au
Quartz Creek Mine	63°9’5”N	144°45’7”W	Au, Ag	Placer	Au
Unnamed	63°9’17”N	144°51’25”W	Cu, Ag, Au	Bedrock	Cu
Unnamed	63°10’13”N	144°51’46”W	Cu, Ag, Au	Bedrock	Cu
Northland Mines Prospect	63°8’13”N	144°48’43”W	Cu, Ag, Fe, W	Bedrock	Cu
Chistochina Glacier Mine	63°10’40”N	144°51’50”W	Au, PGE, W	Placer	Au
Unnamed	63°9’32”N	144°52’37”W	Fe	Bedrock	Fe
Unnamed	63°11’36”N	144°52’44”W	Cu, Ag, Au, Ni	Bedrock	Cu
Upper Chisna River Prospects	63°7’9”N	144°48’7”W	Au, Ag, PGE	Placer	Au
Unnamed	63°9’29”N	144°41’49”W	Au, Ag	Placer	Au
Unnamed	63°11’59”N	144°52’33”W	Chrysotile, Fe	Bedrock	Chrysotile
Unnamed	63°12’13”N	144°52’15”W	Cu, Ag, Au, Ni, PGE	Bedrock	Cu
Unnamed	63°12’23”N	144°52’19”W	Au, Ag, Zn	Bedrock	Au
Unnamed	63°11’55”N	144°42’3”W	Ag, Cu, Ni, Au, PGE	Placer	Ag
Unnamed	63°11’42”N	144°54’50”W	Cu	Bedrock	Cu
Unnamed	63°12’9”N	144°41’45”W	Ag, Au	Bedrock	Ag
Unnamed	63°12’56”N	144°52’51”W	Ag, Au, Cu, Mo, Ni	Bedrock	Ag
Unnamed	63°7’26”N	144°54’18”W	Ag, Cu	Bedrock	Ag
Unnamed	63°12’56”N	144°53’31”W	Au, Ag, Cu	Bedrock	Au
Unnamed	63°6’20”N	144°44’9”W	Cu, Ag, Au	Bedrock	Cu
Unnamed	63°12’30”N	144°55’4”W	Au, Cu, W	Bedrock	Au
Unnamed	63°10’49”N	144°56’56”W	Cu, Ag	Bedrock	Cu
Unnamed	63°10’23”N	144°57’10”W	Fe	Bedrock	Fe
Unnamed	63°10’4”N	144°57’28”W	Fe	Bedrock	Fe
Ptarmigan Creek Prospect	63°6’56”N	144°40’40”W	Au	Placer	Au
Unnamed	63°11’13”N	144°57’39”W	Zn, Pb	Bedrock	Zn

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Deposit Name	Lat	Long	Commodity	Type	Main Element
Kraemer Creek Mine	63°7’51”N	144°38’56”W	Au, Ag, Cu, PGE	Placer	Au
Lime Creek Mine	63°7’56”N	144°38’34”W	Au, Ag, Cr, Cu, Pb, PGE	Placer	Au
Bedrock Creek Mine	63°8’16”N	144°38’9”W	Au, Ag, Pb	Placer	Au
Russian John Creek Prospect	63°6’25”N	144°40’51”W	Au, Ag, PGE	Placer	Au
Unnamed	63°11’4”N	144°58’22”W	Cu, Fe, Mn	Bedrock	Cu
Daisy Occurrence	63°8’22”N	144°59’2”W	Cu, W	Bedrock	Cu
Unnamed	63°10’23”N	144°59’49”W	Cu, Ag, Au, Pb	Bedrock	Cu
Chisna River Mine	63°4’21”N	144°48’43”W	Au, Ag	Placer	Au
Unnamed	63°11’11”N	145°0’21”W	W, Fe	Placer	W
EEK Occurrence[2]	63°15’18”N	144°41’52”W	Fe	Bedrock	Fe
Lo Goat Occurrence[2]	63°15’48”N	144°44’16”W	Fe	Bedrock	Fe
Unnamed	63°11’57”N	145°1’8”W	Ag, Pb	Bedrock	Ag
Zygoat Occurrence[2]	63°16’6”N	144°43’19”W	Fe	Bedrock	Fe
Grubstake Creek Mine	62°47’6”N	144°2’56”W	Au, Ag, Cu	Placer	Au
J.D. Lyons Prospect	62°46’51”N	144°2’49”W	Cu	Bedrock	Cu
Unnamed (Porphyry)[3]	62°47’16”N	144°1’48”W	Au, Cu, Fe, Pb, Zn	Bedrock	Au
Unnamed (Porphyry)[3]	62°47’24”N	144°0’36”W	Au, Cu, Fe, Pb, Zn	Bedrock	Au
Boulder Creek Mine	62°46’47”N	144°0’36”W	Au, Mo	Placer	Au
Unnamed	62°48’0”N	144°1’12”W	Au, Ag, Pb, Zn	Bedrock	Au
Unnamed	62°47’24”N	144°0’0”W	Au	Bedrock	Au
Slope Creek Mine	62°47’27”N	144°0’0”W	Au, Ag, Bi, Cu	Placer	Au
Unnamed	62°45’36”N	144°2’24”W	Ag, Cu, Pb	Bedrock	Ag
Slope Creek Mine	62°47’16”N	143°59’27”W	Au, Ag, Bi, Cu	Placer	Au
Boulder Creek Mine	62°46’32”N	143°59’38”W	Au, Ag, Bi, Cu	Placer	Au
The Dome Prospect	62°48’36”N	144°4’48”W	Cu, Pb	Bedrock	Cu
Silver Shield Prospect	62°45’3”N	144°1’51”W	Ag, Pb, Au, Ba, Cu	Bedrock	Ag
Unnamed	62°48’23”N	143°59’16”W	Au	Bedrock	Au
Neversweat, Conkle Prospect	62°49’11”N	144°6’0”W	Cu, Pb, Ag, Au	Bedrock	Cu
Willow Creek Mine	62°44’30”N	143°59’45”W	Au	Placer	Au
Silver Creek Prospect	62°43’58”N	144°3’17”W	Ag, Au, Cu, Pb, Zn	Bedrock	Ag
Gold-Quartz Prospect	62°44’9”N	144°0’28”W	Ag, Au, Cu, Pb, Zn	Bedrock	Au
Hidden Creek Prospect	62°45’36”N	144°9’36”W	Au	Placer	Au
Elizabeth Prospect	62°48’0”N	144°10’12”W	Cu, Mo, Ag, Pb, Sn, Zn	Bedrock	Cu
Ahtell Creek Prospect	62°43’47”N	144°0’0”W	Au	Placer	Au

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Deposit Name	Lat	Long	Commodity	Type	Main Element
Unnamed	62°49’47”N	144°8’24”W	Au	Bedrock	Au
Unnamed	62°50’23”N	144°6’35”W	Au, Cu	Bedrock	Au
Unnamed	62°49’11”N	144°10’12”W	Fe	Bedrock	Fe
Unnamed	62°43’47”N	144°7’48”W	Cu, Au, Pb, W	Bedrock	Cu
Unnamed	62°43’47”N	144°9’0”W	Au, Ag, Zn, Pb	Bedrock	Au
Unnamed	62°47’52”N	144°13’4”W	Pb, Ag	Bedrock	Pb
Indian, Blue Ridge Prospect	62°49’11”N	144°13’11”W	Ag, Au, Cu, Pb	Bedrock	Ag
Unnamed	62°52’22”N	144°0’43”W	Au	Bedrock	Au
Unnamed	62°52’44”N	144°4’44”W	Fe, Au	Bedrock	Fe
Snipe Prospect	62°51’36”N	144°12’0”W	Th, U	Bedrock	U
Unnamed	62°54’0”N	144°4’48”W	Cu, Au, Mo	Bedrock	Cu
Tom Burns, Silver Circle Prospect	62°51’25”N	144°18’0”W	Pb, Ag, Au, Cu, Ba, Zn	Bedrock	Pb
Unnamed	62°52’8”N	144°17’45”W	Cu, Pb, Ag	Bedrock	Cu
Granite Creek Prospect	62°56’23”N	144°9’36”W	Au	Placer	Au
Unnamed	62°56’13”N	144°18’54”W	Fe	Bedrock	Fe
1.	Refers to mineralization directly related to the Chisna Northwest targets

2.	Refers to the Delta VMS property of Grayd Resource Corporation of Vancouver, B.C., Canada

3.	Refers to mineralization directly related to the Chisna Southeast targets
These deposits can be divided into three main types as follows:
1.	Placer gold-silver+/- PGE derived from Tertiary to Holocene gravels

2.	Bedrock porphyry related quartz base+/- precious metal vein

3.	Bedrock porphyry related bulk mineralization, including skarns
6.1 Placer Gold, Silver and PGE
Of the extensive placer workings on or adjacent to the Chisna properties, the most intense period of placer mining occurred in the early 1900’s, although placer operations continue to the present day. Estimated placer gold production for the Chistochina district from the late 1800’s to the present is approximately 180,000 oz. Estimates of historical production from the Miller Gulch Mine and Slate Creek Mines, both of which are located on and adjacent to the Chisna Northwest claim block, was over 50,000 oz from each operation over their entire operational lives. The Miller Gulch mine was still being operated in the 1980s by Hecla Mining Company.
Placer gold was found in Tertiary conglomerates and Holocene fluvial sediments derived from reworked Tertiary gravels. Most of the paleo-river and stream channels originating in this area were found to contain placer gold, mostly in perched channels preserved on the margins of the modern drainages. Significant placer potential remains in the district both in down-faulted blocks of Tertiary gravels and conglomerates, and in similar units which are covered by more recent sediment packages and were thereby concealed from historic prospecting and mining activities.
Varying amount of PGEs are present with the placer gold. Historic production records suggest that on average, for every 100 oz of gold recovered during mining operations, approximately 1 oz of PGEs was also recovered.
6.2 Bedrock Porphyry Related Base and Base Plus Precious Metal Quartz Vein
Numerous quartz diorite, quartz monzodiorite and quartz granodiorite porphyry dikes and stocks are present across the Chisna claims. Quartz rich porphyry systems typically generate quartz vein and stockwork systems which contain associated sulfide minerals such as pyrite, chalcopyrite, bornite, sphalerite and galena. Historical staking was undertaken along many quartz veins and quartz filled faults, many of which contain base metal mineralization with various levels of accompanying precious metal mineralization. None of these saw significant production, though many test pits are located along such structures. Quartz vein mineralization accounts for the majority of the bedrock mineralization occurrences presented in Table 1.

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International Tower Hill Mines Ltd., June 2010	Page 13

6.3 Bedrock porphyry Related Bulk Mineralization, Including Skarns
A hallmark of porphyry intrusive is their associated bulk tonnage, base and precious metal mineralization in the form of alkalic porphyry copper-gold or calc-alkalic copper-silver (+/-gold)- molybdenum systems. Geological mapping by ITH has demonstrated that the Chisna area contains porphyry copper systems of the gold and sometimes silver-rich variety, of possibly alkalic affinity. Those bedrock mineral occurrences presented in Table 1 as having the principal mineral iron, and in one instance chrysotile, are skarns related to emplacement of these porphyry stocks into carbonaceous sediments, with associated metasomatism of the host rocks through heating and interaction with magmatic fluids.
6.4 Recent Exploration
The following is not an exhaustive list but characterizes the type of exploration activities ongoing during each recent decade on and adjacent to the Chisna claims, highlighting those efforts yielding significant results.
1960s:
The Alaska Department of Natural Resources, Mines and Minerals Division, conducted fieldwork in the area of the Southeast Chisna claims from 1963-1965. This work mapped and defined the mineralogy of many of the intrusive phases in the area, and through stream sediment geochemistry identified copper, zinc, lead and molybdenum anomalies. After publications of these results in 1966, this work quickly attracted further claim staking and exploration activity to the area in search of significant bedrock-hosted mineral deposits. This work was instrumental in expanding prospecting interest in this area beyond its long-known placer gold potential.
1970s:
Exploration was undertaken in the Slate Creek area of what is now the Northwest Chisna claim block by Resource Associates of Alaska Inc. from 1977-1978. This work identified extensive bedrock copper-gold-silver mineralization. Geological mapping, plus stream sediment and bedrock geochemical sampling was undertaken. VLF and ground magnetic surveys were also conducted. Two foot holes were drilled into bedrock using a handheld drill to provide geochemical samples. Exploration identified a narrow structurally controlled siliceous breccia zone with a wider (200 foot) alteration envelope, with unknown strike length due to talus cover. This was referred to as the “POW” target.

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International Tower Hill Mines Ltd., June 2010	Page 14

1980s:
The United States Bureau of Mines conducted fieldwork in the area of the Chisna claims from 1984 to 1988. This work sought to identify gold sources for the placer gold deposits in the area, with the further goal of expanding the understanding of the bedrock geology and mineralization in general. This work concluded that in the Slate Creek area (Northwest Chisna claim block) the placer gold was partially derived from local gold-rich metasomatized argillites which had been intruded by porphyry dikes and stocks. PGEs were found to be concentrated in the porphyry sills and dikes. Native gold, silver, copper and PGEs found in the local placer deposits were concluded to be the erosively removed and fluvially concentrated products of supergene alteration processes affecting bedrock mineralization zones. Crucially, these workers supported the association of local mineralization with the frequent porphyry intrusives in the area.
Exploration work was ongoing through the 1980s on the “Coppertone Claims”, which are now part of the Northwest Chisna claim block. This work identified the Slate Creek area as hosting a porphyry copper deposit because of the porphyry lithologies encountered, the identification of propylitic alteration, elevated base metal and silver values (in addition to gold values which had originally attracted attention to the area), and ubiquitous chalcophile mineralization. Speculation was also made that the Slate Creek area of the Northwest Chisna claim block could be host to an epigenetic, “Abitibi-style” quartz-vein lode gold deposit. This work downplayed a possible genetic association between the adjacent and underlying porphyry systems and the quartz-base metal-precious metal veins.
From 1979 to 1981 Resource Associates of Alaska (“RAA”) conducted exploration work including geological mapping, geochemical (soil, silt and bedrock) sampling and a limited amount of diamond drilling at the Powell Gulch prospect, which now includes the POW occurrence in the Northwest Chisna claim block. Mention is made of a ground-based magnetic survey, but the equipment used is not provided and results are presented only in line results on a local “mine grid” that cannot be correlated to a known geographic reference system.
This RAA data was acquired by ITH in early 2010. A suite of approximately 500 field samples were analyzed for copper, gold and silver. This geochemical sampling was not quality controlled, and exact locations are uncertain due to the use of an uncorrelated local “mine grid” which now hinders projection of this data. However, review by the author shows broadly similar values for copper, silver and gold to those collected by ITH in the 2006-2008 field seasons (see section 9.0 of this report), although the lack of modern control procedures and location surveying render this information of historical value only.
Field mapping by RAA identified numerous quartz stockwork zones of copper-gold and copper-gold-silver mineralization. The main occurrence, now known as the POW occurrence, was described as a two-foot (< 1 metre) thick siliceous breccia within a 75-100 foot (23-30 metre) wide zone of intense alteration and stockwork pyrite-chalcopyrite. Strike length is inferred to be less than 1000 feet (300 metres) based on the geological maps provided with the RAA reports. The highest reported historical (non- NI 43-101 compliant) results of hand sampling from the POW occurrence yielded 1.80 oz/t (61.71 g/t) gold and 7% copper.

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International Tower Hill Mines Ltd., June 2010	Page 15

Three drill holes were drilled into the POW occurrence in 1980. These holes cannot be accurately located due to use of the local “mine grid”. This drilling is described in a 1980 report by RAA summarizing results of field work for that season. The report states that:
“The first drill hole (DDH-1) was spotted to intersect the discovery outcrop of the gold-copper vein at about 120 feet in depth but the core from this hole contained only minor amounts of chalcopyrite.
The second hole was sited 60 feet from the discovery which resulted in the intersection of sporadic chalcopyrtie-quartz-pyrite veinlets and replacement masses from 14 feet to 100 feet. Below 100 feet the mineralized interval is apparently terminated by a fault.
The mineralized intercept in DDH-2 was sampled at two foot intervals between depths of 16 to 110 feet. The highest values obtained for any two foot sample were 3.4 % copper, 0.9 oz/t silver, and 0.25 oz/t gold. Analytical results have indicated that 68 feet of the sampled interval averaged 0.676 % copper, 0.306 oz/t silver, and 0.0416 oz/t gold. The best 30 feet of this interval, which is from 42 to 72 feet, contained 0.93 % copper, 0.35 oz/t silver, and 0.06 oz/t gold.
The third hole (DDH-3) started and ended in a medium grained diorite dike which contained up to three percent magnetite and appears to be responsible for the N45W trending magnetic high located south of the discovery area (1978 magnetic survey). The abrupt termination of this magnetic feature (dike) to the east strongly supports the presence of a fault cutting through the saddle.”
These historic, non- NI 43-101 compliant results indicate that structural complications such as post-mineral faulting may exist at depth in the POW occurrence, or alternatively, the structure may dip in an unexpected direction within the subsurface or else has a non-planar geometry.
1990s:
Homestake Mining Company was active on the Southeast Chisna claim block area during the 1990s. Work by Homestake mapped out various porphyry mineralization and alteration facies in and around the Ahtell granodiorite pluton. A series of 84 rock samples collected from the Grubstake Creek to Slope Creek area showed elevated gold values, as did soil samples collected over the same area. Homestake’s work identified silicified zones containing as much as 15% pyrite, quartz-carbonate veins containing pyrite, chalcopyrite, arsenopyrite and galena, and chlorite-magnetite hydrothermal breccias cut by quartz-pyrite veinlets. Argillic and iron-carbonate alteration zones were also noted. These features occurred mostly within the hornfelsed host formations to the granodiorite and in the pluton itself. Drilling was not carried out as part of this exploration program. Many of the results of this work have been compiled by Ahtna Incorporated as part of its business development interests.
2000s:
International Tower Hill staked the Chisna land in 2006, following an agreement with AngloGold Ashanti to acquire a series of nine properties across Alaska. At this time the Chisna claims were open ground, having been dropped by previous land title holders. An extensive geological field mapping and geochemical surveying program was undertaken. An expert consultant was engaged to assess ITH’s new Alaskan properties. Airborne magnetic surveying was conducted over the Northwest Chisna and Southeast Chisna claim blocks. The survey of the Northwest Claim block was conducted by Fugro Airborne Surveys Corp., and was collected on a DIGHEM multi-coil, multi-frequency electromagnetic system, supplemented by a high sensitivity cesium magnetometer. While the author reviewed a copy of the Fugro summary report to ITH’s subsidiary Talongold US (LLC), and believes the data to be accurate, a graphical copy of the electromagnetic results was not included with the Fugro report, and these results are excluded from this report as they cannot be projected. The magnetometer results are included in this report in figure 5A, as these were available and could be integrated into the Chisna data available to the author. The magnetometer unit used for the survey was a Fugro D1344 processor with Scintrex CS2 sensor, calibrated to a Fugro CF1 base station with timing provided by integrated GPS. Survey coverage was of approximately 699 line kilometers on a line spacing of 200 metres, with a 305°/125° azimuthal direction. Sensitivity of the airborne magnetometer unit is approximately 0.01 nT with a sampling rate of 10 samples per second.

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The airborne magnetic survey of the Southeast Chisna claim block was conducted by EDCON-PRJ Inc. The system was a Picodas HeliMag cesium-vapour magnetometer calibrated to a GeoMetrics 858 Base Station magnetometer. Total flown line length is not specified in the EDCON-PRJ report, but flight lines are specified as north-south trending with a 50 metre spacing and 200 metre spaced east-west tie lines. Results of this survey are shown in figure 5B of this report. Sensitivity of the airborne magnetometer unit is approximately 0.01 nT with a recording interval of 0.1 seconds.
Geochemical sampling consisted of river silt, soil and bedrock grab sample assays. Elements assayed were Au, Ag, As, Sb, Cu, Pb, Zn, Al, Ba, Be, Bi, Ca, Cd, Ce, Co, Cr, Cs, Fe, Ga, Ge, Hf, Hg, In, K, La, Li, Mg, Mn, Mo, Na, Nb, Ni, P, Rb, Re, S, Sc, Se, Sn, Sr, Ta, Te, Th, Ti, Tl, U, V, W, Y and Zr (50 elements). No drilling, permanent camp construction or other significant exploration activities were conducted. All work was carried out by Northern Associates Inc. of Alaska, a geological service company, on behalf of ITH. Total expenditures by ITH on field exploration and geophysical surveying from 2006-2008 were approximately $880,000.00. This includes helicopter costs and consulting services, but excludes land acquisition and land maintenance costs.
7.0 Geological Setting
The Chisna Claims are located south of the Denali Fault on the south side of the South-Central Alaska Range (figure 3). The Denali Fault is a large dextral strike-slip fault which extends from British Columbia to central Alaska. The Denali Fault is a major shear accommodation structure which allows transverse motion between the Pacific and North American tectonic plates. The Denali Fault is active and has been the focus of numerous large and recent earthquakes. Various splays and parallels of the Denali Fault cut across the Northwest Chisna claim block, at least one of which has been named (i.e. the Slate Creek Fault, a synthetic shear to the Denali). The Denali Fault is also a major terrane boundary, separating the Upper Paleozoic to Mesozoic rocks of the Chulitna terrane to the south from the Lower Paleozoic Pingston and McKinley terranes to the north.
7.1 Property Geology
The bedrock of the Northwest and Southeast Chisna claim blocks is part of the Chulitna terrane. The Chulitna terrane is defined by a southeast vergent overturned syncline, composed of various mostly mafic volcanic and ophiolitic units such as serpentinites and basalts at its Paleozoic base, to the sandstones, limestones, cherts, argillites, and mixed siliceous and mafic volcanics of its Mesozoic upper units. The Mesozoic is marked by intrusion of quartz monzonite and diorite porphyry stocks. Porphyry mineralization and alteration is associated with the intrusion of these stocks.

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Figure 3: USGS Geology and Claim Outline
POW Target
Denali Fault
Ahtell/Grubstake Porphyry Target
SLANA
Legend
Denali Fault
Local Geology
USGS Codes
CODE
Snow and Ice
Pzpcm (Metamorphic)
mTc (Sandstone, Siltstone)
D (Pyroclastics, Tuffs)
PIP (Mafic Volcanics)
TRP (Sandstone, Siltstone, Shale)
KJ2 (Greywacke)
MzPzu (Ultramafics)
Ku (Ultramafics)
Pzi (Ahtell Pluton)
MzPzi (Intrusives)
MZi (Intrusives)
JTRi (Syenite to Diorite)
Kif (Granite to Granodiorite)
TRvm (Mafic Volcanics)
1:350,000
0 3,800 7,600 15,200 22,800 30,400 Meters
580000 590000 600000 610000 620000 630000 640000 650000 660000
7010000 7000000 6990000 6980000 6970000 6960000 6950000
N

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International Tower Hill Mines Ltd., June 2010	Page 18

Local-scale geological mapping is in its early stages at both the Chisna claim blocks. At the Northwest Chisna claim block, workers have identified extensive propylitic (pyrite-chlorite-epidote) and local magnetite alteration facies related to the porphyry stocks. Some chalcopyrite is observed with the pyrite. These suggest that both sulfide-rich and sulfide-poor porphyry system may have developed here. The host rock to the porphyry intrusions at POW are porphyritic andesites and dacites of the Chisna Formation, and flyshes, cherts and limestones of the Mankomen Formation. These older rocks are overlain by Tertiary volcanics and non-marine shales, sandstones and conglomerates of the Gakona formation. At this point, the only contextually complete maps of this claim block are provided by the USGS, as illustrated in figure 3.
In the Southeast Chisna block, the same Chulitna terrane rocks host an approximately 60 kilometer (north-south) and 20 kilometer (east-west), irregularly shaped quartz granodiorite porphyry stock referred to as the Ahtell Pluton. The stock varies in modal composition from diorite to quartz granodiorite. The earliest fine grained diorite porphyry dikes are heavily altered, whereas the later coarse grained diorite porphyry dikes are reported to be much less altered. Local host rocks to the pluton are andesitic to dacitic volcanics. Zoned porphyry style alteration patterns are present in the stock and volcanic host rocks, ranging from what is inferred to be a less that 400 metre wide potassic feldspar core to a broad propylitic halo. Basic geological mapping of lithologies and alteration as provided by ITH is presented in figure 4.
Sulfide-bearing quartz-carbonate veins are common within and near the contact zone between the Ahtell Pluton and its host volcanics. These veins contain pyrite, chalcopyrite, sphalerite, galena and tetrahedrite. Hydrothermal breccia zones are also present which have been noted by past workers.
Results of the airborne magnetic surveying undertaken by ITH are provided in figures 5A and 5B. Magnetic highs are interpreted to be associated with intrusive bodies. The magnetic “doughnut” present in the area of the POW occurrence may be associated with zoned magnetite alteration around a deep porphyry system. Such “magnetic doughnuts” are common porphyry exploration targets as they allow for vectoring into the centre of the porphyry system where the highest grades of bulk mineralization typically occur.
8.0 Deposit Type
Two deposit types are present at the Chisna claims, exclusive of placer deposits. These are porphyry-associated bulk base metal-precious metal mineralization and structurally-hosted quartz vein gold plus base metal deposits.
The rocks underlying the Northwest Chisna claim block host many porphyry intrusions as narrow dikes, and a few larger stock-like bodies, of dioritic to monzonitic composition. In the eastern, step-like appendage (as defined by the claim outline) to the main Northwest claim block, fieldwork in 2008 identified a diorite stock that was observed to host a hydrothermal breccia pipe. Near the diorite but at its contact with host limestones, skarn mineralization and garnet hornfels were developed in the host rocks, which hornfels carried significant copper grades in massive pyrrhotite and chalcopyrite mineralization pods up to 30 cm in size. Chalcocite was observed to locally coat rock surfaces.

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International Tower Hill Mines Ltd., June 2010	Page 19

Figure 4: Geology of Part of the Southeast Chisna Claim Blockas Mapped by ITH
N
650000
651000
652000
653000
6967000
6966000
6965000
6964000
6963000
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
ITH Geological Mapping
All Other Values
LITHOLOGY
Andesite
Andesite High Chromium
Andesite Low Chromium
Andesite with Granodiorite
Andesite-Dacite Porphyry
Ahtel Pluton Diorite-granodiorite
Felsic Intrusive
Ahtel Pluton Granodiorite
1:17,000
0 125 250 500 750 1,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 20

610000
Figure 5A: Airborne Magnetic Survey
Northwest Claim Block
N
7010000
GABBRO
Magnetic "Doughnut"
7000000
Legend
Claims Outline 2009
Areomagnetic Results
nT
High : 62940.7
Low : 56064.6
1:75,000
0
850
1,700
3,400
5,100
6,800
Meters

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International Tower Hill Mines Ltd., June 2010	Page 21

Figure 5B: Airborne Magnetic Survey Results Southeast Claim Block
N
649000
650000
651000
652000
653000
654000
6969000
6968000
6967000
6966000
6965000
6964000
6963000
6962000
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
Claims Outline June 2010
AC Mag 15m Smooth Drape
RGB
HIGH
MED
LOW
1:30,000
0
375
750
1,500
2,250
3,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 22

On the eastern half of the main Northwest Chisna claim block, hydrothermal breccia pipes were observed to cut across porphyritic dacitic volcanics. At the POW structure on the western half of the main Northwest Chisna claim block, magnetite breccia pipes are present amidst numerous porphyry dikes. Taken together, these observations support the presence of a number of porphyry systems along an approximately 60 km northwest to southeast strike length.
The main mineralization zone at the POW occurrence is a siliceous and sulfide bearing, mineralized vein system occupying a fault structure. This structure displays chlorite-epidote alteration, limonite after pyrite (supergene) alteration signatures, and milky, crystalline quartz, which encases remnant pyrite and chalcopyrite. The presence of crystalline quartz suggests this is not a porphyry-related epithermal vein structure. Speculation has been raised that this mineralization may be related to remobilization of porphyry base and precious metal mineralization during late tectonism, facilitated by hydrothermal fluids of unspecified origin. This type of mineralization is effectively quartz-vein associated gold of unknown affinity.
The lithological source of the PGE results found during historic placer mining may be a large gabbro body mapped by the USGS and ITH, as shown on figure 5A. Another possible source might be mafic dikes or undiscovered ultramafic units within the Mankomen Formation.
The Southeast Chisna claim block unquestionably hosts a gold-rich porphyry copper-gold system. This is supported by the presence of porphyritic lithologies, and zoned porphyry style alteration. Ideal porphyry zonation is illustrated in figure 6. A well defined, chalcopyrite plus pyrite rich, quartz veined potassic feldspar alteration core is present close to the contact of the Ahtell Pluton and the host volcanics. This alteration zone is defined by potassic feldspar, biotite and magnetite, with potassic feldspar only being developed in the diorite porphyry. Quartz veins in this zone are both sheeted and multi-directional, and lack alteration selvages. Quartz veins locally achieve significant widths (metres) and lengths where they occupy structures, and provided the focus for historical lode prospecting activities. Copper oxides and copper sulfates, though noted by past workers, are not provided in quantifiable levels.
The potassic zone is surrounded by a sodic-calcic alteration zone defined by extensive albite, actinolite and magnetite mineralization. This zone grades outward such that actinolite becomes increasingly retrograded to chlorite, and epidote becomes more abundant.
The sodic-calcic zones grades into a zone of propylitic alteration defined by pyrite, epidote, chlorite and magnetite. Vuggy quartz veinlets also contain chlorite, magnetite and calcite. Specular hematite has been noted lining fracture surfaces. This zoned alteration pattern is typical of gold-rich porphyry copper systems, and closely matches the idealized porphyry zonation presented in figure 6.

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International Tower Hill Mines Ltd., June 2010	Page 23

Pyrite
Chlorite
Epidote
Magnetite
Propylitic
Na-Ca
Albite
Actinolite
Magnetite
Potassic
Feldspar
Kspar
Biotite
Magnetite
Porphyry
Dike

Figure 6: Ideal porphyry alteration zonation, Southeast Chisna target.

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International Tower Hill Mines Ltd., June 2010	Page 24

9.0 Mineralization
As part of the 2006-2008 field exploration program, ITH personnel collected a total of 236 silt geochemical samples, 749 bedrock geochemical samples, and 595 soil geochemical samples inside the boundaries of the Chisna claims.
Elevated copper and gold values are found throughout the Northwest Chisna claim block. Gold results for the stream sediment (silt) surveys are shown in figure 7. Gold results from the soil surveys are shown in figure 8, and gold results from the bedrock survey are shown in figures 9A and 9B. During the author’s visit to the property, a sample of pyritic float was collected from the vicinity of the POW occurrence as shown as Sample B in figure 10. The rock is densely plagioclase porphyritic andesite with a weakly chloritized groundmass, with about 5% modal percent pyrite. The rock likely represents the propylitized host to one of the nearby diorite porphyry intrusives. The rock is strongly iron oxide stained along fracture surfaces as shown in figure 11. A second sample was taken from the ridge which had been mapped by the ITH crews as comprising both diorite porphyry and volcanic units of the Mankomen Formation. The rock is clearly a quartz andesite with an aphanitic groundmass, but lacks perceptible sulfide mineralization as shown in figure 11.
Copper results from silt, soil and bedrock samples are shown together on figure 12. Comparison of gold and copper values shows the strong association between the two values within the Northwest Chisna claim block.
Highest gold values occur within the POW structure, in sample RK210497, which assayed 13.0 g/t gold. This sample also assayed 110 g/t silver, and 0.06% copper. Some of the highest copper values also occur in the POW structure, in sample RK801834, which assayed 3.56% copper. This assay also assayed 0.03 g/t gold and 46.7 g/t silver. The highest copper assay came from approximately 2.2 kilometers from the POW occurrence, on the western flank of the same mountain. Sample RK210333 assayed 3.95% Cu, 0.0025 g/t gold, and 4.7 g/t silver in chalcopyrite rich silicified breccia hosted by volcaniclastic rocks.
Elevated copper and gold values are also found within the Southeast Chisna claim block. A 1: 70,000 scale wider view of all gold results in soil, rock and stream sediments is shown in figure 13. The single high grade sample in the northern part of the map represents sample RK803604, which returned 50.4 g/t gold and 14.7 g/t silver in a bedrock sample of iron oxide bearing quartz vein, and represents the highest grade gold sample returned to date from the Chisna project. Associated copper values are shown at the same scale in figure 14. A soil sample grid was conducted over the main porphyry target as shown in figure 15. For convenience, figure 15 also includes the four silt samples taken from the northwestern corner of this claim group, which were the only silt samples taken in this area. Because the Southeast Chisna claim group contains a large alteration zoned porphyry system, a few points can be said about sulfide ratios and gold versus copper values in this location using a general porphyry model as a guide.

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N
600000
610000
620000
630000
7010000
7000000
6990000
6980000
6970000
Legend
Claims Outline 2009
Silt Au
Au_ppm
0.000000
0.000501 - 0.050000
0.050001 - 0.500000
0.500001 - 5.000000
5.000001 - 15.000000
1:200,000
0
2,500
5,000
10,000
15,000
20,000
Meters
Figure 7: Northwest Chisna Claim Block Silt Au

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Figure 8: Northwest Chisna Claim Block
Soil Au
N
600000
610000
620000
630000
7010000
7000000
6990000
6980000
6970000
Legend
Claims Outline 2009
Soil Au
Au_ppm
0.000000
0.000001 - 0.050000
0.050001 - 0.500000
0.500001 - 5.000000
5.000001 - 15.000000
1:200,000
0
2,500
5,000
10,000
15,000
20,000
Meters

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Figure 9A: Northwest Chisna Claim Block
Bedrock Au
N
POW Occurrence
Legend
Claims Outline 2009
Bedrock Au
Au_ppm
0.000000
0.000001 - 0.050000
0.050001 - 0.500000
0.500001 - 5.000000
5.000001 - 15.000000
1:200,000
0 2,500 5,000 10,000 15,000 20,000
Meters
600000
610000
620000
630000
7010000
7000000
6990000
6980000
6970000

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Figure 9B: Northwest Chisna Claim Block
POW Occurrence
Bedrock Au
N
610500
610750
611000
611250
7004000
7003750
7003500
7003250
7003000
Legend
Bedrock, Soil and Silt Gold
Gold g/t
0.00
0.00 - 0.05
0.05 - 0.50
0.50 - 5.00
5.00 - 15.00
1:5,000
0
62.5
125
250
375
500
Meters

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International Tower Hill Mines Ltd., June 2010	Page 29

Figure 10: Hand Sample Collection
November 2009 Site Inspection
N
POW
Occurrence
Sample B
Sample A
Legend
Claims Outline 2009
Taylor_Chisna_Samples
1:100,000
0
1,250
2,500
5,000
7,500
10,000
Meters
610000
620000
7010000
7000000
6990000

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International Tower Hill Mines Ltd., June 2010	Page 30

Figure 11: Plagioclase porphyritic andesite with iron oxide stained fracture surfaces and approximately 5% pyrite by volume. “Sample B” collected from immediately west of POW occurrence.

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International Tower Hill Mines Ltd., June 2010	Page 31

Figure 12: Northwest Chisna Claim Block
Copper in Soils, Silt and Bedrock
N
600000
610000
620000
630000
7010000
7000000
6990000
6980000
6970000
Legend
Claims Outline 2009
Copper in Soil, Silt and Bedrock
Cu (%)
0 - 0.1
0.1 - 1
1 - 2
2 - 5
5 - 7.5
1:200,000
0 2,500 5,000 10,000 15,000 20,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 32

Figure 13: Southeast Claims with Gold Results for All Sample Types
50.4 g/t gold sample
Main Porphyry Target at Ahtell/Grubstake
Legend
Chisna Samples to 2009
Gold g/t
0.00 - 0.10
0.10 - 0.50
0.50 - 2.00
2.00 - 10.00
10.00 - 51.00
Claims Outline June 2010
1:70,000
0 625 1,250 2,500 3,750 5,000
Meters
N
642000
644000
646000
648000
650000
652000
654000
6982000
6980000
6978000
6976000
6974000
6972000
6970000
6968000
6966000
6964000

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International Tower Hill Mines Ltd., June 2010	Page 33

Figure 14: Southeast Claims with Copper Results for All Sample Types
N
Legend
Chisna Samples to 2009
Copper %
0.00 - 0.10
0.10 - 1.00
1.00 - 2.00
2.00 - 5.00
5.00 - 10.00
Claims Outline June 2010
1:70,000
0
625
1,250
2,500
3,750
5,000
Meters
642000
644000
646000
648000
650000
652000
654000
6982000
6980000
6978000
6976000
6974000
6972000
6970000
6968000
6966000
6964000

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International Tower Hill Mines Ltd., June 2010	Page 34

Figure 15: Southeast Chisna Claim Block
Soil and Silt Au
N
650000
651000
652000
653000
6967000
6966000
6965000
6964000
6963000
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
Chisna Contours 100m
Soil and Silt Au
Au g/t
0.00
0.00 - 0.05
0.05 - 0.50
0.50 - 5.00
5.00 - 15.00
1:17,000
0 125 250 500 750 1,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 35

Copper-gold mineralization is focused mainly on the potassic core of the system, in which chalcopyrite lines fractures as well as occurring as disseminated grains in the quartz veinlets. Pyrite : chalcopyrite ratios are approximately 1 : 3. No mention is made of bornite, although at these ratios it is sometimes seen in small amounts in other porphyry deposits. Copper and manganese oxides in the form of malachite and neotocite result from supergene processes. Progressing outward and upward in the potassic zone, the pyrite content increases to about 3% modal volume, and the pyrite: chalcopyrite ratio abruptly changes to 2-5 : 1. This pyrite halo continues outward and upward into the sodic-calcic alteration zone. On the basis of the soil geochemistry, the inner parts of the pyrite halo may contain low-order gold values but little copper. The outer parts of the sodic-calcic zone and the enclosing propylitic zone are essentially sulfide-free, with the exception of hydrothermal breccias, which are cemented by a quartz-chalcopyrite-pyrite-calcite matrix.
In the propylitic zone gold is found with elevated zinc and lead in the form of sphalerite and galena, and appears to be confined to widely spaced veinlets containing crystalline barite. The origin of the magnetite and chlorite in these veinlets is uncertain, as it might be a product of the barite-gold event or of an earlier mineralization stage. Results from the soil survey as shown in figure 15 demonstrate how seven samples showed gold in soil values of greater than 1 g/t. Of these, SE902409 assayed 2.73 g/t gold, 0.56 g/t silver, and 0.01% copper. The highest copper value associated with these seven samples was returned from sample SE902457, which assayed 0.34% Cu, 1.44 g/t gold and 8.37 g/t silver.
Copper assay results from the soil grid are shown in figure 16. The highest copper value was returned for sample SE903930, which assayed 0.584% copper, 0.28 g/t gold, and 8.16 g/t silver.
Gold assay results returned from bedrock samples are shown in figure 17. Six samples returned assays with gold values in excess of 5 g/t. Of these, the best was sample RK802475, which assayed 11.45 g/t gold, 16.53 g/t silver, and 0.365% copper.
Copper assay results from the bedrock samples are shown in figure 18. Of these samples, RK801668 returned the best results at 7.11% copper, 0.78 g/t gold and 79 g/t silver. An examination of the previous figures shows that definite northeast and east-northeast trending linears control the grade distributions in the soil and bedrock samples. Observations from the ITH field crews confirm that the best samples were collected from base metal mineralized quartz veins and other bedrock structures. In the case of the sample with 7.11% copper, the rock was a brecciated, fine grained volcanic with malachite and cuprite coating chalcopyrite lined vugs. These results are not representative of the copper and gold mineralization as a whole. Because these linear trends dominate the data set, the association between porphyry alteration zones and mineralization grades which is visible in outcrop is less well defined in the bedrock geochemical data.
Because of the lack of drilling, little can be said with certainty regarding the vertical extent of mineralization at the Chisna property. The true widths, dips and strike lengths of the known zones of mineralization are not yet known, and cannot be determined based on the available surface geochemical data and ITH’s preliminary geological mapping work. Vertical relief is however over 1000 metres, and at this time anomalous base and precious metal values are present in each locale at all of the exposed elevations. Porphyry systems commonly extend for kilometers vertically, and thus the opportunity to have preserved mineralized portions of these systems can be said to be high.

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International Tower Hill Mines Ltd., June 2010	Page 36

Figure 16: Southeast Chisna Claim Block Soil and Silt Copper

650000
651000
652000
653000
6967000
6966000
6965000
6964000
6963000
N
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
Silt and Soil Copper
Cu %
0.00 - 0.10
0.10 - 1.00
1.00 - 2.00
2.00 - 5.00
5.00 - 7.50
Chisna Contours 100m
1:17,000
0 125 250 500 750 1,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 37

Figure 17: Southeast Chisna Claim Block
Bedrock Gold
N
650000
651000
652000
653000
6967000
6966000
6965000
6964000
6963000
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
Bedrock Gold
Au g/t
0.00
0.00 - 0.05
0.05 - 0.50
0.50 - 5.00
5.00 - 15.00
Chisna Contours 100m
1:17,000
0 125 250 500 750 1,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 38

Figure 18: Southeast Chisna Claim Block
Bedrock Copper
N
650000
651000
652000
653000
6967000
6966000
6965000
6964000
6963000
Alteration Zones Legend
Propylitic Alteration - Pyrite
Propylitic - Epidote Alteration
Na-Ca Alteration
Kspar Alteration
Legend
Bedrock Copper
Cu %
0.00 - 0.10
0.10 - 1.00
1.00 - 2.00
2.00 - 5.00
5.00 - 7.50
Possible Linears
Chisna Contours 100m
1:17,000
0 125 250 500 750 1,000
Meters

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International Tower Hill Mines Ltd., June 2010	Page 39

10.0 Exploration
At this early point in time, no exploration activities have been carried out by Ocean Park Ventures. The last significant work performed on the property was ITH’s 2006-2008 exploration program, described in section 6.4 (Recent Exploration) of this report. Results of this program are presented in sections 7.0 to 9.0 of this report.
11.0 Drilling
Three diamond drill holes were drilled into the POW target by Research Associates of Alaska Inc. (“RAA”) in 1980. Complete drill logs taken from a 1980 annual work summary report by RAA are presented in Appendix 2. Because of a lack of quality control procedures, downhole directional surveys and verifiable collar locations this information is presented as being historic only, and non-NI 43-101 compliant. The drill is described as a “winkie” drill in the report (i.e. a small, portable core drill). Core diameter is unknown.
DDH-1 was drilled to a depth of 310 feet (94.5 metres) on an azimuth of 90 degrees with a -60 degree dip, collared to the west of the POW structure. This hole encountered multiple fault zones as defined by clay gouge, and both disseminated and quartz-vein hosted sulfide mineralization identified as pyrite and chalcopyrite. Encountered rock types were dacite and andesite breccias. Sulfide contents are reported as being “minor”.
DDH-2 was drilled to a depth of 202 feet (61.6 metres), also on an azimuth of -60 degrees, but was collared east of hole DDH-1, closer to the POW structure. This hole encountered abundant quartz veining in a dacite crystal tuff. Abundant pyrite, chalcopyrite and traces of gold are observed in the quartz veins. The mineralized drill intercept was reported as occurring between 16 and 100 feet (4.9 and 30.5 metres), the best results from which returned 3.4% copper, 0.9 oz/t (30.86 g/t) silver and 0.25 oz/t (8.57 g/t) gold over two feet (0.6 metres). The best 68 foot interval (which includes the previous) returned 0.676% copper, 0.306 oz/t (10.49 g/t) silver and 0.0416 oz/t (1.42 g/t) gold.
DDH-3 was terminated prematurely due to adverse drilling conditions at a depth of only 32.3 feet (9.8 metres). This hole encountered magnetite rich diorite dike with epidote veining having much less than 1% pyrite. This hole was collared along strike of the POW structure but the exact location is unclear.
Results of this limited drilling suggest that the host rocks of the POW deposit may have undergone a complicated deformational history. Because of the limited scope and single intercept of the mineralized zone, no useful information can be extracted regarding the mineralized zone’s geometry, true width, strike extent or continuity.

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International Tower Hill Mines Ltd., June 2010	Page 40

12.0 Sample Method and Approach
During the 2006-2008 exploration by ITH, industry-standard rock, soil and silt sampling techniques were used. This is to say that in the case of bedrock and float samples, hand specimen sized rock samples sufficient to provide assayable material for geochemical purposes was gathered. Soil samples were taken from the “C” horizon as close as possible to the soil-bedrock interface. Samples of rock, soil and silt were maintained in sealed, separated sample bags to avoid cross contamination of samples. In the case of silt samples, samples are allowed to drain to as dry a state as possible through permeable sample bags prior to shipping out for assay. In the case of soil samples on the Southeast Chisna claim block were soil samples taken in a rough, 100 metre (north-south) by 200 metre (east-west) spaced grid. With the exception of several parallel sample lines over the POW occurrence (as shown in figure 9B), all other samples were collected randomly with respect to location, in areas where targets of geological interest were located. The rough sample grid in the Southeast Chisna claim block measures approximately 3 kilometres by 1.5 kilometres. Figures 7 to 9B, and 12 to 16 define the locations and gold and copper geochemical assay results of all samples taken by ITH on the Chisna claim blocks.
These results are limited by the nature of the sampling process, and provide sample-specific gold and copper mineralization values that may not be representative of the surrounding rock masses beyond the immediate areas of sampling. These samples are in no way equivalent to results from a continuously sampled trench or drill program, which have not been undertaken on the property. Field crews commonly preferentially sample the most altered and mineralized exposed rocks in an investigated area, and sample results from any grab-sampling program should be considered in this context.
13.0 Sample Preparation, Analysis and Security
All geochemical assays were performed by ALS Chemex out of North Vancouver, British Columbia, a ISO 9001:2000 certified laboratory. All sample preparation and analysis work was conducted by employees of ALS Chemex, and representatives of ITH or its affiliates had no involvement in the analytical process. Sufficient representative material was sequestered from the homogenized soil and silt samples to be accurately analyzed by the laboratory. Rock samples were first subjected to a pulverization process and then similarly sampled from a homogenized pulp.
All multi-element samples were pre-processed with a four-acid digestion method prior to inductively coupled plasma mass spectrometry (ICP-MS) analysis. Gold was analyzed separately using a 50 gram fire assay with an Atomic Absorption (AA) finish. Mercury was also measured separately through cold vapour atomic fluorescence.
Whole-rock (50-element) geochemical data was collected so that research may be conducted on elemental associations between mineralization types, locales and lithologies, and so that the geochemical database might facilitate correlation of local and previously studies deposit types as an exploration and modeling aid to guide future exploration.
Within each sample suite that was submitted to the lab, the first sample was a blank control sample. Every tenth subsequent sample was likewise a control sample alternating between a blank and a standard. Different blanks were used for rock versus silt or soil samples. Rock samples were replaced with a two inch gravel blank, while silts and soils were replaced by pulverized blank material which had undergone a screening process. The use of duplicates was limited due to small sample sizes.

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International Tower Hill Mines Ltd., June 2010	Page 41

The standards used were multi-element in order to accurately compare results from the assay process. Standards with a range of values were used to better monitor the results.
Returned assay results were monitored on an ongoing basis, all blank, standard and duplicate values were checked against their known values. The author has examined this data and determined it to be accurate and reliable.
Due to the remote location, no specific sample security system was in place during the ITH managed programs, but the author judges that the operators exerted considerable care to maintain the scientific integrity of their data.
14.0 Data Verification
Assay certificates were reviewed by the author and assay results were found to be reasonable for the nature of the copper-gold mineralization which characterizes the Chisna property. No procedural error was apparent in the QA/QC process. The author has not physically observed the original samples, but is satisfied that the sampling procedures were carried out by sufficiently skilled field crews and were not subject to undue contamination. The sample results are consistent with the author’s understanding of the Chisna area geology.
The two rock samples taken during the author’s site inspection match the lithologies mapped by the ITH field crews for the respective sample locations, and support the geological mapping performed by those crews in those areas, and across the Chisna property generally through validation of their geological mapping techniques.

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International Tower Hill Mines Ltd., June 2010	Page 42

15.0 Adjacent Properties
The closest bedrock exploration and development is the Delta volcanogenic massive sulfide (VMS) property located northeast of the Northwest Chisna claim block across the Denali Fault. The Delta property is operated by Grayd Resource Corporation of Vancouver, British Columbia. The Delta property is centred at latitude 63° 15’ north and longitude 144° 15’ west. The Delta property consists of 51 non-contiguous federal and state unpatented lode mining claims totaling 82.5 hectares. These claims do not abut the Chisna claims.
Extensive historical and modern placer gold mining has occurred on all of the Chisna claims. Evidence of camp facilities, heavy equipment, sluices and other devices associated with placer mining were visible, though snow-covered, when the author examined the Northwest Chisna claim block. The author was unable to find reference to a publicly-traded placer mining company which is operating in the area, though historical records of such active public entities were found. It is assumed that private operators based in Fairbanks or Anchorage are responsible for such activities, though these were halted at the time of the author’s site visit and contact with these corporations or individuals was not made or sought. Such contact is a definite prerequisite of future exploration activity on the Chisna claims.
16.0 Mineral Processing and Metallurgical Testing
None
17.0 Mineral Resource and Mineral Reserve Estimates
None
18.0 Interpretation and Conclusions
The rock underlying the Chisna claims demonstrates significant gold-rich porphyry copper deposit hosting potential. This mineralization potential is augmented by the presence of gold-bearing structures such as the POW occurrence, and historical data which suggests that significant sources of platinum group elements may be present locally. The Chistochina mining district has produced over 100,000 ounces of gold from placer operations, some of which is speculated to have originated in the bedrock immediately underlying the Tertiary conglomerates which hosted it.
Difficult terrain and a short exploration season have hindered bedrock exploration work in the area. The Chisna claims have never been drill tested, and drilling is the next obvious step towards developing the POW target and exploring the dimensions of the potassic feldspar alteration core of the Southeast Chisna porphyry copper gold target.
Fieldwork by ITH from 2006 to 2008 defined a number of zones of significant gold and copper in bedrock, silt and soil. The lithological mapping and mineralization style modeling by ITH appear to be broadly accurate and consistent with the reviewed data. The current interpretations are limited by a lack of three-dimensionality which can only be remedied through drilling and ground-penetrative geophysics. While the geological mapping and geochemical sampling program undertaken by ITH was sufficient to broadly define the mineralization styles and geology of the property, more spatially resolved geochemical sampling and geological mapping work should be performed as exploration progresses in order to build a more detailed understanding of the local conditions.

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International Tower Hill Mines Ltd., June 2010	Page 43

19 Recommendations
Further exploration of the Northwest Chisna property should be focused on further testing of mineralization within the silicified, gold (and copper) rich structure at POW. This should begin with continuous rock chip sampling across the structure on at least five sites across its entire width, and on at least one sampling line along its length, in order to augment the current geochemical sampling suite at this site. Pending timing and access considerations, a trenching program should follow to expand the exposed structural zone laterally and along strike as far as possible. Trenching as needed to follow-up on other positive geochemical results should also be considered, across the Northwest claim block. In addition to the POW target, further geological mapping and geochemical sampling should be done on the silt, soil and bedrock geochemical anomalies which have been discovered on the eastern portions of the Northwest Chisna claim block. Further geological mapping and geochemical sampling should be undertaken during the entire field season by two crews of two persons, in order to continue to characterize the ground as much as possible.
Further exploration of the Southeast Chisna block should focus on further geological mapping of the alteration and lithological facies. Special attention should be placed on attempting to find evidence for the continuation of the potassic feldspar alteration envelope across the valley fill towards the north. Expansion of the soil sampling grid together with increased bedrock sampling (where available) to the full extent of the claim blocks is recommended in the topographic high areas.
Given the lack of historic drill data and the requirement for large-scale expenditure in the first year, it is proposed that a Titan 24 Deep Earth Imaging Survey be executes on both the Northwest and Southeast Chisna claim blocks. This will provide three-dimensional DC-resistivity/IP-chargeability plus Magnetotelluric data and enable fast characterization of future drill targets. At least 10 km2 of covered area at each claim block (for a total of approximately 20 km2) is considered necessary for the Titan survey to cover the main targets in the Northwest and Southeast Chisna claim blocks. Because the terrain is mountainous, costs for such geophysical surveying are expected to be higher than normal.
At the POW occurrence, the Titan survey should be followed by diamond drilling on moderate and consistent angles across the structure, focused both on areas yielding the highest gold values during the chip sampling and trenching processes, and those rock volumes containing the most positive geophysical responses on the Titan survey. Drill holes should be maintained on a consistent azimuth and dip based on interpretation of structural orientation derived from field observations and the first drilling. Targeting various depths within the structure should be accomplished through drill movement with maintenance of a consistent azimuth and dip pattern to the drill holes. NQ diameter diamond drill holes are recommended with an average length of 150 metres. At least 3500 metres of diamond drilling is recommended. Holes should be designed to intersect the structure at various depths. Because of the steepness of the terrane at the POW site, all drilling activities will need to be helicopter based.

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International Tower Hill Mines Ltd., June 2010	Page 44

Equipment will need to be brought on site to construct drill pads, and execute a trenching program. Equipment mobilization should be undertaken during the winter months to take advantage of winter roads and minimize ground disturbance. Equipment procurement from local placer operators should be arranged if possible in order to reduce mobilization fees. Supplies could also be brought into the area by caterpillar train at this time, and stored in advance of a summer drill program. Drill pad construction and drilling could then proceed after the spring melt. An additional 1000 metres of drilling is recommended to follow up on positive geochemical assays elsewhere across the Northwest Claim block.
Because of the remote location, construction of a drill-supporting camp will be required at the Northwest Chisna claims. Since reconnaissance work showed extensive placer-related development in the immediate area, arrangement might be made to lease camp space from a local placer operator, or else an existing camp could be expanded to share facilities with the drill and mapping support team.
Following the Titan survey at the Southeast Chisna claim block, NQ diameter diamond drilling is recommended. In the absence of structural control information (which fieldwork and the geophysics might elucidate), drill holes are initially planned to be vertical, and of 100 to 500 metres depth. At total of at least 5500 metres of drilling is recommended for this claim block, given the large size of the target and its porphyry nature. At least 2000 metres of this drilling should be undertaken on the better mineralized, potassic core of the system identified during field mapping.
Because the village of Slana is less than 10 kilometers from the claims, an effort should be made to assess the summer road access to the property and determine whether construction of an exploration camp is necessary. Similar to the case with the Northwest Chisna claim block, winter mobilization of equipment and supplies in advance of a summer drill program could greatly reduce costs. Ability of the drill and exploration crews to procure lodgings in Slana in the event summer road access is available would also reduce costs related to an exploration camp. Without further information, a helicopter supported exploration and drill camp are proposed with the caveat that cheaper alternative be sought. Over the long term, because of this property’s proximal location to Slana and the Alaska Highway, year round road access construction is recommended.
Funding should be transferrable between the Northwest and Southeast projects depending on results, with positive results increasing that project’s share of the total pooled budget of approximately $5,000,000.
This work is considered to best be applied in a two phase program. The first phase will consist of mobilization of materials (e.g. equipment, fuel, camps) onto both claim blocks, plus the Titan survey, trenching and some field work revolving around geological mapping and geochemical sampling. Phase 2, which would primarily comprise diamond drilling, would be contingent upon positive results in phase 1, but would also include additional funds for further fieldwork.

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International Tower Hill Mines Ltd., June 2010	Page 45

19.1 Proposed Budget
Phase 1

Item

Camp Construction	$250,000
(Materials, supplies and labour, camp mobilization)

Geophysics	$500,000
(Titan Survey)

Trenching and Drill Pad Building	$150,000

Geological Mapping and Sampling Crew	$100,000
(Includes sample assay costs)

TOTAL	$1,000,000

Phase 2
(Contingent on Positive Results in Phase 1)

Helicopter-Supported Drill Program 10000 metres at $350/metre	$3,500,000
(Includes camp maintenance costs, Helicopter, fuel and wages, mobilization)

Geological Mapping and Sampling Crew	$100,000
(Includes sample assay costs)

TOTAL	$3,600,000

TOTAL FOR BOTH PHASES	$4,600,000

TOTAL Plus 10% Contingency Amount	$5,060,000

Funds are transferrable between projects depending on results.

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International Tower Hill Mines Ltd., June 2010	Page 46

20.0 References
Blakestad, R.A., 1979. POW Ag-Cu-Ag Prospect. Annual summary report, Resource Associates of Alaska Inc.
EDCON-PRJ Inc., 2007. Acquisition and Processing Helicopter Aeromagnetic Survey Chisna SE Project. Internal report to Talongold and ITH Mines. Author unspecified.
Foley, J.Y. and Summers, C.A., 1990. Source and Bedrock Distribution of Gold and Platinum-Group Metals in the Slate Creek Area, Northern Chistochina Mining District, South-Central Alaska. United States Department of the Interior, Bureau of Mines. Report 14-90.
Fugro Geophysical Surveys Inc., 2008. DIGHEM Survey for Talongold (US) LLC. Internal report to Talongold and ITH Mines. Author unspecified.
Gilman, T., Feineman, M. and Fisher, D., 2009. The Chulitna Terrane of South-Central Alaska: A Rifted Volcanic Arc Caught Between the Wrangellia Composite Terrane and the Mesozoic Margin of North America. Geological Society of America Bulletin vol. 21, p. 979-991.
Myers, M., Hunter, E., Myers, R., Wiesneth, D., Wagner, T., Puchner, and C., Streeter, K., 2008. Alaska Reconnaissance 2008 Chisna Block Draft. Unpublished corporate summary report produced for Talon Gold (US) LLC.
Richter, D.H., 1964, in Report for the Year 1964. Alaska Department of Natural Resources, Division of Mines and Minerals. Summary of geological mapping and interpretation results for the Slana District, South-Central Alaska.
Richter, D.H., 1966. Geologic Report Number 21: Geology of the Slana District, South-Central Alaska. Alaska Department of Natural Resources, Division of Mines and Minerals.
Rose, A.W., 1967. Geological Report Number 28: Geology of the Upper Chistochina River Area, Mt. Hayes Quadrangle, Alaska. Alaska Department of Natural Resources, Division of Mines and Minerals.
Schaefer, C.F., and Dashevsky, S.S., 2006. Technical Report and Exploration Recommendations on the Delta VMS Property.
Setter, J.R.D., 1985. A Report on the Gold Potential of the Slate Creek Claim Block, Chistochina Gold District, Alaska. Corporate summary report.
Sillitoe, R.H., 2007. Comments on the Livengood, Chisna and Terra Prospects, Alaska. Unpublished corporate summary report produced for International Tower Hill Mines Ltd.

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International Tower Hill Mines Ltd., June 2010	Page 47

Taylor, C.N.A., 2010. Technical Report on the Chisna Copper Gold Project, Chistochina Mining District, South-Central Alaska.
Ulrich, T. and Heinrich, C.A., 2001. Geology and Alteration Geochemistry of the Porphyry Cu-Au Deposit at Bajo de la Alumbrera, Argentina. Economic Geology, vol. 96 pp. 1719-1742.
Unknown author, 1978. Powell Gulch Prospect. Annual summary report, Resource Associates of Alaska Inc.
Unknown author, 1980. Powell Prospect. Annual summary report, Resource Associates of Alaska Inc.
Unknown author, 1981. Report on the Central Alaska Range (AKRG) Joint Venture Exploration Program, Zackly, Tsusena Creek and Powell Prospects. Volume 1, Powell Prospect. Annual summary report, Resource Associates of Alaska Inc.
Property names and locations provided in Table 1 are derived from www.mindat.org

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International Tower Hill Mines Ltd., June 2010	Page 48

21.0 Date and Signature Page

Vancouver, British Columbia, Canada	Christopher N.A. Taylor, P.Geo.

June 22, 2010

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International Tower Hill Mines Ltd., June 2010	Page 49

22.0 Certificate of Author
As the author of this Technical Report on the Chisna Copper Gold Project, submitted on this 22nd day of June, 2010, I, Chris Taylor, Consulting Geologist, do hereby certify that:
1.	I am a Professional Geologist with a business address at 5498 Edgewater Dr, Manotick, Ontario, K4M1B4, Canada.

2.	I graduated with a Bachelor of Science degree in Geology in 2001 and a Master of Science degree in Geology in 2003 from Carleton University.

3.	I am a member of the Association of Professional Engineers and Geoscientists of British Columbia (Reg # 33464).

4.	I have worked as a geologist since my graduation in 2003. Many of the projects I have been involved with have focused on early stage exploration and project generation, in addition to ore reserve expansion at active mining properties. I have had extensive experience with GIS mapping and modeling of geological considerations since I graduated. I have worked repeatedly in porphyry copper-gold deposits, most of which are located in British Columbia, but I have also examined porphyry projects in Nevada and Arizona. I have also worked repeatedly with epithermal gold deposits in Nevada.

5.	I have read the definition of qualified person set forth in National Instrument 43-101 (NI 43-101) and certify that by reason of education, affiliation with a professional association as defined in NI 43-101, and past relevant experience work experience, I fulfill the requirements to be a qualified person for the purposes of NI 43-101, and that this Technical Report has been prepared in compliance with the Instrument.

6.	I am responsible for the contents of this report. I personally visited the Northwest Claim block at Chisna on November 9th, 2009, by helicopter out of Fairbanks, Alaska. After being repelled by inclement weather in the morning, I managed to fly over the Northwest Chisna property for a period of two hours, during which time I disembarked and collected a small number of rock samples.

7.	I am independent of International Tower Hill Mines Ltd. applying all the tests in section 1.4 of NI 43-101.

8.	I have previously written a Technical Report on the Chisna property on behalf of Ocean Park Ventures, but had no involvement with the Chisna property prior to the writing of that report.

9.	I certify that, as of the date of this Certificate, to the best of my knowledge, information, and belief, this Technical Report contains all scientific and technical information required to be disclosed to make the Technical Report accurate and not misleading.

10.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the company files on their websites accessible by the public.

Dated this 22nd day of June, 2010. Vancouver, British Columbia, Canada Christopher N.A. Taylor, P.Geo.

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 50

Appendix 1: Chisna Claims Table

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

1	654529	SLC-1	06/08/06	F020S015E 15 NE NW	16.19
2	654530	SLC-2	06/08/06	F020S015E 15 SE NW	16.19
3	654531	SLC-3	06/08/06	F020S015E 15 NE	64.75
4	654532	SLC-4	06/08/06	F020S015E 14 NW NW	16.19
5	654533	SLC-5	06/08/06	F020S015E 14 NE NW	16.19
6	654534	SLC-6	06/08/06	F020S015E 14 SW NW	16.19
7	654535	SLC-7	06/08/06	F020S015E 14 SE NW	16.19
8	654536	SLC-8	06/08/06	F020S015E 14 NW NE	16.19
9	654537	SLC-9	06/08/06	F020S015E 14 NE NE	16.19
10	654538	SLC-10	06/08/06	F020S015E 14 SW NE	16.19
11	654539	SLC-11	06/08/06	F020S015E 14 SE NE	16.19
12	654540	SLC-12	06/08/06	F020S015E 13 NW	64.75
13	654541	SLC-13	06/08/06	F020S015E 13 NE	64.75
14	654542	SLC-14	06/08/06	F020S016E 18 NW	64.75
15	654543	SLC-15	06/08/06	F020S016E 18 NE	64.75
16	654544	SLC-16	06/08/06	F020S015E 15 NE SW	16.19
17	654545	SLC-17	06/08/06	F020S015E 15 SE SW	16.19
18	654546	SLC-18	06/08/06	F020S015E 15 NW SE	16.19
19	654547	SLC-19	06/08/06	F020S015E 15 NE SE	16.19
20	654548	SLC-20	06/08/06	F020S015E 15 SW SE	16.19
21	654549	SLC-21	06/08/06	F020S015E 15 SE SE	16.19
22	654550	SLC-22	06/08/06	F020S015E 14 NW SW	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 51

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

23	654551	SLC-23	06/08/06	F020S015E 14 NE SW	16.19
24	654552	SLC-24	06/08/06	F020S015E 14 SW SW	16.19
25	654553	SLC-25	06/08/06	F020S015E 14 SE SW	16.19
26	654554	SLC-26	06/08/06	F020S015E 13 NW SW	16.19
27	654555	SLC-27	06/08/06	F020S015E 13 NE SW	16.19
28	654556	SLC-28	06/08/06	F020S015E 13 SW SW	16.19
29	654557	SLC-29	06/08/06	F020S015E 13 SE SW	16.19
30	654558	SLC-30	06/08/06	F020S015E 13 SE	64.75
31	654559	SLC-31	06/08/06	F020S016E 18 SW	64.75
32	654560	SLC-32	06/08/06	F020S016E 18 SE	64.75
33	654561	SLC-33	06/08/06	F020S016E 17 SW	64.75
34	654562	SLC-34	06/08/06	F020S015E 20 NW	64.75
35	654563	SLC-35	06/08/06	F020S015E 20 NE	64.75
36	654564	SLC-36	06/08/06	F020S015E 21 NW NW	16.19
37	654565	SLC-37	06/08/06	F020S015E 21 NE NW	16.19
38	654566	SLC-38	06/08/06	F020S015E 21 SW NW	16.19
39	654567	SLC-39	06/08/06	F020S015E 21 SE NW	16.19
40	654568	SLC-40	06/08/06	F020S015E 21 SE NE	16.19
41	654569	SLC-41	06/08/06	F020S015E 22 SW NW	16.19
42	654570	SLC-42	06/08/06	F020S015E 22 SE NW	16.19
43	654571	SLC-43	06/08/06	F020S015E 22 NW NE	16.19
44	654572	SLC-44	06/08/06	F020S015E 22 NE NE	16.19
45	654573	SLC-45	06/08/06	F020S015E 22 SW NE	16.19
46	654574	SLC-46	06/08/06	F020S015E 23 NW NW	16.19
47	654575	SLC-47	06/08/06	F020S015E 23 NE NW	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 52

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

48	654576	SLC-48	06/08/06	F020S015E 23 SE NW	16.19
49	654577	SLC-49	06/08/06	F020S015E 23 NW NE	16.19
50	654578	SLC-50	06/08/06	F020S015E 23 NE NE	16.19
51	654579	SLC-51	06/08/06	F020S015E 23 SW NE	16.19
52	654580	SLC-52	06/08/06	F020S015E 23 SE NE	16.19
53	654581	SLC-53	06/08/06	F020S015E 24 NW NW	16.19
54	654582	SLC-54	06/08/06	F020S015E 24 NE NW	16.19
55	654583	SLC-55	06/08/06	F020S015E 24 SW NW	16.19
56	654584	SLC-56	06/08/06	F020S015E 24 SE NW	16.19
57	654585	SLC-57	06/08/06	F020S015E 24 NW NE	16.19
58	654586	SLC-58	06/08/06	F020S015E 24 NE NE	16.19
59	654587	SLC-59	06/08/06	F020S015E 24 SW NE	16.19
60	654588	SLC-60	06/08/06	F020S015E 24 SE NE	16.19
61	654589	SLC-61	06/08/06	F020S016E 19 NW	64.75
62	654590	SLC-62	06/08/06	F020S016E 19 NE	64.75
63	654591	SLC-63	06/08/06	F020S016E 20 NW	64.75
64	654592	SLC-64	06/08/06	F020S016E 20 NE	64.75
65	654593	SLC-65	06/08/06	F020S016E 21 NW	64.75
66	654594	SLC-66	06/08/06	F020S016E 21 NE	64.75
67	654595	SLC-67	06/08/06	F020S016E 22 NW	64.75
68	654596	SLC-68	06/08/06	F020S016E 22 NE	64.75
69	654597	SLC-69	06/08/06	F020S015E 20 SW	64.75
70	654598	SLC-70	06/08/06	F020S015E 20 SE	64.75
71	654599	SLC-71	06/08/06	F020S015E 21 SW	64.75
72	654600	SLC-72	06/08/06	F020S015E 21 NW SE	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 53

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

73	654601	SLC-73	06/08/06	F020S015E 21 NE SE	16.19
74	654602	SLC-74	06/08/06	F020S015E 21 SW SE	16.19
75	654603	SLC-75	06/08/06	F020S015E 21 SE SE	16.19
76	654604	SLC-76	06/08/06	F020S015E 22 SW	64.75
77	654605	SLC-77	06/08/06	F020S015E 22 NW SE	16.19
78	654606	SLC-78	06/08/06	F020S015E 22 NE SE	16.19
79	654607	SLC-79	06/08/06	F020S015E 22 SW SE	16.19
80	654608	SLC-80	06/08/06	F020S015E 22 SE SE	16.19
81	654609	SLC-81	06/08/06	F020S015E 23 NW SW	16.19
82	654610	SLC-82	06/08/06	F020S015E 23 SW SW	16.19
83	654611	SLC-83	06/08/06	F020S015E 23 NW SE	16.19
84	654612	SLC-84	06/08/06	F020S015E 23 SW SE	16.19
85	654613	SLC-85	06/08/06	F020S015E 23 SE SE	16.19
86	654614	SLC-86	06/08/06	F020S015E 24 SW SW	16.19
87	654615	SLC-87	06/08/06	F020S015E 24 SE SW	16.19
88	654616	SLC-88	06/08/06	F020S015E 24 NW SE	16.19
89	654617	SLC-89	06/08/06	F020S015E 24 NE SE	16.19
90	654618	SLC-90	06/08/06	F020S015E 24 SW SE	16.19
91	654619	SLC-91	06/08/06	F020S015E 24 SE SE	16.19
92	654620	SLC-92	06/08/06	F020S016E 19 NW SW	16.19
93	654621	SLC-93	06/08/06	F020S016E 19 NE SW	16.19
94	654622	SLC-94	06/08/06	F020S016E 19 SW SW	16.19
95	654623	SLC-95	06/08/06	F020S016E 19 SE SW	16.19
96	654624	SLC-96	06/08/06	F020S016E 19 SE	64.75
97	654625	SLC-97	06/08/06	F020S016E 20 SW	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 54

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

98	654626	SLC-98	06/08/06	F020S016E 20 SE	64.75
99	654627	SLC-99	06/08/06	F020S016E 21 SW	64.75
100	654628	SLC-100	06/08/06	F020S016E 21 SE	64.75
101	654629	SLC-101	06/08/06	F020S016E 22 SW	64.75
102	654630	SLC-102	06/08/06	F020S016E 22 SE	64.75
103	654631	SLC-103	06/08/06	F020S015E 29 NW	64.75
104	654632	SLC-104	06/08/06	F020S015E 29 NE	64.75
105	654633	SLC-105	06/08/06	F020S015E 28 NW	64.75
106	654634	SLC-106	06/08/06	F020S015E 28 NE	64.75
107	654635	SLC-107	06/08/06	F020S015E 27 NW	64.75
108	654636	SLC-108	06/08/06	F020S015E 27 NE	64.75
109	654637	SLC-109	06/08/06	F020S015E 26 NW NW	16.19
110	654638	SLC-110	06/08/06	F020S015E 26 NE NW	16.19
111	654639	SLC-111	06/08/06	F020S015E 26 SW NW	16.19
112	654640	SLC-112	06/08/06	F020S015E 26 SE NW	16.19
113	654641	SLC-113	06/08/06	F020S015E 26 NE	64.75
114	654642	SLC-114	06/08/06	F020S015E 25 NW	64.75
115	654643	SLC-115	06/08/06	F020S015E 25 NW NE	16.19
116	654644	SLC-116	06/08/06	F020S015E 25 SW NE	16.19
117	654645	SLC-117	06/08/06	F020S015E 25 SE NE	16.19
118	654646	SLC-118	06/08/06	F020S016E 30 NW NW	16.19
119	654647	SLC-119	06/08/06	F020S016E 30 NE NW	16.19
120	654648	SLC-120	06/08/06	F020S016E 30 SW NW	16.19
121	654649	SLC-121	06/08/06	F020S016E 30 SE NW	16.19
122	654650	SLC-122	06/08/06	F020S016E 30 NW NE	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 55

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

123	654651	SLC-123	06/08/06	F020S016E 30 NE NE	16.19
124	654652	SLC-124	06/08/06	F020S016E 30 SW NE	16.19
125	654653	SLC-125	06/08/06	F020S016E 30 SE NE	16.19
126	654654	SLC-126	06/08/06	F020S016E 29 NW	64.75
127	654655	SLC-127	06/08/06	F020S016E 29 NE	64.75
128	654656	SLC-128	06/08/06	F020S016E 28 NW	64.75
129	654657	SLC-129	06/08/06	F020S016E 28 NE	64.75
130	654658	SLC-130	06/08/06	F020S016E 27 NW	64.75
131	654659	SLC-131	06/08/06	F020S016E 27 NE	64.75
132	654660	SLC-132	06/08/06	F020S015E 29 SW	64.75
133	654661	SLC-133	06/08/06	F020S015E 29 SE	64.75
134	654662	SLC-134	06/08/06	F020S015E 28 SW	64.75
135	654663	SLC-135	06/08/06	F020S015E 28 SE	64.75
136	654664	SLC-136	06/08/06	F020S015E 27 SW	64.75
137	654665	SLC-137	06/08/06	F020S015E 27 SE	64.75
138	654666	SLC-138	06/08/06	F020S015E 26 SW	64.75
139	654667	SLC-139	06/08/06	F020S015E 26 SE	64.75
140	654668	SLC-140	06/08/06	F020S015E 25 SW	64.75
141	654669	SLC-141	06/08/06	F020S015E 25 SE	64.75
142	654670	SLC-142	06/08/06	F020S016E 30 NW SW	16.19
143	654671	SLC-143	06/08/06	F020S016E 30 NE SW	16.19
144	654672	SLC-144	06/08/06	F020S016E 30 SW SW	16.19
145	654673	SLC-145	06/08/06	F020S016E 30 SE SW	16.19
146	654674	SLC-146	06/08/06	F020S016E 30 NW SE	16.19
147	654675	SLC-147	06/08/06	F020S016E 30 NE SE	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 56

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

148	654676	SLC-148	06/08/06	F020S016E 30 SW SE	16.19
149	654677	SLC-149	06/08/06	F020S016E 30 SE SE	16.19
150	654678	SLC-150	06/08/06	F020S016E 29 SW	64.75
151	654679	SLC-151	06/08/06	F020S016E 29 SE	64.75
152	654680	SLC-152	06/08/06	F020S016E 28 SW	64.75
153	654681	SLC-153	06/08/06	F020S016E 28 SE	64.75
154	654682	SLC-154	06/08/06	F020S016E 27 SW	64.75
155	654683	SLC-155	06/08/06	F020S016E 27 SE	64.75
156	654684	SLC-156	06/08/06	F020S015E 32 NW	64.75
157	654685	SLC-157	06/08/06	F020S015E 32 NE	64.75
158	654686	SLC-158	06/08/06	F020S015E 33 NW	64.75
159	654687	SLC-159	06/08/06	F020S015E 33 NE	64.75
160	654688	SLC-160	06/08/06	F020S015E 34 NW	64.75
161	654689	SLC-161	06/08/06	F020S015E 34 NE	64.75
162	654690	SLC-162	06/08/06	F020S015E 35 NW	64.75
163	654691	SLC-163	06/08/06	F020S015E 35 NE	64.75
164	654692	SLC-164	06/08/06	F020S015E 36 NW	64.75
165	654693	SLC-165	06/08/06	F020S015E 36 NW NE	16.19
166	654694	SLC-166	06/08/06	F020S015E 36 NE NE	16.19
167	654695	SLC-167	06/08/06	F020S015E 36 SW NE	16.19
168	654696	SLC-168	06/08/06	F020S015E 36 SE NE	16.19
169	654697	SLC-169	06/08/06	F020S016E 31 NW NW	16.19
170	654698	SLC-170	06/08/06	F020S016E 31 NE NW	16.19
171	654699	SLC-171	06/08/06	F020S016E 31 SW NW	16.19
172	654700	SLC-172	06/08/06	F020S016E 31 SE NW	16.19

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 57

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

173	654701	SLC-173	06/08/06	F020S016E 31 NE	64.75
174	654702	SLC-174	06/08/06	F020S016E 32 NW	64.75
175	654703	SLC-175	06/08/06	F020S016E 32 NE	64.75
176	654704	SLC-176	06/08/06	F020S016E 33 NW	64.75
177	654705	SLC-177	06/08/06	F020S016E 33 NE	64.75
178	654706	SLC-178	06/08/06	F020S016E 34 NW	64.75
179	654707	SLC-179	06/08/06	F020S016E 34 NE	64.75
180	654708	SLC-180	06/08/06	F020S015E 32 SW	64.75
181	654709	SLC-181	06/08/06	F020S015E 32 SE	64.75
182	654710	SLC-182	06/08/06	F020S015E 33 SW	64.75
183	654711	SLC-183	06/08/06	F020S015E 33 SE	64.75
184	654712	SLC-184	06/08/06	F020S015E 34 SW	64.75
185	654713	SLC-185	06/08/06	F020S015E 34 SE	64.75
186	654714	SLC-186	06/08/06	F020S015E 35 SW	64.75
187	654715	SLC-187	06/08/06	F020S015E 35 SE	64.75
188	654716	SLC-188	06/08/06	F020S015E 36 SW	64.75
189	654717	SLC-189	06/08/06	F020S015E 36 SE	64.75
190	654718	SLC-190	06/08/06	F020S016E 31 SW	64.75
191	654719	SLC-191	06/08/06	F020S016E 31 SE	64.75
192	654720	SLC-192	06/08/06	F020S016E 32 SW	64.75
193	654721	SLC-193	06/08/06	F020S016E 32 SE	64.75
194	654722	SLC-194	06/08/06	F020S016E 33 SW	64.75
195	654723	SLC-195	06/08/06	F020S016E 33 SE	64.75
196	654724	SLC-196	06/08/06	F020S016E 34 SW	64.75
197	654725	SLC-197	06/08/06	F020S016E 34 SE	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 58

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

198	654726	SLC-198	06/08/06	F021S015E 5 NW	64.75
199	654727	SLC-199	06/08/06	F021S015E 5 NE	64.75
200	654728	SLC-200	06/08/06	F021S016E 4 NW	64.75
201	654729	SLC-201	06/08/06	F021S016E 4 NE	64.75
202	654730	SLC-202	06/08/06	F021S016E 3 NW	64.75
203	654731	SLC-203	06/08/06	F021S016E 3 NE	64.75
204	654732	SLC-204	06/08/06	F021S015E 5 SW	64.75
205	654733	SLC-205	06/08/06	F021S015E 5 SE	64.75
206	654734	SLC-206	06/08/06	F021S016E 4 SW	64.75
207	654735	SLC-207	06/08/06	F021S016E 4 SE	64.75
208	654736	SLC-208	06/08/06	F021S016E 3 SW	64.75
209	654737	SLC-209	06/08/06	F021S016E 3 SE	64.75
210	654738	SLC-210	06/08/06	F021S015E 8 NW	64.75
211	654739	SLC-211	06/08/06	F021S015E 8 NE	64.75
212	654740	SLC-212	06/08/06	F021S016E 9 NW	64.75
213	654741	SLC-213	06/08/06	F021S016E 9 NE	64.75
214	654742	SLC-214	06/08/06	F021S016E 10 NW	64.75
215	654743	SLC-215	06/08/06	F021S016E 10 NE	64.75
216	654744	SLC-216	06/08/06	F021S015E 8 SW	64.75
217	654745	SLC-217	06/08/06	F021S015E 8 SE	64.75
218	654746	SLC-218	06/08/06	F021S016E 9 SW	64.75
219	654747	SLC-219	06/08/06	F021S016E 9 SE	64.75
220	654748	SLC-220	06/08/06	F021S016E 10 SW	64.75
221	654749	SLC-221	06/08/06	F021S016E 10 SE	64.75
222	654750	SLC-222	06/08/06	F021S015E 17 NW	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 59

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

223	654751	SLC-223	06/08/06	F021S015E 17 NE	64.75
224	654752	SLC-224	06/08/06	F021S016E 16 NW	64.75
225	654753	SLC-225	06/08/06	F021S016E 16 NE	64.75
226	654754	SLC-226	06/08/06	F021S016E 15 NW	64.75
227	654755	SLC-227	06/08/06	F021S016E 15 NE	64.75
228	654756	SLC-228	06/08/06	F021S015E 17 SW	64.75
229	654757	SLC-229	06/08/06	F021S015E 17 SE	64.75
230	654758	SLC-230	06/08/06	F021S016E 16 SW	64.75
231	654759	SLC-231	06/08/06	F021S016E 16 SE	64.75
232	654760	SLC-232	06/08/06	F021S016E 15 SW	64.75
233	654761	SLC-233	06/08/06	F021S016E 15 SE	64.75
234	654762	SLC-234	06/08/06	F021S015E 20 NW	64.75
235	654763	SLC-235	06/08/06	F021S015E 20 NE	64.75
236	654764	SLC-236	06/08/06	F021S015E 21 NW	64.75
237	654765	SLC-237	06/08/06	F021S015E 21 NE	64.75
238	654766	SLC-238	06/08/06	F021S015E 22 NW	64.75
239	654767	SLC-239	06/08/06	F021S015E 22 NE	64.75
240	654768	SLC-240	06/08/06	F021S015E 23 NW	64.75
241	654769	SLC-241	06/08/06	F021S015E 23 NE	64.75
242	654770	SLC-242	06/08/06	F021S015E 24 NW	64.75
243	654771	SLC-243	06/08/06	F021S015E 24 NE	64.75
244	654772	SLC-244	06/08/06	F021S016E 19 NW	64.75
245	654773	SLC-245	06/08/06	F021S016E 19 NE	64.75
246	654774	SLC-246	06/08/06	F021S016E 20 NW	64.75
247	654775	SLC-247	06/08/06	F021S016E 20 NE	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 60

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

248	654776	SLC-248	06/08/06	F021S016E 21 NW	64.75
249	654777	SLC-249	06/08/06	F021S016E 21 NE	64.75
250	654778	SLC-250	06/08/06	F021S016E 22 NW	64.75
251	654779	SLC-251	06/08/06	F021S016E 22 NE	64.75
252	654780	SLC-252	06/08/06	F021S015E 20 SW	64.75
253	654781	SLC-253	06/08/06	F021S015E 20 SE	64.75
254	654782	SLC-254	06/08/06	F021S015E 21 SW	64.75
255	654783	SLC-255	06/08/06	F021S015E 21 SE	64.75
256	654784	SLC-256	06/08/06	F021S015E 22 SW	64.75
257	654785	SLC-257	06/08/06	F021S015E 22 SE	64.75
258	654786	SLC-258	06/08/06	F021S015E 23 NW SW	16.19
259	654787	SLC-259	06/08/06	F021S015E 23 NE SW	16.19
260	654788	SLC-260	06/08/06	F021S015E 23 SW SW	16.19
261	654789	SLC-261	06/08/06	F021S015E 23 SE SW	16.19
262	654790	SLC-262	06/08/06	F021S015E 23 NW SE	16.19
263	654791	SLC-263	06/08/06	F021S015E 23 NE SE	16.19
264	654792	SLC-264	06/08/06	F021S015E 23 SE SE	16.19
265	654793	SLC-265	06/08/06	F021S015E 24 NW SW	16.19
266	654794	SLC-266	06/08/06	F021S015E 24 NE SW	16.19
267	654795	SLC-267	06/08/06	F021S015E 24 SE SW	16.19
268	654796	SLC-268	06/08/06	F021S015E 24 SE	64.75
269	654797	SLC-269	06/08/06	F021S016E 19 SW	64.75
270	654798	SLC-270	06/08/06	F021S016E 19 SE	64.75
271	654799	SLC-271	06/08/06	F021S016E 20 SW	64.75
272	654800	SLC-272	06/08/06	F021S016E 20 SE	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 61

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

273	654801	SLC-273	06/08/06	F021S016E 21 SW	64.75
274	654802	SLC-274	06/08/06	F021S016E 21 SE	64.75
275	654803	SLC-275	06/08/06	F021S016E 22 SW	64.75
276	654804	SLC-276	06/08/06	F021S016E 22 SE	64.75
277	656571	CC 1	11/02/06	F020S016E35	64.75
278	656572	CC 2	11/02/06	F020S016E35	64.75
279	656573	CC 3	11/02/06	F020S016E35	64.75
280	656574	CC 4	11/02/06	F020S016E35	64.75
281	656575	CC 5	11/02/06	F020S016E36	64.75
282	656576	CC 6	11/02/06	F020S016E36	64.75
283	656577	CC 7	11/02/06	F021S016E02	64.75
284	656578	CC 8	11/02/06	F021S016E02	64.75
285	656579	CC 9	11/02/06	F021S016E01	64.75
286	656580	CC 10	11/02/06	F021S016E01	64.75
287	656581	CC 11	11/02/06	C016N004E36	64.75
288	656582	CC 12	11/02/06	C016N004E36	64.75
289	656583	CC 13	11/02/06	F021S016E02	64.75
290	656584	CC 14	11/02/06	F021S016E02	64.75
291	656585	CC 15	11/02/06	F021S016E01	64.75
292	656586	CC 16	11/02/06	F021S016E01	64.75
293	656587	CC 17	11/02/06	C016N004E36	64.75
294	656588	CC 18	11/02/06	C016N004E36	64.75
295	656589	CC 19	11/02/06	C016N005E31	64.75
296	656590	CC 20	11/02/06	C016N005E31	64.75
297	656591	CC 21	11/02/06	F021S016E12	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 62

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

298	656592	CC 22	11/02/06	F021S016E12	64.75
299	656593	CC 23	11/02/06	C015N004E01	64.75
300	656594	CC 24	11/02/06	C015N004E01	64.75
301	656595	CC 25	11/02/06	C015N005E06	64.75
302	656596	CC 26	11/02/06	C015N005E06	64.75
303	656597	CC 27	11/02/06	C015N005E05	64.75
304	656598	CC 28	11/02/06	C015N005E05	64.75
305	656599	CC 29	11/02/06	F021S016E12	64.75
306	656600	CC 30	11/02/06	C015N004E01	64.75
307	656601	CC 31	11/02/06	C015N004E01	64.75
308	656602	CC 32	11/02/06	C015N005E06	64.75
309	656603	CC 33	11/02/06	C015N005E06	64.75
310	656604	CC 34	11/02/06	C015N005E05	64.75
311	656605	CC 35	11/02/06	C015N005E05	64.75
312	656606	CC 36	11/02/06	C015N005E04	64.75
313	656607	CC 37	11/02/06	C015N005E04	64.75
314	656608	CC 38	11/02/06	C015N004E12	64.75
315	656609	CC 39	11/02/06	C015N005E07	64.75
316	656610	CC 40	11/02/06	C015N005E07	64.75
317	656611	CC 41	11/02/06	C015N005E08	64.75
318	656612	CC 42	11/02/06	C015N005E08	64.75
319	656613	CC 43	11/02/06	C015N005E09	64.75
320	656614	CC 44	11/02/06	C015N005E09	64.75
321	656615	CC 45	11/02/06	C015N004E12	64.75
322	656616	CC 46	11/02/06	C015N005E07	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 63

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

323	656617	CC 47	11/02/06	C015N005E07	64.75
324	656618	CC 48	11/02/06	C015N005E08	64.75
325	656619	CC 49	11/02/06	C015N005E08	64.75
326	656620	CC 50	11/02/06	C015N005E09	64.75
327	656621	CC 51	11/02/06	C015N005E09	64.75
328	656622	CC 52	11/03/06	C015N005E17	64.75
329	656623	CC 53	11/03/06	C015N005E17	64.75
330	656624	CC 54	11/03/06	C015N005E16	64.75
331	656625	CC 55	11/03/06	C015N005E16	64.75
332	656626	CC 56	11/03/06	C015N005E15	64.75
333	656627	CC 57	11/03/06	C015N005E15	64.75
334	656628	CC 58	11/03/06	C015N005E14	64.75
335	656629	CC 59	11/03/06	C015N005E14	64.75
336	656630	CC 60	11/03/06	C015N005E17	64.75
337	656631	CC 61	11/03/06	C015N005E17	64.75
338	656632	CC 62	11/03/06	C015N005E16	64.75
339	656633	CC 63	11/03/06	C015N005E16	64.75
340	656634	CC 64	11/03/06	C015N005E15	64.75
341	656635	CC 65	11/03/06	C015N005E15	64.75
342	656636	CC 66	11/03/06	C015N005E14	64.75
343	656637	CC 67	11/03/06	C015N005E14	64.75
344	656638	CC 68	11/03/06	C015N005E21	64.75
345	656639	CC 69	11/03/06	C015N005E21	64.75
346	656640	CC 70	11/03/06	C015N005E22	64.75
347	656641	CC 71	11/03/06	C015N005E22	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 64

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

348	656642	CC 72	11/03/06	C015N005E23	64.75
349	656643	CC 73	11/03/06	C015N005E23	64.75
350	656644	CC 74	11/03/06	C015N005E21	64.75
351	656645	CC 75	11/03/06	C015N005E21	64.75
352	656646	CC 76	11/03/06	C015N005E22	64.75
353	656647	CC 77	11/03/06	C015N005E22	64.75
354	656648	CC 78	11/03/06	C015N005E23	64.75
355	656649	CC 79	11/03/06	C015N005E23	64.75
356	656650	CC 80	11/03/06	C015N005E27	64.75
357	656651	CC 81	11/03/06	C015N005E27	64.75
358	656652	CC 82	11/03/06	C015N005E26	64.75
359	656653	CC 83	11/03/06	C015N005E26	64.75
360	656654	CC 84	11/03/06	C015N005E27	64.75
361	656655	CC 85	11/03/06	C015N005E27	64.75
362	656656	CC 86	11/03/06	C015N005E26	64.75
363	656657	CC 87	11/03/06	C015N005E26	64.75
364	656658	CC 88	11/03/06	C015N005E34	64.75
365	656659	CC 89	11/03/06	C015N005E34	64.75
366	656660	CC 90	11/03/06	C015N005E35	64.75
367	656661	CC 91	11/03/06	C015N005E35	64.75
368	656662	CC 92	11/03/06	C015N005E34	64.75
369	656663	CC 93	11/03/06	C015N005E34	64.75
370	656664	CC 94	11/03/06	C015N005E35	64.75
371	656665	CC 95	11/03/06	C015N005E35	64.75
372	656511	AC 1	11/04/06	C012N007E04	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 65

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

373	656512	AC2	11/04/06	C012N007E04	64.75
374	656513	AC3	11/04/06	C012N007E03	64.75
375	656514	AC4	11/04/06	C012N007E03	64.75
376	656515	AC5	11/04/06	C012N007E02	64.75
377	656516	AC6	11/04/06	C012N007E02	64.75
378	656517	AC7	11/04/06	C012N007E01	64.75
379	656518	AC8	11/04/06	C012N007E01	64.75
380	656519	AC9	11/04/06	C012N007E04	64.75
381	656520	AC10	11/04/06	C012N007E04	64.75
382	656521	AC11	11/04/06	C012N007E03	64.75
383	656522	AC12	11/04/06	C012N007E03	64.75
384	656523	AC13	11/04/06	C012N007E02	64.75
385	656524	AC14	11/04/06	C012N007E02	64.75
386	656525	AC15	11/04/06	C012N007E01	64.75
387	656526	AC16	11/04/06	C012N007E01	64.75
388	656527	AC17	11/04/06	C012N007E09	64.75
389	656528	AC18	11/04/06	C012N007E09	64.75
390	656529	AC19	11/04/06	C012N007E10	64.75
391	656530	AC20	11/04/06	C012N007E10	64.75
392	656531	AC21	11/04/06	C012N007E11	64.75
393	656532	AC22	11/04/06	C012N007E11	16.19
394	656533	AC23	11/04/06	C012N007E11	16.19
395	656534	AC24	11/04/06	C012N007E12	64.75
396	656535	AC25	11/04/06	C012N007E12	64.75
397	656536	AC26	11/04/06	C012N007E09	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 66

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

398	656537	AC27	11/04/06	C012N007E09	64.75
399	656538	AC28	11/04/06	C012N007E10	64.75
400	656539	AC29	11/04/06	C012N007E10	64.75
401	656540	AC30	11/04/06	C012N007E11	64.75
402	656541	AC31	11/04/06	C012N007E11	16.19
403	656542	AC32	11/04/06	C012N007E11	16.19
404	656543	AC33	11/04/06	C012N007E11	16.19
405	656544	AC34	11/04/06	C012N007E12	64.75
406	656545	AC35	11/04/06	C012N007E12	16.19
407	656546	AC36	11/04/06	C012N007E12	16.19
408	656547	AC37	11/05/06	C012N007E14	64.75
409	656548	AC38	11/05/06	C012N007E14	64.75
410	656549	AC39	11/05/06	C012N007E13	64.75
411	656550	AC40	11/05/06	C012N007E13	64.75
412	656551	AC41	11/05/06	C012N007E14	64.75
413	656552	AC42	11/05/06	C012N007E14	64.75
414	656553	AC43	11/05/06	C012N007E13	64.75
415	656554	AC44	11/05/06	C012N007E13	64.75
416	656555	AC45	11/05/06	C012N007E23	64.75
417	656556	AC46	11/05/06	C012N007E23	64.75
418	656557	AC47	11/05/06	C012N007E24	64.75
419	656558	AC48	11/05/06	C012N007E24	64.75
420	656559	AC49	11/05/06	C012N007E23	64.75
421	656560	AC50	11/05/06	C012N007E23	64.75
422	656561	AC51	11/05/06	C012N007E24	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 67

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

423	656562	AC52	11/05/06	C012N007E24	64.75
424	656563	AC53	11/05/06	C012N007E26	64.75
425	656564	AC54	11/05/06	C012N007E26	64.75
426	656565	AC55	11/05/06	C012N007E25	64.75
427	656566	AC56	11/05/06	C012N007E25	64.75
428	656567	AC 57	11/05/06	C012N007E26	64.75
429	656568	AC 58	11/05/06	C012N007E26	64.75
430	656569	AC 59	11/05/06	C012N007E25	64.75
431	656570	AC 60	11/05/06	C012N007E25	64.75
432	660188	SCW1	06/19/07	F020S014E13	16.19
433	660189	SCW2	06/19/07	F020S014E13	16.19
434	660190	SCW3	06/19/07	F020S014E13	16.19
435	660191	SCW4	06/19/07	F020S014E13	16.19
436	660192	SCW5	06/19/07	F020S014E13	16.19
437	660193	SCW6	06/19/07	F020S014E13	16.19
438	660194	SCW7	06/19/07	F020S015E10	16.19
439	660195	SCW8	06/19/07	F020S015E10	16.19
440	660196	SCW9	06/19/07	F020S015E10	16.19
441	660197	SCW10	06/19/07	F021S015E19	64.75
442	660198	SCW11	06/19/07	F021S015E19	64.75
443	660199	SCW12	06/19/07	F021S015E19	64.75
444	660200	SCW13	06/19/07	F021S015E19	64.75
445	660201	SCW14	06/19/07	F021S015E18	64.75
446	660202	SCW15	06/19/07	F021S015E18	64.75
447	660203	SCW16	06/19/07	F021S015E18	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 68

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

448	660204	SCW17	06/19/07	F021S015E18	64.75
449	660205	SCW18	06/19/07	F021S015E07	64.75
450	660206	SCW19	06/19/07	F021S015E07	64.75
451	660207	SCW20	06/19/07	F021S015E07	64.75
452	660208	SCW21	06/19/07	F021S015E07	64.75
453	660209	SCW22	06/19/07	F021S015E06	64.75
454	660210	SCW23	06/19/07	F021S015E06	64.75
455	660211	SCW24	06/19/07	F021S015E06	64.75
456	660212	SCW25	06/19/07	F021S015E06	64.75
457	660213	SCW26	06/19/07	F020S015E31	64.75
458	660214	SCW27	06/19/07	F020S015E31	64.75
459	660215	SCW28	06/19/07	F020S015E31	64.75
460	660216	SCW29	06/19/07	F020S015E31	64.75
461	660217	SCW30	06/19/07	F020S015E30	64.75
462	660218	SCW31	06/19/07	F020S015E30	64.75
463	660219	SCW32	06/19/07	F020S015E30	64.75
464	660220	SCW33	06/19/07	F020S015E30	64.75
465	660221	SCW34	06/19/07	F020S014E24	64.75
466	660222	SCW35	06/19/07	F020S015E19	64.75
467	660223	SCW36	06/19/07	F020S015E19	64.75
468	660224	SCW37	06/19/07	F020S014E24	64.75
469	660225	SCW38	06/19/07	F020S015E19	64.75
470	660226	SCW39	06/19/07	F020S015E19	64.75
471	660227	SCW40	06/19/07	F020S015E18	64.75
472	660228	SCW41	06/19/07	F020S015E18	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 69

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

473	660229	SCW42	06/19/07	F020S015E17	64.75
474	660230	SCW43	06/19/07	F020S015E17	64.75
475	660231	SCW44	06/19/07	F020S015E16	64.75
476	660232	SCW45	06/19/07	F020S015E16	64.75
477	660233	SCW46	06/19/07	F020S014E13	64.75
478	660234	SCW47	06/19/07	F020S014E13	64.75
479	660235	SCW48	06/19/07	F020S015E18	64.75
480	660236	SCW49	06/19/07	F020S015E18	64.75
481	660237	SCW50	06/19/07	F020S015E17	64.75
482	660238	SCW51	06/19/07	F020S015E17	64.75
483	660239	SCW52	06/19/07	F020S015E16	64.75
484	660240	SCW53	06/19/07	F020S015E16	64.75
485	660241	SCW54	06/19/07	F020S014E12	64.75
486	660242	SCW55	06/19/07	F020S014E12	64.75
487	660243	SCW56	06/19/07	F020S015E07	64.75
488	660244	SCW57	06/19/07	F020S015E07	64.75
489	660245	SCW58	06/19/07	F020S015E08	64.75
490	660246	SCW59	06/19/07	F020S015E08	64.75
491	660247	SCW60	06/19/07	F020S015E09	64.75
492	660248	SCW61	06/19/07	F020S015E09	64.75
493	660249	SCW62	06/19/07	F020S015E10	64.75
494	660250	SCW63	06/19/07	F020S015E11	64.75
495	660251	SCW64	06/19/07	F020S015E11	64.75
496	660252	SCW65	06/19/07	F020S014E12	64.75
497	660253	SCW66	06/19/07	F020S014E12	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 70

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

498	660254	SCW67	06/19/07	F020S015E07	64.75
499	660255	SCW68	06/19/07	F020S015E07	64.75
500	660256	SCW69	06/19/07	F020S015E08	64.75
501	660257	SCW70	06/19/07	F020S015E08	64.75
502	660258	SCW71	06/19/07	F020S015E09	64.75
503	660259	SCW72	06/19/07	F020S015E09	64.75
504	660260	SCW73	06/19/07	F020S015E10	64.75
505	660261	SCW74	06/19/07	F020S015E10	64.75
506	660262	SCW75	06/19/07	F020S015E11	64.75
507	660263	SCW76	06/19/07	F020S015E11	64.75
508	661344	ACS 123	11/02/07	C 11 N8 E6	64.75
509	661345	ACS 124	11/02/07	C 11 N8 E6	64.75
510	661354	ACS 133	11/02/07	C 11 N8 E6	64.75
511	661355	ACS 134	11/02/07	C 11 N8 E6	64.75
512	661362	ACS 141	11/02/07	C 11 N8 E7	64.75
513	661363	ACS 142	11/02/07	C 11 N8 E7	64.75
514	661370	ACS 149	11/02/07	C 11 N8 E7	64.75
515	661371	ACS 150	11/02/07	C 11 N8 E7	64.75
516	661376	ACS 155	11/02/07	C 11 N8 E18	64.75
517	661377	ACS 156	11/02/07	C 11 N8 E18	64.75
518	661378	ACS 157	11/02/07	C 11 N8 E17	64.75
519	661379	ACS 158	11/02/07	C 11 N8 E17	64.75
520	661380	ACS159	09/22/07	C 11 N8 E15	64.75
521	661381	ACS160	09/22/07	C 11 N8 E15	64.75
522	661386	ACS 165	11/02/07	C 11 N8 E18	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 71

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

523	661387	ACS 166	11/02/07	C 11 N8 E18	64.75
524	661388	ACS 167	11/02/07	C 11 N8 E17	64.75
525	661389	ACS 168	11/02/07	C 11 N8 E17	64.75
526	661390	ACS169	09/22/07	C 11 N8 E15	64.75
527	661391	ACS170	09/22/07	C 11 N8 E15	64.75
528	661396	ACS175	09/22/07	C 11 N8 E24	64.75
529	661397	ACS176	09/22/07	C 11 N8 E24	64.75
530	664367	ACS 179	06/20/08	C011N008E04	64.75
531	664368	ACS 180	06/20/08	C011N008E04	64.75
532	664369	ACS 181	06/20/08	C011N008E03	16.19
533	664370	ACS 182	06/20/08	C011N008E03	16.19
534	664371	ACS 183	06/20/08	C011N008E03	64.75
535	664374	ACS 186	06/20/08	C011N008E04	64.75
536	664375	ACS 187	06/20/08	C011N008E04	64.75
537	664376	ACS 188	06/20/08	C011N008E03	64.75
538	664377	ACS 189	06/20/08	C011N008E03	16.19
539	664378	ACS 190	06/20/08	C011N008E03	16.19
540	664383	ACS 195	06/20/08	C011N008E10	64.75
541	664384	ACS 196	06/20/08	C011N008E10	64.75
542	664390	ACS 202	06/20/08	C011N008E10	64.75
543	664293	SCS 1	06/20/08	F021S015E04	64.75
544	664294	SCS 2	06/20/08	F021S015E04	64.75
545	664295	SCS 3	06/20/08	F021S015E03	64.75
546	664296	SCS 4	06/20/08	F021S015E03	64.75
547	664297	SCS 5	06/20/08	F021S015E02	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 72

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

548	664298	SCS 6	06/20/08	F021S015E02	64.75
549	664299	SCS 7	06/20/08	F021S015E01	64.75
550	664300	SCS 8	06/20/08	F021S015E01	64.75
551	664301	SCS 9	06/20/08	F021S016E06	64.75
552	664302	SCS 10	06/20/08	F021S016E06	64.75
553	664303	SCS 11	06/20/08	F021S016E05	64.75
554	664304	SCS 12	06/20/08	F021S016E05	64.75
555	664305	SCS 13	06/20/08	F021S015E04	64.75
556	664306	SCS 14	06/20/08	F021S015E04	64.75
557	664307	SCS 15	06/20/08	F021S015E03	64.75
558	664308	SCS 16	06/20/08	F021S015E03	64.75
559	664328	SCS 36	06/20/08	F021S016E08	64.75
560	664309	SCS 17	06/20/08	F021S015E02	64.75
561	664329	SCS 37	06/20/08	F021S015E09	64.75
562	664310	SCS 18	06/20/08	F021S015E02	64.75
563	664330	SCS 38	06/20/08	F021S015E09	64.75
564	664311	SCS 19	06/20/08	F021S015E01	64.75
565	664331	SCS 39	06/20/08	F021S015E10	64.75
566	664312	SCS 20	06/20/08	F021S015E01	64.75
567	664332	SCS 40	06/20/08	F021S015E10	64.75
568	664313	SCS 21	06/20/08	F021S016E06	64.75
569	664333	SCS 41	06/20/08	F021S015E11	64.75
570	664314	SCS 22	06/20/08	F021S016E06	64.75
571	664334	SCS 42	06/20/08	F021S015E11	64.75
572	664315	SCS 23	06/20/08	F021S016E05	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 73

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

573	664335	SCS 43	06/20/08	F021S015E12	64.75
574	664316	SCS 24	06/20/08	F021S016E05	64.75
575	664336	SCS 44	06/20/08	F021S015E12	64.75
576	664317	SCS 25	06/20/08	F021S015E09	64.75
577	664337	SCS 45	06/20/08	F021S016E07	64.75
578	664318	SCS 26	06/20/08	F021S015E09	64.75
579	664338	SCS 46	06/20/08	F021S016E07	64.75
580	664319	SCS 27	06/20/08	F021S015E10	64.75
581	664339	SCS 47	06/20/08	F021S016E08	64.75
582	664320	SCS 28	06/20/08	F021S015E10	64.75
583	664340	SCS 48	06/20/08	F021S016E08	64.75
584	664321	SCS 29	06/20/08	F021S015E11	64.75
585	664341	SCS 49	06/20/08	F021S015E16	64.75
586	664322	SCS 30	06/20/08	F021S015E11	64.75
587	664342	SCS 50	06/20/08	F021S015E16	64.75
588	664323	SCS 31	06/20/08	F021S015E12	64.75
589	664343	SCS 51	06/20/08	F021S015E15	64.75
590	664324	SCS 32	06/20/08	F021S015E12	64.75
591	664344	SCS 52	06/20/08	F021S015E15	64.75
592	664325	SCS 33	06/20/08	F021S016E07	64.75
593	664345	SCS 53	06/20/08	F021S015E14	64.75
594	664326	SCS 34	06/20/08	F021S016E07	64.75
595	664327	SCS 35	06/20/08	F021S016E08	64.75
596	664346	SCS 54	06/20/08	F021S015E14	64.75
597	664347	SCS 55	06/20/08	F021S015E13	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 74

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

598	664348	SCS 56	06/20/08	F021S015E13	64.75
599	664349	SCS 57	06/20/08	F021S016E18	64.75
600	664350	SCS 58	06/20/08	F021S016E18	64.75
601	664351	SCS 59	06/20/08	F021S016E17	64.75
602	664352	SCS 60	06/20/08	F021S016E17	64.75
603	664353	SCS 61	06/20/08	F021S015E16	64.75
604	664354	SCS 62	06/20/08	F021S015E16	64.75
605	664355	SCS 63	06/20/08	F021S015E15	64.75
606	664356	SCS 64	06/20/08	F021S015E15	64.75
607	664357	SCS 65	06/20/08	F021S015E14	64.75
608	664358	SCS 66	06/20/08	F021S015E14	64.75
609	664359	SCS 67	06/20/08	F021S015E13	64.75
610	664360	SCS 68	06/20/08	F021S015E13	64.75
611	664361	SCS 69	06/20/08	F021S016E18	64.75
612	664362	SCS 70	06/20/08	F021S016E18	64.75
613	664363	SCS 71	06/20/08	F021S016E17	64.75
614	664364	SCS 72	06/20/08	F021S016E17	64.75
615	665515	MH 1	12/05/08	F022S014E08	64.75
616	665516	MH 2	12/05/08	F022S014E08	64.75
617	665517	MH 3	12/05/08	F022S014E09	64.75
618	665518	MH 4	12/05/08	F022S014E09	64.75
619	665519	MH 5	12/05/08	F022S014E08	64.75
620	665520	MH 6	12/05/08	F022S014E08	64.75
621	665521	MH 7	12/05/08	F022S014E09	64.75
622	665522	MH 8	12/05/08	F022S014E09	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 75

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

623	665523	MH 9	12/05/08	F022S014E17	64.75
624	665524	MH 10	12/05/08	F022S014E17	64.75
625	665525	MH 11	12/05/08	F022S014E16	64.75
626	665526	MH 12	12/05/08	F022S014E16	64.75
627	665527	MH 13	12/05/08	F022S014E17	64.75
628	665528	MH 14	12/05/08	F022S014E17	64.75
629	665529	MH 15	12/05/08	F022S014E16	64.75
630	665530	MH 16	12/05/08	F022S014E16	64.75
631	665531	MH 17	12/05/08	F022S014E20	64.75
632	665532	MH 18	12/05/08	F022S014E20	64.75
633	665533	MH 19	12/05/08	F022S014E21	64.75
634	665534	MH 20	12/05/08	F022S014E21	64.75
635	665535	MH 21	12/05/08	F022S014E20	64.75
636	665536	MH 22	12/05/08	F022S014E20	64.75
637	665537	MH 23	12/05/08	F022S014E21	64.75
638	665538	MH 24	12/05/08	F022S014E21	64.75
639	665539	CCE 1	12/05/08	C015N005E24	64.75
640	665540	CCE 2	12/05/08	C015N005E24	64.75
641	665541	CCE 3	12/05/08	C015N005E24	64.75
642	665542	CCE 4	12/05/08	C015N005E24	64.75
643	665543	CCE 5	12/05/08	C015N005E25	64.75
644	665544	CCE 6	12/05/08	C015N005E25	64.75
645	665545	CCE 7	12/05/08	C015N005E25	64.75
646	665546	CCE 8	12/05/08	C015N005E25	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 76

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

647	701001	IC 288	14/04/10	C011N006E13	64.75
648	701000	IC 287	14/04/10	C011N006E13	64.75
649	700988	IC 275	14/04/10	C011N006E13	64.75
650	700763	IC 51	12/04/10	C013N006E32	64.75
651	700766	IC 54	12/04/10	C013N006E33	64.75
652	700778	IC 66	12/04/10	C013N006E33	64.75
653	700777	IC 65	12/04/10	C013N006E33	64.75
654	700765	IC 53	12/04/10	C013N006E33	64.75
655	700768	IC 56	12/04/10	C013N006E34	64.75
656	700780	IC 68	12/04/10	C013N006E34	64.75
657	700779	IC 67	12/04/10	C013N006E34	64.75
658	700767	IC 55	12/04/10	C013N006E34	64.75
659	700770	IC 58	12/04/10	C013N006E35	64.75
660	700782	IC 70	12/04/10	C013N006E35	64.75
661	700781	IC 69	12/04/10	C013N006E35	64.75
662	700769	IC 57	12/04/10	C013N006E35	64.75
663	700772	IC 60	12/04/10	C013N006E36	64.75
664	700784	IC 72	12/04/10	C013N006E36	64.75
665	700783	IC 71	12/04/10	C013N006E36	64.75
666	700771	IC 59	12/04/10	C013N006E36	64.75
667	700796	IC 84	12/04/10	C012N006E01	64.75
668	700808	IC 96	12/04/10	C012N006E01	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 77

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

669	700807	IC 95	12/04/10	C012N006E01	64.75
670	700795	IC 83	12/04/10	C012N006E01	64.75
671	700794	IC 82	12/04/10	C012N006E02	64.75
672	700806	IC 94	12/04/10	C012N006E02	64.75
673	700805	IC 93	12/04/10	C012N006E02	64.75
674	700793	IC 81	12/04/10	C012N006E02	64.75
675	700792	IC 80	12/04/10	C012N006E03	64.75
676	700804	IC 92	12/04/10	C012N006E03	64.75
677	700803	IC 91	12/04/10	C012N006E03	64.75
678	700791	IC 79	12/04/10	C012N006E03	64.75
679	700790	IC 78	12/04/10	C012N006E04	64.75
680	700802	IC 90	12/04/10	C012N006E04	64.75
681	700801	IC 89	12/04/10	C012N006E04	64.75
682	700789	IC 77	12/04/10	C012N006E04	64.75
683	700788	IC 76	12/04/10	C012N006E05	64.75
684	700800	IC 88	12/04/10	C012N006E05	64.75
685	700799	IC 87	12/04/10	C012N006E05	64.75
686	700787	IC 75	12/04/10	C012N006E05	64.75
687	700786	IC 74	12/04/10	C012N006E06	64.75
688	700798	IC 86	12/04/10	C012N006E06	64.75
689	700797	IC 85	12/04/10	C012N006E06	64.75
690	700785	IC 73	12/04/10	C012N006E06	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 78

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

691	700810	IC 98	12/04/10	C012N006E07	64.75
692	700822	IC 110	12/04/10	C012N006E07	64.75
693	700821	IC 109	12/04/10	C012N006E07	64.75
694	700809	IC 97	12/04/10	C012N006E07	64.75
695	700812	IC 100	12/04/10	C012N006E08	64.75
696	700824	IC 112	12/04/10	C012N006E08	64.75
697	700823	IC 111	12/04/10	C012N006E08	64.75
698	700811	IC 99	12/04/10	C012N006E08	64.75
699	700814	IC 102	12/04/10	C012N006E09	64.75
700	700826	IC 114	12/04/10	C012N006E09	64.75
701	700825	IC 113	12/04/10	C012N006E09	64.75
702	700813	IC 101	12/04/10	C012N006E09	64.75
703	700816	IC 104	12/04/10	C012N006E10	64.75
704	700828	IC 116	12/04/10	C012N006E10	64.75
705	700827	IC 115	12/04/10	C012N006E10	64.75
706	700815	IC 103	12/04/10	C012N006E10	64.75
707	700818	IC 106	12/04/10	C012N006E11	64.75
708	700830	IC 118	12/04/10	C012N006E11	64.75
709	700829	IC 117	12/04/10	C012N006E11	64.75
710	700817	IC 105	12/04/10	C012N006E11	64.75
711	700820	IC 108	12/04/10	C012N006E12	64.75
712	700832	IC 120	12/04/10	C012N006E12	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 79

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

713	700831	IC 119	12/04/10	C012N006E12	64.75
714	700819	IC 107	12/04/10	C012N006E12	64.75
715	700844	IC 132	12/04/10	C012N006E13	64.75
716	700856	IC 144	12/04/10	C012N006E13	64.75
717	700855	IC 143	12/04/10	C012N006E13	64.75
718	700843	IC 131	12/04/10	C012N006E13	64.75
719	700842	IC 130	12/04/10	C012N006E14	64.75
720	700854	IC 142	12/04/10	C012N006E14	64.75
721	700853	IC 141	12/04/10	C012N006E14	64.75
722	700841	IC 129	12/04/10	C012N006E14	64.75
723	700840	IC 128	12/04/10	C012N006E15	64.75
724	700852	IC 140	12/04/10	C012N006E15	64.75
725	700851	IC 139	12/04/10	C012N006E15	64.75
726	700839	IC 127	12/04/10	C012N006E15	64.75
727	700838	IC 126	12/04/10	C012N006E16	64.75
728	700850	IC 138	12/04/10	C012N006E16	64.75
729	700849	IC 137	12/04/10	C012N006E16	64.75
730	700837	IC 125	12/04/10	C012N006E16	64.75
731	700836	IC 124	12/04/10	C012N006E17	64.75
732	700848	IC 136	12/04/10	C012N006E17	64.75
733	700847	IC 135	12/04/10	C012N006E17	64.75
734	700835	IC 123	12/04/10	C012N006E17	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 80

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

735	700834	IC 122	12/04/10	C012N006E18	64.75
736	700846	IC 134	12/04/10	C012N006E18	64.75
737	700845	IC 133	12/04/10	C012N006E18	64.75
738	700833	IC 121	12/04/10	C012N006E18	64.75
739	700858	IC 146	12/04/10	C012N006E19	64.75
740	700871	IC 158	12/04/10	C012N006E19	64.75
741	700870	IC 157	12/04/10	C012N006E19	64.75
742	700857	IC 145	12/04/10	C012N006E19	64.75
743	700860	IC 148	12/04/10	C012N006E20	64.75
744	700873	IC 160	12/04/10	C012N006E20	64.75
745	700872	IC 159	12/04/10	C012N006E20	64.75
746	700859	IC 147	12/04/10	C012N006E20	64.75
747	700862	IC 150	12/04/10	C012N006E21	64.75
748	700875	IC 162	12/04/10	C012N006E21	64.75
749	700874	IC 161	12/04/10	C012N006E21	64.75
750	700861	IC 149	12/04/10	C012N006E21	64.75
751	700865	IC 152	12/04/10	C012N006E22	64.75
752	700877	IC 164	12/04/10	C012N006E22	64.75
753	700876	IC 163	12/04/10	C012N006E22	64.75
754	700864	IC 151	12/04/10	C012N006E22	64.75
755	700867	IC 154	12/04/10	C012N006E23	64.75
756	700879	IC 166	12/04/10	C012N006E23	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 81

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

757	700878	IC 165	12/04/10	C012N006E23	64.75
758	700618	GUNN 6	15/04/10	F020S012E25	64.75
759	700866	IC 153	12/04/10	C012N006E23	64.75
760	700869	IC 156	12/04/10	C012N006E24	64.75
761	700881	IC 168	12/04/10	C012N006E24	64.75
762	700880	IC 167	12/04/10	C012N006E24	64.75
763	700868	IC 155	12/04/10	C012N006E24	64.75
764	700893	IC 180	14/04/10	C012N006E25	64.75
765	700905	IC 192	14/04/10	C012N006E25	64.75
766	700904	IC 191	14/04/10	C012N006E25	64.75
767	700892	IC 179	14/04/10	C012N006E25	64.75
768	700891	IC 178	14/04/10	C012N006E26	64.75
769	700903	IC 190	14/04/10	C012N006E26	64.75
770	700902	IC 189	14/04/10	C012N006E26	64.75
771	700890	IC 177	14/04/10	C012N006E26	64.75
772	700889	IC 176	14/04/10	C012N006E27	64.75
773	700901	IC 188	14/04/10	C012N006E27	64.75
774	700900	IC 187	14/04/10	C012N006E27	64.75
775	700888	IC 175	14/04/10	C012N006E27	64.75
776	700887	IC 174	14/04/10	C012N006E28	64.75
777	700624	GUNN 12	15/04/10	F020S012E25	64.75
778	700623	GUNN 11	15/04/10	F020S012E25	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 82

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

779	700617	GUNN 5	15/04/10	F020S012E25	64.75
780	700616	GUNN 4	15/04/10	F020S012E26	64.75
781	700622	GUNN 10	15/04/10	F020S012E26	64.75
782	700621	GUNN 9	15/04/10	F020S012E26	64.75
783	700615	GUNN 3	15/04/10	F020S012E26	64.75
784	700614	GUNN 2	15/04/10	F020S012E27	64.75
785	700620	GUNN 8	15/04/10	F020S012E27	64.75
786	700619	GUNN 7	15/04/10	F020S012E27	64.75
787	700613	GUNN 1	15/04/10	F020S012E27	64.75
788	700626	GUNN 14	15/04/10	F020S012E34	64.75
789	700632	GUNN 20	15/04/10	F020S012E34	64.75
790	700631	GUNN 19	15/04/10	F020S012E34	64.75
791	700625	GUNN 13	15/04/10	F020S012E34	64.75
792	700628	GUNN 16	15/04/10	F020S012E35	64.75
793	700899	IC 186	14/04/10	C012N006E28	64.75
794	700898	IC 185	14/04/10	C012N006E28	64.75
795	700886	IC 173	14/04/10	C012N006E28	64.75
796	700885	IC 172	14/04/10	C012N006E29	64.75
797	700897	IC 184	14/04/10	C012N006E29	64.75
798	700896	IC 183	14/04/10	C012N006E29	64.75
799	700884	IC 171	14/04/10	C012N006E29	64.75
800	700883	IC 170	14/04/10	C012N006E30	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 83

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

801	700895	IC 182	14/04/10	C012N006E30	64.75
802	700894	IC 181	14/04/10	C012N006E30	64.75
803	700882	IC 169	14/04/10	C012N006E30	64.75
804	700907	IC 194	14/04/10	C012N006E31	64.75
805	700919	IC 206	14/04/10	C012N006E31	64.75
806	700918	IC 205	14/04/10	C012N006E31	64.75
807	700906	IC 193	14/04/10	C012N006E31	64.75
808	700909	IC 196	14/04/10	C012N006E32	64.75
809	700921	IC 208	14/04/10	C012N006E32	64.75
810	700920	IC 207	14/04/10	C012N006E32	64.75
811	700634	GUNN 22	15/04/10	F020S012E35	64.75
812	700633	GUNN 21	15/04/10	F020S012E35	64.75
813	700626	GUNN 14	15/04/10	F020S012E34	64.75
814	700630	GUNN 18	15/04/10	F020S012E36	64.75
815	700636	GUNN 24	15/04/10	F020S012E36	64.75
816	700635	GUNN 23	15/04/10	F020S012E36	64.75
817	700629	GUNN 17	15/04/10	F020S012E36	64.75
818	700638	GUNN 26	15/04/10	F021S012E03	64.75
819	700908	IC 195	14/04/10	C012N006E32	64.75
820	700911	IC 198	14/04/10	C012N006E33	64.75
821	700923	IC 210	14/04/10	C012N006E33	64.75
822	700922	IC 209	14/04/10	C012N006E33	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 84

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

823	700910	IC 197	14/04/10	C012N006E33	64.75
824	700913	IC 200	14/04/10	C012N006E34	64.75
825	700925	IC 212	14/04/10	C012N006E34	64.75
826	700924	IC 211	14/04/10	C012N006E34	64.75
827	700912	IC 199	14/04/10	C012N006E34	64.75
828	700915	IC 202	14/04/10	C012N006E35	64.75
829	700927	IC 214	14/04/10	C012N006E35	64.75
830	700926	IC 213	14/04/10	C012N006E35	64.75
831	700914	IC 201	14/04/10	C012N006E35	64.75
832	700917	IC 204	14/04/10	C012N006E36	64.75
833	700929	IC 216	14/04/10	C012N006E36	64.75
834	700928	IC 215	14/04/10	C012N006E36	64.75
835	700916	IC 203	14/04/10	C012N006E36	64.75
836	700987	IC 274	14/04/10	C011N006E14	64.75
837	700644	GUNN 32	15/04/10	F021S012E03	64.75
838	700643	GUNN 31	15/04/10	F021S012E03	64.75
839	700637	GUNN 25	15/04/10	F021S012E03	64.75
840	700650	GUNN 38	15/04/10	F021S012E11	64.75
841	700654	GUNN 42	15/04/10	F021S012E11	64.75
842	700653	GUNN 41	15/04/10	F021S012E11	64.75
843	700649	GUNN 37	15/04/10	F021S012E11	64.75
844	700652	GUNN 40	15/04/10	F021S012E12	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 85

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

845	700656	GUNN 44	15/04/10	F021S012E12	64.75
846	700655	GUNN 43	15/04/10	F021S012E12	64.75
847	700651	GUNN 39	15/04/10	F021S012E12	64.75
848	700999	IC 286	14/04/10	C011N006E14	64.75
849	700998	IC 285	14/04/10	C011N006E14	64.75
850	700986	IC 273	14/04/10	C011N006E14	64.75
851	700985	IC 272	14/04/10	C011N006E15	64.75
852	700997	IC 284	14/04/10	C011N006E15	64.75
853	700996	IC 283	14/04/10	C011N006E15	64.75
854	700984	IC 271	14/04/10	C011N006E15	64.75
855	700983	IC 270	14/04/10	C011N006E16	64.75
856	700995	IC 282	14/04/10	C011N006E16	64.75
857	700994	IC 281	14/04/10	C011N006E16	64.75
858	700982	IC 269	14/04/10	C011N006E16	64.75
859	700981	IC 268	14/04/10	C011N006E17	64.75
860	700993	IC 280	14/04/10	C011N006E17	64.75
861	700992	IC 279	14/04/10	C011N006E17	64.75
862	700980	IC 267	14/04/10	C011N006E17	64.75
863	700979	IC 266	14/04/10	C011N006E18	64.75
864	700991	IC 278	14/04/10	C011N006E18	64.75
865	700990	IC 277	14/04/10	C011N006E18	64.75
866	700642	GUNN 30	15/04/10	F021S012E01	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 86

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

867	700648	GUNN 36	15/04/10	F021S012E01	64.75
868	700647	GUNN 35	15/04/10	F021S012E01	64.75
869	700641	GUNN 29	15/04/10	F021S012E01	64.75
870	700640	GUNN 28	15/04/10	F021S012E02	64.75
871	700646	GUNN 34	15/04/10	F021S012E02	64.75
872	700645	GUNN 33	15/04/10	F021S012E02	64.75
873	700639	GUNN 27	15/04/10	F021S012E02	64.75
874	700714	IC 2	12/04/10	C013N006E19	64.75
875	700978	IC 265	14/04/10	C011N006E18	64.75
876	701003	IC 290	14/04/10	C011N006E19	64.75
877	701005	IC 292	14/04/10	C011N006E19	64.75
878	701004	IC 291	14/04/10	C011N006E19	64.75
879	701002	IC 289	14/04/10	C011N006E19	64.75
880	700941	IC 228	14/04/10	C011N006E01	64.75
881	700953	IC 240	14/04/10	C011N006E01	64.75
882	700952	IC 239	14/04/10	C011N006E01	64.75
883	700940	IC 227	14/04/10	C011N006E01	64.75
884	700939	IC 226	14/04/10	C011N006E02	64.75
885	700951	IC 238	14/04/10	C011N006E02	64.75
886	700950	IC 237	14/04/10	C011N006E02	64.75
887	700938	IC 225	14/04/10	C011N006E02	64.75
888	700937	IC 224	14/04/10	C011N006E03	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 87

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

889	700949	IC 236	14/04/10	C011N006E03	64.75
890	700948	IC 235	14/04/10	C011N006E03	64.75
891	700936	IC 223	14/04/10	C011N006E03	64.75
892	700935	IC 222	14/04/10	C011N006E04	64.75
893	700726	IC 14	12/04/10	C013N006E19	64.75
894	700725	IC 13	12/04/10	C013N006E19	64.75
895	700713	IC 1	12/04/10	C013N006E19	64.75
896	700716	IC 4	12/04/10	C013N006E20	64.75
897	700728	IC 16	12/04/10	C013N006E20	64.75
898	700727	IC 15	12/04/10	C013N006E20	64.75
899	700715	IC 3	12/04/10	C013N006E20	64.75
900	700718	IC 6	12/04/10	C013N006E21	64.75
901	700730	IC 18	12/04/10	C013N006E21	64.75
902	700729	IC 17	12/04/10	C013N006E21	64.75
903	700717	IC 5	12/04/10	C013N006E21	64.75
904	700720	IC 8	12/04/10	C013N006E22	64.75
905	700732	IC 20	12/04/10	C013N006E22	64.75
906	700731	IC 19	12/04/10	C013N006E22	64.75
907	700719	IC 7	12/04/10	C013N006E22	64.75
908	700722	IC 10	12/04/10	C013N006E23	64.75
909	700734	IC 22	12/04/10	C013N006E23	64.75
910	700733	IC 21	12/04/10	C013N006E23	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 88

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

911	700947	IC 234	14/04/10	C011N006E04	64.75
912	700946	IC 233	14/04/10	C011N006E04	64.75
913	700934	IC 221	14/04/10	C011N006E04	64.75
914	700933	IC 220	14/04/10	C011N006E05	64.75
915	700945	IC 232	14/04/10	C011N006E05	64.75
916	700944	IC 231	14/04/10	C011N006E05	64.75
917	700932	IC 219	14/04/10	C011N006E05	64.75
918	700931	IC 218	14/04/10	C011N006E06	64.75
919	700943	IC 230	14/04/10	C011N006E06	64.75
920	700942	IC 229	14/04/10	C011N006E06	64.75
921	700930	IC 217	14/04/10	C011N006E06	64.75
922	700955	IC 242	14/04/10	C011N006E07	64.75
923	700967	IC 254	14/04/10	C011N006E07	64.75
924	700966	IC 253	14/04/10	C011N006E07	64.75
925	700954	IC 241	14/04/10	C011N006E07	64.75
926	700957	IC 244	14/04/10	C011N006E08	64.75
927	700969	IC 256	14/04/10	C011N006E08	64.75
928	700968	IC 255	14/04/10	C011N006E08	64.75
929	700721	IC 9	12/04/10	C013N006E23	64.75
930	700724	IC 12	12/04/10	C013N006E24	64.75
931	700736	IC 24	12/04/10	C013N006E24	64.75
932	700735	IC 23	12/04/10	C013N006E24	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 89

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

933	700723	IC 11	12/04/10	C013N006E24	64.75
934	700748	IC 36	12/04/10	C013N006E25	64.75
935	700760	IC 48	12/04/10	C013N006E25	64.75
936	700759	IC 47	12/04/10	C013N006E25	64.75
937	700747	IC 35	12/04/10	C013N006E25	64.75
938	700746	IC 34	12/04/10	C013N006E26	64.75
939	700758	IC 46	12/04/10	C013N006E26	64.75
940	700757	IC 45	12/04/10	C013N006E26	64.75
941	700745	IC 33	12/04/10	C013N006E26	64.75
942	700744	IC 32	12/04/10	C013N006E27	64.75
943	700756	IC 44	12/04/10	C013N006E27	64.75
944	700755	IC 43	12/04/10	C013N006E27	64.75
945	700743	IC 31	12/04/10	C013N006E27	64.75
946	700742	IC 30	12/04/10	C013N006E28	64.75
947	700956	IC 243	14/04/10	C011N006E08	64.75
948	700959	IC 246	14/04/10	C011N006E09	64.75
949	700971	IC 258	14/04/10	C011N006E09	64.75
950	700970	IC 257	14/04/10	C011N006E09	64.75
951	700958	IC 245	14/04/10	C011N006E09	64.75
952	700961	IC 248	14/04/10	C011N006E10	64.75
953	700973	IC 260	14/04/10	C011N006E10	64.75
954	700972	IC 259	14/04/10	C011N006E10	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 90

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

955	700960	IC 247	14/04/10	C011N006E10	64.75
956	700963	IC 250	14/04/10	C011N006E11	64.75
957	700975	IC 262	14/04/10	C011N006E11	64.75
958	700974	IC 261	14/04/10	C011N006E11	64.75
959	700962	IC 249	14/04/10	C011N006E11	64.75
960	700965	IC 252	14/04/10	C011N006E12	64.75
961	700977	IC 264	14/04/10	C011N006E12	64.75
962	700976	IC 263	14/04/10	C011N006E12	64.75
963	700964	IC 251	14/04/10	C011N006E12	64.75
964	700989	IC 276	14/04/10	C011N006E13	64.75
965	700754	IC 42	12/04/10	C013N006E28	64.75
966	700753	IC 41	12/04/10	C013N006E28	64.75
967	700741	IC 29	12/04/10	C013N006E28	64.75
968	700740	IC 28	12/04/10	C013N006E29	64.75
969	700752	IC 40	12/04/10	C013N006E29	64.75
970	700751	IC 39	12/04/10	C013N006E29	64.75
971	700739	IC 27	12/04/10	C013N006E29	64.75
972	700738	IC 26	12/04/10	C013N006E30	64.75
973	700750	IC 38	12/04/10	C013N006E30	64.75
974	700749	IC 37	12/04/10	C013N006E30	64.75
975	700737	IC 25	12/04/10	C013N006E30	64.75
976	700762	IC 50	12/04/10	C013N006E31	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 91

	File	Parcel
Count	Number	Name	Date Acquired	MTRS Location	Hectares

977	700774	IC 62	12/04/10	C013N006E31	64.75
978	700773	IC 61	12/04/10	C013N006E31	64.75
979	700761	IC 49	12/04/10	C013N006E31	64.75
980	700764	IC 52	12/04/10	C013N006E32	64.75
981	700776	IC 64	12/04/10	C013N006E32	64.75
982	700775	IC 63	12/04/10	C013N006E32	64.75

Technical Report on the Chisna Copper Gold Property
International Tower Hill Mines Ltd., June 2010	Page 92

APPENDIX 2: 1980 Drill Logs from Resource Associates of Alaska Inc.
APPENDIX A
DRILL LOG DATA
DDH-1, DDH-2, DDH-3
POWELL PROSPECT
RESOURCE ASSOCIATES OF ALASKA, INC.

GEOLOGIC LOG SUMMARY
DDH-1 (0-310.8 feet)
DDH-1 intersected a dacite breccia at 14 feet. This breccia contains clasts of dacite, rhyodacite, and andesite in a dacite matrix. Many clasts have subrounded edges, and most are 3 cm. or less in size although some range up to 6 cm.
Pyrite occurs in the dacite matrix, in clast fragments, and along hair-line fractures. The pyrite content ranges up to 4%. Much of the rock is fractured with coatings of yellow earthy limonite, gypsum, and clay minerals.
A fault zone was intersected from 45 to 53 feet which contained fault breccia and clay gouge. Numerous smaller zones of fault gouge are found throughout the hole.
Quartz veinlets are common throughout the hole and they often contain pyrite. Two chalcopyrite-bearing zones were encountered. The first at 147-151 feet and the second at 192.5-194.5 feet. Chalcopyrite is associated with quartz veining. Pyrite with dark black chlorite was observed in more intensely altered portions of the vein system.
At 126 feet, a contact between the dacite breccia and an andesite breccia occurs. This appears to be a lithologic contact. The andesite breccia contains up to 10 percent feldspar phenocrysts which are commonly saussuritized. Dark ferromagnesian minerals appear as elongate crystals and irregular masses.
Pyrite is present in veinlets in the andesite often associated with jasper, epidote, and/or quartz. These veinlets also commonly contain minor amounts of chalcopyrite.
Near the end of the hole at 304 feet, another fault zone was encountered which contains gouge and broken rock along with fragments of a quartz vein containing about 3% pyrite and chalcopyrite. The hole ended at a depth of 310.8 feet.
DDH-2 (0-202 feet)
DDH-2 encountered bedrock at a depth of seven feet. A greenish-gray lithoclastic dacite crystal tuff was the predominant rock unit in this hole. Clasts in the tuff are gray subrounded rock fragments with plagioclase and hornblende crystals, and crystal fragments in a fine-grained green-gray matrix.
Quartz veining is prevalent. Veins and replacement quartz carry considerable pyrite and often chalcopyrite and traces of gold. Occasional jasper veinlets are found, but the abundance of jasper veinlets in DDH-2 is much less than in the andesite breccia of DDH-1.
RESOURCE ASSOCIATES OF ALASKA, INC.

Argillic alteration is found above 111.6 feet, at which point an extensive fault zone with much gouge and broken rock was encountered. Below this fault zone, at 170.8 feet, the lithoclastic dacite crystal tuff continues but is largely unaltered. The tuff does contain occasional jasper and quartz-epidote veinlets. DDH-2 was drilled to a depth of 202 feet.
DDH-3 (0-32.3 feet)
DDH-3, spotted along strike of the discovery vein, encountered bedrock at a depth of 10.5 feet which was magnetite-bearing diorite. The diorite is medium-grained, dark grey, and contains less than 0.5% finely disseminated pyrite. The diorite is highly fragmented with some iron staining along fractures.
The hole was abandoned at 32.3 feet by the drill crew because of snow, wind, and drilling problems before the projected vein and altered zone could be reached.
RESOURCE ASSOCIATES OF ALASKA, INC.

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH No. 1

PROPERTY Powell QUAD Mt Hayes A2 T. 20 S R. 15 E S. 36 COLLAR ELEV. ____ DRILL MODEL/TYPE ____
GRID CO-ORD. 9962 E, 10000 N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE BW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10' SHEET 1 OF 6

DEPTH	REC'V	LITHOLOGY DETAIL	CORE ANGLE ∠	GRAPHIC GEOLOGY / STRUCT / MIN	MINERALIZATION	SAMPLE	THICK	Cu % ppm	Pb %	Zn %	Ag oz/t ppm	Au oz/t ppm
0		0-14' Angular Talus on ridge crest. Dacite breccia, dacite, and andesite. Talus lightly iron stained and is mixed with few clayey soil.										
10												
		Dacite breccia containing clast of dacite, rhyodacite, and andesite in dacite matrix. Many clast have subrounded edges. Most clast are 3 cm or less in size, but some are up to 6 cm. Unit outcrops above and slightly north of drill site. Dacite breccia is distinguished from andesite breccias by its sugary appearing groundmass, lighter color (medium gray vs. dark greenish gray) and smaller feldspar phenocrysts.		Da, Py	Dacite breccia is a pyritic unit. Pyrite occurs in groundmass of breccia fragments, in dacite matrix, and introduced or remobilized along fine hairline fractures. Pyrite content is as much as 4% in 6" sections of core.							
20												
				Fe, Py, Qz	25' 1 cm quartz pyrite veinlet in Da bx. Pyrite is probably crystalline with 3mm crystals.							
30		27.7'-30.1' Fractured										
		33.3'-36.3' Fractured		Fe, Py, Cl	Rock fractured and coated with yellow earthy limonite, gypsum, and clay minerals.							
40		42' 6 inches clay gouge										
		45'-53' Fault breccia and clay gouge.										
50		53'-51' Fractured zone		Fe, Py, Cl, Da	Sample of fault gouge and pyrite bearing dacite breccia. Andesite breccia fragments propylitically altered. Most feldspars in groundmass and clast light green. Pyrite content of sample 4%.	17?210	10'	89			1.0	<.1
60

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH No.1

PROPERTY Powell QUAD Mt Hayes A3 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9862 E, 10000 N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE DW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm Henry Smith
SCALE 1" = 10' SHEET 2 OF 6

DEPTH	REC'V	LITHOLOGY DETAIL (CORE ANGLE A)	GRAPHIC: GEOLOGY / STRUCT / MIN	MINERALIZATION	SAMPLE	THICK	Cu % PPM	Pb %	Zn %	Ag oz/t PPM	Au oz/t PPM		
60		Dacite breccia cut by 1mm and smaller quartz veinlets that are coated with iron oxides. A andesite, quartz dacite, jasper and former tuffs predominate as clast in dacite breccia.	py	Dacite breccia contains up to 3% finely dissem-inated pyrite in breccia ground mass and in quartz veinlets.									
70		63.7', 2-inches clay gouge. 71'-71.5' broken and fractured	gyp	68' 1mm fracture with gypsum and clay min-erals. 69' Core of core cut by hairline fractures containing gypsum and clays.									
80			py gyp	Quartz veinlets with gypsum clay minerals, iron oxides, and up to 3% pyrite from 80-86'. 83.5' 5mm gypsum vein in center of broken zone.									
90		89.5'-90' fractured. 90-90.5 6-inches fault gouge. 93'-95.8 fractured rock.	gy	87.5' 1-inch quartz vein with iron oxides.									
			mlc	Few specks of malachite on fractures.									
100		101' 4-inches fault gouge. 102'-103' fractured rock.	Cp	Sample of dacite breccia. Pyrite and sparse chalcopy-rite introduced along thin fractures. Py to Cpy ratio 10:1. Quartz, gypsum, and iron oxide. Pyrite continues to be pervasive ranging up to 3%, but averaging 1-2%.	17711	10'	72			1.0	<.1		
110		111'-115' fractures around 4-inches of fault gouge											
120			py	Few quartz vein with gypsum and iron oxides.

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH #1

PROPERTY Powell QUAD Mt. Hayes A2 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9862E 10000N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE DW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10' SHEET 3 OF 6

DEPTH	REC'V	LITHOLOGY DETAIL (CORE ANGLE)	MINERALIZATION
120		Contact between Dacite breccia and Andesite breccia at 126'. Contact interval is broken and iron stained, but appears to be a lithologic rather than a fault contact.	122' Pyrite quartz vein 5mm thick. 124' Open vuggy vein 1cm thick with quartz crystals, rock fragments, Fe oxides, clay minerals, pyrite. 125' Pyrite present only in thin cross cutting veinlets.
130		Andesite breccia contains up to 10% feldspar phenocrysts which average 2mm X 1mm. Feldspars are sausserit-ized and at times completely replaced by epidote. Dark minerals in An appear as elongate crystals and irregular masses less than 1mm across; some may be devitrified basic glass. 134.5'-145.5' Fractured Rock	Epidote, quartz, pyrite veinlets with occasional chalcopyrite cut rock with frequency of 1, 1mm veinlet per foot. Veinlets at times cut the core and have clean bounding walls, but many are irregular or reticulating.
140			137.5-138.5 Pyrite in groundmass as well as along fractures 1-2% in interval.
150			Sample 179213 Quartz vein with chalcopyrite forming a mass 4cm long across core. Py in vein is finer and dis-seminated into walls. Sul-fides and quartz partly fill open fractures possibly re-placing wallrocks and brec-cia clast as well as fil-ling open spaces.
160			Sample 179212 is of ep-idotized andesite with 1, 1-inch solid epidote vein. Rock contains much less pyrite as dacite breccia, but near fractures pyrite is disseminated into wallrocks.
170		170-175.5 Fractured with clay minerals and dark manganese oxides on fractures.	
180			

GRAPHIC
GEOLOGY STRUCT MIN
De
bx
Py
Py
AN
bx
Cpy
Cpy
Py
Ep
Py
AN
bx
Py

SAMPLE	THICK	Cu %	Pb %	Zn %	Ag OZ/T	Au OZ/T		
179213	3.6	2.1			.296	<.003		
179212	9.3	PPM 240			PPM 0.1	PPM <.1

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH #1

PROPERTY Powell QUAD Mt. Hayes A2 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD. 9862E 10000 N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE DW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10' SHEET 4 OF 6

An
bx
Qtz. Dccg

DEPTH	REC'V	LITHOLOGY DETAIL	MIN	MINERALIZATION	SAMPLE	THICK	Cu % PPM	Pb %	Zn %	Ag PPM	Au PPM
180			py	Sample of Andesite breccia with abundant Qtz veinlets containing pyrite. 178.7-181 numerous 1 to 5mm quartz veinlets with pyrite & calcite. Also irregular Jasper veinlets. 183' quartz, calcite, pyrite vein, 1cm. thick.	179215	3.3'	9			0.3	<.1
		186'-190' broken rock									
190		190' 2-inches fault gouge									
		192'-199.6 pyritized Andesite breccia	py cpy	Sample of pyrite and chalcopyrite bearing quartz veinlets in Andesite breccia. Pyritized with quartz veins with pyrite, chalcopyrite, forms irregular network maximum thickness ~1cm	179216	2.6'	950			0.1	<.1
		199.6' broken rock for 8 inches with one fragment of a Epidote-quartz-calcite-pyrite veinlet 2cm thick.									
200		198.5 To 200.5 clay gouge.	py cpy	Pyrite to chalcopyrite ratio 8:1. 1mm quartz-calcite veinlets with pyrite. 0.5% pyrite.							
				Epidote-Jasper-quartz-pyrite veinlets in Andesite breccia.	179214	10'	200			0.1	<.1
210		210'-217' broken rock									
220		218' To 221' fracture zone with clay on surfaces		Pyrite confined to enclosed clast <1%. - Epidote quartz veinlets							
			py	221'-230', 10 Jasper Epidote-quartz-pyrite veinlets on fractures in interval. 1.5% disseminated pyrite. 226.5 4cm quartz vein with pyrite							
			py $CaCO_3$	Pyrite, quartz, $CaCO_3$ veinlets 227-230'							
230		230' 4-inches clay gouge									
			py	Pyrite content of core up to 3% in 1 foot segments associated with Jasper veinlets.							
240		238' 1 foot crushed rock and gouge

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH #1

PROPERTY Powell QUAD Mt. Hayes A2 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9862 E 10000 N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE DW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm. Hovey Smith
SCALE 1" = 10'

SHEET 5 OF 6

DEPTH	REC'V	LITHOLOGY DETAIL	CORE ANGLE
240		241'-245' Argillicly altered 241' to 245'. Both pink and green feldspars in altered zone. 243' to 246' broken zone	
250		260.3'-262' Reticulating epidote veinlets from 1 to 2mm with very fine grained pyrite.	
260		263'-263.3' broken rock. 263.3'-264' Triangular bleb of jasper and white milky quartz with epidote. 266.8-268 fractured rock	
270		275.6 - 2 inches clay gouge.	
280		285.5-287 pervasively epidotized core with few wispy quartz veinlets,	
290		290' fractured rock. 293' 4-inches fault gouge and crushed rock.	
300			

GRAPHIC (GEOLOGY / STRUCT / MIN)

An bx
An bx

MIN	MINERALIZATION
Py	4 cm quartz pyrite veinlet with Jaspar and iron oxides on fractures. No disseminated pyrite in Andesitic breccia near vein.
Py	Sample of interval with irregular quartz-epidote Jaspar veining. Material appears to be around breccia fragments. Jasper is bright red and forms rings around milky quartz cores.
Py Cpy Gyp	1cm quartz epidote Jaspar veinlet with <<1% pyrite and ≈ amount of chalcopyrite
Py Cpy	Sample 269'-271' Epidote, quartz, Jasper, pyrite, chalcopyrite bearing vein. Thickest intersection in hole. Pyrite content about equal to chalcopyrite - both less than 1% combined
Py Cpy Py Cpy	269' quartz, epidote, Jaspar bleb 1cm X 2cm with pyrite and chalcopyrite
Py Cpy	Sample of 4-inch core section with a black sulfide mineral (Angentite?) in 1cm quartz, epidote, pyrite, chalcopyrite bearing veinlet.
Py	270' 4cm X 3cm quartz bleb with .8mm pyrite crystals and cpy surrounded by reticulating quartz-epidote veinlets in hairline fractures. Chalcopyrite content of core much less than 1%.
Py	287-288 disseminated pyrite in core 0.5%
	294.5' 1cm X 1cm quartz epidote Jaspar bleb

SAMPLE	THICK	Cu % PPM	Pb %	Zn %	Ag PPM	Au PPM	Sb PPM
179217	10'	200			0.1	<.1	
179218	3'	100			<.1	<.1	
179219		170			0.2	<.1	<5

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH #1

PROPERTY Powell QUAD Mt Hayes A2 T 20S R 15E S 36 COLLAR ELEV ___ DRILL MODEL/TYPE [illegible]
GRID CO-ORD 9862E 10000N BEARING N90E INCLINATION 60° TOTAL DEPTH 310.8 CORE SIZE DW-44
DATE STARTED 8-5-80 COMPLETED 8-11-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10'

SHEET 6 OF 6

Ore
py
cpy
End of Hole 310.8'

DEPTH	REC'V	LITHOLOGY DETAIL (CORE ANGLE A)	GRAPHIC (GEOLOGY / STRUCT / MIN)	MINERALIZATION	SAMPLE	THICK	Cu % PPM	Pb %	Zn %	Ag PPM	Au PPM
300				1mm subparallel quartz calcite veinlets							
		304'-305' One foot fault gouge. 305'-306.9' Fault gouge and broken fragment of quartz vein perhaps originally 4-inches thick. Vein is milky quartz with quartz crystals in vuggs. Dominantly pyrite but some chalcopyrite present as irregular masses.	py cpy	Sample of fractured and brecciated clay-rich gouge zone with quartz vein fragments up to 1-inch thick. Pyrite occurs in disseminations in andesite breccia, in gouge clay, and in vein fragments. Chalcopyrite occurs only in vein fragments. Pyrite to chalcopyrite ratio c 6:1 in favor of pyrite. Total sulfide content ≈ 3%.	179220	7.5'	240			0.1	<.1
310		308.3' To 310.8 Andesite breccia with up to 1% disseminated pyrite.	End of Hole 310.8'								
320

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD _____ HOLE NO. D D H No. 1

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH-2

PROPERTY Powell QUAD Mt Hayes A6 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9910E 10000N BEARING N 90°E INCLINATION 60° TOTAL DEPTH 202' CORE SIZE DW-44
DATE STARTED 8-11-80 COMPLETED 8-19-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10' SHEET 1 OF 4

DEPTH | REC'V | LITHOLOGY DETAIL | CORE ANGLE | GRAPHIC (GEOLOGY, STRUCT, MIN) | MINERALIZATION

Depth scale: 0, 10, 20, 30, 40, 50, 60

LITHOLOGY DETAIL

0'-7' Angular Talus and red soil overlying bedrock

Greenish gray lithoclastic dacite crystal tuff. Chert and gray subrounded rock fragments of shale(?) averaging 1mm in diameter with plagioclase and hornblende crystals and crystal fragments in a fine grained green-gray matrix. The upper part of the hole 10-175' appears to be argillicly altered. Fresh dacite tuff is only found below that depth.

As seen in the core no bedding is apparent, but some rocks seen in float nearby have good sedimentary bedding.

Unit appears to be formed by a single explosive outburst with little time for subsequent resorting.

In small 1-3' intervals faulting has developed a crude foliation in the tuff.

The Dc Lt Xl Tf apparently contains on the order of 0.2-0.3% pyrite as a constituent mineral, but may carry up to 3% pyrite near veins.

36-37' broken

39.6' 3-in. clay gouge

42.2'-43.7' broken

Sampling begun in more intensely mineralized portion of hole. If good values are returned 7-42' interval should be sampled.

Dc Lt Xl Tf
Qtz Repl.
py
cpy
Lm
Mn
Lm
gyp
py
py
Lm
Qtz Repl
py
cpy
lm
gyp
py
Qtz Repl
py
cpy
py
py
py
cpy
py
py
py

MINERALIZATION

This hole is 60' from the exposed silicified, pyrite, chalcopyrite discovery outcrop.

Quartz veining, replacement quartz, pyrite, and chalcopyrite were found almost as soon as the drill penetrated solid rock.

Veining and replacement are irregular and veining intensity is highly variable with intervals of barren rock separating areas of intense veining.

Many of the veinlets cut the core at angles of 30-60° from the horizontal axis of the core. Most appear to be steeply dipping, but there are many local exceptions and some parallel the 60° inclination of the drill hole.

27.6-28', 1cm jasper veinlet with py in walls

Seal brown limonite, gypsum, and clays along rock fractures.

39.8' 2cm. quartz pyrite veinlet

Quartz veinlets to 1cm with pyrite and chalcopyrite.

Few 1mm quartz veinlets with pyrite.

Quartz veins with less than 1% sulfides pyrite cpy(?)

Few quartz veinlets

Few quartz veinlets and 1% disseminated pyrite. One 2mm jasper veinlet (51')

52' much quartz veining and up to 5% pyrite in 2cm areas (179591)

54' Quartz veins up to 10% pyrite disseminated into walls.

58' 1mm jasper veinlet.

Assays

SAMPLE	THICK	Cu % (PPM)	Pb %	Zn %	Ag PPM	Au PPM	As PPM
179225	2'	2300			10.5	<.1	142
179226	2'	670			0.3	<.1	8
179227	2'	1200			1.2	<.1	38
179228	2'	1120			1.3	<.1	43
179229	2'	1020			4.5	3.7	51
179801	2'	1020			1.0	<.1	36
179802	2'	730			1.0	<.1	15
179803	2'	1500			4.2	<.1	155
179804	2'	1400			5.6	<.1	390
179805	2'	540			0.7	<.1	79
179806	2'	430			<.1	<.1	6
179807	2'	1300			2.4	<.1	29
179808	2'	610			0.5	<.1	14
179586	2'	8000			16.8	2.5	193
179587	2'	1600			9.7	2.4	300
179588	2'	1300			1.4	0.6	31
179589	2'	730			1.2	<.1	6
179590	2'	2000			1.7	<.1	75
179591	2'	39000			32.5	7.7	300
179592	2'	11300			15.4	4.4	260
179593	2'	19,000			30.6	5.0	160
179594	2'	850			0.9	<.1	39

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD HOLE NO. D D H — 2

PROPERTY: Powell — QUAD: Mt. Hayes A-2 — T 20 S — R 15 E — S 36 — COLLAR ELEV: — DRILL MODEL/TYPE: Winkie

GRID CO-ORD: 9990 E 10000 N — BEARING: N 90° E — INCLINATION: 60° — TOTAL DEPTH: 202' — CORE SIZE: DW-44

DATE STARTED: 8-11-80 — COMPLETED: 8-19-80 — LOGGED BY: Wm. Hovey Smith

SCALE: 1" = 10' — SHEET 2 OF 4

DEPTH	REC'V	LITHOLOGY DETAIL / CORE ANGLE
60		Lithoclastic Dacite Crystal Tuff with less than 1% pyrite.
		61' 2-inch broken zone with white clay underneath Jasper veinlet.
70		
		78.2-82' Fractured rock with real brown limonite and gypsum on fractures.
80		Argillicly altered lithoclastic Dacite Crystal Tuff is a relatively soft easy drilling rock. While in this unit 10' runs were common and core recovery excellent. In DDH-2 this unit contains the bulk of pyrite-chalcopyrite mineralization and quartz veining. This unit was not intersected by DDH #1.
90		
100		
110		111.6 Dacite breccia with andesite clast to 113.0 Feet drug up along fault?
		117.6-118.6 Lithoclastic Dacite Crystal Tuff breccia with Jasper fragments
120		117', 8-inches clay gouge. 60° ∠ to horizontal axis of zone

GRAPHIC (GEOLOGY / STRUCT):

MIN	MINERALIZATION
py, cpy?	Quartz veinlets with quartz lined vugs, pyrite. 3mm Jasper
py, cpy	62' mainly quartz veinlets with up to 50% pyrite, some cpy
py, cpy	69.5', two to four mm veinlet of pyrite and chalcopyrite.
py	Quartz veinlets disseminated pyrite.
py, cpy	68-70' intense quartz veining and up to 15% pyrite & cpy
py	Quartz veinlets up to 3mm with pyrite.
py	74' disseminated pyrite. Less than 1%.
py	Few quartz veinlets with pyrite and disseminated py.
py	Intense quartz veining, but less than 1% pyrite.
py	≅ 1% disseminated pyrite and few quartz veinlets.
py	
py, cpy	Few quartz veinlets with pyrite and chalcopyrite.
py	Sparse quartz veinlets with pyrite and disseminated py.
py, cpy	88' long 3mm thick quartz veinlets with pyrite and chalcopyrite.
py, cpy	90' quartz veinlets 3cm thick with pyrite & chalcopyrite.
py, cpy?	Quartz veinlets with pyrite and (chalcopyrite?).
py	Occasional quartz veining less than 1% pyrite.
py, cpy	Quartz veinlets with up to 90% sulfides - pyrite and cpy
	Sparse quartz veining pyrite and chalcopyrite.
py, cpy	100. Much quartz veining pyrite + (chalcopyrite?) up to 10%.
py, cpy, py, cpy, py, cpy, py, cpy	Qtz veining to 2cm with pyrite and chalcopyrite in Dacite lithic crystal Tuff. Veining is irregular with local replacement of rock with quartz, pyrite, and chalcopyrite.
	Up to 1% disseminated pyrite.

SAMPLE	THICK	Cu ~~%~~ PPM	Pb %	Zn %	Ag ~~OZ/T~~ PPM	Au ~~OZ/T~~ PPM	As PPM
179595	2'	880			1.0	<.1	12
179596	2'	19,000			29.5	0.6	540
179597	2'	2300			4.2	0.2	980
179598	2'	1350			1.9	<.1	150
179599	2'	31,000			20.2	1.5	650
179600	2'	12,600			20.8	0.3	630
179732	2'	7200			3.2	<.1	480
179733	2'	1900			1.4	<.1	56
179734	2'	5900			4.5	<.1	49
179735	2'	2000			6.0	<.1	420
179736	2'	550			1.0	<.1	145
179737	2'	960			1.2	<.1	59
179738	2'	730			2.1	<.1	260
179739	2'	2900			6.2	<.1	140
179740	2'	12,000			32.8	1.8	760
179741	2'	10,900			16.2	1.6	190
179742	2'	8200			13.4	3.2	290
179743	2'	4500			4.1	<.1	188
179744	2'	4500			11.0	1.8	380
179745	2'	2100			8.8	0.6	380
179746	2'	250			4.1	0.1	290
179751	2'	9100			10.7	0.3	380
179752	2'	9900			21.6	8.5	390
179753	2'	7900			16.4	3.2	340
179754	2'	2900			7.7	1.5	250

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD HOLE NO. D D H — 2

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DD H-2

PROPERTY Powell QUAD Mt. Hayes B2 T 20S R 15E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9940E 10000 N BEARING N 90°E INCLINATION 60° TOTAL DEPTH 202' CORE SIZE DW-44
DATE STARTED 8-11-80 COMPLETED 8-19-80 LOGGED BY Wm Harvey Smith
SCALE 1" = 10'

SHEET 3 OF 4

DEPTH	REC'V	LITHOLOGY DETAIL (CORE ANGLE)	GRAPHIC: GEOLOGY / STRUCT	MIN	MINERALIZATION	SAMPLE	THICK	Cu ppm	Pb %	Zn %	Ag ppm	Au ppm	As ppm
120		119.6-128.9' broken and sheared rock and clay gouge. Gouge is at a 60° ∠ to horizontal axis of core		py	Sample 119.6'-123.4' of soft fractured rock with iron staining on fractures. <1% disseminated pyrite.	179755	3.8'	510			2.1	<.1	260
		Fault zone 111.6 to 165.3 grey gouge clay fractured and crushed rock fragments. Most gouge clay is dark grey to grey-green. Rocks of other lithologies have apparently been drug along fault.			This major fault zone is apparently unmineralized except for pyrite in some breccia chert and in some gouge clays. No chalcopyrite was seen in this interval.								
130		136.7-139.5 white pyritic gouge and broken rock up to 15% pyrite.		py									
140													
150		151.2-152.2 light gray white breccia with volcanic rock fragments. Fragments are aphanitic in a white matrix			Sample of fractured dacite brecciated rock fragments and fault gouge.	179756	5'	110			3.0	0.3	270
					Intense gray-green clay alteration with some disseminated pyrite. Pyrite <1%.	179757	5'	220			1.0	<.1	56
160		165.3 brecciated Dacite (flow?) light green with 1mm feldspar phenocryst and containing irregular quartz veinlets with pyrite		py									
		Broken and fractured core to 172.6.											
170		172.6-174.6 green to very light green Dacite.											
		Unaltered lithochastic Dacite crystal tuff with fresh hornblende crystals and volcanic rock clast.		py									
180

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD HOLE NO. D D H — 2

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. ODH-2

PROPERTY Powell QUAD Mt Hayes Az T. 20S R. 15E S. 36 COLLAR ELEV. ____ DRILL MODEL/TYPE Winkie
GRID CO-ORD 9990E 10000 N BEARING N90°E INCLINATION 60° TOTAL DEPTH 202' CORE SIZE DW-44
DATE STARTED 8-11-80 COMPLETED 8-19-80 LOGGED BY Wm Hovey Smith
SCALE 1" = 10' SHEET 4 OF 4

DEPTH	REC'V	LITHOLOGY DETAIL	CORE ANGLE ∠	GRAPHIC: GEOLOGY	STRUCT	MIN	MINERALIZATION	SAMPLE	THICK	Cu ~~%~~ PPM	Pb %	Zn %	Ag ~~OZ/T~~ PPM	Au ~~OZ/T~~ PPM	As PPM
180		Lithoclastic dacite crystal tuff.		Dc Li Thc											
		183.5 1 foot broken				Py	189.6-189.8' 1mm Jasper veinlet								
						Py	Jasper veinlets, 1mm thick with pyrite.								
190						Py	191.8 1mm to 1cm quartz epidote veinlet with less than 1% pyrite in vein and much less than 1% pyrite in rock.	179229	10'	109			<.1	<.1	<5
200		199-201' broken rock, gouge, and caving material from fault zone above.					201-202' irregular quartz veinlets with pyrite.								
				End of Hole 202'											

Dc Li Thc
End of Hole 202'

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD HOLE NO. D D H — 2

RESOURCE ASSOCIATES OF ALASKA, INC. **DRILL RECORD** HOLE NO. DDH No. 3

PROPERTY Powell QUAD Mt. Hayes A-2 T 20 S R 15 E S 36 COLLAR ELEV ____ DRILL MODEL/TYPE Winkie

GRID CO-ORD 99+75E / 98+00N BEARING N 90 E INCLINATION 60° TOTAL DEPTH 32.3' CORE SIZE DW-44

DATE STARTED 8-21-80 COMPLETED 8-22-80 LOGGED BY D. Nelson Solie

SCALE 1" = 10' SHEET 1 OF 1

DEPTH	REC'V	LITHOLOGY DETAIL	CORE ANGLE	GRAPHIC: GEOLOGY	GRAPHIC: STRUCT	GRAPHIC: MIN	MINERALIZATION	SAMPLE	THICK	Cu % PPM	Pb %	Zn %	Ag oz/T PPM	Au oz/T PPM
0		0-10.5' Talus fragments including epidotized andesite and pyritic dacite breccia.												
10		10.5-32.3' Magnetite-bearing diorite intrusive: v. fine-grained, dk. grey, highly fragmented, with <.5% disseminated pyrite, H. Fe-staining on fractured surfaces.				mag. py.	Finely disseminated pyrite <.5% of total rock, in magnetite-bearing diorite intrusive.							
								179758	5'	620			<.1	<.1
20						py	20-21' Extensive Fe-stain along fracture surfaces, some pyrite evident.							
								179759	5'	490			<.1	<.1
30														

End of Hole 32.3'

RESOURCE ASSOCIATES OF ALASKA, INC. DRILL RECORD HOLE NO. D D H No. 3

CHRISTOPHER N.A. TAYLOR, P.GEO
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Christopher N. A. Taylor, P.Geo, of 5498 Edgewater Drive, Manotick, Ontario, Canada K4M 1B4, have prepared, and am the author of the report entitled “Technical Report on the Chisna Copper Gold Project, Chistochina Mining District, South-Central Alaska” dated June 22, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Christopher N.A. Taylor”, and to the use of the name of “Chris Taylor Geological Ltd.”, a geological consulting firm of which I am the President, in the Circular and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Circular and that the Circular fairly and accurately represents the information contained in the Report.

Dated this 15th day of July, 2010

(signed) C. Taylor
Christopher N.A. Taylor, P.Geo

JUNE 2010
SUMMARY REPORT ON THE
LIVENGOOD PROJECT,
TOLOVANA DISTRICT,
ALASKA
Prepared by:
Paul Klipfel Ph.D. CPG #10821
   Economic Geologist
Tim Carew P.Geo.
   Mining Engineer
William Pennstrom Jr. M.A.
   Metallurgical Engineer
For:
International Tower Hill Mines Ltd.
June 25, 2010

June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
AUTHORS:
Paul Klipfel Ph.D. CPG #10821
Mineral Resource Services Inc.
4889 Sierra Pine Dr.
Reno, NV 89519
(775) 742-2237
p.klipfel@sbcglobal.net
Timothy J. Carew P.Geo.
Reserva International LLC
P.O. Box 19848
Reno, NV 89511 USA
(775) 853-2227
timc@reservainternational.com
William Pennstrom, Jr. M.A.
Pennstrom Consulting Inc.
2728 Southshire Rd.
Highlands Ranch, CO 80126
(303) 748-5174
Bill@Pennstrom.com
Cover Image:

Geologic and block model sections for section 429075E. Mineralization occurs in all rock types and is controlled by structure and lithology. Yellow, red, and magenta represent blocks with grade >0.5 g/t Au cutoff.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
TABLE OF CONTENTS (cont.)

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
TABLE OF CONTENTS (cont.)

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
TABLE OF CONTENTS (cont.)
LIST OF FIGURES

Figure	page

Figure 4.1 Location map showing the location of the Livengood project	14

Figure 4.2 Land holding map showing the Livengood land position	15

Figure 4.3 Map of the Money Knob area showing the archaeological study area, the location of cultural features identified in the survey, wetlands as currently assigned under the USACE preliminary wetlands interpretation, and the USACE permit area	19

Figure 5.1 Photos of Money Knob and the project area	22

Figure 7.1 Terrane map of Alaska showing the location of the Livengood Terrane	27

Figure 7.2 Geologic cross section and map of the Livengood project area	29

Figure 7.3. Diagrammatic lithologic column shows the tectonic stacking of rock groups in the Livengood area	30

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
LIST OF FIGURES (cont.)

Figure	page

Figure 7.4. Generalized geologic map of the Money Knob area based on geologic work by ITH	31

Figure 7.5 Photographs of key rock types at Livengood	32

Figure 7.6 Photographs of key rock types and mineralization features	34

Figure 7.7 This cartoon shows an interpretive sequence of N-S sections and events to explain the structural relations observed at the surface and in drill core	36

Figure 7.8 N-S Section 428625 E illustrates the complexities of thrust and normal fault interpretation and shows the southerly dip of high grade zones (red)	38

Figure 7.9 N-S Section 428850 illustrates the southerly dip of high grade zone (red) along the general stratigraphic pattern	39

Figure 7.10 N-S Section 428925 illustrates the general southerly dip of mineralization and how it lies along the stratigraphic and structural grain	39

Figure 7.11 N-S Section 429075 illustrates the pattern of mineralization reflecting structural and stratigraphic controls	40

Figure 7.12 N-S Section 429675 illustrates the pattern of mineralization reflecting structural and stratigraphic controls	40

Figure 9.1. Plot of soil samples	43

Figure 9.2 Cumulative gold grade thickness (March 2010) for the block model of the Money Knob deposit showing the four main zones within the deposit	44

Figure 9.3 Photomicrographs of characteristic alteration among rocks at Money Knob	46

Figure 9.4. Photomicrographs of characteristic alteration among rocks of Money Knob	48

Figure 9.5 Interpreted paragenetic sequence of key alteration and mineralization stages	49

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
LIST OF FIGURES (cont.)

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
LIST OF FIGURES (cont.)

Figure	page

Figure 19.2 Block model for section 428850E	125

Figure 19.3 Block model for section 428925E	125

Figure 19.4 Block model for section 429075E	126

Figure 19.5 Block model for section 429525E	126

Figure 19.6 Block model for section 429675E	126
LIST OF TABLES

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LIST OF TABLES (cont.)

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LIST OF TABLES (cont.)

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
LIST OF APPENDICES

Appendix	page

Appendix 1 Claim Information	141

Appendix 2 List of Drill Holes	151

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
1.0	Summary
1.1	Summary
The Livengood property is the focus of ongoing exploration by International Tower Hill Mines Ltd. (“ITH”). To date, 434 diamond and reverse circulation holes have been drilled on the property, and provide the basis for reporting a gold resource estimated at approximately 10.9 Moz Indicated and approximately 2.4 Moz Inferred at a 0.50 g/t Au cutoff (Carew, 2010b). This report is the ninth in a series of technical reports and the eighth in support of resource estimates regularly updated as new drill information has become available. This report also provides documentation of the geological and resource estimation procedures that have been undertaken by ITH as they continue to advance this project toward development. The currently reported estimate includes newly identified resources in the SW Zone and between the Core and Sunshine zones.

This report updates the March, 2010 technical report with a new resource estimate through addition of data from 56 drill holes received after completion of the March 2010 resource estimate. This new data and the information provided herein will be used along with data from new metallurgical studies that are currently in progress for a new preliminary economic assessment of the Livengood property.

1.2	Description and Location
The Livengood property is located approximately 115 km northwest of Fairbanks, Alaska in the Tolovana mining district within the Tintina Gold Belt. The project area is centered on a local high point named Money Knob. This feature and the adjoining ridge lines have been considered by many to be the lode gold source for the Livengood placer deposits which lie in the adjacent valley to the north where they have been actively mined since 1914 with production of more than 500,000 ounces of gold.

ITH controls 100% of its ~125 square kilometre Livengood land package, which is made up of Alaska State claims, fee land leased from the Alaska Mental Health Trust, and four leases with private holders of state and federal patented and unpatented mining and placer claims.

1.3	History
The property has been prospected and explored by several companies and private individuals since the 1970’s. Geochemical surveys by Cambior in 2000 and AngloGold Ashanti (U.S.A.) Exploration Inc. (“AGA”) in 2003 and 2004 outlined a 1.6 x 0.8 km area with anomalous gold in soil. Scattered anomalous samples continue along strike for an additional 2 km to the northeast and 1.6 km to the southwest. Eight reverse circulation holes were drilled by AGA in 2003 and a further 4 diamond core holes were drilled in 2004 to evaluate this anomaly. Favourable results from these holes revealed wide intervals of gold mineralization (BAF-7: 138.7m @ 1.07 g/t Au; MK-04-03: 55.3m @ 0.51 g/t Au) along with lesser intervals over a broad area. Over the past 4 years, exploration by ITH through its wholly owned Alaskan subsidiary, Talon Gold Alaska, Inc., has been aimed at assessing this area of mineralization through drilling diamond core and reverse circulation holes.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
1.4	Geology and Mineralization
Rocks at Livengood are part of the Livengood Terrane, an east—west belt, approximately 240 km long, consisting of tectonically interleaved assemblages of various ages. These assemblages include the Amy Creek Assemblage, which is a sequence of latest Proterozoic and early Paleozoic basalt, mudstone, chert, dolomite, and limestone. In thrust contact above the Amy Creek Assemblage lies an early Cambrian ophiolite sequence of mafic and ultramafic sea floor rocks. Structurally above these rocks lies a sequence of Devonian shale, siltstone, conglomerate, volcanic, and volcaniclastic rocks which are the dominant host to the mineralization currently under exploration at Livengood. The Devonian assemblage is overthrust by more Cambrian ophiolite rocks. All of these rocks are intruded by Cretaceous multiphase monzonite, diorite, and syenite stocks, dikes, and sills. Gold mineralization is believed to be related to this intrusive event.

Gold mineralization occurs in two styles: as multistage fine quartz veins occurring in all lithologies (commonly in or near intrusive dikes and sills), and as diffuse mineralization within volcanic, intrusive, sedimentary, and mafic-ultramafic rocks without a clear quartz vein association. Four principal stages of alteration are currently recognized. These are an early biotite stage followed by albite-black quartz, followed by a sericite-quartz, and finally a carbonate stage. Arsenopyrite apparently has been introduced during all stages, and gold correlates strongly with arsenopyrite, but it is not clear whether gold was introduced during all four stages or preferentially during one or more stages.

Mineralization is interpreted to be intrusion-related, consistent with other gold deposits of the Tintina Gold Belt, and has a similar As-Sb geochemical association. Mineralization is controlled partly by lithologic units, but thrust-fold architecture is apparently key to providing pathways for magma (dikes and sills) and hydrothermal fluid.

Local fault and contact limits to mineralization have been identified, but overall the deposit has not been closed off in any direction. The current resource and area drilled covers the most significant portion of the area with anomalous gold in surface soil samples, but still represents only about 25% of the total anomaly area.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
1.5	Exploration, Drilling and Sampling
ITH has conducted drilling campaigns on Livengood property since 2006. These programs initially identified mineralization in the Core Zone and then identified the Northeast, Sunshine, and Southwest zones through step out drilling and drill testing of areas with anomalous values in surface soil samples.

Nearly all drill holes at Money Knob have been drilled in a northerly direction at an inclination of -50 degrees in order to best intercept the south dipping structures and mineralized zones as close to perpendicular as possible. A few holes have been drilled in other directions to test other features and aspects of mineralization. Most holes have been spaced at 75m along lines 75m apart. A few holes are more closely spaced.

Diamond core holes represent approximately 10% of the total number of holes drilled. Core is recovered using triple tube techniques to ensure good recovery (>95%) and confidence in core orientation. The core is oriented using the ACT system and/or the EZ Mark tool.

Reverse circulation holes are bored and cased for the upper 0-30m to prevent downhole contamination and to help keep the hole open for ease of drilling at greater depths. Recovery of sample material from RC holes is done via a cyclone and dry or wet splitter according to conditions. Sample chips are collected over the course of each five-foot interval and captured for a primary sample, an equivalent secondary sample (“Met” sample) and a third batch of chips for logging purposes.

Drill hole locations are determined by sub-meter differential GPS surveys at the drill collar. Initial azimuth of drill hole collars is measured using a tripod mounted transit compass in conjunction with a laser alignment device mounted on the hole collar.

Down hole surveys of core and reverse circulation drill holes are completed using a Gyro-Shot survey instrument manufactured by Icefield Tools Corporation. Results of surveys and duplicate tests show normal minor deviation in azimuth and inclination for drill holes.

All RC samples are “logged in” on site, analyzed with a field portable XRF (NITON) before being sealed in super sacks, and delivered to ALS Minerals in Fairbanks for preparation. All core samples are initially logged at the drill rig for recovery, oriented features, RQD, and basic geologic features. More thorough logging and core mark-up is done at the Livengood camp. Core is sawed in half and bagged according to geologic intervals up to 1.5m and sealed in super sacks for delivery to ALS Minerals in Fairbanks.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Samples are analyzed by standard 50g fire assay for the gold determinations. All core samples and select RC drilling samples are also submitted for multi-element ICP-MS analyses using a 4 acid digestion technique. All RC samples are analyzed on site for trace elements using a Thermo Fisher Scientific NITON portable XRF before shipment to the laboratory.

1.6	Quality Assurance/ Quality Control and Data Verification
The QA/QC program implemented by ITH meets or exceeds industry standards. A QA/QC program includes insertion of blanks and standards (1/10 samples) and duplicates (1/20 samples). Blanks help assess the presence of any contamination that might be introduced by analytical equipment and help calibrate the low end of the assay detection limits. Commercial standards are used to assess the accuracy of the analyses. Duplicates help assess the the homogeneity of the sample material and the overall sample variance. ITH has undertaken rigorous protocols to assure accurate and precise results. Among other methods, weights are tracked throughout the various steps performed in the laboratory to minimize and track errors.

Core and RC check samples have been collected during each drilling campaign by the lead author. Results from these samples, as well as blanks and standards included, are consistent with ITH’s initial results. This includes a similar increase in variance for samples at higher grades, a pattern consistent with nugget effect. No systematic high or low bias has been observed.

Data entry and database validation procedures have been checked and found to conform to industry practices. Procedures are in place to minimize data entry errors. These include prenumbered, pretagged, bar-coded bags, and bar-coded data entry methods which relate all information to sample and drill interval information. Likewise, data validation checks are run on all information used in the geologic modeling and resource estimation process.

1.7	Mineral Processing and Metallurgical Testing
ITH envisions a combined heap leach and mill recovery system for optimized gold recovery. Test work undertaken to date is designed to determine optimal processes using combined methods. This work involves studies to determine chemical and physical characteristics of the ore and metallurgical response to process treatment parameters according to ore type. Test work includes assessment of grindability, abrasiveness, optimal particle size for downstream treatment, and response to leach, flotation, or gravity recoveries as a function of oxidation and lithology. Previous work completed was sufficient to enable an estimate of heap leach recoverable gold for a portion of the ore as reported in the October 2009 technical report. Continued work on gold recovery from gravity, carbon in pulp, carbon in leach, and flotation methods is in progress with initial results presented in previous reports and new updated information added to this report.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Key findings to date include the following points:
•	Most Livengood ores can be considered moderately soft to moderately hard with an average Bond Ball Work index of 15.8 ranging from 11.1 to 19.1.
•	The majority of ores are considered non-abrasive with an average abrasion index of 0.0809 and a range of 0.0023 to 0.2872
•	All Livengood ores respond to cyanide leaching to some degree
•	Some unoxidized ore with organic carbon has “active” or “preg-robbing” carbon.
•	Leach times and gravity concentration indicate that some ores contain coarse gold.
•	Gold recovery exceeded 90% at 10 mesh for some ores.
•	Gold recovery improved for some ores with finer grinding.
•	Gold recovery for various leach tests suggests that organic carbon is present in varying degrees in some ores, particularly in unoxidized ore.
•	Carbon in Leach bottle roll tests indicate an average 84% recovery for the Sunshine Zone
•	Gold with sulfide is not classified as refractory ore.
•	Combined gravity and flotation produced on average 90% recovery of gold.
•	Conventional milling using gravity recovery combined with intensive Carbon in Leach (CIL) leaching of gravity recovered gold concentrate achieved gold recoveries averaging 86%.
Continued test work is aimed at optimizing the combination of potential recovery techniques.
1.8	Resource Estimation
This report presents a resource estimate updated from the March 2010 estimate by incorporating data from an additional 64 drill holes. The resource model was constructed using Gemcom GEMS® and the Stanford GSLIB (Geostatistical Software Library) MIK post processing routine. The resource was estimated using multiple indicator kriging techniques.

Model parameters include, among others, two oxidation indicators and a single lithology indicator for each lithology. A three-dimensionally defined lithology model, based on interpretations by ITH geologists, was used to code the rock type block model. A three-dimensionally defined probability grade shell (0.1 g/t) was used to constrain the gold estimation. Gold contained within each block was estimated using nine indicator thresholds. The block model was tagged with the geologic model using a block majority coding method. Because there are significant grade discontinuities at lithologic contacts, hard boundaries were used between each of the lithologic units so that data for each lithology was used only for that unit.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
A summary of the estimated mineral resource is presented below for cutoff grades of 0.3, 0.5, and 0.7 g/t gold.
Model validation checks include global bias check, visual validation, and swath plots. In all cases, the model appears to be unbiased and fairly represent the drilling data.

	Au Cutoff	Tonnes
Classification	(g/t)	(millions)	Au (g/t)	Million Ounces Au
Indicated	0.30	789	0.62	15.7
Inferred	0.30	229	0.55	4.9
Indicated	0.50	409	0.83	10.9
Inferred	0.50	94	0.79	2.4
Indicated	0.70	202	1.07	6.9
Inferred	0.70	40	1.06	1.4
It is important to note that compared to the March 2010 resource estimate, the tonnage and total ounces estimated have increased in the Indicated category and have decreased in the Inferred category for cutoff grades of 0.30, 0.50, and 0.70 g/t Au. This change is due to addition of newly defined resources in the SW Zone and between the Core and Sunshine Zones.

As part of ITH’s quality assurance program, ITH commissioned an independent review of the resource estimation methodology. The review supports the MIK approach to estimation, but suggests that the block panel size and SMU size should be larger for the currently spaced drill grid and that the currently used 10m composite length should be reduced to 3m. In addition, the review also recommends reducing the size of the search neighborhood selected for the estimation. Using these recommendations, an alternative resource calculation was made. Overall tonnes, grade, and contained metal compare favorably, but material estimated as projected below current drilling was less. This material is primarily from the Inferred category. ITH believes their understanding of geology and mineralization allows this projection but will continue to test and verify this assumption with drilling in the remainder of 2010.

1.9	Conclusions
It is concluded that a substantial gold resource has been identified at Money Knob and the surrounding area. Dedicated drilling has continuously enlarged the resource over the past several years. Current metallurgical studies are underway and results indicate that gold is recoverable through heap leach, and combined mill, CIP, CIL, gravity, and flotation techniques. Continuation of planned and in-progress metallurgical and ore processing studies will enable assessment of the best material processing and gold recovery techniques. As results for this work are completed, new cost estimates that incorporate optimized gold recovery techniques will be used for a more comprehensive development plan and economic assessment.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
1.10	Recommendations
The Livengood project is now in transition from an exploration project to a development project. In support of this, ITH has hired a new CFO and project engineering manager. Exploration of the Livengood project should continue with the aim of advancing the project toward a prefeasibility status. ITH plans to drill 40,000 m in 2010 to accomplish this goal. The proposed program is an appropriate amount of drilling for the needs of the project and the time available in the field season. Activities that will help advance the project in this direction include those listed below.

•	Continue step out drilling to identify the extent of mineralization.
•	Focus infill drilling on areas where Inferred resource blocks can be converted to Indicated resources laterally and at depth.
•	Drill close spaced holes to define a variographic cross.
•	Drill core holes to gather sample material for advance metallurgical testing.
•	Continue and advance metallurgical, ore characterization, and mineral processing studies.
•	Assess geotechnical characteristics of the mineralized zone.
•	Begin the sterilization process for land that might be covered by facilities.
•	Continue and expand environmental base line studies.
•
Complete the combined mill/heap leach preliminary economic analysis that is currently in progress. This should evaluate the basic economic, logistic, and processing factors for a mining operation at Livengood.

ITH has proposed expenditure of approximately $28.2 million dollars in 2010 for further evaluation of the Livengood project. This budget will be allocated to drilling, geological and geotechnical analysis of the deposit, metallurgical and comminution studies, facilities site planning, environmental and social base line studies, and completion of a Preliminary Economic Assessment. The budget is significant, but appropriate for the studies and drilling planned and feasible within the time allocated and the company has sufficient funds to accomplish this goal. The authors recommend implementation of this program in order to accomplish ITH’s goal of advancing the Livengood project.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
2.0	Introduction and Terms of Reference

2.1	Introduction
Mineral Resource Services Inc. (“MRS”), Reserva International (“RI”) and Pennstrom Consulting Inc. (“PCI”) have been requested by International Tower Hill Mines Ltd. (“ITH”) to provide an independent technical report on the Livengood gold project in the Tolovana Mining District of Interior Alaska. The Livengood property is currently being explored by ITH through its wholly-owned subsidiary, Talon Gold Alaska, Inc. (“TGA”).
This report on the Livengood project uses new data from 56 drill holes to update the resource estimate completed in March, 2010. In this update, the resource estimate was prepared by RI. Initial metallurgical and capital cost findings have been prepared by PCI, and geological and project information described by MRS. The resource estimate presented in this report is based on drill hole and surface data through May 31, 2010. Each author is a Qualified Person and is responsible for various sections of this report according to their expertise and contribution. Dr. Klipfel of MRS is responsible for all sections of this report except Sections 16 and 17 as well as compilation of information. Mr. Willian Pennstrom Jr. is solely responsible for section 16. Mr. Timothy Carew is solely responsible for section Section 17. Each author has contributed figures, tables, and portions of Section 1 based on their respective contributions to this report.
The work presented here builds on and revises previous geologic, metallurgical and resource information reported in eight previous technical reports for the project (Klipfel, 2006; Klipfel and Giroux, 2008a; Klipfel, Giroux and Puchner 2008; Klipfel and Giroux, 2008b; Klipfel and Giroux, 2009; Klipfel, et al., 2009a; Klipfel, et al., 2009b; Klipfel, et al., 2010). Gold assays and analyses of other elements along with geological, structural, engineering, and metallurgical data is from 434 holes drilled by ITH and previous explorers, including 50 RC holes and 5 diamond core holes drilled so far in 2010 as well as data from previous drilling programs.
Information presented in this report is based on data provided to MRS, RI, and PCI by ITH as of May 31, 2010. Data generated prior to 2006 was provided to ITH by AngloGold Ashanti (U.S.A.) Exploration Inc. (“AGA”). This report also relies on personal observations made by:
•	Paul Klipfel in the course of seven field visits.
•	Tim Carew in the course of three site visits and generation of modelling data from primary data provided by ITH.
•	Bill Pennstrom, who made one site visit to Livengood and one visit to Fort Knox to identify operating costs at that mine.
•	and on general geologic information available to the public through peer review journals as well as publications by the U.S. Geological Survey and agencies of the State of Alaska.
2.2	Terms of Reference
Dr. Paul Klipfel of MRS, in Reno, Nevada, Mr. Tim Carew, of RI in Reno Nevada, and Mr. William Pennstrom Jr. of PCI in Denver, were commissioned by ITH to prepare this report on the Livengood project. This report is based on data generated and results received by ITH through May 31, 2010 and is in support of metallurgical test work and resource information released to the public on March 8 and 10, 2010, respectively.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Dr. Klipfel, Mr. Carew, and Mr. Pennstrom are independent consultants and are Qualified Persons (QP) for the purposes of this report as defined by Canadian Securities Administrators National Instrument 43-101 (“NI 43-101”).

2.3	Glossary of Key Abbreviations

ADEC	Alaska Department of Environmental Conservation
ADFG	Alaska Department of Fish and Game
ADNR	Alaska Department of Natural Resources
AGA	AngloGold Ashanti (U.S.A.) Exploration Inc.
AMHLT	Alaska State Mental Health Land Trust
BES	Barnes Engineering Services, Inc
BLM	U.S. Bureau of Land Management
g/t	grams/tonne
IRGS	Intrusion Related Gold System
ITH	International Tower Hill Mines Ltd.
KWh/T	kilowatt-hours per Ton
M	million
MRS	Mineral Resource Services Inc.
MTpa	million tonnes per annum
MW	megawatts
Opt	troy ounces per Ton
oz(s)	troy ounce(s)
PEA	Preliminary Economic Analysis
PCI	Pennstrom Consulting Inc.
QA/QC	Quality Assurance/Quality Control
QP	qualified person
ROM	run of mine
SHPO	State Historic Preservation Office
t	tonne
TGA	Talon Gold Alaska, Inc.
tpa	tonnes per annum
tpd	tonnes per day
tph	tonnes per hour
USACE	US Army Corps of Engineers
$ or USD	United States dollars

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
2.4	Purpose of Report
The purpose of this report is to provide an independent evaluation of the Livengood project, its exploration history, resource and mine development potential based on exploration work through May 31, 2010, a resource assessment based on that data, the discovery opportunity based on known geology and current exploration results, and to provide recommendations for future work. This report conforms to the guidelines set out in NI 43-101.
2.5	Sources of Information
Information for this report was provided to the authors by ITH and consists of data generated by ongoing exploration by ITH and initial data from 2006 and earlier which was provided to ITH by AGA. In addition, Dr. Klipfel has spent an aggregate of twenty five days on the site during seven visits reviewing core, examining outcrop, and discussing the project with on-site geologic staff and with Mr. Jeffrey Pontius, President of ITH. In addition, Dr. Klipfel has undertaken independent petrographic evaluation of samples from the project.
Drilling, sampling, QA/QC, logging and sampling, and other exploration activities have been performed by contract geologic staff under the direction of Dr. Russell Meyers, Ph.D. (ITH VP Exploration) and Mr. Chris Puchner M.Sc. (ITH Chief Geologist; AIPG CPG 07048). Both persons are Qualified Persons as per guidelines set out in NI 43-101. Support for logistics, surveying, camp management, and digital modeling have been provided by Northern Associates of Alaska Inc. and their geologic, survey, and IT staff. External consultants and engineering firms have been contracted for numerous functions including Giroux Consultants Ltd. of Vancouver, B.C., (previous resource evaluations), Barnes Engineering Services (previous resource evaluation), Mineral Resource Services, Inc. (petrographic evaluation), Three Parameters Plus, Inc. (environmental studies), Northern Land Use Research Inc. (archaeological surveys), ABR Inc. (environmental studies), HDR Inc. (environmental studies), SLR Inc. (hydrology studies), Kappes Cassiday and Associates, (metallurgical test work), McClelland Laboratories Inc. (metallurgical test work), Hazen Research Inc. (metallurgical test work), and SRK (hydrologic, acid base accounting, and engineering).
Gold assay and multi-element ICP data from drill hole samples used in the resource evaluation are from ALS Minerals (ALS; formerly known as ALS-Chemex). ALS operates to international quality standards including compliance with ISO 17025 (www.ALSglobal.com). The ALS analyses have been validated annually through cross-lab checks using SGS, ACT Labs, and Alaska Assay Laboratories. Florin Analytical Services LLC. have provided analytical services for test work done by Kappes Cassiday.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
2.6	Field Examination
Dr. Klipfel has visited the property seven times, with the most recent visit from February 21-24, 2010. These visits included sequential updating of data, exploration activities, review of geologic sections, and interpretations of geologic staff. Visits also included review of the physiographic, geologic and tectonic setting of the property, drill hole collar locations, surface and down-hole survey procedures, core orientation procedures as well as detailed examination of outcrop, drill core and RC chips. Previous visits were during the following periods: October 5-8, 2009, June 17-24, 2009, September 22 — 26, 2008, June 30 — July 3, 2008, October 4-5, 2007, and June 6-7, 2006. Independent check samples were collected during each of these visits and are described further in section 14.
Tim Carew has visited Livengood for a total of 26 days on three separate trips in 2009 and 2010. During the course of these visits, modelling work was conducted collaboratively with ITH geologic staff, database information and contained data were reviewed and validated.

Mr. Pennstrom spent two days on site in May of 2009. Site characteristics were reviewed with ITH staff.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
3.0	Reliance on Other Experts
The preparation of this report has relied upon public and private information gathered independently by the authors and data provided by ITH and AGA regarding the property. The authors assume and believe that the information provided and relied upon for preparation of this report is accurate and that interpretations and opinions expressed in them are reasonable and based on current understanding of mineralization processes and the host geologic setting. The authors have used this information to develop their own opinions and interpretations along with external and independent understanding of geologic, metallurgical processing, and resource evaluation concepts and best practices. The authors have endeavoured to be diligent in their examination of the data provided by ITH and the conclusions derived from review of that information or generated using that information.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
4.0	Property Description and Location

4.1	Area and Location
The Livengood project is located approximately 115 km by road (85 km by air) northwest of Fairbanks in the northern part of the Tintina Gold Belt (Figure 4.1). At this location, the property straddles, but lies predominantly to the north of, the Elliott Highway, the main road connecting Fairbanks with the Alaskan far north. The property lies in numerous sections of Fairbanks Meridian Township 8N and Ranges 4W and 5W. Money Knob, the principal geographic feature within the area being explored, lies near the center of the land holding and is located at 65o30’52’’N, 148o27’50’’W (UTM 6W 429600,7265520; WGS84).
The explored area and current resource footprint reported here lies on the northwest flank of Money Knob and adjacent ridge lines and slopes, the extent of which remains to be determined. This area lies within, and to the south of, a 1.6 x 0.8 km northeast-trending soil sample anomaly that was the initial target of interest for drill assessment. The surface geochemical anomaly is situated within in a broader area of less pronounced anomalism that extends a further 2 km to the northeast and 1.6 km to the southwest. This zone is described further in Section 9.0. Continued drilling success has lead to several rounds of resource evaluation, the latest of which is the subject of this report. At this time, mineralization continues to be identified as the area drilled expands outwards from an initial core zone centered over the geochemical soil anomaly. Identified mineralization has local boundaries such as faults or contacts, but overall, the limits of this mineralized system have not been identified with mineralization effectively open in all directions. The area with anomalous gold in soil samples has only been partially tested.
4.2	Claims and Agreements
The Livengood Property (Figure 4.2) consists of an aggregate area of approximately 12,499 ha (30,939 acres) controlled through agreements between TGA and the State of Alaska as well as between TGA and various private individuals who hold state and federal patented and unpatented mining and placer claims. All property and claims controlled through agreements are summarized in Table 4.1 and listed in Appendix 1. These agreements are with the AMHLT, Richard Hudson and Richard Geraghty, the estate of Ron Tucker, the Griffin heirs, and Karl Hanneman and the Bergelin Family Trust. The AMHLT Trust Land Office manages approximately 1 million acres of Alaska land through the Department of Natural Resources (www.mhtrust.org) and generates revenue for the AMHLT through land leasing and fees for a range of resources.
In February 2010, TGA increased its land position through the addition of AMHLT leased ground and Alaska State claims. The AMHLT lease (#9400248), signed July 1, 2004 by AGA and assigned to TGA on August 4, 2006, includes advance royalty payments of $5/acre/year which escalates to $15/acre in years 4-6 and $25/acre in years 7-9. The lease has a work commitment of $10/acre in years 1-3, $20/acre in years 4-6, and $30/acre in years 7-9. The lease carries a sliding scale production royalty of 2.5% @ $300 gold up to 5% for a gold price more than $500. In addition, an NSR production royalty of 1% is payable to AMHLT with respect to the unpatented federal mining claims subject to the Hudson & Geraghty and the Hanneman and Bergelin Family Trust lease. AMHLT owns both the surface and subsurface rights to the land under lease to TGA.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Figure 4.1. Location map showing the location of the Livengood project and the Tintina Gold Belt (orange dashed lines enclose the belt).
The Hudson and Geraghty lease, signed April 21, 2003 by AGA and assigned to TGA on August 4, 2006, has a term of 10 years and for so long thereafter as exploration and mining operations continue. TGA is required to make advance royalty payments of $50,000 per year, which are credited to production royalties. Production royalties vary from 2% to 3%, depending upon the price of gold. TGA has the option to buy down 1% of the royalty for $1 million. The 20 claims under this lease are unpatented federal lode mining claims that have no expiry but require a claim maintenance fee of $140/claim/year to keep them in good standing.
The Tucker mining lease of two unpatented federal lode mining and four federal unpatented placer claims has an initial term of ten years, commencing on March 28, 2007 and for so long thereafter as mining related activities are carried out. The lease requires payment of advance royalties of $5,000 on or before March 28, 2009, $10,000 on or before March 28, 2010 and an additional $15,000 on or before each subsequent March 28 thereafter during the initial term (all of which minimum royalties are recoverable from production royalties). ITH is required to pay the lessor the sum of $250,000 upon making a positive production decision. An NSR production royalty of 2% is payable to the lessor. ITH may purchase all interest of the lessor in the lease property (including the production royalty) for $1million. The 6 leased claims are federal claims without expiry. A fee of $140/claim/year or $140 worth of work/claim/year is required to maintain the claims in good standing.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

Tucker Fed Claims
Hudson Fed Claims
Griffin Patented Claims
Hanneman/Berglin State Claims
Alaska Mental Health Trust Lease
TGA State Claims
0
2.5
5
kilometers
Elliott Highway
A)
NICKEL BENCH R.L.
THE NICKEL
THE LAD
LILLIAN NO.1
SATELLITE
OVERLOOKED
MS 1990
Sushine No.1
Sunshine No.2
Wittrock
Old Smoky
Black Rock
White Rock
Trapline
Patricia
Anne
Bridget
Eileen
Patrick
Nickie
Twerpit
Saunders
Vance
Foster
Leonora
Dorothea
Sharon
Money Knob
FEDERAL DETAIL MAP
0
500
1,000
METRES
B)

Figure 4.2. Land holding map showing the Livengood land position. A) The AMHL Lease holdings are shown in yellow, Alaska State Claims are shown in light blue, and holdings belonging to other parties shown in respective colors. B) Detailed map of the individual claims within the AMHL Lease.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
TABLE 4.1
SUMMARY OF CLAIM HOLDINGS AND ANNUAL OBLIGATIONS

		Current
Holder	Type of Holding	Year	2009 Holding Obligation
AMHLT	State Mining Lease	6	$249,250 advance royalty; no work expenditure owing as ITH has banked work commitments to 2013
Hudson and Geraghty,	20 Fed. unpatented lode claims	7	$50K advance royalty payment
Ron Tucker (estate)	2 Fed. unpatented lode claims	3	$5K
	4 Fed. unpatented placer claims	3
Griffin heirs	3 patented Fed. claims	3	$15K
Karl Hanneman and the Bergelin Family Trust	169 Alaska State mining claims	4	$50K + $200k work expenditure and claim rental fees of $28,730
Alaska State Lands	115 Alaska State mining claims	1	$17,920 claim rental paid with recording; $44,800 work commitment due by Sep. 1, 2010.
The Griffin lease of three patented federal claims is for an initial term of ten years (commencing January 18, 2007), and for so long thereafter as the Company pays the lessors the minimum royalties required under the lease. The lease requires minimum royalty payment of $10,000 on or before January 18, 2009, $15,000 on or before January 18, 2010, an additional $20,000 on or before each of January 18, 2011 through January 18 2016 and an additional $25,000 on each subsequent January 18 thereafter during the term (all of which minimum royalties are recoverable from production royalties). An NSR production royalty of 3% is payable to the lessors. ITH may purchase all interest of the lessors in the leased property (including production royalty) for $1 million (less all minimum and production royalties paid to the date of purchase), of which $500,000 is payable in cash over 4 years following the closing of the purchase and the balance of the $500,000 is payable by way of the 3% NSR production royalty.
The Hanneman/Bergelin Family Trust ground is held via a Lease with Option to Purchase Agreement with an effective date of September 1, 2006. The lease of 169 Alaska State mining claims is for an initial term of ten years, commencing on September 11, 2006. The lease requires payments of $50,000 in each of years 2-5 and $100,000 in each of years 6-10 and work expenditures of $100,000 in year 1, $200,000 in each of years 2-5, and $300,000 in each of years 6-10. An NSR production royalty of 2% and 5% is payable to the lessors (depending upon the price of gold). ITH may buy all interest in the property subject to the lease (including the retained royalty) for $10 million.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
On Alaska State lands, the state holds both the surface and the subsurface rights. State of Alaska 40-acre mining claims require an annual rental payment of $35/claim to be paid to the state (by November 20), for the first five years, $70 per year for the second five years, and $170 per year thereafter. As a consequence, all Alaska State Mining Claims have an expiry date of November 30 each year. In addition, there is a minimum annual work expenditure requirement of $100 per 40 acre claim (due on or before noon on September 1 in each year) or cash-in-lieu, and an affidavit evidencing that such work has been performed is required to be filed on or before November 30 in each year. Excess work can be carried forward for up to four years. If such requirements are met, the claims can be held indefinitely. The work completed by ITH during the 2008 field season was filed as assessment work, and the value of that work was sufficient to meet the assessment work requirements through September 1, 2012 on all unpatented Alaska State mining claims held under lease. Work completed in 2009 has been filed and the expenditure is sufficient to carry forward through 2013 for claims held prior to 2010. Claims staked in 2010 will be subject to new work commitments.
Holders of Alaska State mining locations are required to pay a production royalty on all revenue received from minerals produced on state land. The production royalty requirement applies to all revenues received from minerals produced from a state mining claim or mining lease during each calendar year. Payment of royalty is in exchange for and to preserve the right to extract and process the minerals produced. The current rate is three (3%) percent of net income, as determined under the Mining License Tax Law (Alaska).
All of the foregoing agreements and the claims under them are in good standing and are transferable. Except for the patented claims, none of the properties have been surveyed.
Holders of Federal and Alaska State unpatented mining claims have the right to use the land or water included within mining claims only when necessary for mineral prospecting, development, extraction, or basic processing, or for storage of mining equipment. However, the exercise of such rights is subject to the appropriate permits being obtained.
4.3	Permits and Environmental Requirements
Project activities are required to operate within all normal Federal, State, and local environmental rules and regulations. These activities require permits from State and Federal Agencies including the United States Bureau of Land Management (BLM), United States Army Corp of Engineers (USACE), Alaska Department of Natural Resources (ADNR), Alaska Department of Fish and Game (ADFG), Alaska Department of Environmental Conservation (ADEC), and the State Historic Preservation Office (SHPO).
ITH staff and their subcontractors are conscientious in their care and diligence concerning historic features, flora and fauna, water quality, and general good stewardship toward the environment in their exploration activities. This includes proper and environmentally conscientious protection of operational areas against spills, capture and disposal of any hazardous materials including fuel, drill fluids, and other materials used by equipment that are part of the drilling and exploration process. Reclamation of disturbed ground and removal of all refuse is part of normal operations.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Operations which cause surface disturbance, such as drilling, are subject to approval and receipt of a permit from the ADNR and the BLM. The ADNR permit for ground controlled by the State of Alaska was issued on January 26, 2009 and covers calendar years 2009 and 2010. Exploration on Federal ground is permitted by the BLM under a Plan of Operations covered by EA-AK-024-08-010 (File FF095365) and is effective, without time limit, up until commencement of mining. One of the USACE permitting requirements is that wetland sites be drilled in winter to minimize surface impact to vegetation and soil. It also requires that all winter roads and pads in wetlands be fully reclaimed prior to April 15th. Some slopes are covered in a patchwork of vegetation consistent with a wetlands designation. These areas have been mapped by Three Parameters Plus, Inc., a natural resource consulting firm (Figure 4.3). Based on a new USACE Preliminary Jurisdictional Determination, an amendment to the original permit (dated November 13, 2008) was granted on March 15, 2010 and enables ITH to drill in areas of shrub and tundra on and around Money Knob. In support of this amended permit, the Alaska Department of Environmental Conservation (ADEC) has issued, on March 5, 2010, their Certificate of Reasonable Assurance for mineral exploration by ITH near Livengood. These permits require ITH to comply with all Federal and State regulations that apply to these areas.
There are no known issues at this time that would hinder ongoing renewal of any permits.
There are no known issues concerning surface waters beyond normal operational obligations which fall under operating permits issued by the state as outlined above.
There are no known native rights issues concerning the project area.
With over 90 years of placer mining activity and sporadic prospecting and exploration in the region, there is moderate to considerable historic disturbance. Some of the historic placer workings are now overgrown with willow and alder. The old mining town of Livengood is now abandoned except for more modern road maintenance buildings at the town site. ITH does not anticipate any obligations for recovery and reclamation of historic disturbance.
ITH commissioned Northern Land Use Research, Inc. (NLUR) to complete a cultural resource survey in 2008 (Figure 4.3). An initial report was submitted to ITH in January, 2009 (Northern Land Use Research, Inc., 2009). This Level 1 or Identification Phase survey was commissioned by ITH to locate and document historic sites, cultural features, or artifacts in the project area. Twelve previously undocumented historic sites or artifacts were identified in 2008. No prehistoric artifacts and no previously unknown prehistoric cultural resources were located in the 2008 exploration area.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Figure 4.3 Map of the Money Knob area showing the archaeological study area, the location of cultural features identified in the survey, wetlands as currently assigned under the USACE preliminary wetlands interpretation, and the USACE permit area. The Elliott Highway runs across the southern portion of the map area.
A second cultural resource survey was conducted by NLUR during the summer of 2009 to cover a larger, expanded exploration area. The survey documented historic (i.e. archaeological) mining equipment, buildings and linear ditch features, and relocated a previously known prehistoric site within the expanded coverage area (Figure 4.3). Also, 12 select areas identified during the 2008 and 2009 programs were reviewed at a Phase II level (site documentation). NLUR has provided recommendations which include a policy of feature avoidance to prevent damage to the condition or integrity of identified features. All recommendations made by NLUR need to be made official by SHPO who will determine if any identified cultural resources require further action or isolation from disturbance.
Total disturbance associated with ITH’s exploration consists of drill pad access roads and drill pads. However, as the number of drill holes increases, the local impact does as well. An ongoing program of reclamation of pads and roads reduces the impacted area to the minimum possible at any given time. For much of the exploration area, disturbance involves areas covered by secondary growth of alder, willow, and spruce and consequently, the impact is largely not visible from the Elliott Highway or the road into the Livengood town-site. Visual impact is minimal. The highest ground is naturally bare broken rock or sparsely covered in small shrubs and mosses.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Three Parameters Plus, Inc. of Fairbanks, AK, has been retained by ITH to: 1) conduct an initial baseline surface water sampling program to evaluate metal and organic content of streams that drain the project area as well as regional streams up-gradient from the project area; and 2) complete a wetlands inventory on and around ITH’s land position.
Water samples have been collected from 14 sites on a near monthly basis from March through October. A 2009 report indicates apparent local and seasonal spikes among some analytes (Three Parameters Plus inc. 2009). These are deemed to be mostly natural and, in part, a reflection of past placer mining activity. Sampling will continue in order to develop base line trends for each sample location. One well has been established to monitor the static water table fluctuations on Money Knob and water table measurements are taken on each drill hole upon completion.
ABR Inc. of Anchorage, AK conducted a survey in 2009 to assess quality and biodiversity of fish, benthic invertebrate, and periphyton populations in the streams that drain and are adjacent to the project area. Surveys of this type are conducted at this early stage to determine the current conditions against which environmental quality metrics can be established should a mine be constructed. Two separate attempts to identify fish populations that might be suitable for environmental monitoring, including both minnow traps and electrofishing, encountered only grayling, which are unsuitable for monitoring because of their migratory habits. No other species were identified.
Wildlife in the area consists of moose, bear, and various small mammals. None were observed in the course of the site visits although moose and bear have been seen in the vicinity. Hunters can be active in the region and local trap lines may be present. There are no known wildlife issues.
There are no known existing environmental liabilities.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
5.0	Access, Climate, Local Resources, Infrastructure and Physiography

5.1	Access
The Livengood Project area is located approximately 115 km northwest of Fairbanks on the Elliott Highway, which provides paved year-round access to the area. At present there are no full time residents in the former mining town of Livengood. A number of unpaved roads have been developed in the area providing excellent access.
A 1400 foot runway is located 6 km to the southwest near the former Alyeska Pipeline Company Livengood Camp and is suitable for light aircraft. Also, a small airstrip (currently out of service) is in Livengood Creek north of the project area.
5.2	Climate
The climate in this part of Alaska is continental with temperate and mild conditions in summer with average lows and highs in the range of 7 to 22oC. Winter is cold with average lows and highs for December through March in the range of -27 to -5oC. Annual precipitation is on the order of 23 cm which arrives mostly in the summer. Winter snow accumulation ranges up to 66 cm (http://www.wrcc.dri.edu/cgi-bin/cliMAIN.pl?ak5534).
5.3	Local Resources
The project is serviced from Fairbanks, population 87,000. As central Alaska’s principal center of commerce it is home to many government offices including the Alaska Division of Geological and Geophysical Surveys and the U.S. Geological Survey, as well as the University of Alaska Fairbanks. The town is serviced by major airlines with numerous daily flights to and from Anchorage and other locations. Helicopters and fixed wing aircraft are readily available. Virtually all supplies necessary for the project can be obtained in Fairbanks.
On-site operations are conducted from a refurbished portion of the former Livengood Camp which was installed for the Alaska Pipeline construction. Current camp facilities can accommodate up to 100 people, sufficient to meet the needs of the on-going exploration program.
5.4	Infrastructure and Physiography
The project is situated in forested hilly countryside with mature, subdued topography partly owing to widespread deposition of Pleistocene loess and gravel in valleys (Figure 5.1). Elevation ranges from about 150m (~500’) in valley bottoms to 700m (2317’) at Amy Dome along the east side of the property. Streams meander through wide, flat-bottomed, alluvial-filled valleys. Ridge lines are generally barren with sparse vegetation. Hillsides host mixed spruce-birch forest with abundant alder.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Figure 5.1. Photos of Money Knob and the project area. A) Panoramic view looking west and north toward Money Knob. Dashed yellow line outlines the perimeter of the area under investigation by drilling. Blue lines to the right outline placer workings to the north in Livengood Creek. B — D) Aerial view of Money Knob from the west and northwest showing the Lillian Fault (black line), and area under investigation by drilling (yellow dashed line). The “Core Zone” is outlined with a dotted red line. The Sundshine Zone is outlined with a pink dotted line. Arrow indicates north.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
The area is drained by Livengood Creek which flows to the southwest into the Tolovana River which then joins the Tanana River and ultimately the Yukon River approximately 190 km to the west.
Existing infrastructure includes a paved highway (the Elliott Highway) which passes through the property and within ~ 1.6 km of Money Knob. Lesser unpaved roads are developed throughout the property. A repeater tower has been built on Radio Knob approximately 1.6 km east of Money Knob.
Self generated power currently exists at the Livengood camp. The nearest Alaskan grid power is approximately 67 km (40 miles) away at its closet point to the Livengood property. A power line will need to be constructed for power supply to the proposed Livengood facility for operational demands.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
6.0	History
Gold was first discovered in the gravels of Livengood Creek in 1914 (Brooks, 1916). Subsequently, over 500,000 ounces of placer gold were produced and the small town of Livengood was established. Since then, the primary focus of prospecting activity has been with the placer deposits. Historically, prospectors have considered Money Knob and the associated ridgeline to be the source of the placer gold. Prospecting in the form of dozer trenches was carried out for lode type mineralization in the vicinity of Money Knob primarily in the 1950’s. However, to date no significant production has been derived from lode gold sources.
The geology and mineral potential of the Livengood District has been investigated by state and federal agencies as well as explored by several companies over the past 40+ years. Modern mapping and sampling investigations were initially carried out by the U.S. Geological Survey in 1967 as part of a heavy metal assessment program (Foster, 1968). Mapping completed in the course of this program recognized the essential rock relations, thrust faulting, and mineralization associated with Devonian clastic rocks, the thrust system and intrusive rocks. These relations are summarized in the following insightful comment from the report summary.
“The small lode deposits in the upper plate rocks may represent leakage anomalies above economically significant metal deposits in rocks in or below the thrust fault zones.”
Since then, the Livengood placer deposits and the surrounding geology have featured in numerous investigations and mapping programs at various scales by the U.S. Geological Survey and the Alaska State Division of Geological and Geophysical Surveys. Principal among these are: Chapman, Weber, and Taylor, 1971; Chapman and Weber, 1972; Cobb, 1972; Albanese, 1983; Robinson, 1983; Smith, 1983; Waythomas, and others, 1984; Arbogast, 1991; Athey and Craw, 2004; and Athey and others, 2004.
In 2003, as part of a larger state-wide program, the Alaska Division of Geological and Geophysical Surveys undertook a district-scale program of mapping and whole rock geochemical sampling in support of the mapping. They report “one highly anomalous sample that yielded slightly over one ounce per ton gold” (Athey and Craw, 2004).
In addition to individuals prospecting the area, corporate explorers have investigated the potential for lode gold mineralization beneath the Livengood placers and on the adjacent hillsides including at Money Knob. A summary of these programs is shown in Table 6.1. Placer Dome’s work appears to have been the most extensive, but it was focused largely on the northern flank of Money Knob and the valley of Livengood Creek.
The most recent exploration history of Money Knob began when AGA acquired the property in 2003 and undertook an 8-hole RC program on the Hudson-Geraghty lease. The results from this program were encouraging and were followed up with an expanded soil geochemical survey which identified anomalous zones over Money Knob and to the east. Based on the results of this and prior (Cambior) soil surveys, 4 diamond core holes were drilled in late 2004. Results from these two AGA drill programs were deemed favourable but no further work was executed due to financial constraints and a shift in corporate strategy.

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
TABLE 6.1
EXPLORATION HISTORY

Company / Year	Major Activity	Results	Comment
Homestake / 1976	Geochemistry & 6 boreholes	Significant soil anomaly, low grade gold in drill holes and auger samples	Management decided on other priorities.

Occidental Petroleum / 1981	6 boreholes	Low-grade gold encountered in several holes	Other priorities.

Alaska Placer Development 1981 — 1984	Extensive soil and rock sampling together with mapping, mag, EM, trenching and auger drilling.	Defined soil and rock anomalies; other data not available.	Mostly on flanks of Money Knob. Changed focus to placer deposits.

Amax / 1991	3 RC holes; surface geochemistry and auger testing	Good geological mapping, lots of rock sampling, low grade gold in drill holes.	Other priorities.

Placer Dome / 1995 — 97	Surface exploration; / geophysics & 9 diamond core holes	Intersected some moderate grade mineralization.	Work focused to north of Money Knob. Limited land position.

Cambior 1999	Geochemistry	First to identify the extent of gold on Money Knob.	Corporate restructuring — no follow-up.

AGA / 2003-2005	Geochemistry, trenching, geophysics, drill testing;	Geochemical anomaly, numerous drill intersections	Intersected gold-bearing intervals.

ITH 2006-2007	Surface geochemical sampling; drilling 23 holes	First intersection of extensive zones of > 1g/t Au.	Intersected more gold-bearing intervals; initial resource estimates

ITH 2008	108 reverse circulation, 7 diamond core holes, and 4 trenches through September 27.	Infill and step-out grid drilling of mineralization	Expanded resource estimates.

ITH 2009	195 reverse circulation holes; 12 diamond core holes	Infill drilling in wetland areas; discovery of Sunshine and SW Zones and other areas of mineralization; expanded resource estimate	Early results expanded the resource estimate presented in October, 2009; later results discussed in this report

ITH 2010	50 reverse circulation holes; 6 diamond drill holes	Infill between Core and Sunshine Zones and expansion of SW Zone	Close wetland gaps

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June 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
In 2006, Livengood and other properties now part of the ITH portfolio were sold to ITH by AGA. In the same year, ITH drilled a 1227 m, 7-hole program. The success of this program led to the drilling of an additional 4400 m in 15 diamond core holes in 2007 to test surface anomalies, expand the area of previously intersected mineralization, and advance geologic and structural understanding of subsurface architecture.
Geophysical work in the vicinity includes an airborne magnetic survey by Placer Dome in 1995. This data has not been recovered. They also conducted VLF surveys in the northern part of the district in 1996 with only limited success because of the mixed frozen and thawed ground. This data is only partially preserved. The state of Alaska flew a 400 meter line spaced DIGHEM survey (an aerial, multi-channel electromagnetic technique) over the Livengood District in 1998 (Burns and Liss, 1999; Rudd, 1999). AGA ran a series of CSAMT (Controlled-Source Audio-frequency Magneto-Telluric) lines across Money Knob in 2004. This survey was designed to look for resistive intrusive bodies in the subsurface. The survey appeared to map the main thrust zone but did not appear to delineate hidden intrusive bodies.

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
7.0 Geological Setting
7.1 Regional Geology
The Livengood ‘district’ is a portion of the broader Tolovana Mining District. It is situated in a complex assemblage of rocks known as the Livengood Terrane (Figure 7.1). This Terrane is an east–west-trending belt, approximately 240 kilometres long, bounded on the north by splays of the dextral Tintina-Kaltag strike-slip fault system and other terranes to the south (Silberling and others, 1994; Goldfarb, 1997). It is composed of a complex sequence of rocks which do not match assemblages of the adjacent Yukon — Tanana Terrane. Throughout the Livengood Terrane, individual assemblages of various ages are tectonically interleaved. Each assemblage, and perhaps the stratigraphy within each assemblage, is bounded by both low to moderate (?) angle thrust faults and steep faults, of which at least some of the latter type are interpreted to be splays of the Tintina Fault system. Rocks of the Livengood Terrane are generally highly deformed, but weakly metamorphosed Neoproterozoic to Paleozoic marine sedimentary rocks along with Cambrian ophiolitic sequences, Ordovician Livengood Dome chert, overlying dolomite, volcanic rocks, terrigenous clastic rocks, and minor Devonian limestone (Silberling, et al., 1994; Athey et al., 2004).
Figure 7.1. Terrane map of Alaska showing the location of the Livengood Terrane (LG; red arrow). The heavy black line north of the Livengood Terrane is the Tintina Fault. The heavy black line to the south of the Livengood and Yukon — Tanana Terrane (YT) is the Denali Fault. The Tintina Gold Belt lies between these two faults. After Goldfarb, 1997.

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
The Livengood Terrane is overprinted by later Mesozoic intrusions believed to have originated in the back-arc position above subducting oceanic crust. These intrusions are quartz monzonite to diorite to syenite in composition and some of them are believed to be responsible for gold mineralization of the Tintina Gold Belt (McCoy, et al., 1997; Goldfarb, et al., 2000). The Livengood district occurs within the Tintina Gold Belt, an arcuate belt of gold mineralization that extends from the Yukon to south-western Alaska and hosts numerous gold deposits, including Fort Knox and other deposits of the Fairbanks District and the Donlin Creek deposit in the Kuskokwim region (Smith, 2000).
7.2 Local Geology
In the vicinity of the Livengood project, the oldest rocks are Neoproterozoic to early Paleozoic basalt, mudstone, chert, dolomite, and limestone of the Amy Creek Assemblage (IPzZ units on Livengood geology map; Athey et al., 2004) (Figures 7.2 and 7.3). These units are believed to represent incipient ocean floor basalt in a continental rift system and overlying sediments. The origin and age are poorly constrained but fossil evidence suggests a depositional age between Neoproterozoic and Silurian time.
Above the Amy Creek Assemblage lies an early Cambrian ophiolite sequence (Plafker and Berg, 1994). This assemblage consists of structurally interleaved greenstone, pyroxenite, metagabbro, layered metagabbro, ultramafic rocks and serpentinite derived from them (Figures 7.2 and 7.3). Metamorphic ages suggest that this assemblage was tectonically emplaced over the Amy Creek Assemblage by north-directed thrusting during Permian time.
The Cambrian ophiolite sequence is, in turn, overlain by Devonian rocks which include shale, siltstone, conglomerate, volcanic, and volcaniclastic rocks (Figures 7.3 — 7.6). This assemblage is the principal host for gold mineralization. These rocks have been subdivided into “Upper” and “Lower” sedimentary units with volcanic rocks separating them (Figure 7.3). The Upper Sediments consist of siltstone, sandstone, conglomerate, shale, and minor limestone and dolomite. The Lower Sediments unit is dominantly shale in the northern portion of the property but includes sandy siltstones and fine sandstones to the south. Use of trace element ratios has helped discriminate these units from one another. The volcanics consist of flows and pyroclastic rocks. Some of these volcanic rocks were previously mapped as Cretaceous intrusive rocks (Athey et al., 2004). However, geologic observations in drill core and the use of trace element ratios indicate that most of the rocks mapped as the “Ruth Creek” and “Olive Creek” plutons are volcanics and part of the Devonian stratigraphy.
Structurally above the Devonian assemblage is a klippe of the Cambrian ophiolitic mafic and ultramafic rocks with tectonically interleaved wedges of cherty sedimentary rock (Figures 7.3 and 7.4). The emplacement of this klippe may have taken place in Cretaceous time during closure of the Manley Basin south of the project area. The thrust contacts between the various rock units indicates that there has been extensive thrust stacking and interleaving of the different assemblages as well as possible local interleaving of some units within the assemblages.

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A
Athey et al., 2004
A'
Money Knob
lPzZmc
Dc
Ꞓmg
Ꞓgs
Ꞓs
Krc
1 kilometer
2x vertical exaggeration
B
lPzZd
lPzZmc
lPzZmb
F2
F3
F4
A7
A3
A2
A4
Kmk
Ko
Ꞓlg
Money Knob
2 kilometers
148° 30' 00"
N

Figure 7.2. Geologic cross section and map of the Livengood project area (Athey, et al., 2004). A) Cross section through Money Knob illustrating the geological components of the Livengood District. lPZZmc are older siliceous shelf metasediments. Cs, Cgs and Cmg are Cambrian mafic and ultramafic volcanics and intrusive rocks of oceanic ophiolitic affinity. Dc represents Devonian siliciclastic sediments. The thrust imbrication may reflect two deformation events, one in the Permian and one in the Middle Cretaceous. The thrust package has been intruded by a number of Cretaceous felsic intrusions. B) Geologic map showing the location of the cross section ‘A-A’. Pink symbols identify rocks mapped as intrusive and mostly known now to be Devonian volcanics.

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Figure 7.3. Diagrammatic lithologic column shows the tectonic stacking of rock groups in the Livengood area.
Rocks in each of these assemblages have been folded, but overall, they strike east-west to northwest-southeast and dip shallowly to moderately south, consistent with postulated northward directed thrust transport.

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Figure 7.4. Generalized geologic map of the Money Knob area based on geologic work by ITH.
Drill intercept patterns and foliation-bedding relations observed in core (Figures 7.6 d and e) indicate that these rocks define a principal recumbent fold and possible parasitic folds segmented by south-dipping thrust and normal faults. Later Cretaceous dikes and sills intrude the sequence, some of which are believed to intrude along these faults.
The thrust-stacked Paleozoic sequence described above is intruded by back-arc Cretaceous (91.7 – 93.2 m.y.; Athey and Craw, 2004) multiphase monzonite, diorite, and syenite stocks, dikes, and sills with equigranular to porphyritic textures. Athey et al. (2004) concluded that the intrusive rocks were the primary host to the gold mineralization. However, exploration work since then has shown that these rocks are, in part, Devonian volcanics which have undergone extensive alteration along with introduction of mineralization in or associated with quartz and quartz-carbonate veins. Narrow Cretaceous stocks (?) and large dikes are biotite monzonite. Narrower, late (?) stage dikes are composed of feldspar porphyry, and aplitic felsic intrusives without biotite (Figure 7.6). Mineralization is, at least partially, associated spatially and probably genetically with these dikes.

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Figure 7.5. Photographs of key rock types at Livengood. A) ultramafic rock with carbonate alteration (yellow-brown); MK7-20, 13.5m; B) siltstone with carbonate and pyrite knots. Brown color is oxidation front. MK 07-18, 8.5m C) sedimentary conglomerate; at least some clasts appear to be rip-up clasts of similar sedimentary rocks; brown color is after introduced carbonate; MK07-18, 41.2m; D) sedimentary conglomerate; at least some clasts appear to be rip-up clasts of similar sedimentary rocks; brown color is after introduced carbonate; MK07-18, 57.7m; E) argillite with pyrite; MK07-20, 222m; F) argillite with siltstone band; MK07-18, 280; G) tuff showing lithic fragments; this unit contains MK07-18, 190m 0.23 – 0.75 g/t Au; H) fine-grained tuffaceous sediment; MK07-20, 151.5m.

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The structural architecture of the project area is characterized by fold-thrust patterning, apparently overprinted by local, minor normal offset along primary normal faults or reactivated thrust faults (Figure 7.7) and a possible second fold event. Apparent upright open folds have axes that strike NW and plunge gently in that direction. Later faults include the Lillian and the Myrtle Creek.
Thrust faults appear to lie in two principle dip orientations; subhorizontal and low to moderately south-dipping. Undulatory subhorizontal thrust faults appear to define the primary thrust surface separating the Cambrian ophiolite sequence from underlying Devonian sedimentary and volcanic sequence. These rocks and their low angle thrust contact appear to be segmented and offset by low to moderately south-dipping thrust faults. In some instances, these south-dipping structures display apparent normal offset. Details of this patterning are currently being evaluated but possible interpretations include: 1) post-thrusting tectonic relaxation resulting in minor normal offset on reactivated thrust surfaces; 2) the existence of a late-stage extensional tectonic event; or 3) some, as yet, poorly understood complex relation between faults. Correlation of particular faults from one drill hole to another is subject to different possible interpretations. Key points that need to be resolved, if possible, relate to distinguishing low angle and south-dipping structures and the relative timing of these features.
The Lillian Fault is a northwest trending, steeply south-dipping fault that is characterized by a wide zone of sheared sedimentary and dike rocks that separates the property into two domains. To the south, the structural and stratigraphic sequence is well-defined consisting of gently south-dipping sedimentary and volcanic stratigraphy and thrust faults. These rocks host the Core Zone and surrounding mineralization.
To the north of the Lillian Fault, the upper Cambrian ophiolite sheet is not preserved and the upper sedimentary sequence is much thicker than the sequence preserved south of the Lillian Fault. Immediately to the north of the Lillian fault the stratigraphy dips very steeply to the north and strikes parallel to the Lillian Fault suggesting that movement on the fault was reverse at some time. The mineralized areas north of the Lillian fault is known as the Sunshine Zone where mineralization is related to a dike swarm in the steeply dipping sedimentary and volcanic rocks.
Immediately south of the fault, the axis of a north-vergent, major recumbent fold is subparallel to the strike of the Lillian Fault. This implies that, during the early history of the fault, there may have been steep reverse movement followed by later collapse and normal offset with down drop to the south. At present, subhorizontal lineations are common on faults in and around the Lillian Fault suggesting a history with possible late strike-slip movement. Regional Mesozoic to Cenozoic dextral slip on the Tintina-Kaltag Fault system to the north of Livengood may support an interpretation of late dextral motion on the Lillian Fault.

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Figure 7.6. Photographs of key rock types and mineralization features. A) porphyry dike; MK07-18, 41.2 m; 1.01 g/t Au B) amygdaloidal volcanic, presumably a flow, with possible Na alteration; MK07-18, 152-189 C) silicified volcanic breccia; MK07-18 D) argillite with more silty band and coral hash; note the shearing which is approximately 30o to bedding; MK07-18, 288.4m E) axial planar cleavage on fold nose in interlayered argillite – silty argillite; MK07-18, 296.11m. This type of feature supports the fold-thrust interpretations of the cross section shown in Figure 10. F) fault; broken siltstone fragments in clay gouge/shear zone; this is part of an ~8m interval which contains 2 – 22.4 g/t Au; MK07-18, 77.9 – 86.08m; G) broken rock in shear zone within mineralized interval. The material in the photo includes portions of sample intervals that contain 15-16.2 g/t Au; MK 07-18, 96.93m H) narrow mineralized quartz vein in silicified volcanic contains 13 g/t Au and 35,900ppm As from arsenopyrite; MK07-18, 136.5m.

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To the west of the deposit, the approximately north-south Myrtle Creek Fault (Figure 7.2) is mapped as having strike-slip offset by early workers and west-side-down, normal offset by Athey, et al. (2004). It is believed that offset along this fault influenced the paleo-drainage system of the area. Based on a number of lines of evidence, it is proposed that Livengood Creek used to flow to the northeast. Capture of the stream by the Tolovana River, and reversal of flow could have been related, in part, to movement along the Myrtle Creek Fault (Karl, et al., 1987; Athey and Craw, 2004). The origin and relationship of this fault to other structural elements in the area is not understood. It lies in an anomalous direction, but also extends for several 10s of kilometres to the south and a lesser distance to the north. This fault is not known to affect mineralization and is peripheral to the area of interest at Money Knob.
Immediately to the south of Livengood, the early to middle Cretaceous Manley Basin is preserved as a fold thrust sequence. Asymmetric overturned folds indicate a northern vergence direction to this deformation event. The precise age of the deformation is not well constrained but the youngest fossils in the basin are Aptian (125 – 112 m.y.) and the sequence was folded and thrusted prior to the emplacement of the 90Ma monzonitic intrusions in the thrusted sediments (Reifenstuhl et al., 1997). Because rocks of the Livengood Terrane at Livengood lack structural markers, it is not possible to determine if the fold-thrust deformation and closure of the Manley Basin impacted the older Livengood sequence. However, given the close spatial proximity of the two sequences and the fact that they are in thrust contact elsewhere, it seems likely that the Cretaceous deformation event affected the Livengood area. The extent to which thrust deformation at Livengood is Cretaceous or earlier (Permian), and which rocks were affected at which time is currently being evaluated by ITH geologic staff. In addition, there is the possibility that multiple thrust events are overprinted by one or more (?) extensional events. As the Livengood project advances, structural interpretations will continue to mature and some structural interpretations may change as more information becomes available.
7.3 Geological Interpretation
Geologic interpretation at Livengood depends on surface information gained through mapping and examination of outcrops, exposures in road cuts, and trenches. Subsurface information is acquired from diamond drill core and RC drill chips. Drill core provides clear macroscopic visual information on rock type and structural features. RC chips also provide visual information on rock type, but no structural information. In core, the orientation of structural elements (joints, faults, veins, contacts, etc) are measured and used to help understand the relative relations of structural components. Visual examination of core is used to assess rock type and alteration. Petrographic examination of select samples has helped determine alteration mineralogy and relative timing of successive alteration events.

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Figure 7.7. This cartoon shows an interpretive sequence of north-south sections and events to explain the structural relations observed at the surface and in drill core. The details and sequence of the events shown here are partly the interpretations of Dr. Klipfel. ITH staff geologists are currently developing new hypotheses concerning the relative sequence and suggest that normal faulting has played a role in development of the structural architecture. One possibility is that the Cambrian ophiolite sequence was thrust in the Cretaceous, possibly contemporaneous with the closure of the Manley Basin to the south of Livengood.
A)
Devonian volcano-sedimentary sequence is deposited. Pink – volcanics; light gray – upper sediments; dark gray – lower sediments; blue-green – other sediments likely to be present in the Devonian sequence, but not yet identified in outcrop or drill holes.

B)
A compressional event (heavy black arrows) causes initial asymmetric folding typical of early stages in the development of a fold-thrust belt. Dashed line shows where incipient thrust truncation will develop.

C)
Cambrian ophiolitic basalt, ultramafic rocks (serpentinite), and gabbro (green) along with tectonic thrust wedges of chert (Amy Creek) and other sediments (pale yellow) are thrust over the folded Devonian volcano-sedimentary sequence. The thrust surface is undulatory but overall is subhorizontal in orientation. ITH geologic staff are currently attempting to establish if this event happened in the Cretaceous as part of the deformation event that impacted the Manley Basin to the south or if it is the product of an earlier, possibly Permian deformation event. Dashed lines show where the next stage of faulting occurs.

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D)	Continued (?) thrusting causes thrust stacking along structures that dip 30-45 degrees. Earlier folds and the Cambrian-Devonian thrust surface are segmented with reverse offset.

E)
Tectonic relaxation after thrusting or a tectonic extensional event following fold-thrust compression allows for normal offset, particularly along some pre-existing faults, particularly the most recent thrust faults shown in D.

F)
Cretaceous dikes (red) of various composition and crystalline character infiltrate the region, particularly along pre-existing faults that dip 30-45 degrees. Dikes intrude all rock types and generally do not occur along the earliest thrust surface that separates the Cambrian ophiolite sequence from the Devonian volcano-sedimentary sequence.

G)
Erosion to the current topography removes much of the over-thrust Cambrian ophiolitic sequence. Also, other faults such as the Lillian Fault (steep fault at far right) may have formed during or after extensional tectonism. This fault separates like rocks but with different orientations.

In addition, rock composition is determined for RC samples through use of a portable XRF device (Thermo Fisher Scientific Niton XLT3) which provides a semi-quantitative measure of select elements, which are generally diagnostic of each rock type intersected in the drill hole. Multielement ICP analyses provide additional data for geochemical evaluation of the rocks by principle component analysis. This technique utilizes the relative abundance and ratios of various immobile elements and has enabled discrimination of Devonian volcanics from Cretaceous intrusive and dike rocks as well as the upper and lower sedimentary assemblages. Procedures used by ITH for rock type discrimination rely on consistency between visual and chemical assessment of rock type. These procedures are described more fully in section 13.2.
At the district scale, thrust stacking of rock assemblages (Amy Creek, Cambrian ophiolite, Devonian sedimentary and volcanic rocks) is reasonably well understood. Drilling reveals that there are numerous local fold and thrust complications which are only partially understood at this stage. It is likely that faults and fractures produced during fold-thrust deformation, along with possible overprinting extensional deformation, produced architecture that enabled localization of dikes and auriferous hydrothermal fluid. Gold mineralization largely appears to be controlled by and is spatially related to the fault architecture. The gold mineralization envelope encloses and lies parallel to axial planes of thrust-related recumbent folds. It appears as if mineralization occupies a broad ‘damage zone’ related to the fold-thrust architecture. Patterning in the resource block model is consistent with this interpretation.
The location and density of veins and diffuse mineralization appears to be controlled by lithology. Mineralization spatially associated with dikes appears to occur within ‘damage zones’ related to the south-dipping faults. However, the exact relationship and relative orientations of these features is not fully understood. Structural measurements in drill core indicate that the dominant dike orientation is east-west with dips 30-50 degrees to the south.

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Many of the dikes are in faults or are bounded by faults suggesting that they, at least partially, follow thrust faults. Measured fault orientations in core reveals a broad scatter of attitudes but with clustering generally coincident with dike orientations. This pattern of partial coincidence between dikes, faults, and mineralization envelopes reinforces the interpretation that the dikes and faults are key controls for mineralization.
Despite these apparent relations, mineralization in sections 428625, 428850, 428925, and 429675 appears to follow, in particular, the Devonian volcanic unit as well as lie oblique to the thrust fault contact between rocks of the Cambrian ophiolite and the Devonian assemblage (Figures 7.8 – 7.11). Although it is not possible to reliably correlate individual dikes between the drill holes on these sections, it is clear that the 30-50 degree dip of the dikes and associated structures is compatible with the southerly dipping zones of mineralization. These relationships need further evaluation. Improved understanding ought to offer predictive information for the location of more mineralization.
Figure 7.8. N-S Section 428625 E illustrates the complexities of thrust and normal fault interpretation and shows the southerly dip of high grade zones (red).

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Figure 7.9. N-S Section 428850 illustrates the southerly dip of high grade zone (red) along the general stratigraphic pattern.
Figure 7.10. N-S Section 428925 illustrates the general southerly dip of mineralization and how it lies along the stratigraphic and structural grain.

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Figure 7.11. N-S Section 429075 illustrates the pattern of mineralization reflecting structural and stratigraphic controls.
Figure 7.12. N-S Section 429675 illustrates the pattern of mineralization reflecting structural and stratigraphic controls.

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8.0 Deposit Types
Gold occurs in vein, veinlet, and disseminated styles of mineralization. It occurs in and adjacent to narrow (<10 cm) multistage quartz veins dominantly in volcanic rocks, but also in intrusive, sedimentary, and ophiolite rocks, generally in or near intrusive dikes and sills. Gold also occurs as diffuse mineralization through the same rocks without a clear association with quartz veins. Many of the dikes appear to fill thrust-related structures and some of the diffuse mineralization occurs in envelopes around these zones.
The structural architecture, host lithologies, styles of alteration, inferred fluid chemistry, and metallogenic association of As, Sb, ±W, Bi, and very minor Cu and Zn at Livengood show similarities to several styles of gold mineralization and deposit types. Principal among these is the occurrence of Livengood in the Tintina Gold Belt where gold mineralization is hosted in or genetically associated with mid- to late-Cretaceous reduced I-type intrusions (Newberry and others, 1995; McCoy and others, 1997). Mineralization at Livengood appears to be associated genetically with 91.7 – 93.2 m.y. back-arc Cretaceous dikes (Athey and Craw, 2004). For this reason, Livengood should be considered most closely aligned with intrusion-related gold system (IRGS) type deposits.
Among deposits of the Tintina Gold Belt, Livengood mineralization appears to be most similar to the dike and sill-hosted mineralization at Donlin Creek deposit where gold occurs in fine quartz veins associated with dikes and sills of similar composition (Ebert, et al., 2000). However, unlike Donlin Creek, the gold at Money Knob is not tied up in the lattice of arsenopyrite. Instead, it occurs as native gold grains in and around the pyrite and arsenopyrite grains.
The gold-arsenopyrite-stibnite metal association hosted, in part, by sedimentary rocks with dikes associated with a thrust fault system is also reminiscent of sediment-hosted disseminated deposits (SHD) of the Great Basin (aka Carlin type deposits). Foster (1968) initially proposed this potential similarity of mineralization types and Poulsen (1996) speculates on the potential of this type of deposit in the Canadian Cordillera which overlaps in its northern portion with the Tintina Gold Belt. While there are similarities, Livengood lacks prolific decalcification, jasperoid, and a moderate to strong Hg association which are important characteristics of SHD-type deposits. The association of mineralization with intrusions and possible similar structural preparation for both deposit types may be important.
Vein and diffuse gold mineralization along with the metallogenic association and alteration types are most consistent with IRGS type deposits. The mineralogy, alteration types, and geochemical association of As-Sb suggests mineralization formed at a crustal level higher than mesothermal depths (~5-10 km) and deeper than shallow epithermal systems (<3 km).

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9.0 Mineralization
9.1 Mineralization
Historically, the Livengood district has been known for its >500,000 ounce placer gold production. The source of this gold is unknown, but the principal drainages which fed the placer gravels are sourced from Money Knob and the associated ridgeline. Historic to near recent prospecting in this area revealed numerous gold-bearing quartz veins, generally associated with dikes, sills and stocks of monzonite, diorite, and syenite composition. These rocks with their reduced magma type and porphyritic to brecciated textures, as well as common arsenopyrite, are characteristics common to many deposits of the Tintina Gold Belt (e.g. Brewery Creek, Donlin Creek) (McCoy, et al., 1997; Smith, 2000). However, no lode production has taken place at Money Knob.
Over the past 35 years, exploration of the area by various companies has included soil surveys by Alaska Placer Development, Cambior, AGA and ITH, and revealed a 6 x 2 km northeast-trending anomalous area in which a 2.2 x 1.5 km area (~25% of the anomaly area) forms the locus of current exploration interest (Figure 9.1). Despite drilling of 434 holes to May 31, 2010, this area has been only partially drill tested. At this time, mineralization shows local fault and contact boundaries such as the Lillian Fault, but overall is locally open in all directions, especially to the southwest and at depth.
Drilling since 2003 by AGA and ITH has resulted in identification of an indicated and inferred gold resource interpreted to be part of a large IRGS deposit, the details of which are discussed further in section 17.
Mineralization consists of gold in multi-stage quartz, quartz-carbonate, and quartz-carbonate-sulfide veins and veinlets as well as disseminated throughout altered rock with arsenopyrite and Fe-sulfides. Four contiguous principle zones of mineralization have been identified: the Core Zone, Sunshine Zone, Tower Zone, and Southwest Zone (Figure 9.2). Gold mineralization in the Core and Southwest Zone preferentially occurs in Devonian volcanics and Cretaceous dikes but also occurs in Upper and Lower Sediments as well as locally in the overthrust ultramafic rocks primarily where dike rocks are present. Mineralization associated with Cretaceous dikes also may be spatially associated with south dipping faults. Overall, the mineralization envelope appears to dip south along with the dikes and faults.
Better gold values (>1 g/t) tend to be associated with the Devonian volcanics, Cretaceous dikes, dike margins and in broad zones within adjacent volcanic and sedimentary or mafic-ultramafic rocks. Visible gold occurs locally, particularly in quartz veins and with isolated coarse blebs of arsenopyrite and/or stibnite. Where gold occurs in sedimentary host rocks, veins are most common in brittle siltstone, sandstone, and pebble conglomerate as opposed to shale. The diffuse style of mineralization is spatially associated with areas containing vein mineralization, but disseminated mineralization can be present where there is no discernable quartz veining to explain it.
In contrast to the Core Zone, mineralization north of the Lillian Fault within the Sunshine and Tower Zones, is hosted dominantly in Upper Sediments. In this zone, mineralization is related spatially to swarms of dikes which appear to dip steeply to the south in a package of sediments that dips steeply to the north. Disseminated sulphides in the Sunshine Zone as in the Core Zone, but two things distinguish it from other parts of the deposit. The first is the presence of many thin quartz veins (0.5 to 40 mm) with visible gold and the second is the fact that the rocks are sodium-rich. These aspects are under evaluation by ITH geologic staff.

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Figure 9.1. Plot of soil samples. Color coding shows relative gold content with red indicating gold >0.100 g/t Au.
Gold is strongly associated with arsenopyrite and locally with stibnite although stibnite is relatively rare. Other metallic minerals include pyrite, pyrrhotite, and marcasite. Some pyrite may be arsenian. Small amounts of chalcopyrite and sphalerite are observed in thin section and locally in core. Small amounts of molybdenite have been reported by previous workers.
Mineralization appears to be contiguous over a map area approximately 2.5 km2 and the 0.1 g/t grade shell averages 280m thick and ranges up to 510m thick. On the south side of the Lillian Fault, individual mineralized envelopes are tabular and follow lithologic units, particularly the volcanics, or lie in envelopes that dip up to 45 degrees to the south and follow the structural architecture and dikes. On the north side of the Lillian fault mineralization is similar in style and orientation, but more widespread and in steeply dipping Upper Sediments. Interestingly, visible gold has been noted more often in Sunshine Zone mineralization north of the Lillian Fault.

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Figure 9.2 Cumulative gold grade thickness (March 2010) for the block model of the Money Knob deposit showing the four main zones within the deposit.
9.2 Alteration
Rocks of Livengood have undergone multiple stages and styles of alteration. As increased drilling reveals a wider range of subsurface material, complex overprinting and spatial relations for different stages of alteration are becoming apparent. Four principle alteration styles are currently observed. These are identified by each stage’s principal alteration mineral; biotite, albite, sericite, and carbonate. Two other lesser styles of alteration also may be present. Local zones of smectite-illite alteration and local possible minor pyrophyllite (?) is curious and may be important, but convincing identification has not been made and it is unclear at this time where and how these minerals might fit into the sequence.

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Biotite alteration consists of fine-grained remnant patches of secondary biotite in sedimentary, volcanic, and dike rocks or as phlogopite (phlogopitic biotite?) in mafic and ultramafic rocks (Figure 9.3 and 9.4). Pyrrhotite and quartz accompany the biotite. Arsenopyrite may be in rocks with this type of alteration, but timing relations are not clear. Macroscopically, the secondary biotite renders a weak to dark brown hue to the rock or margin to some veinlets. All rock types have been affected by this stage of alteration, however, secondary biotite and accompanying pyrrhotite are observed only as remnant patches in local intervals in some drill holes where subsequent alteration stages have not obliterated it.
Albite alteration occurs as extensive replacement of volcanic and dike rocks and overprints biotite alteration. Secondary albite occurs as intergrown radiating plumose to acicular sheaves and rosettes that locally replace all previous rock textures (Figure 9.3 and 9.4). Albite is accompanied by intergrown fine-grained dark gray to black patches and grains of quartz. This quartz is cryptocrystalline with an almost cherty character. The dark color may be from included carbonaceous material (Sillitoe, 2009). Albite alteration appears to be accompanied by disseminated arsenopyrite and pyrite mineralization.
Sericite alteration consists of pervasive sericitization, sericite veins, and quartz-sericite envelopes around quartz±sulfide veins in all rock types. Sericite cross-cuts and/or replaces all previous alteration minerals, and locally appears to be developed from destruction of secondary biotite. Pyrite and arsenopyrite accompany this stage, some of which may result from pyritization of biotite-stage pyrrhotite. In mafic and ultramafic rocks, tremolite and local fuchsite are the dominant sericite-stage phyllosilicates. In addition to the previously described black silica that accompanies albite alteration, fine-grained introduced quartz is widespread in many thin sections and replaces primary mineralogy. However, this form of silica is rarely observed macroscopically due to other alteration minerals which are more readily apparent. Sericite-stage silica also occurs as the inner zone of centimetre-scale alteration selvages around narrow fractures.
Smectite-illite alteration has been observed in a number of locations, generally in and around brittle fault zones, but is not as widespread as the albite and sericite alterations. It is characterized by bleaching of the affected rocks and strong swelling and consequent disintegration of core samples from these zones. The alteration has been observed most commonly in sediments and dikes. Pyrite and arsenopyrite are disseminated through the alteration and gold grades of several hundreds of ppb are common.
Carbonate alteration consists of at least three styles of introduced carbonate: 1) clear but fine-grained scaly patches and flakes throughout the rocks; 2) fine-grained cloudy carbonate patches; and 3) clean large euhedral rhombs and clusters of rhombs in and adjacent to carbonate-quartz-sulfide veins. Some very fine carbonate is brown in color. It is not clear whether this is a natural color or a product of oxidation or overgrowth and incorporation of very fine secondary biotite. Macroscopically, some brown carbonate has been mistaken for secondary biotite. A fourth style of carbonate consists of very late calcite veinlets which crosscut all features. These could be the product of late-stage cool hydrothermal alteration or supergene. The vast majority of carbonate appears to overprint previous alteration stages, however, some may accompany the earlier alteration stages. Carbonate abundance ranges from scattered flakes to complete replacement, particularly in the mafic and ultramafic rocks. In the sedimentary rocks, it is difficult to determine if some carbonate is redistributed primary carbonate or introduced hydrothermal carbonate. Local marl and limey beds occur in the Devonian sediments. Carbonate apparently consists of dolomite and other Fe- Mg species of carbonate such as siderite and ankerite. Arsenopyrite and pyrite are common in carbonate-quartz veins and veinlets.

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Figure 9.3. Photomicrographs of characteristic alteration among rocks at Money Knob. A) View of core showing relict patches of secondary biotite (dark color) cut by and overprinted by albite and sericite alteration. 08-33, 190.25 B) rare, relatively weakly altered Cretaceous intrusive dike with abundant interlocking plaigioclase laths and blocks; Weak sericite and carbonate alteration are present. Some of the plagioclase may be in the early stages of being altered to secondary albite. 09-34, 252.76. C and D) plane and polarized light examples of a patch of secondary biotite in Devonian volcanics; sericite and carbonate are also present in the lower right portion of the photo; 200x; 8-33; 190.25. E and F) A quartz-carbonate veinlet crosscuts albitized volcanic rock (MK07-18, 247.5m). G) Large arsenopyrite grain (A) with an inclusion of pyrrhotite (po), and adjacent to pyrite (py). Minor chalcopyrite (cp) occurs in the lower right. 200x, 08-33, 230.55.

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9.3 Synthesis of Mineralization and Alteration
The types of alteration stages and their sequence are consistent with other IRGS deposits and prospects of the Tintina Gold Belt (Newberry and others, 1995; McCoy and others, 1997). This is important as it strongly supports the interpretation that mineralization at Livengood is part of an intrusion-related mineralizing system. Although it is possible that each alteration stage is the product of independent hydrothermal events, the mineralogy of each alteration type suggests that the various stages formed as part of an evolving, cooling system with initial biotite and pyrrhotite being the highest temperature and subsequent lower temperature assemblages following (Figure 9.5). This patterning can also be interpreted as consistent with the chemical evolution of hydrothermal fluids emanating from an intrusive source.
Gold shows a strong correlation with arsenopyrite. However, arsenopyrite has been introduced at least at the biotite alteration stage and significantly at the carbonate stage. Some amount of arsenopyrite also may have been introduced at the albite and sericite alteration stages. It is unclear, though, whether gold has been introduced during all of these stages or mostly during a particular stage. Understanding these relationships is part of ITH’s current exploration program.

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Figure 9.4. Photomicrographs of characteristic alteration among rocks at Money Knob. Plane light on the left; crossed polarized light on the right. A and B) Sericite and carbonate replace a silty phyllite (MK07-18, 76.0m). C and D) A quartz-carbonate veinlet crosscuts albitized volcanic rock (MK07-18, 247.5m). E and F) Carbonate (upper left 2/3rds of section) and tremolite (lower right 1/3 of section) replace mafic rock. 25x; 02-21, 19.35. G) Core showing a complex sequence of alteration types which generally mimic the larger scale assessment of alteration styles. Zone 1 = secondary biotite-carboante±sericite. Zone 2 = Carbonate-sericite with darker color possibly owing to overprinted secondary biotite. Zone 3 = carbonate-sericite. Zone 4 = sulfide-rich sericite-carbonate. Blue symbol = shear. Orange dashed lines = bedding. The yellow lines indicate quartz-carbonate±sulfides veinlets. Red line indicates quartz-feldspar±carbonate veinlet. From MK09-43, 388.3.

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Figure 9.5 Interpreted paragenetic sequence of key alteration and mineralization stages. Gold occurs with arsenopyrite and may have been introduced during all stages or dominantly during a particular stage(s).

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10.0 Exploration
10.1 Past Exploration
Several companies have explored the Livengood area as outlined in Section 6 (History). That work identified a sizeable area of anomalous gold in soil samples and intervals of anomalous gold mineralization in drill holes (described in previous sections).
ITH advanced the soil sampling coverage in 2006 and 2007 by collecting an additional 361 samples. These samples helped improve definition of anomalous gold in soil on the southwest side of Money Knob and between Money Knob and Radio Knob.
ITH undertook drilling of the surface geochemical anomalies in 2006 with favourable results. In 2007, the area was drilled sufficiently to produce a resource evaluation (Giroux, 2007; Klipfel and Giroux, 2008a) and a program for 2008 was planned that would further that evaluation. Drill results through September 27, 2008 were used as part of a revised resource evaluation in October, 2008 (Giroux, 2008; Klipfel and Giroux, 2008b). Geochemical results received and drilling completed after that date were used for a subsequent resource update (Giroux, 2009; Klipfel and Giroux, 2009). Results from 34 reverse circulation holes drilled in the winter of 2009 were primarily infill holes. Data from these holes were applied to a new resource estimate which also incorporated advancements in modeling the deposit (indicator kriging) and resulted in upgrading and enlarging the resource estimate to 4.04Moz and 3.6Moz in the indicated and inferred categories respectively (Klipfel, et al., 2009a). Data from drill holes completed through February, 2010 were used to complete a new resource estimate along with additional information on possible recovery techniques being contemplated by ITH (Klipfel, et al., 2009b, 2010). The remaining data from drilling completed in the first half of 2010 is the subject of a new resource update and reported in this document.
10.2 Current Exploration
ITH has continued to conduct step-out and infill drilling through 2009 and the first half of 2010. This report includes the results from all results for 2010 drilling as received through May 31, 2010. This data includes the addition of results from 50 RC holes and 5 diamond core holes drilled in 2010. Results have been used in a new resource estimate reported in Section 17, and include further advances in metallurgical understanding and improved cost estimates which have been incorporated into the estimation process.

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11.0 Drilling
11.1 Past Drilling
All of the companies that have explored at Livengood in the past, except Cambior, have undertaken drill programs to evaluate the district. In each case, drill holes targeted different geologic concepts such as veins in bedrock beneath the alluvial gold. AGA initially, and ITH later, focussed drilling on possible mineralization beneath and down dip from the surface soil anomaly area (Figure 11.1).
Drilling since 2003 by AGA and ITH is summarized in Table 11.1. Drilling in 2003 by AGA consisted of 1,514 m of vertical and angled reverse circulation (RC) drilling in eight holes. It identified broad zones of gold mineralization (BAF-7; Table 9.1). Drilling in 2004 by AGA consisted of 654m of HQ coring in 4 diamond drill holes designed to test for gold beneath the thrust fault at the base of the Cambrian rocks. These holes were up to 1.7 km to the west of 2003 drill holes. They identified thick zones of gold mineralization in Devonian rocks beneath relatively barren, thrust-emplaced Cambrian rocks (MK-04-03; 96m@>0.5 g/t in 2 intersections). These results highlighted the fact that significant mineralization could exist beyond the limits of the main soil anomaly, particularly in blind locations beneath thrust faults.
No drilling took place in 2005.
In 2006, ITH drilled 1,230m of core (HQ) in 8 holes and continued to demonstrate the presence of mineralization over a broader area. The 2007 campaign consisted of 14 diamond drill holes for a total of 4,400m. These holes focused on extending and defining the geologic setting of mineralization first recognized in MK-04-03. This mineralization was originally thought to be hosted primarily in the Devonian volcanic rocks. However, as drilling has progressed, it has become clear that mineralization is strongest in the volcanic rocks, but occurs in all rock types at Money Knob (Figure 11.2).
Based on favourable results in 2007, the 2008 program consisted of 30,653m of RC and core in 108 RC and 7 core holes. These holes were designed to improve definition and expand the resource calculated early in 2008 based on 2007 drill data. The 2008 drill program did not identify limits to mineralization in any direction. Instead, a thicker mineralized zone was identified (up to 200m; Table 9.1). In addition, this campaign highlighted the fact that mineralization occurs in all rock types, not just in Devonian volcanic rocks. This was important as it indicated that there was potential for broader extent of mineralization than envisioned prior to the 2008 drill program.
The winter 2009 program: 1) helped fill in gaps within the drilling grid and enabled increased continuity of information for improved resource estimation, and 2) discovered the Sunshine and Tower Zones, and grid drilled them in the process. In addition, more rigorous estimation procedures using indicator kriging, improved modeling of the oxidation profile, recoveries of various lithologic types, and cost estimates based on comparable pit mining techniques in this environment.

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Figure 11.1 Distribution of drilling in the Money Knob area with respect to anomalous soil samples. The majority of the soil geochemical target remains untested. An expanded soil sampling program is proposed for 2010.
11. 2 Current Drilling
ITH drilled from February through April 2010. The resource estimate along with other information presented in this report is based on all data generated through May 31 2010. This includes the addition of data from 50 new RC drill holes and 5 diamond drill holes that was received after the end of December, 2009, the data cutoff date for the March, 2010 resource estimate. These holes were drilled to fill-in the area between the Core and Sunshine Zones and expand the SW Zone to the west. The successful completion of this drilling delineated new resources between the Core and Sunshine Zones and expanded known mineralization in the SW Zone further to the west. Reclamation of all winter wetland sites has been completed as per ACOE permit requirements.

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TABLE 11.1
SUMMARY OF AGA AND ITH DRILLING AT LIVENGOOD

Year	DDH	m	RC	m	Results
2003	—	—	8	1,514	Broad zones of Au mineralization
2004	4	654	—	—	Discovered Devonian volcanics as preferential host rock
2005	—	—	—	—	No drilling
2006	8	1230	—	—	Drilled first >100gram meter intersection in Devonian volcanics
2007	14	4,400	—	—	Defined continuity of volcanics and mineralization. Discovered first sediment-hosted mineralization
2008	7	2,040	108	29,040	Discovered Core Zone where sericite alteration mineralizes all rock types. Delineated 6.8M oz indicated and inferred resource
2009	12	4572	195	59,757	Expanded the extent of the mineralization to include the new Sunshine and Tower Zones and provided input for the resource evaluation reported in March 2010 (9.8 M oz Indicated and Inferred resource)
Winter 2010	5	1,998	50	15,584	Filled in between the Core and Sunshine zones, expanded SW Zone

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Figure 11.2 Distribution of drilling in the Money Knob area according to year and company.
11.3 Drill Procedures
To date, virtually all drill holes at Money Knob have been drilled in a northerly direction at an inclination of -50 degrees in order to best intercept the south dipping structures and mineralized zones as close to perpendicular as possible. A few holes have been drilled in other directions as described above. Most holes have been spaced at 75m along lines 75m apart. A few holes are more closely spaced. Surveys of the holes show that with depth, holes steepen 10-20 degrees depending upon the length. Most holes have been drilled to depths of 250-300m.
Diamond drill core is recovered using triple tube techniques to ensure good recovery and confidence in core orientation. Recovery is excellent being greater than 95% over the course of the entire program. The core is oriented using the ACT system and/or the EZ Mark tool. Core is marked so that a continuous line is located along the base of the core as long as core pieces can be matched continuously from the marked top of the run. Subsequent runs are matched also. Oriented core is important for recovery of structural, vein, and contact orientation information and is essential for interpreting fault and dike orientations on sections.

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Currently, core is reviewed, marked for orientation, and ‘quick-logged’ at the drill rig prior to transporting it to ITH’s core shed for logging. This is a relatively new procedure and has been in place since August, 2009. In the past, core would be marked for orientation and then placed as an entire run in a case of prepared PVC pipe and sealed until opened by core loggers at ITH’s core shed. This custom procedure was implemented to assure minimal breakage or crumbling of core between retrieval from the hole and transfer to boxes by the logging geologist. Core is cleaned, measured, marked, labelled, and logged by contract geologists from Northern Associates, Inc.
Reverse circulation holes are bored and cased for the upper 0-30m to prevent downhole contamination and to help keep the hole open for ease of drilling at greater depths. Recovery of sample material from RC holes is done via a cyclone and dry or wet splitter according to conditions. Sample chips are split into 3 recovery points (Figure 11.3): one is the interval sample, the second is an equivalent split “met” sample, and a third smaller split is used to collect chips for logging purposes. These chips are placed in standard chip trays. Samples are collected in porous polybags that allow retention of sample material and evaporative seepage of water from the sample.
Drill hole locations are determined by sub-meter differential GPS surveys at the drill collar. Initial azimuth of drill hole collars are measured using a tripod mounted transit compass in conjunction with a laser alignment device mounted on the hole collar (Figure 11.3).
Down hole surveys of core and reverse circulation drill holes are completed using the Gyro-Shot survey instrument manufactured by Icefield Tools Corporation. Precision and accuracy of this method was assessed in 2008 through a series of duplicate surveys using this instrument and by comparison in holes surveyed by the EZ-Shot (magnetic) borehole surveying device. Results of surveys and duplicate tests show normal minor deviation in azimuth and inclination with reproducibility within a close margin of error. In 2009, a duplicate survey performed by the Gyro-Shot instrument measuring the same hole twice (MK-RC-0195 to 985 feet) and a tandem survey performed by running two Gyro- Shot instruments simultaneously on the same probe assembly (MK-RC-0178 to 900 feet), demonstrated close replication and agreement between the surveys. The 3-D coordinates at the maximum depth of the paired surveys plot to within 1% of the coordinates in the corresponding survey relative to length of hole surveyed. Drill hole surveys were completed by Northern Associates, Inc. and were observed in the field by Dr. Klipfel.
The RC drilling in 2003 was conducted by Layne Christiansen Company using an MPD 1500 Track RC drill. Drilling in 2004 was also by Layne using a CS1000 core drill. No drilling took place in 2005. In 2006, 2007, 2008, and 2009, diamond core drilling was conducted by AK Drilling Inc, and Layne Christensen. RC drilling was by AK Drilling, Inc., Layne Christensen, and T and J Enterprises.

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Figure 11.3 Photos of various exploration functions. A) ITH geologist logging RC chips with a binocular microscope. B) View of ITH’S core shed and core boxes in the foreground. C) Driller taping core securely in PVC holder/carrier. Core barrel parts are on the left. D) RC drilling chips are split into 3 collection points, the sample (foreground bucket), the met sample (background bucket), and the visual chip sieve for logging purposes (left). E) A representative sample of RC chips is retained in chip trays with individual compartments for each 5’ interval. F) Drill hole collars are surveyed with a differential GPS instrument. G) The driller marks the core to indicate its oriented position with respect to the core barrel. H) Drill core is sawed in half with a diamond saw at the core shed. I) The driller marks a line along the base of the core to indicate its oriented position. J) Niton portable XRF instrument records trace-element abundances prior to shipment of samples to the lab. K) Trace elements are measured by two NITON portable XRF instruments for all RC samples prior to shipment to the lab for assay and multi-element ICP analyses. L) Example of porous polybag which allows the escape of water, but not sample material. Pre-printed labels indicate drill hole, depth interval, sample number, and bar-coded sample ID information.

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12.0 Sampling Method and Approach
12.1 Past Sampling
The sampling procedures of previous companies are not known but the major companies that did the work are known for their conscientious QA/QC protocols. Sample data from past programs are consistent with more recent data generated by AGA and ITH. On this basis, there is no reason to doubt the validity or credibility of samples from Occidental, AMAX, Homestake, or Placer Dome. The similarity of results for each program suggests that sample collection and analytical procedures are sufficiently similar to allow use of their data by ITH in current exploration efforts.
For samples collected by AGA, all soil, stream sediment, rock, and drill sampling was done according to AGA in-house protocols for geochemical sampling. These protocols specified technical procedures for collection and documentation of samples. In general, -80 and -200 mesh material was analyzed for soils and stream sediment respectively. Dr. Klipfel reviewed these protocols in 2006 as well as AGA’s security procedures and verified that they met or exceeded standard industry practices. Sampling procedures remained the same through the course of the 2003 and 2004 exploration programs.

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All AGA geochemical samples were secured and shipped to Fairbanks according to AGA protocols for sample preparation (drying, crushing, sieving, and pulverizing) at ALS-Chemex in 2003 and Alaska Assay in 2004. Sample splits (300-500g for rock material; -80 mesh for soil samples) were sent to ALS Chemex in Vancouver for analysis. Analytical methods used were standard 50g fire assay with AA finish and four-acid digestion, multi-element ICP-MS. These are standard analytical packages for the exploration industry and are performed to a high standard. Analytical accuracy and precision were monitored by the analysis of reagent blanks, reference material and replicate samples. Quality control was further assured by the use of international and in-house standards. ALS Chemex is accredited by the Standards Council of Canada, NATA (Australia) and also has ISO 17025 and 9001 accreditation.
AGA reverse circulation drill samples were collected at five foot intervals as measured by the driller. Pulverized material from the hole was passed though a cyclone to separate the solids from the drilling fluid and then over a spinning conical splitter. The splitter was set to collect two identical splits each of which weighed 2-5 kg. Representative material was also collected and saved in chip trays for later visual inspection. The split material was put into pre-numbered bags by the drillers’ helpers on site. One of the splits was sent for analysis while the other was retained for future reference. Samples were secured and transported to the sample preparation facility of ALS Chemex in Fairbanks for drying, crushing, pulverization, and splitting. 120 gram splits were sent to Vancouver for analysis by standard 50 gm fire assay with AA finish and multi-element ICP-MS. The RC chips were logged by project geologists by recording basic information on the lithology, alteration, and mineralization for each interval.
AGA’s core material was collected at the drill site and placed in core boxes under the supervision of an experienced geologist and Qualified Person for the purposes of NI 43-101. It was logged for rock type, alteration, structure, and with detailed descriptions. Dr. Klipfel examined the core logs and core from the four 2004 holes and can verify the reliability of the logging. Sample intervals were determined on the basis of the distribution of veining and alteration with a minimum sample width of 30 cm and the maximum width of 1.5m. Samples were collected to isolate different components of the alteration and mineralization to characterize them.

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After the samples were marked, the core was sawed in half, and one half sent for analysis. The other half was either kept on site or at AGA’s core storage facility in Fairbanks. The average recovery in the core program was in excess of 90% and there is no indication that poor recovery is an issue in the interpretation of the assay data. Sampling was selective but barren samples were always collected to bracket zones of mineralization so that reliable boundaries could be defined in the intercepts. Dr. Klipfel examined this core in the course of the site visits.
12.2 Current Sampling
ITH has adopted and continued the sampling protocols used by AGA and described in the previous section, with the exception that all drill holes are sampled from surface to total depth. In addition, ITH has implemented a number of customized steps in their procedures to minimize errors and assure the integrity of sample material. This assures a high level of reliability in the sample data set and assures continuity of methodology, laboratory standards and conventions as well as confidence in the data generated. All core samples are weighed prior to shipping to the ALS-Chemex facility in Fairbanks. These weights are compared to the laboratory received weights to confirm that the samples were logged in correctly. RC samples are collected in pre- numbered, bar-coded bags (Figure 11.3). They are logged-in on-site by ITH using the barcodes to prepare the shipments and ALS Chemex uses the same barcodes to log the samples into their system. The sample weights are recorded at various stages in the preparation process. These procedures minimize labelling and other potential errors and add an extra level of assurance that the sample is tracked correctly and matched with the data generated by that sample.
Since June of 2009, core is examined by a geologist in the original split tube, the softe structures are documented, then the core is boxed and transported to the core shed for detailed logging, mark-up and sampling. For the 2008 program, core was slid from the core barrel into a half-section of PVC pipe, covered with the other half of PVC pipe, and sealed for transport to the logging shed at ITH’s camp (Figure 11.3). This procedure was effective and minimized disturbance to the core, prevented unnecessary breakage, and minimized crumbling of core prior to logging by a geologist.

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13.0 Sample Preparation, Analyses and Security
13.1 Past Procedures
Soil and drill samples obtained in 2003 and 2004 exploration programs were subject to AGA’s in-house methodology and Quality Assurance/Quality Control (QA/QC) protocols. Samples were analyzed by various methods by different laboratories.
The QA/QC program implemented by AGA met or exceeded industry standards. The program involved analysis of blanks, standards and duplicates. Blanks help assess the presence of any contamination that might be introduced by analytical equipment. Standards are used to assess the accuracy of the analyses, and duplicates help assess the reproducibility or precision of the analytical methods and equipment used.
All sampling campaigns were subject to insertion of blanks and standards at a rate of 1 blank and 1 standard for every 23 samples (total = 2QA/QC samples per 25 submitted samples). Blank samples consist of material known to contain below detection amounts of the metal for which the sample is being tested. Standards consist of sealed sachets of material with a certified abundance of the metal for which the sample is being tested. Standards were purchased from RockLabs and GeoStats.
Duplicate core and rock samples were run from pulp and coarse reject splits along with sample repeats approximately every 20 samples. Duplicate samples were also collected at the drill rig for 2003 RC drilling. Results of AGA’s QA/QC program were reviewed by Dr. Klipfel in 2006 and in subsequent visits and reports. Overall, the QA/QC samples indicate that sampling and analytical work is accurate and reliable. In 2004, there were two instances of issues with blanks and standards out of compliance with AGA protocols, but these were satisfactorily resolved by AGA. The sample database did not appear to be compromised.
13.2 Current Procedures
ITH has continued with the QA/QC protocol of AGA as described above and increased the number of control samples (blanks and standards) to 1 in 10. Duplicate splits of drill samples are prepared for every 20 samples. ITH has undertaken rigorous protocols to assure accurate and precise results. Among other efforts, weights are tracked throughout the various steps performed in the laboratory to assure accurate assignment of results to the appropriate sample (Figure 13.1). ITH weighs all core samples before shipping. They are then reweighed by the laboratory when received and logged in. RC samples are dried and then weighed at the laboratory. Sample reject material is weighed again by the laboratory after the sample aliquot has been removed for pulverization. This tracking of sample weights enables constant verification of quality throughout the preparation process. Key results of this protocol include minimization of sample switches and transcription errors.
All core and RC samples are taken from the drill rig directly to ITH’s core shed. RC and core samples are placed in super sacks, sealed, and palleted for shipment to ALS Minerals’ preparation facility in Fairbanks.

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Samples are analyzed by standard 50g fire assay for the gold determinations. All core samples and select RC drilling samples are also submitted for multi-element ICP-MS analyses using a 4 acid digestion technique. All RC samples are analyzed on site for trace elements using a Thermo Fisher Scientific NITON portable XRF before shipment to the laboratory (Figure 11.3).
ITH geologic staff have developed a set of decision criteria that compare the NITON-measured abundance of Cr, Ni, Th, Zr, Mo, and V for determination of ultramafic, volcanic, Cretaceous intrusive (dikes), Upper Sediment, and Lower Sediment rocks. These results are cross checked with visual logging and ICP data before a final lithologic determination is entered in the database. The advantage of this type of procedure is that rock types can be more readily and more consistently identified in spite of significant alteration and replacement of original rock textures and minerals. Also, because arsenic correlates strongly with gold, an XRF determination of arsenic abundance has helped ITH anticipate gold-bearing zones before assays are returned. This information has proved constructive for drill planning and execution.
13.3 Data Handling
A project database is maintained by ITH with all drill hole location, survey, logging, sample, and assay information contained therein. As drill holes are completed, data is entered either manually, or through data downloads directly from instruments to the database. Assay information is received electronically from the laboratory and downloaded into the database. Subroutines check for errors and data format consistency.
The creation of sample data for RC drilling begins with pre-numbered sample bags that have drill hole number, sample interval, and sample number printed and bar-coded on a label attached to the bag (Figure 11.3). These bags are used at the drill rig for collection of RC chips into a primary sample, a secondary duplicate sample, and a chip sample for logging purposes (Figure 11.3). Drill core is sawed in half with a diamond saw with half the core going in a sample bag together with a tear off sample ticket preprinted with the sample number, and the other half retained in core boxes and stored on site.
NITON data collected by the instrument is keyed to the sample number so that data transferred from the NITON “gun” to the database remains matched with the sample number. Chip loggers similarly enter information into the logging database while reviewing chips under a binocular microscope with all intervals keyed to the sample interval and sample number (Figure 11.3). These are checked regularly by loggers and rechecked by the senior geologist. Database check and validation tools are also used to detect errors. Core logs are created manually and then the information is entered into a digital format for the database.
Dr. Klipfel has reviewed these procedures and watched the data entry process at various steps at different times on each of the visits. He is satisfied that ITH is diligent in their data management procedures and have check procedures in place that should identify any issues. He has not completed a thorough check or validation of the database but is not aware of any issues.

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Livengood Sample Path
Chips for logging
Storage
Duplicate "met" sample
Storage
Collection
Sample
Niton
Standards 1/20
Blanks 1/20
Sealed and Shipping
ALS Minerals Fairbanks
Preparation
Weighed
Dried
Weighed
Crushed (-10 mesh)
1/20 Split for lab duplicate
Split
1 kg
Pulverized (-200mesh)
Coarse reject
Weighed
Storage
Analysis
ALS Minerals Vancouver or other branch lab
Assay / ICP
Results

Figure 13.1. This diagram shows the flow path and steps involved for RC samples from the drill rig to analytical results.

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13.4 Quality Assurance and Quality Control
The QA/QC data from ITH sampling program has been reviewed by Dr. Klipfel. Analyses of blanks and standards that fall outside of an acceptable range, such as 3x detection limits for blanks or 10% for standards, are flagged for investigation. Unless a suitable explanation, such as a sample switch, can be found, the error is reported to the laboratory and the sample intervals around the questionable sample are rerun. A new certificate is issued by the lab for the reanalysis if the correct values for the standards and blanks are determined. Errors are generally attributable to sample switches, weighing errors and contamination of the first sample in a batch. Multi-element QA/QC is monitored using the compositions of the blank and standard materials.
Duplicate samples are used to assess reproducibility of the laboratory procedures and to ensure that the sampling procedure is representative. Field duplicates (63 in 2009) represent equivalent samples collected at the drill rig during the original sampling process and confirm that the sampling process is representative (Figure 13.2a). Prep duplicates (1527 in 2009) are prepared by splitting the whole sample in half at the laboratory and subjecting each half to the full sample preparation routine and subsequent analysis (Figure 13.1). These duplicates are designed to assess sample homogeneity and confirm that no bias is created during the sample preparation process (Figure 13.2b and c). Pulp duplicates (388 in 2009), representing multiple assays of the same pulverized material show that the laboratory procedures are precise and that the pulp material is uniform with errors of mostly less than 10% (Figure 13.3). Errors greater than 10% are believed to be due to normal nugget effect typical of gold deposits.
As the number of samples increases with each drilling campaign, it appears that there are local variations in the scale of nugget effect. The result is that some duplicates at higher values of gold (e.g. >3 g/t Au) show higher variance in reproducibility. Dr. Klipfel has evaluated this issue carefully and believes it is the result of normal nugget effect where a grain of relatively coarse gold ends up in one split and not the other, thus producing a high value in one run and a lower value in another. This can be tested by comparing the blanks and standards for that range of samples and verify that these values are accurate and precise (Figure 13.3). Also, reproducibility tends to improve as gold values decrease except as the detection limit is approached (e.g. 0.005 vs 0.01 g/t = 100% error, but is at the detection limit and normal error envelope). This is most likely due to more even distribution of smaller gold grains so that an equal number of fine grains end up in each sample split. This level of variation due to nugget effect is deemed unlikely to impact the data set or the resource evaluation, because for each instance of a value in one sample being higher than in its paired duplicate, there should be an equal number of lower values recorded which missed the higher value split.

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Figure 13.2. These scattergram plots show how different categories of sample duplicates compare with original sample results. The diagonal line has a slope of 1. Perfect duplication of results would plot on this line. Variation and scatter is interpreted to be the product of normal nugget effect. A) 2009 field duplicate vs. original samples; n= 27. The envelope of points flares with increasing grade. This is typical of nugget effect which becomes more pronounced at higher grades. B) 2009 prep duplicates compared to original sample values. The scatter indicates no particular bias with a good overall correlation between the two sets. The scatter is believed to reflect normal nugget effect in thes samples. C) 2009 pulp duplicates vs. original sample. Scatter is similar to that in B.
Prep duplicates (1527 in 2009, 736 in 2008, 187 in 2007), created by splitting either core samples after coarse crushing or splitting raw RC chips, show a somewhat higher degree of variability but demonstrate no bias to either high or low grade (r=0.91, Mean original samples = 0.43g/t, Mean of duplicates=0.45g/t). The reproducibility of most pulp duplicates also indicates that most of the gold is not so coarse that it causes major nugget effects. The variability in the coarse duplicates indicates that gold grains are not uniformly distributed within the sample material. This is consistent with the interpretation that gold is, at least partially, hosted in narrow veins and veinlets, which when crushed produce a small number of gold-bearing fragments in the overall sample, thereby causing nugget effect during the coarse sample splitting. In recognition of this effect sample preparation procedures were modified so that 1kg of sample material is now pulverized rather than 350g aliquot previously used. Dr. Klipfel considers these results to be appropriate for Livengood mineralization and indicative of sound QA/QC procedures.

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Figure 13.3. X-Y scattergrams for 2009 showing the stated value of standards vs. the measured value by the lab. A) values are plotted according to measured value vs. stated values of a standard placed in the sample stream. B) values plotted as a function of time to check for drift in results over time. The horizontal nature of the points for each value indicates that drift is minimal to non-existent.

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The ALS Minerals preparation facility in Fairbanks has been visited twice by Dr. Klipfel to verify sample handling procedures. The lab follows sound log-in, weighing, drying, and splitting procedures. Sample crushing, splitting, and pulverization is done by modern equipment with diligent air cleaning between samples and cleaning with blank material between runs and at the beginning of the day. Handling techniques demonstrate care in assuring that bags and samples are not mixed up. All pulps are sealed in paper envelopes and placed in boxes, packaged and sealed for transport to the Vancouver or Reno labs for analysis.
14.0 Data Verification
Field and drill core observations made by Dr. Klipfel during site visits are consistent with the style of mineralization and alteration interpreted and reported in ITH documents. Outcrop exposures in drainages, trench faces, road cuts, and along the ridge lines were examined and found to be consistent with existing geological maps.
Drill logs, sections and maps were reviewed and are to a high quality. Provided information is consistent with observations of core and surface exposures.

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In 2006, Dr. Klipfel collected a single sample along 3 m of a trench face where intrusive material with quartz veins is exposed. This sample was crushed, split, pulverized and assayed with a 50 g fire-assay AA finish method by ALS Chemex in Reno, Nevada. The sample contains 1.31 g/t Au, a value consistent with results from AGA sampling and expectations for material of that type and location. In addition, Dr. Klipfel witnessed the sluicing and panning of concentrated “clean up” material shovelled from a trench face. The material contained a significant amount of fine colors as seen in the panning dish verifying the presence of free gold at a range of sizes in that part of the trench face.
In 2007, Dr. Klipfel collected seven samples from portions of two different drill holes, MK-07-18 and MK-07-20, from the remaining half of drill core previously sampled by ITH. Samples were selected for a range of gold content and rock type. The range of gold content in these samples is from below detection to 16.8 g/t Au. The core was quartered for the same sample interval as previously collected by ITH. Core material was bagged, labelled and information recorded by Dr. Klipfel and by ITH staff. Sample bags were sealed and transported to the ALS-Chemex laboratory in Fairbanks for sample preparation. Pulverized material was split into 300 gram master pulps and 120 gram analytical pulps before being sent to ALS Chemex in Vancouver for analysis. All samples except one returned results reasonably consistent with results from the ITH original sampling. The single sample that is different contains 0.61 g/t Au compared to 6.92 g/t Au in the original ITH analysis. This discrepancy is similar to the few discrepancies that occur in ITH’s QA/QC sample duplication procedures. For this reason, the discrepancy is interpreted to reflect normal variation attributable to nugget effect as described in section 13.2. To the extent that this type of error is throughout the database, it is equally likely that a corresponding number of samples report low when the other half of core might report higher.
In 2008, 31 samples (26 RC and 5 core) were collected by Dr. Klipfel for verification analyses. These samples came from 5 different RC holes and 1 core hole. Samples were selected at random and specifically for a range of gold content from near detection limits (0.005 g/t Au) to high grade (20.9 g/t Au). Half-core that remains after a first sample was quartered and analyzed. Two standard and two duplicate samples demonstrated good reproducibility. RC samples demonstrated reasonable reproducibility, and core samples showed a range. No systematic bias was observed. Dr. Klipfel interprets these results to show normal scatter and nugget effect typical of mineralization at Livengood and for gold in general.
As a check of the data generated during 2009, Dr. Klipfel selected two batches of samples. The first batch consisted of 28 samples selected from the duplicates collected by ITH from the winter program. The second batch consists of 13 duplicate RC chip samples randomly selected at each of the three RC drill rigs. Samples of the first batch were selected to be representative of a range of rock type and gold values from different holes.

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Results for the first batch show very good accuracy and precision for the standard and blank samples included with the sample set. The duplicate sample shows variation (2.13 vs. 2.89) of about 25%. Five other samples within this batch show significant variation between the original and duplicate analysis. For this reason, both the original and duplicate samples were re-analyzed. The values from these four runs show consistent variation among samples with higher gold values (e.g. 1 or more runs with higher values) for at least one run out of the four runs (Figure 14.1). It also shows minimal variation among samples with very low gold content. Importantly, samples with minimal or no gold (<0.1 g/t Au) show consistency and repeatability. When plotted in log-log format, the envelope of variation becomes smooth, again suggesting a natural nugget effect. This assumes that the gold at Money Knob is consistent with the concept that natural systems follow logarithmic abundance patterns (Levinson, 1974; Rose and others, 1979).
Results for the second batch show good correlation and do not display any discernible bias (Figure 14.2). Deviation from an ideal 1:1 correlation is consistent with past sampling and the degree of nugget effect observed throughout the course of ITH’s drilling program.
Data from duplicates for drilling have been reviewed by Dr. Klipfel and conform to previous QA/QC assessments.
Dr. Klipfel has not verified all sample types or material reported. To the best of his knowledge, ITH has been diligent in their sampling procedures and efforts to maintain accurate and reliable results.

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A
g/t Au
g/t Au
Series1
O and M
B
Log g/t Au
Log g/t Au
Series1
O and M
C
g/t Au
g/t Au
Series1
O and DO
D
Log g/t Au
Log g/t Au
Series1
O and DO
E
g/t Au
g/t Au
Series1
O and DM
F
Log g/t Au
Log g/t Au
Series1
O and DM
G
g/t Au
g/t Au
Series1
M and DM
H
Log g/t Au
Log g/t Au
Series1
M and DM

Figure 14.1 X-Y scatter plots of 2008 and early 2009 original and duplicate sample data for check samples collected by Dr. Klipfel as part of data validation procedures. The diagrams on the left are plotted with numeric scales. The diagrams on the right are plotted with log-log scales. The scatter increases with grade on diagrams with numeric scales while the envelope of points remains approximately parallel to the “unity” line. This is consistent with data following lognormal abundance pattern typical of natural elemental abundance patterns. A and B) original vs. “met” splits. C and D) original vs. duplicate original splits. E and F) original vs. duplicate “met” sample. G and H) met and duplicate met samples. These diagrams collectively indicate a lack of consistent bias and show that different splits show variation consistent with nugget effect at all grades, but more pronounced at higher grades.

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Figure 14.2 X-Y scatter plot of original and check samples for June 2009 RC drilling. The correlation line shows a slope of 1. Samples with identical results will plot on the line. Deviation of results from the line is interpreted to be the result of normal variation and nugget effect.

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15.0 Adjacent Properties
Another claim block called the Shorty Creek claims is controlled by Select Resources and is located approximately 10 km to the SW of the Livengood project area. This area is actively being explored for gold mineralization by Select Resources.
The Alaska Pipeline, the main means of transporting crude oil from Alaska’s North Slope to the south coast of Alaska, runs northwest-southeast about 6 km to the west. This feature is not expected to have any impact on the project.

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16.0 Mineral Processing and Metallurgical Testing
16.1 Introduction
ITH has undertaken metallurgical and processing test work to determine optimal recoveries using some combination of heap leach, mill with Carbon in Leach (CIL) and gravity or flotation separation techniques. Current test work focuses on determining the best means of optimizing these combined recovery methods. This work involves studies that evaluate how the ore is characterized and how the ores vary in their physical and metallurgical response to process treatment parameters by ore type according to the various lithologic units that host ore. The characteristics under review include grindability, abrasiveness, optimal particle size for downstream treatment, and response to leach, flotation, or gravity process parameters as a function of oxidation and lithology. In addition, the right combination of these techniques for different ore types is being evaluated.
The information presented here derives from on-going studies which are in progress. In the previous October, 2009 report (Klipfel, et al., 2009b), results from leach tests were applied to ore that is amenable to heap leach processing. Although ITH has envisioned that Livengood gold would be recovered through a combination of processes, test work for a mill with Carbon in Leach (CIL) and gravity or flotation techniques had not been completed at that time and was not used in the Whittle Pit estimation. Test work continues and is still in progress. Results received since then are presented here but are not final. On-going work will support future evaluations.
Important metallurgical findings include:
1)	variable metallurgy (chemical and physical properties), depending upon ore type; degree of oxidation, amount of organic carbon, etc.;

2)
identification of ore types that are highly amenable to simple cyanide leaching process techniques like heap leaching with a carbon in column adsorption plant (CIC), particularly oxidized and partially oxidized ore types;

3)	identification of some sediment-hosted ore that contains organic “preg-robbing” carbon that will require CIL techniques, gravity or flotation techniques;

4)	high recoveries for some ore types using gravity and flotation separation techniques.
Test work completed or currently in progress includes grindability, abrasiveness, optimal particle size for downstream treatment, and response to flotation or gravity concentration followed by cyanide leaching of the concentrates as a function of oxidation and lithology. Power requirements and reagent consumptions for each ore type for each process scenario are also being developed from test work data. This information will be used as inputs into process operating costs for each ore type in future estimates.
16.2 Metallurgy Summary
Metallurgical test work programs on the Livengood ores began in 2004 and continue as of the preparation of this report. The ore types at Livengood are variable in their chemistry, in their physical properties, and in their metallurgical characteristics. The following statements best describe the observed results of the test work performed to date:
•
Most Livengood ores could be considered moderately soft to medium hard in hardness with an average Bond Ball Work index of 15.8. The ores varied significantly in hardness, with Bond Ball Work indices varying from a minimum of 11.1 to a maximum of 19.1.

•	The majority of the ores would be considered non-abrasive, with an average Abrasion index of 0.0809. The ore types abrasion characteristics varied significantly from 0.0023 to 0.2872.

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•	All of the Livengood ore types respond to cyanide leaching to some degree.

•	Some of the unoxidized ore with organic carbon has “active” or “preg-robbing” carbon.

•	The effect of leach times on gold recovery and gravity concentration results, indicates some of the ores contain coarse gold.

•	Gold recovery at 10 mesh particle sizes on some of the ore types exceeded 90 percent.

•
Gold recovery on some of the ore types, but not all, is improved with finer grinding. A grind size where 80 percent of the particles are smaller than (p80) 200 mesh (74 microns) has been tested to date.

•	Initial floation and gravity concentration tests indicate the combined processes exceed 90% gold recovery to the concentrates.

•	The degree of oxidation of the ore, as observed by the geologists, has a marginal impact on the gold recovery.

•
Differences in gold recovery between cyanide shake leach tests, bottle roll leach tests, and Carbon-in-Leach tests suggest organic carbon in the ores is active to varying degrees in some of the ore types, particularly the un-oxidized version of those ore types.

•	The gold in the ore is often associated with sulfides, but the ore would not be classified as a sulfide refractory ore.
These results indicate that some of the ores are amenable to conventional heap leaching and gravity separation recovery processes, while others present more challenging metallurgical issues.
It became evident early in the test work that the oxidized to partially oxidized ores responded well to cyanide leaching while other un-oxidized ore types performed moderately to poorly depending on the method used to perform the analysis, i.e. cyanide shake leach tests versus bottle roll tests. However, it was found that all of the ores do respond to cyanidation to some degree.
The most significant metallurgical parameter observed to date with the Livengood un-oxidized ores is the presence of organic carbon and the indication that some, but not all, of the organic carbon is “active” or “preg robbing” in nature. Metallurgical test work began to focus on process methods that could be used to counter the preg-robbing effects of the ores. The simplest of these methods, the Carbon-in-Leach (CIL) process, has been the focus of test work since October, 2009, and is currently being used in test work performed in the latest round of tests. The CIL test work, although incomplete, is showing positive results in counteracting the effects of preg-robbing carbon, providing an average increase of gold recovery compared to standard cyanide leaching for all ore types of approximately 18 percent and as high as a 49.5 percent increase in gold recovery for the more difficult un-oxidized ores.
In addition, gravity concentration testing of the Livengood ores continues to show encouraging results with 58% of the gold reporting to the gravity concentrates. The results show a 69-1 concentration ratio (gravity concentrate weight percent of 1.43%) provides an average concentrate grade of 46.1 g/t Au. Test work on the gravity concentrate to establish the viability of ultra-fine grinding and high intensity cyanide leaching of the concentrate indicate that total recoveries of gold in the main rock units range between 83% and 92%. Lower total recoveries were observed in the unoxidized KINT units (59%-62%, however, these rocks form a minor portion of the total ore.

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From the data currently at hand the oxide and partially oxidized ores will respond well to heap leaching. Ongoing test work indicates higher gold recoveries can be obtained from all ore types and particularly the weakly to un-oxidized ores with the use of standard milling that utilizes an initial gravity circuit followed by a Carbon-In-Leach (CIL) process for the gravity circuit tails. The ability to increase recoveries from the higher grade mineralized zones as well as effectively process the weakly-oxidized to un-oxidized ores has the potential to significantly improve the Livengood project in both its size and economic performance.
Metallurgical test work currently underway and / or planned and scheduled for the future will continue to focus on utilizing CIL as a primary metallurgical process. Enhancing the CIL test work with tests that attempt to render preg-robbing organic carbon inactive will also be performed.
Initial batch flotation test work has been performed to determine the potential for concentrating the gold and depressing gold preg robbers prior to downstream cyanidation. In these tests, flotation was followed by gravity recoverable gold tests. The test results indicated that flotation would recover between 57.7% to 97.9% of the total gold, and that gravity recovery on the flotation tails would recover an additional 7.5%-93.3% of the gold reporting to the gravity circuit. Total gold recovery to the combined concentrates was relatively high and ranged between 76.4%-99.9% with an overall average of 90.1%. Further testing is ongoing to evaluate the CIL / high intensity cyanide leach recovery from the flotation and gravity concentrates.
Column leach test work was completed by McClelland Laboratories of Reno Nevada, on a 1/2 inch crush on ores that do not show preg robbing tendencies to establish the effectiveness of heap leaching as a process option. Table 16.1 provides the results of these tests.
Other future test work will include enhancing the ability of utilizing the gravity susceptible component of the ores for improving overall gold recovery.
This test work will be performed in conjunction with enhancing the ability to identify the ores that are subject to having preg robbing issues. Understanding the geology of the ore types with respect to preg robbing organic carbon will be an important task moving forward in the Livengood project.
16.3 Gold Characterization
Hazen Research, Inc. performed gold characterization work on products they prepared from a heavy liquid separation test program performed on Livengood samples during late 2006 and early 2007 (Hazen Research Inc. letter report dated February 7, 2007, Subject: Characterization of Livengood Gold Ore, Hazen Project 10504).
The samples were ground to minus 35 mesh for gravity separation. The minus 35-mesh material was first wet-screened at 500 mesh (25 µm). The minus 35- plus 500-mesh product was split in half, and each half was separated with heavy liquid at a density of 2.96 to upgrade the heavy minerals plus the gold to enhance detection of the gold. The float (tailings), sink (concentrate), and the unseparated minus 500-mesh slimes from one set of heavy-liquid separation were fire assayed for gold and silver.

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Table 16.1
Summary Metallurgical Results, Column Percolation Leach Tests, Livengood Drill Core
Composites, 80%-12.5mm Feed Size

		Leach/Rinse	Au				NaCN	Lime
MLI	Test	Time,	Rec.				Consumed,	Added
Composite	No.	days	%	Tail Screen Assay	Calc’d. Head	Average Head	kg/mt ore	kg/mt ore
Comp #1 Cambrian-Partial Ox	P1	114	79.1	0.39	1.87	1.98	4.52	3.0
Comp #1 Cambrian-Partial Ox	P2	114	96.8	0.06	1.87	1.98	5.16	3.0

Comp #2 Cambrian-Trace Ox	P3	114	50.4	0.58	1.17	1.99	3.42	1.5
Comp #2 Cambrian-Trace Ox	P4	111	40.4	0.81	1.36	1.99	3.96	1.5

Comp #3 Cambrian-No Ox	P5	81	42.4	0.34	0.59	0.64	2.52	3.5
Comp #3 Cambrian-No Ox	P6	80	60.6	0.13	0.33	0.64	2.38	3.5

Comp #4 Upper Seds-Partial Ox	P7	116	72.3	0.13	0.47	0.40	3.25	2.0
Comp #4 Upper Seds-Partial Ox	P8	116	81.1	0.10	0.53	0.40	3.10	2.0

Comp #5 Upper Seds-Trace Ox	P9	139	58.7	0.43	1.04	1.14	2.74	3.0
Comp #5 Upper Seds-Trace Ox	P10	116	58.6	0.53	1.28	1.14	3.49	3.0

Comp #6 Upper Seds-No Ox	P11	116	56.3	0.45	1.03	1.08	3.28	2.0
Comp #6 Upper Seds-No Ox	P12	113	50.0	0.57	1.14	1.08	2.99	2.0

Comp #7 Main Volcanics-Partial Ox	P13	113	44.2	0.48	0.86	0.86	3.92	5.0
Comp #7 Main Volcanics-Partial Ox	P14	113	44.8	0.48	0.87	0.86	3.80	5.0

Comp #8 Main Volcanics-Trace Ox	P15	112	33.3	0.80	1.20	1.30	3.52	1.5
Comp #8 Main Volcanics-Trace Ox	P16	113	31.9	0.79	1.16	1.30	2.84	1.5

Comp #9 Main Volcanics-No Ox	P17	112	28.8	0.57	0.80	1.36	3.75	3.5
Comp #9 Main Volcanics-No Ox	P18	112	19.8	0.69	0.86	1.36	4.05	3.5

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The products from the other set were used for the mineralogical examination. To concentrate the gold even further, the sink product and the minus 500-mesh slimes were panned.
The test showed 4% to 10% of the sample mass reported to the heavy mineral concentrate, which contained between 44% and 77% of the gold. Another 13% to 33% of the gold reported to the minus 500 mesh slime fraction with the balance reporting to the +35 mesh float fraction. Silver values in the ore were essentially negligible and the silver did not report to the heavy mineral concentrate with the gold. Microprobe analysis of one gold grain indicated that the silver content was 7.4%. The balance of the silver was probably held in other sulphide phases.
The main sulphide minerals in the heavy mineral concentrates were pyrite and arsenopyrite in ratios ranging from 2:1 to 6:1. Pyrrhotite and chalcopyrite were commonly observed as inclusions in both pyrite and arsenopyrite. Pyrite may be euhedral or anhedral and was frequently porous, enclosing abundant inclusions of gangue and rutile. Sphalerite tended to occur as liberated grains or intergrowths with pyrite and arsenopyrite rather than as inclusions. Trace amounts of several other sulphide minerals and gold were also present. Hematite was observed in the only partially oxidized sample examined. Marcasite was reported in some samples also, and in one of these it occured as distinct clusters of acicular crystals and was possibly a product of oxidation.
Gold occurrences were scarce. The size of the gold varied between less than 5 and 23 µm. The particles observed were mostly associated with arsenopyrite as small attachments or inclusions, and one liberated particle was found in the minus 500-mesh product of the partially oxidized volcanic-hosted sample.
16.4 Historical Test Work Programs
In 2004, AGA attempted to test the cyanide solubility of gold in drill sample material by analyzing samples containing more than 200 ppb Au. Samples were sent to ALS Chemex for a 30g cold cyanide leach assay (Au-AA24). A total of 198 samples were analyzed in this manner and they showed consistent CN soluble assays, on average about 60% of the fire assay value (AGA in house memorandum to files). The significance of this result was unclear at the time because there were many variables which could affect this outcome. These included small sample size, nugget effect, host rock type, sulphide content, other mineral content, encapsulation, and possible inappropriate testing method. Of these, nugget effect is expected when there is coarse free gold which was witnessed by Dr. Klipfel in the sluice sample of trench face material and has been seen in drill core. Sulphide and organic carbon are present and also could be significant factors. In an effort to determine which minerals might impact the cyanide test, AGA used principle component analysis for four sets of ‘factors’. They concluded that As and Sb had little impact, but that sulphide content and coarse gold were the leading contenders for lowering recovery in the CN leach samples.
The AGA test work was deemed inconclusive due to small sample size and nugget effect. However, it should be an indicator of processing and recovery possibilities and issues. It also showed that gold and sulphide characterization studies are needed for metallurgical and process planning. Any such study should address sample size, coarse free gold content, distribution and location of gold in host rock, material type (shale, volcanic, intrusive), sulphide species, and organic carbon content. At this stage, the results were only considered as a preliminary indicator of potential issues for a cyanide leach process.

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In 2006, ITH submitted a single sample of unoxidized vein-related mineralization to Hazen Research for a gold characterization study. The sample showed that the bulk of the gold occurs as micron-scale native gold grains in and adjacent to pyrite and arsenopyrite grains with a smaller number of grains associated with silicate gangue. Cyanide recovery in a bottle roll test was 61% (Table 16.2, Sample 1A).
In 2007 six more samples were submitted to Hazen Research for additional gold characterization studies. These samples represented both high and low grade mineralization from oxidized, partially oxidized and unoxidized material. Cyanidation of the samples shows that the cyanide extraction of gold is very high on the oxide and partially oxidized samples (Table 16.2) and somewhat less in the sulphide material. Two of the sulphide samples (Table 16.2, samples 3 and 1A) were from rock with albitic alteration and they each returned 60% cyanide recovery. The 3rd sulphide sample (Table 16.2, sample 5) came from rock with sericite alteration and had only a 42% recovery.
A very important result of this work is the observation that, for all the samples tested in 2007, the bulk of the gold recovered by cyanide extraction is released in the first 16 hours. This implies that the gold is readily available to the cyanide solution. Further studies will address the cyanide extraction on both fine and coarse material as a first step in the determination of the optimal recovery process.
TABLE 16.2
GOLD RECOVERY FROM 2007 CYANIDE EXTRACTION TESTS

		Average Grade	% Cyanide
Sample #	Ore Type	(g/t)	Extraction*
1	Oxide Sediments	1.52	99.9%
2	Oxide Sediments High-grade	10.80	96.9%
3	Un-Oxidized Volcanic	1.52	59.7%
4	Oxide Sediments	1.39	99.9%
5	Un-Oxidized Volcanic	1.38	42.3%
6	Weakly Oxidized Volcanic	1.06	90.2%
1A	Volcanic Un-Oxidized	2.30	60.9%

*	Samples were 300 gram bottle rolls with sample material crushed to ~200 mesh and sampled every 8-10 hours for a total of 48 hours.
In 2008 an additional 24 samples were submitted to Hazen research for bottle roll testing on coarse material from a variety of lithologies and oxidation states (Table 16.3). This was undertaken as a separate study from a previous one with Chemex. Results indicate that overall average cyanide extraction was approximately 70% with 15 of the 24 samples showing greater than 70% recovery. Interestingly many of the unoxidized samples showed better recovery than some of the partially oxidized samples. These data also show that the majority of the gold is released to solution within the first 16 hours. The same sample materials have been submitted to Kappes Cassiday in Reno for fine grinding and tests of gravity recovery and cyanide extraction at a -200 mesh grind. The results are presented in Table 16.4.

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TABLE 16.3
GOLD RECOVERY FROM 2008 HAZEN CYANIDE
EXTRACTION TESTS (-10 MESH)

		Hazen	Chemex	Calculated	Residue		Chemex	Calculated
		Head	Head Au	Head	Assay	Hazen Gold	Gold	Head
Sample ID	Ore Type	Au g/t	g/t	Au g/t	Au g/t	Extraction	Extraction	Extraction
100112113	Partial Oxide Um	0.48	1.26	0.81	0.17	64%	87%	79%
100123124	Trace Oxide Um	0.83	0.83	0.81	0.33	60%	60%	59%
100588589	Partial Oxide Um	0.88	1.03	1.13	0.47	47%	54%	58%
100772773	Partial Oxide Intr	0.77	0.74	0.96	0.23	70%	69%	76%
100829830	Unoxidized Lower Seds	1.18	1.04	1.33	0.31	74%	70%	77%
101024026	Unox Volc	1.30	0.85	1.04	0.31	76%	64%	70%
101273274	Unox Volc	1.00	0.92	1.11	0.25	75%	73%	78%
101291292	Partial Oxide Volc	1.24	0.71	1.51	0.21	83%	70%	86%
101437438	Partial Oxide Volc	0.60	1.44	1.12	0.46	23%	68%	59%
101548549	Partial Oxide Volc	2.47	1.17	3.22	0.16	94%	86%	95%
101604605	Partial Oxide Volc	1.70	0.80	1.36	0.35	79%	56%	74%
101618619	Partial Oxide Volc	1.15	0.96	1.14	0.47	59%	51%	59%
101774775	Partial Oxide Volc	1.13	0.82	1.06	0.16	86%	80%	85%
101827829	Partial Oxide Volc	0.72	0.84	0.59	0.12	83%	86%	80%
101847849	Partial Oxide Volc	0.80	0.81	1.05	0.44	45%	46%	58%
101896897	Partial Oxide Volc	3.36	1.16	1.17	0.89	74%	23%	24%
102070071	Trace Oxide Volc	0.44	0.49	0.74	0.06	86%	88%	92%
102096097	Trace Oxide Volc	1.35	1.03	0.94	0.28	79%	73%	70%
102536537	Comp Ox Upper Seds	1.67	1.09	0.69	0.07	96%	94%	90%
102575576	Part Oxide Upper Seds	0.77	1.96	1.16	0.05	94%	97%	96%
102642643	Part Oxide Upper Seds	0.58	0.71	0.81	0.25	57%	65%	69%
102886887	Part Oxide Upper Seds	0.96	0.95	1.05	0.69	28%	27%	34%
102925926	Part Oxide Upper Seds	1.46	1.16	1.49	0.77	47%	34%	48%
103110111	Part Oxide Upper Seds	0.63	0.91	0.87	0.22	65%	76%	75%

*	Samples were 1400 gram bottle rolls with sample material crushed to -10 mesh and sampled in multiples of 4 hours for a total of 72 hours.

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TABLE 16.4
GOLD RECOVERY RESULTS FROM KAPPES CASSIDAY CYANIDE EXTRACTION TESTS (-200 MESH)

	Calculated			Au	Leach	Consumption	Addition
	Head,	Extracted,	Avg. Tails,	Extracted,	Time,	NaCN,	Ca(OH)2,
Sample ID	Au g/t	Au g/t	Au g/t	%	days	kg/t	kg/t
100112113	0.459	0.39	0.073	84.1%	3	1.10	2.75
100123124	0.609	0.47	0.144	76.4%	3	0.45	1.00
100588589	1.686	1.23	0.461	72.7%	3	0.53	2.00
100772773	0.728	0.51	0.221	69.6%	3	2.01	2.75
100829830	1.278	1.06	0.221	82.7%	3	0.55	2.50
101024026	0.620	0.54	0.077	87.6%	3	0.66	2.25
101273274	0.787	0.68	0.105	86.7%	3	0.51	1.50
101291292	1.333	1.21	0.125	90.6%	3	0.81	1.00
101437438	0.819	0.57	0.247	69.8%	3	0.48	1.50
101548549	2.670	2.51	0.162	93.9%	3	0.22	1.50
101604605	0.992	0.83	0.166	83.2%	3	0.37	1.50
101618619	1.434	1.15	0.280	80.5%	3	0.82	2.50
101774775	1.069	1.00	0.068	93.7%	3	0.56	1.50
101827829	2.733	2.67	0.063	97.7%	3	0.66	1.50
101847849	1.279	0.75	0.525	59.0%	3	0.48	1.50
101896897	1.269	0.52	0.747	41.1%	3	0.79	1.50
101925926	1.552	1.00	0.555	64.2%	3	0.12	1.50
102070071	0.594	0.52	0.077	87.0%	3	0.72	2.00
102096097	1.074	0.96	0.117	89.1%	3	0.57	1.50
102536537	0.875	0.84	0.034	96.1%	3	0.69	2.00
102575576	0.927	0.87	0.053	94.3%	3	0.71	1.50
102642643	0.596	0.48	0.120	79.9%	3	2.49	4.00
102886887	0.873	0.36	0.510	41.6%	3	1.28	4.00
103110111	0.711	0.60	0.110	84.6%	3	0.94	2.50
Average	1.124	0.90	0.219	79.4%	—	0.77	1.99

*	Samples were 1000 gram bottle rolls with sample material crushed to -200 mesh and sampled in multiples of 4 hours for a total of 72 hours.

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Comparing the results of the two test series, indications were that finer grinding improved the overall gold recovery, in some cases as much as 18 percent. These results indicated that the gold was not refractory, but is tightly held in the ore matrix. The gold recovery averaged 79.4 percent on an average head grade of 1.12 g/t. Lime and cyanide consumption data were also gathered during this series of tests and are presented in Table 16.4.
Additional test work is currently underway on 35 composites made up of 1195 individual samples from the Livengood drilling campaign. The composites are of eight different stratigraphic units further delineated by the degree of oxidation and gold grade. The test work is being performed to further investigate ore chemical and physical characteristics, and the effectiveness of gravity and cyanidation for gold recovery.
Other test work currently in progress for these composites includes flotation, gravity and flotation concentrate fine grinding and high intensity leaching, and aeration and lead nitrate addition.
16.5 Current Test Work Program
A test work program is currently underway (February 2010) at Kappes Cassidy and Associates (KCA) in Reno, Nevada, on Livengood ore samples. KCA has also contracted with ALS Minerals to perform ICP analyses of the composites, and Phillips Enterprises LLC to perform grinding and abrasion studies. Results from this program have been compiled and are included in this report.
Initially, thirty-five test composites were sorted and provided to the laboratory for testing. The samples represent eight different stratigraphic units with distinct silicate mineral assemblages. Samples from each stratigraphic unit were selected to represent variations in grade and degree of surficial oxidation. Samples that make up the composites were sorted on site into 35 bins with an average weight of 200 kilograms. These bins were shipped directly to the KCA laboratory in Reno, NV.
More recently, an additional 8 composites were sorted from recent drilling of the Sunshine Zone. These composites were similar to two of the stratigigraphic units previously supplied to KCA, Upper Sediments and Kint, but were from a new ore zone.
When the samples arrived at the lab, they were identified by composite, logged in, and weighed. The lab blended the samples to insure the composites were thoroughly mixed and homogenous prior to removing any sample splits. Samples were handled and stored in a manner which prevented the possibility of cross contamination with other clients’ samples and other Livengood composites.
The primary focus of the test work campaign was to identify the chemistry of each of the composites, identify the potential for utilizing gravity separation and cyanidation as a metallurgical processes for gold extraction, and establishing preliminary grinding parameters for the various Livengood ore types. The lab conducted grind studies to develop laboratory stage ball mill grind times and developed Bond Ball Work indices. Gravity concentration test work has been performed in a stage grinding test that identified the total gravity recoverable gold (GRG). Cyanide shake leach tests and cyanidation bottle roll tests were performed in duplicate and at a target 80% passing 10 mesh, 100 mesh, and 200 mesh grind sizes.

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The following diagram, Figure 16.1, presents the breakdown of sample requirements by composite for the proposed test work program. A list of proposed tests and a test work outline for Livengood Gold ore follows the diagram.
The Livengood Samples were initially separated by the following Stratigraphic Units
•	Overburden

•	Upper Sediments

•	Main Volcanics

•	Lower Sediments

•	Lower Sands

•	Kint

•	Cambrian

•	Amy Sequence
Each Stratigraphic Unit was then separated by degree of Oxidation
•	None

•	Trace

•	Partial and Complete
Each Stratigraphic Unit by degree of Oxidation was composited by grade
•	0.5 ppm Au to 1.0 ppm

•	>1.0 ppm to 5.0 ppm
Using this methodology the total number of composite samples comes to 54. However, some of the composites selected were volumetrically insignificant in the deposit and therefore the total number of composites submitted totaled 41.
The composites were blended in order to ensure each composite was homogeneous prior to removing any sample splits. Most of the composites weighed approximately 200 kg each, with 5 composites weighing about 40 to 50 kg.
Each composite has had a multi-element analysis performed by ALS Minerals (4-acid digest ICP-MS method ME-MS61m). Gold was determined by triplicate 1 kilogram screen fire assays and silver was determined by triplicate fire assays with an AA finish. Composites were also analyzed for sulfate, sulfide and total sulfur, as well as carbonate, organic carbon and total carbon.
All of the composites had a comparative cyanide leach assay using a hot cyanide leach and a cold cyanide leach. The tests were performed under conditions listed in Table 16.5.
After leaching the samples they were centrifuged and the solution removed for Au assay by atomic absorption spectrometry. Assays were performed in triplicate.

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Figure 16.1. Flow chart and breakdown of Livengood composite sample testwork.
As indicated by the test results, (Table 16.6 and 16.7) the response of the Livengood ores to the CN shake leach test procedure for determining gold leachability was poor. The poor results were later found to be linked to “active” organic carbon in some of the ores, slow leaching gold ores, and large gold particle sizes.
16.5.1 Grind Studies and Ball Mill Bond Work Indices Tests
Grind studies were performed on each of the composites in order to establish grind time versus grind size relationships. This information was used to prepare samples for future studies at varying grind sizes.
In addition to the above grinding tests, Bond Ball Work Index tests were performed. The results of these tests will be used to obtain preliminary grinding operating costs and to perform preliminary mill sizing calculations.

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TABLE 16.5
CYANIDE SHAKE LEACH TEST PROCEDURE PARAMETERS

			Soln. NaCN		Leach
Procedure	Sample wt.	Soln. Temp.	Conc.	Soln. Amount	Time
Hot Cyanide Leach	30 g	60°C	0.50%	60 mL	1 hour
Cold Cyanide Leach	30 g	Ambient	0.50%	60 mL	1 hour
TABLE 16.6
LIVENGOOD PROJECT — MAIN ZONE
SUMMARY OF CYANIDE SHAKE TESTS (5 GPL NACN)

				Average	Average
	Average	Average	Overall	Cyanide	Cyanide
	Head	Met	Average	Sol.	Sol.
	Assay,	Screen,	Head,	(22 °C),	(60 °C),
Description	Au g/t	Au gs/t	Au g/t	Au g/t	Au g/t
Overburden: Partial Ox (L)	0.82	0.59	0.71	0.27	0.30
Cambrian: Partial Ox (L)	0.28	1.21	0.75	0.19	0.21
Cambrian: Partial Ox (H)	2.17	1.78	1.97	0.21	0.21
Cambrian: Trace Ox (L)	0.69	0.66	0.67	0.15	0.15
Cambrian: Trace Ox (H)	1.79	1.79	1.79	0.23	0.36
Kint: Partial Ox (L)	0.80	0.72	0.76	0.21	0.25
Kint: Partial Ox (H)	0.68	2.18	1.43	0.41	0.47
Kint: Trace Ox (L)	0.73	0.76	0.75	0.02	0.02
Kint: Trace Ox (H)	0.68	1.43	1.06	0.01	0.03
Kint: No Ox (L)	0.66	0.89	0.77	0.02	0.01
Kint: No Ox (H)	0.93	0.95	0.94	0.01	0.05
Lower Seds: Trace Ox (L)	0.74	1.00	0.87	0.01	0.01
Lower Seds: Trace Ox (H)	1.81	0.85	1.33	0.01	0.02
Lower Seds: No Ox (L)	0.54	0.73	0.63	0.01	0.02
Lower Seds: No Ox (H)	0.78	1.10	0.94	0.01	0.02
Main Volcanics: Partial Ox (L)	0.53	0.77	0.65	0.16	0.25
Main Volcanics: Partial Ox (H)	1.79	1.75	1.77	0.19	0.39
Main Volcanics: Trace Ox (L)	0.73	0.74	0.73	0.03	0.10
Main Volcanics: Trace Ox (H)	1.12	1.55	1.33	0.05	0.07
Main Volcanics: No Ox (L)	0.96	1.02	0.99	0.05	0.08
Main Volcanics: No Ox (H)	3.01	1.88	2.45	0.03	0.06
Upper Seds: Partial Ox (L)	1.84	0.89	1.36	0.23	0.20
Upper Seds: Partial Ox (H)	1.30	1.40	1.35	0.38	0.41
Upper Seds: Trace Ox (L)	1.25	1.11	1.18	0.06	0.03
Upper Seds: Trace Ox (H)	0.94	1.53	1.24	0.09	0.08
Upper Seds: No Ox (L)	0.77	1.14	0.95	0.05	0.01
Upper Seds: No Ox (H)	2.77	0.99	1.88	0.06	0.03
Lower Sand: Partial Ox (L)	0.80	0.98	0.89	0.01	0.03
Lower Sand: Partial Ox (H)	1.52	2.01	1.76	0.04	0.05
Lower Sand: Trace Ox (L)	1.29	0.70	0.99	0.02	0.01
Lower Sand: Trace Ox (H)	0.82	1.33	1.08	0.03	0.01
Lower Sand: No Ox (L)	1.05	0.59	0.82	0.03	0.06
Lower Sand: No Ox (H)	0.75	1.25	1.00	0.05	0.02
Amy Sequence: Partial Ox (L)	1.34	0.29	0.81	0.09	0.09
Amy Sequence: No Ox (L)	0.49	0.44	0.46	0.03	0.06
			1.12	0.10	0.12
Descriptions from documentation provided by Talon Gold: (L) - 0.5 ≤ Au g/t ≤ 1.0; (H) - 1.0 ≤ Au g/t ≤ 5.0

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TABLE 16.7
LIVENGOOD PROJECT — SUNSHINE ZONE
SUMMARY OF CYANIDE SHAKE TESTS (5 GPL NACN)

				Average	Average
	Average	Average	Overall	Cyanide	Cyanide
	Head	Met	Average	Sol.	Sol.
	Assay,	Screen,	Head,	(22 °C),	(60 °C),
Description	Au g/t	Au gs/t	Au g/t	Au g/t	Au g/t
Kint: Ox_high	2.25	1.51	1.88	0.35	0.51
Kint: Ox_Low	0.59	1.03	0.81	0.17	0.27
Kint:TraceOx_High	1.34	1.44	1.39	0.22	0.21
Kint: TraceOx_Low	1.24	0.81	1.02	0.13	0.22
Upper Seds: Ox_High	0.77	1.50	1.13	0.24	0.41
Upper Seds: Ox_Low	2.38	0.99	1.68	0.15	0.25
Upper Seds: Trace_High	1.32	1.60	1.46	0.18	0.25
Upper Seds: Trace_Low	0.63	0.84	0.74	0.09	0.19
			1.26	0.19	0.29
A total of 43 composites were tested to achieve a work index for each of the ore types. Tables 16.8 and 16.9 provide the results of the Bond Ball Work Index tests for rock from the Main Zone and the Sunshine Zone respectively. Since the samples used for performing the tests were finer than typically received for bond testing, a conservative factor of 1.2 has been applied to the test work results.
Fifteen core samples from the Livengood property were obtained for abrasion tests. The results are shown in Table 16.10. The abrasion data indicates that the Livengood ores vary from being medium abrasive (Ai of 0.30) to relatively non-abrasive (Ai less than 0.10).
16.5.2 Gravity Centrifugal Concentration Evaluation

The Knelson® Gravity Recoverable Gold (GRG) tests were performed. The test consists of three sequential liberation and recovery stages. The progressive grinding was necessary in order to obtain an accurate GRG value, an indication of the size distribution of the GRG and a measure of progressive liberation. It also limits any smearing of coarse gold particles that may be present in the as-crushed sample.

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TABLE 16.8
LIVENGOOD PROJECT — MAIN ZONE
BOND BALL MILL WORK INDEX TEST RESULTS

	BWI	BWI	BWI x 1.2	BWI x 1.2
	kW-	kW-	kW-	kW-
Description	hr/st	hr/MT	hr/st	hr/MT
Overburden: Partial Ox (L)	9.81	10.82	11.78	12.98
Cambrian: Partial Ox (L)	11.21	12.36	13.45	14.83
Cambrian: Partial Ox (H)	9.76	10.76	11.71	12.91
Cambrian: Trace Ox (L)	12.66	13.96	15.19	16.75
Cambrian: Trace Ox (H)	11.00	12.12	13.20	14.55
Kint: Partial Ox (L)	11.25	12.41	13.50	14.89
Kint: Partial Ox (H)	11.80	13.01	14.16	15.61
Kint: Trace Ox (L)	13.20	14.55	15.83	17.46
Kint: Trace Ox (H)	13.06	14.40	15.67	17.28
Kint: No Ox (L)	13.44	14.82	16.13	17.78
Kint: No Ox (H)	13.16	14.51	15.79	17.41
Lower Seds: Trace Ox (L)	13.33	14.70	16.00	17.64
Lower Seds: Trace Ox (H)	13.09	14.43	15.70	17.31
Lower Seds: No Ox (L)	13.26	14.62	15.92	17.55
Lower Seds: No Ox (H)	13.55	14.94	16.26	17.93
Main Volcanics: Partial Ox (L)	13.07	14.41	15.68	17.29
Main Volcanics: Partial Ox (H)	12.75	14.06	15.31	16.87
Main Volcanics: Trace Ox (L)	14.81	16.32	17.77	19.59
Main Volcanics: Trace Ox (H)	13.26	14.61	15.91	17.54
Main Volcanics: No Ox (L)	13.65	15.05	16.38	18.06
Main Volcanics: No Ox (H)	13.49	14.87	16.18	17.84
Upper Seds: Partial Ox (L)	13.53	14.91	16.23	17.89
Upper Seds: Partial Ox (H)	13.20	14.56	15.84	17.47
Upper Seds: Trace Ox (L)	13.21	14.57	15.85	17.48
Upper Seds: Trace Ox (H)	13.29	14.66	15.95	17.59
Upper Seds: No Ox (L)	13.69	15.09	16.42	18.11
Upper Seds: No Ox (H)	14.18	15.63	17.02	18.76
Lower Sand: Partial Ox (L)	15.36	16.93	18.43	20.32
Lower Sand: Partial Ox (H)	15.53	17.12	18.63	20.54
Lower Sand: Trace Ox (L)	15.92	17.55	19.11	21.06
Lower Sand: Trace Ox (H)	15.23	16.79	18.27	20.14
Lower Sand: No Ox (L)	15.18	16.73	18.21	20.08
Lower Sand: No Ox (H)	15.36	16.93	18.43	20.32
Amy Sequence: Partial Ox (L)	12.51	13.80	15.02	16.56
Amy Sequence: No Ox (L)	9.23	10.18	11.08	12.21
Average	13.14	14.49	15.77	17.39

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TABLE 16.9
LIVENGOOD PROJECT — SUNSHINE ZONE
BOND BALL MILL WORK INDEX TEST RESULTS

		BWI		BWI x 1.2
	BWI	kW-	BWI x 1.2	kW-
Description	kW-hr/st	hr/MT	kW-hr/st	hr/MT
Kint_Ox_high	11.89	13.11	14.26	15.73
Kint_Ox_Low	12.12	13.36	14.54	16.03
Kint_TraceOx_High	12.92	14.24	15.50	17.09
Kint_TraceOx_Low	12.69	13.99	15.23	16.79
US_Ox_High	12.05	13.28	14.46	15.94
US_Ox_Low	12.67	13.97	15.20	16.76
US_Trace_High	12.96	14.29	15.55	17.15
US_Trace_Low	13.00	14.33	15.59	17.19
Average	12.54	13.82	15.04	16.59
TABLE 16.10
LIVENGOOD PROJECT
SUMMARY OF RESULTS
ABRASION TEST RESULTS
PHILLIPS REPORT 093029_15 OCTOBER 2009

Description	Rocktype	Alteration Type	Ai
Upper Seds: Partial Ox	Siltstone	Sericite	0.0023
Upper Seds: No Ox	Siltstone	Sericite	0.1497
Upper Seds: Partial Ox	Sandstone	Sericite	0.0120
Upper Seds: Partial Ox	Shale	Albite Mica	0.0848
Lower Seds: No Ox	Shale	Sericite	0.0189
Main Volcanics: No Ox	Andesite	Mixed Albite Mica Kspar	0.0391
Main Volcanics: Partial Ox	Volcanic Breccia	Albite	0.2872
Main Volcanics: Partial Ox	Volcanic Breccia	Clay Mica	0.1151
Main Volcanics: Partial Ox	Tuff	Sericite	0.1627
Main Volcanics: Partial Ox	Tuff	Albite Mica	0.0643
Amy Sequence: Trace Ox	Chert	Albite Mica	0.2040
Cambrian: Partial Ox	Serpentinite	No K or Na	0.0111
Cambrian: Partial Ox	Listwanite	Dolomite Clay Mica	0.0161
Cambrian: Trace Ox	Serpentinite	No K or Na	0.0343
Cambrian: Trace Ox	Gabbro	Clay Mica	0.0118

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The GRG test is based on the treatment of a sample mass of typically 20 Kg using a laboratory Knelson Concentrator (KC-MD3). Table 16.11 summarizes the test procedure.
TABLE 16.11
PROCEDURES FOR KNELSON CONCENTRATOR TESTWORK

30 Kg of sample is required to perform a standard GRG test. 20 Kg of sample is required for the GRG test and the other 10 Kg sample is used for a grinding test prior to running the GRG.
Sample		Operating
Requirements	Particle Size Requirements	Variables	Sample collection
Stage 1	90 – 100% -850 µm	Feed Rate: 800-1000 g/min Fluid’n Water (FW): 3.5 l/min	• Total Knelson concentrate for fire assay to extinction* • 300 gr. tail sample for fire assay • Bulk tails to stage 2

Stage 2	45 – 60% -75 µm	Feed Rate: 600-900 g/min F.W: 3.5 l/min	• Total Knelson concentrate for fire assay to extinction* • 300 gr. tails sample for fire assay • Bulk tails to stage 3

Stage 3	75 – 80% -75 µm	Feed Rate: 400-800 g/min F.W: 3.5 l/min	• Total Knelson concentrate for fire assay to extinction* • 300 gr. of tails for fire assay

*	the concentrate can be panned for a visual observation of the concentrate — the panned products should then be assayed to extinction.
Note that it is not necessary to perform the test grind with 10 kg as this step has been previously performed in the grind studies portion of the test work.
Stage recoveries were based on the concentrate and tail assay of each stage. However, overall recovery is based on the assays of the three concentrates produced and the tails product of the third recovery stage, whose assays are more reliable than those of the first two, which still contain some of the GRG. Gold assays on the products will be by fire assay and in duplicate when sufficient sample exists.
Results from this test work for the Main and Sunshine Zones is shown in Table 16.12 and 16.13 respectively. The gold in the Livengood ores appears to respond well to gravity separation.

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TABLE 16.12
LIVENGOOD PROJECT — MAIN ZONE
KNELSON CONCENTRATOR — GRAVITY RECOVERABLE SUMMARY

			Conc +	Conc +	Conc +	Conc +
	Calculated	Conc +	Mid	Mid	Mid	Mid
	Head,	Mid Wt.	Assay,	Rec %	Assay,	Rec %
Description	Au g/t	%	Au g/t	Au	Ag g/t	Ag
Overburden: Partial Ox (L)	0.55	1.3%	20.79	49.6%	14.3	7.3%
Cambrian: Partial Ox (L)	0.62	1.5%	28.16	66.4%	13.8	9.1%
Cambrian: Partial Ox (H)	1.34	1.3%	76.95	76.2%	15.6	10.9%
Cambrian: Trace Ox (L)	0.63	1.5%	29.88	69.8%	9.1	6.2%
Cambrian: Trace Ox (H)	1.59	1.5%	89.01	82.0%	13.8	10.7%
Kint: Partial Ox (L)	0.80	1.5%	19.07	35.6%	5.5	3.4%
Kint: Partial Ox (H)	1.67	1.5%	36.90	33.1%	10.2	5.4%
Kint: Trace Ox (L)	0.96	1.5%	25.72	40.6%	7.6	4.1%
Kint: Trace Ox (H)	1.41	1.5%	41.93	45.1%	7.2	5.1%
Kint: No Ox (L)	0.77	1.5%	15.77	31.1%	4.5	2.8%
Kint: No Ox (H)	1.40	1.5%	37.31	40.9%	5.6	2.8%
Lower Seds: Trace Ox (L)	1.12	1.5%	38.88	52.3%	5.8	3.2%
Lower Seds: Trace Ox (H)	1.21	1.5%	40.88	51.7%	12.0	8.3%
Lower Seds: No Ox (L)	0.75	1.5%	32.79	63.9%	6.3	4.4%
Lower Seds: No Ox (H)	1.21	1.5%	55.36	67.2%	9.5	6.5%
Main Volcanics: Partial Ox (L)	0.79	1.4%	22.37	40.1%	7.2	4.8%
Main Volcanics: Partial Ox (H)	1.80	1.4%	87.75	70.2%	12.9	9.9%
Main Volcanics: Trace Ox (L)	0.90	1.5%	23.83	38.7%	5.5	2.9%
Main Volcanics: Trace Ox (H)	1.65	1.5%	54.10	48.3%	7.9	4.2%
Main Volcanics: No Ox (L)	0.86	1.5%	23.20	40.1%	4.1	3.0%
Main Volcanics: No Ox (H)	1.84	1.5%	52.81	43.5%	6.2	3.4%
Upper Seds: Partial Ox (L)	0.84	1.4%	30.70	50.4%	6.6	6.3%
Upper Seds: Partial Ox (H)	1.42	1.4%	57.79	58.9%	8.9	7.0%
Upper Seds: Trace Ox (L)	0.80	1.4%	36.33	63.5%	8.2	4.6%
Upper Seds: Trace Ox (H)	1.42	1.4%	73.57	72.9%	10.1	6.6%
Upper Seds: No Ox (L)	0.84	1.4%	39.56	65.3%	8.3	4.7%
Upper Seds: No Ox (H)	1.11	1.4%	58.55	73.8%	8.1	5.3%
Lower Sand: Partial Ox (L)	1.09	1.5%	42.34	57.6%	8.0	6.6%
Lower Sand: Partial Ox (H)	1.42	1.4%	63.66	65.0%	11.8	6.0%
Lower Sand: Trace Ox (L)	0.99	1.4%	44.22	63.7%	9.2	5.3%
Lower Sand: Trace Ox (H)	1.34	1.5%	58.08	64.6%	9.4	7.6%
Lower Sand: No Ox (L)	0.72	1.4%	28.13	56.5%	6.0	3.1%
Lower Sand: No Ox (H)	1.48	1.4%	74.67	71.8%	11.5	5.8%
Amy Sequence: Partial Ox (L)	0.40	1.3%	15.00	49.3%	4.2	2.6%
Amy Sequence: No Ox (L)	0.57	1.4%	24.19	60.2%	7.1	3.6%
Averages		1.45%	42.9	56.0%	8.6	5.5%

(L)	- 0.5 ≤ Au g/t ≤ 1.0; (H) - 1.0 ≤ Au g/t ≤ 5.0

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TABLE 16.13
LIVENGOOD PROJECT — SUNSHINE ZONE
KNELSON CONCENTRATOR — GRAVITY RECOVERABLE SUMMARY

			Conc +	Conc +	Conc +	Conc +
	Calculated	Conc +	Mid	Mid	Mid	Mid
	Head,	Mid Wt.	Assay,	Rec %	Assay,	Rec %
Description	Au g/t	%	Au g/t	Au	Ag g/t	Ag
Kint: Partial Ox (L)	1.87	1.27%	92.21	62.7%	8.3	5.9%
Kint: Partial Ox (H)	0.94	1.37%	39.20	57.5%	6.7	5.1%
Kint: Trace Ox (L)	1.43	1.27%	79.50	70.9%	14.5	8.3%
Kint: Trace Ox (H)	0.96	1.41%	43.32	63.5%	8.7	5.7%
Upper Seds: Partial Ox (L)	1.07	1.37%	57.54	73.6%	8.1	6.1%
Upper Seds: Partial Ox (H)	0.84	1.34%	42.32	67.6%	7.8	7.0%
Upper Seds: Trace Ox (L)	1.72	1.45%	95.31	80.5%	10.9	7.8%
Upper Seds: Trace Ox (H)	0.69	1.39%	34.94	70.6%	6.1	4.4%
Averages		1.36%	60.54	68.4%	8.9	6.3%
(L) - 0.5 ≤ Au g/t ≤ 1.0; (H) - 1.0 ≤ Au g/t ≤ 5.0
16.5.3 Bottle Roll Leach Tests
Composite samples were be used to run 72 hour bottle roll tests. For those composites with adequate amount of sample, bottle roll tests were run at 10 mesh, 100 mesh, and 200 mesh grinds. Each bottle roll test had solution removed for Au assay at 2, 4, 8, 12, 24, 36, 48, and 72 hour intervals. Cyanide and pH levels were also be checked as often as necessary to maintain reagents at adequate leach conditions. Reagent consumptions were monitored and lime and cyanide consumptions were calculated. Composites with insufficient amounts had only 72 hour bottle rolls run on them at the -200 mesh grind size.
Table 16.14 provides a summary of the bottle roll test results. They indicate that most of the Livengood ores respond positively to cyanide leaching. The bottle roll results were considerably better than the cyanide shake leach results. However, gold leach recoveries appear to be highly variable by ore type. The degree of oxidation also appears to have an effect on the gold cyanide leachability.
16.5.4 Bottle Roll CIL Tests

After reviewing the data from the bottle roll leach tests and the cyanide shake leach tests, it was determined that bottle roll Carbon-in-Leach (CIL) tests should be performed to establish if the poor response to cyanide leaching by some of the ore types was due to ore “preg robbing” issues. Thus, the same composite samples were used to run 92 hour bottle roll CIL tests. All of the bottle roll CIL tests were run at 200 mesh grinds. Cyanide and pH levels were checked as often as necessary to maintain reagents at adequate leach conditions. Reagent consumptions were monitored and lime and cyanide consumptions were calculated.
Recoveries improved significantly, with some ore types showing as high as a 49.5% increase in overall gold recovery, with the addition of carbon in the cyanide leach process. It appears that some of the ores have “preg robbing” characteristics, which explain the poor response observed in the cyanide shake leach tests. Fortunately, the presence of activated carbon offsets, to a major degree, the “preg robbing” nature of the ores.
Similar tests were run on Sunshine Zone ores. Tables 16.15 and 16.16 illustrate the results of these tests from the Main and Sunshine Zone ores respectively.

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TABLE 16.14
LIVENGOOD PROJECT
SUMMARY OF CYANIDE BOTTLE ROLL TESTS

		Overall
	Calculated	Average	Au		Addition
	Head,	Assay,	Extracted,	Consumption	Ca(OH)2,
Description	Au g/t	Au g/t	%	NaCN, kg/t	kg/t
Overburden: Partial Ox (L)	0.63	0.66	87%	0.43	2.80
Cambrian: Partial Ox (L)	0.80	0.75	80%	0.26	3.00
Cambrian: Partial Ox (H)	1.35	1.82	83%	0.35	2.08
Cambrian: Trace Ox (L)	0.61	0.66	87%	0.32	2.00
Cambrian: Trace Ox (H)	1.48	1.82	90%	0.33	2.50
Kint: Partial Ox (L)	0.69	0.73	54%	0.51	4.50
Kint: Partial Ox (H)	1.67	1.55	60%	0.99	3.33
Kint: Trace Ox (L)	0.82	0.76	24%	0.38	2.50
Kint: Trace Ox (H)	1.24	1.23	22%	0.41	2.50
Kint: No Ox (L)	0.84	0.76	32%	0.29	2.80
Kint: No Ox (H)	2.42	1.51	32%	0.81	3.00
Lower Seds: Trace Ox (L)	1.05	0.88	0%	0.28	2.33
Lower Seds: Trace Ox (H)	1.20	1.36	1%	0.38	2.00
Lower Seds: No Ox (L)	0.62	0.65	0%	1.78	2.00
Lower Seds: No Ox (H)	1.36	1.28	0%	0.35	2.00
Main Volcanics: Partial Ox (L)	0.75	0.68	56%	0.30	2.67
Main Volcanics: Partial Ox (H)	1.43	1.68	77%	0.36	3.17
Main Volcanics: Trace Ox (L)	0.82	0.75	36%	0.51	2.00
Main Volcanics: Trace Ox (H)	1.45	1.42	42%	2.21	2.00
Main Volcanics: No Ox (L)	0.97	0.91	49%	0.20	2.00
Main Volcanics: No Ox (H)	1.66	2.10	39%	2.13	2.00
Upper Seds: Partial Ox (L)	0.71	1.05	64%	0.35	2.00
Upper Seds: Partial Ox (H)	1.45	1.50	80%	0.37	2.00
Upper Seds: Trace Ox (L)	0.89	0.97	37%	0.22	2.00
Upper Seds: Trace Ox (H)	1.67	1.58	73%	0.42	2.00
Upper Seds: No Ox (L)	0.76	0.85	26%	0.31	2.00
Upper Seds: No Ox (H)	1.28	1.68	55%	0.32	2.00
Lower Sand: Partial Ox (L)	0.91	0.86	49%	1.98	2.00
Lower Sand: Partial Ox (H)	1.10	1.52	61%	0.63	2.00
Lower Sand: Trace Ox (L)	1.09	0.94	48%	0.39	2.50
Lower Sand: Trace Ox (H)	1.35	1.32	67%	0.40	2.33
Lower Sand: No Ox (L)	0.68	0.75	21%	0.45	2.00
Lower Sand: No Ox (H)	1.32	1.28	55%	0.55	2.33
Amy Sequence: Partial Ox (L)	0.39	0.70	49%	0.24	2.60
Amy Sequence: No Ox (L)	0.52	0.51	4%	0.22	2.50
Overall Average	1.09	1.13	47%	0.59	2.38

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TABLE 16.15
LIVENGOOD PROJECT — MAIN ZONE
SUMMARY OF CIL CYANIDE BOTTLE ROLL TESTS

		Overall			Difference
	Calculated	Average			between CIL
	Head,	Assay,	CIL Au	BRT Au	and BRT Au
Description	Au g/t	Au g/t	Rec, %	Rec, %	Rec, %
Overburden: Partial Ox (L)	0.63	0.66	86.7%	87.2%	-0.5%
Cambrian: Partial Ox (L)	0.44	0.44	89.0%	80.0%	9.0%
Cambrian: Partial Ox (H)	1.33	1.33	94.0%	83.3%	10.7%
Cambrian: Trace Ox (L)	0.58	0.58	95.0%	87.0%	8.0%
Cambrian: Trace Ox (H)	1.64	1.64	95.0%	89.8%	5.2%
Kint: Partial Ox (L)	0.68	0.68	59.0%	54.0%	5.0%
Kint: Partial Ox (H)	1.52	1.52	59.0%	60.3%	-1.3%
Kint: Trace Ox (L)	0.78	0.78	42.0%	24.0%	18.0%
Kint: Trace Ox (H)	1.33	1.33	40.0%	21.5%	18.5%
Kint: No Ox (L)	0.76	0.76	49.0%	31.6%	17.4%
Kint: No Ox (H)	1.21	1.21	43.0%	32.2%	10.8%
Lower Seds: Trace Ox (L)	0.84	0.84	40.0%	0.0%	40.0%
Lower Seds: Trace Ox (H)	5.18	5.18	79.0%	0.5%	78.5%
Lower Seds: No Ox (L)	0.51	0.51	41.0%	0.0%	41.0%
Lower Seds: No Ox (H)	1.20	1.20	63.0%	0.0%	63.0%
Main Volcanics: Partial Ox (L)	0.76	0.76	71.0%	55.7%	15.3%
Main Volcanics: Partial Ox (H)	2.14	2.14	85.0%	76.7%	8.3%
Main Volcanics: Trace Ox (L)	0.92	0.92	63.0%	36.2%	26.8%
Main Volcanics: Trace Ox (H)	1.24	1.24	39.0%	41.7%	-2.7%
Main Volcanics: No Ox (L)	1.11	1.11	65.0%	49.0%	16.0%
Main Volcanics: No Ox (H)	2.31	2.31	23.0%	38.7%	-15.7%
Upper Seds: Partial Ox (L)	0.74	0.74	72.0%	64.0%	8.0%
Upper Seds: Partial Ox (H)	1.37	1.37	87.0%	80.3%	6.7%
Upper Seds: Trace Ox (L)	0.63	0.63	67.0%	36.5%	30.5%
Upper Seds: Trace Ox (H)	1.46	1.46	83.0%	73.0%	10.0%
Upper Seds: No Ox (L)	0.78	0.78	73.0%	26.2%	46.8%
Upper Seds: No Ox (H)	1.25	1.25	82.0%	54.8%	27.2%
Lower Sand: Partial Ox (L)	0.93	0.93	57.0%	49.2%	7.8%
Lower Sand: Partial Ox (H)	1.99	1.99	53.0%	61.4%	-8.4%
Lower Sand: Trace Ox (L)	1.01	1.01	60.0%	47.7%	12.3%
Lower Sand: Trace Ox (H)	1.32	1.32	62.0%	66.5%	-4.5%
Lower Sand: No Ox (L)	0.80	0.80	70.0%	20.5%	49.5%
Lower Sand: No Ox (H)	1.03	1.03	76.0%	54.5%	21.5%
Amy Sequence: Partial Ox (L)	0.47	0.47	79.0%	48.8%	30.2%
Overall Average	1.20	1.20	65.9%	48.0%	17.9%

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TABLE 16.16
LIVENGOOD PROJECT — SUNSHINE ZONE
SUMMARY OF CIL CYANIDE BOTTLE ROLL TESTS

	Calculated	Overall Average
	Head,	Assay,
Description	Au g/t	Au g/t	CIL Au Rec, %
Kint_Ox(H)	1.97	2.25	86.5%
Kint_Ox(L)	0.69	0.59	73.0%
Kint_TraceOx(H)	0.87	1.34	79.1%
Kint_TraceOx(L)	0.73	1.24	72.4%
Upper Seds_Ox(H)	0.98	0.77	90.9%
Upper Seds_Ox(L)	1.02	2.38	94.5%
Upper Seds_Trace(H)	1.72	1.32	87.6%
Upper Seds_Trace(L)	0.54	0.63	88.6%
Averages		1.31	84.1%
16.5.5 Flotation Concentration Tests

In order to understand how Livengood ores respond to sulfide flotation, a test program was developed for KCA to perform on their existing Livengood ore composites. Knowing that the Livengood ores have a substantial amount of coarse gold, a test protocol was developed that would first subject the ore to sulfide flotation followed by performing a GRG test on the flotation tailings. From this test scenario, a better understanding is gained of the ability to float the coarse gold while understanding the ability to collect gold in a pre- or post-flotation gravity circuit.
Batch flotation tests were performed by Kappes, Cassiday and Associates on samples drawn for the composites prepared for metallurgical testing from the reverse circulation drilling samples as described earlier in this report (Section 16.5). Duplicate tests were conducted for each of the samples, with the sample material being ground to nominally 80% passing 0.075 mm. The samples were then conditioned for 5 minutes with 5 g/t of CuSO4 and 25 g/t of PAX. A float concentrate was then produced in 20 minutes with rougher flotation parameters of 25% solids and AF 70-20 g/t. The flotation tails were then run through a Knelson Concentrator to collect the remaining gravity recoverable gold. The middlings portion was recovered by hand panning the gravity concentrate. All concentrate fractions and the gravity tails were assayed for gold and silver.
Results of the duplicate tests have been averaged and the proportion of total gold recovered by flotation and gravity are listed in Table 16.17.

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TABLE 16.17
SUMMARY OF BATCH FLOTATION TEST RESULTS — MARCH 2010

		% Gold Recovered
	% Gold Recovered	by Gravity from	Total Gold
Test Sample	by Flotation	Flotation Tails	Recovered (%)
Volcanics, Partial Ox — Low Grade	76%	8%	84%
Volcanics, Partial Ox — High Grade	72%	15%	87%
Volcanics, Trace Ox — Low Grade	47%	49%	96%
Volcanics, Trace Ox — High Grade	66%	25%	91%
Volcanics, No Ox — Low Grade	79%	8%	87%
Volcanics, No Ox — High Grade	74%	20%	94%
Average	69%	21%	90%
Upper Seds, Core Z, Part Ox — Low Grade	78%	4%	82%
Upper Seds, Core Z, Part Ox — High Grade	63%	19%	81%
Upper Seds, Core Z, Trace Ox — Low Grade	39%	39%	78%
Upper Seds, Core Z, Trace Ox — High Grade	27%	69%	96%
Upper Seds, Core Z, No Ox — Low Grade	49%	32%	81%
Upper Seds, Core Z, No Ox — High Grade	53%	42%	95%
Upper Seds, Sunshin, Part Ox — Low Grade	61%	26%	87%
Upper Seds, Sunshine, Trace Ox — High Grade	73%	15%	88%
Upper Seds, Sunshine, Partial Ox — High Grade	69%	21%	90%
Upper Seds, Sunshine, Trace Ox — Low Grade	84%	7%	91%
Average	60%	27%	87%
Lower Seds, Trace Ox — Low Grade	34%	57%	91%
Lower Seds, Trace Ox — High Grade	24%	59%	83%
Lower Seds, No Ox — Low Grade	23%	54%	77%
Lower Seds, No Ox — High Grade	19%	66%	85%
Average	25%	59%	84%
Cambrian, Partial Ox — Low Grade	54%	35%	90%
Cambrian, Partial Ox — High Grade	41%	51%	92%
Cambrian, Trace Ox — Low Grade	74%	22%	95%
Cambrian, Trace Ox — High Grade	52%	44%	96%
Average	55%	38%	93%
Lower Sand, Partial Ox — Low Grade	78%	14%	93%
Lower Sand, Partial Ox — High Grade	80%	14%	94%
Lower Sand, Trace Ox — Low Grade	83%	11%	93%
Lower Sand, Trace Ox — High Grade	69%	26%	95%
Lower Sand, No Ox — Low Grade	73%	14%	86%
Lower Sand, No Ox — High Grade	61%	35%	95%
Average	74%	19%	93%
Kint, Partial Ox — Low Grade	74%	4%	79%
Kint, Partial Ox — High Grade	59%	21%	80%
Kint, Trace Ox — Low Grade	64%	27%	91%
Kint, Trace Ox — High Grade	72%	17%	89%
Kint, No Ox — Low Grade	78%	9%	87%
Kint, No Ox — High Grade	76%	20%	96%
Kint, Trace Ox — Low Grade	66%	22%	88%
Kint, No Ox — Low Grade	91%	3%	93%
Average	73%	15%	88%
Amy Sequence, Partial Ox — Low Grade	52%	30%	83%
Average	52%	30%	83%

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16.5.6 CIL Recovery on Gravity Concentrates
Carbon in Leach (CIL) bottle roll tests (BRT) were performed on samples used to produce a gravity recoverable gold concentrate. Twenty kilogram (20 Kg) samples were split from the composites discussed earlier in this section of the report, and then ground to 90% passing 0.85 mm. The material was slurried in water and then fed into a Knelson Concentrator in 3 stages:
•	Stage 1: A gravity concentrate and tails was produced for the 90% passing 0.85 mm;

•	Stage 2: The tails from Stage 1 were milled to 50% passing 0.075mm and fed into the Knelson Concentrator, producing a Stage 2 concentrate and Stage 2 tails;

•	Stage 3: the tails from Stage 2 were milled to 80% passing 0.075mm and fed into the Knelson Concentrator, producing a Stage 3 concentrate and Stage 3 tails.
At each of the three stages, middlings were separated by hand panning the concentrate. The middlings products and concentrate products were combined for each of the 3 stages, and CIL bottle roll tests were performed for the Stage 3 tails, the combined middlings, and combined concentrates.
The results of the CIL bottle roll tests on gravity recoverable gold concentrates and tails are summarized in Table 16.18.
16.5.7 Ongoing Flotation and Gravity Concentration Tests
Test work on the Livengood ores has continued over the past 3 months (March through June 2010). The test work focuses on potential ore concentration methods prior to cyanide leaching. The methods include both flotation and gravity and a combination of both. A new program was developed and awarded to Resource Development Inc. (RDI) in Wheat Ridge, Colorado. The test work was performed on a unit flotation cell (1 cubic foot) utilizing 10 kg of ore as feed. These larger scale tests provided more material for both concentrate leaching tests and for gravity separation tests. Initial test work indicates that on average more than 90 percent of the gold will report to the concentrates in a combined gravity / flotation concentrating scenario. Table 16.19 provides the latest results from the flotation and gravity test work.

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TABLE 16.18
RESULTS OF CIL BOTTLE ROLL TESTS
IN GRAVITY CONCENTRATION TESTS
MARCH 2010

		% Gold
		Recovery	% Total	NaCN	Ca(OH)2
		in	Gold	Consumption,	Addition,
Description	Product	Product	Recovered	(kg/MT)	(kg/MT)
Cambrian: Partial Ox (L)	Con	97%	58%	9.04	2.54
	Mid	91%	4%	6.08	0.72
	Tail	77%	26%	2.21	0.50
	Overall	90%	89%	2.27	0.51

Cambrian: Trace Ox (H)	Con	97%	67%	9.78	2.10
	Mid	93%	6%	7.18	0.72
	Tail	82%	19%	1.96	0.50
	Overall	93%	92%	2.05	0.51

Kint: Partial Ox (H)	Con	89%	31%	9.33	0.88
	Mid	76%	1%	7.86	0.79
	Tail	48%	29%	2.21	0.50
	Overall	63%	62%	2.31	0.51

Kint: No Ox (H)	Con	92%	45%	7.81	0.86
	Mid	81%	1%	5.79	0.79
	Tail	26%	12%	2.23	0.50
	Overall	59%	59%	2.30	0.51

Main Volcanics: Partial Ox (H)	Con	98%	71%	13.12	0.95
	Mid	95%	2%	7.05	0.74
	Tail	68%	16%	2.38	0.50
	Overall	90%	89%	2.49	0.51

Upper Seds: Trace Ox (L)	Con	78%	50%	12.34	1.97
	Mid	71%	2%	6.30	0.75
	Tail	36%	11%	1.82	0.50
	Overall	64%	63%	1.90	0.51

Upper Seds: Trace Ox (H)	Con	96%	74%	9.63	0.95
	Mid	88%	3%	7.03	0.81
	Tail	48%	9%	1.80	0.50
	Overall	87%	86%	1.89	0.51

Lower Sand: No Ox (H)	Con	95%	71%	5.85	1.43
	Mid	87%	2%	6.91	0.80
	Tail	44%	10%	2.10	0.50
	Overall	83%	83%	2.17	0.51

Kint_Ox_high	Con	97%	66%	9.32	1.43
	Mid	93%	2%	7.47	0.81
	Tail	59%	17%	2.36	0.50
	Overall	86%	85%	2.45	0.51

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		% Gold
		Recovery	% Total	NaCN	Ca(OH)2
		in	Gold	Consumption,	Addition,
Description	Product	Product	Recovered	(kg/MT)	(kg/MT)
Kint_TraceOx_High	Con	97%	68%	15.13	1.47
	Mid	64%	2%	6.15	0.77
	Tail	54%	14%	1.98	0.50
	Overall	84%	84%	2.09	0.51

US_Ox_Low-Sunshine	Con	96%	61%	17.21	2.01
	Mid	92%	4%	8.33	0.77
	Tail	69%	21%	2.04	0.50
	Overall	87%	86%	2.16	0.51

US_Trace_Low —Sunshine	Con	96%	70%	12.31	1.72
	Mid	93%	4%	7.90	0.78
	Tail	69%	16%	1.86	0.50
	Overall	90%	89%	1.96	0.51
Test work is also underway to investigate cyanide leaching of the concentrates such that a doré product can be produced directly from the concentrates. Initial leach tests vary, but first run indications imply that on average greater than 81% of the gold can be leached from the combined concentrates. Leaching parameters have yet to be optimized, and it is very likely that higher leach recoveries on the concentrates will be attainable.

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Table 16.19 — RDI Flotation and Gravity Test Results
June 2010

							Au Recovery
							Reporting to
			Assay				Flotation
			Head	Calc Head	Flotation	Gravity	Conc. and
Sample Description			Au gm/t	Au gm/t	Recovery	Recovery	Gravity Conc.
Livengood Main	Partial Oxide -	Comp 1	0.70	0.60	74.0%	9.4%	76.4%
Volcanics	High Grade	Comp 1	0.80	0.58	74.0%	17.9%	78.7%
Livengood Main	Partial Oxide -	Comp 1	0.70	0.60	74.0%	9.4%	76.4%
Volcanics	High Grade	Comp 1	0.80	0.58	74.0%	17.9%	78.7%
Livengood Main	No Oxide - High	Comp 3	2.26	2.23	95.4%	7.5%	95.7%
Volcanics	Grade	Comp 3	1.10	3.16	97.1%	67.6%	99.1%
Livengood Upper Seds	Partial Oxide -	Comp 4	1.56	0.89	68.7%	9.2%	71.6%
	High Grade	Comp 4	2.21	0.72	65.3%	44.5%	80.7%
Livengood Upper Seds	Trace Oxide - High	Comp 5	1.57	1.06	92.6%	42.8%	95.8%
	Grade	Comp 5	0.75	0.51	81.8%	66.3%	93.9%
Livengood Upper Seds	No Oxide - High	Comp 14	0.59	0.66	91.1%	89.7%	99.1%
	Grade	Comp 14	0.47	0.50	91.9%	68.0%	97.4%
Livengood Lower Seds	Trace Oxide - High	Comp 6	0.70	0.86	74.4%	40.3%	84.7%
	Grade	Comp 6	0.76	0.71	57.7%	52.6%	79.9%
Livengood Lower Seds	No Oxide - High	Comp 7	2.04	0.35	70.9%	59.1%	88.1%
	Grade	Comp 7	0.49	2.22	95.7%	17.9%	96.5%
Livengood Cambrian	Partial Oxide -	Comp 8	0.96	0.63	80.1%	71.6%	94.3%
	High Grade	Comp 8	0.65	0.81	87.7%	10.1%	88.9%
Livengood Cambrian	Trace Oxide - High	Comp 9	1.09	1.52	78.3%	92.6%	98.4%
	Grade	Comp 9	5.91	2.78	97.9%	93.3%	99.9%
Sunshine Upper Seds	Partial Oxide -	Comp 10	0.49	0.59	76.8%	11.1%	79.4%
	High Grade	Comp 10	0.58	1.05	88.0%	35.0%	92.2%
Sunshine Upper Seds	Trace Oxide - High	Comp 11	0.64	1.01	91.4%	20.5%	93.2%
	Grade	Comp 11	0.47	1.59	96.6%	18.9%	97.2%
Livengood Lower Sand	Partial Oxide -	Comp 12	0.94	1.43	93.4%	18.1%	94.6%
	High Grade	Comp 12	1.07	1.02	94.3%	12.4%	95.0%
Livengood Lower Sand	Trace Oxide - High	Comp 13	0.66	0.72	87.4%	46.8%	93.3%
	Grade	Comp 13	0.97	0.37	79.4%	18.7%	83.3%
Average			1.16	1.12	84.6%	39.2%	90.6%

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16.6 Future Metallurgical Test Work
ITH has undertaken or is planning further metallurgical test work. The following list is a brief outline of the test work currently envisioned for the Livengood project.
CIL Tests

•	Grind Size Effects

•	Leach Time Effects

•	Cyanide Strength Tests

•	Carbon Addition Concentration Tests

•	Lead Nitrate Tests

Organic Carbon Chemical Oxidation Tests

•	Oxidizer Tests

Gravity Tests

•	Grind Size Effects

•	Gravity Concentrate Fine Grind and Cyanidation Tests

•	Gravity Tails Leach and CIL Tests

Flotation Tests

•	Collector and Depressant Tests

•	Grind Size Effects

•	Flotation Time Effects

•	Additional Flotation Concentrate and Tails Leach Tests

Gravity and Flotation Concentrate Tests

•	Additional Fine Grinding

•	Pre-aeration

•	Chemical Oxidation

•	Additional High Intensity Cyanide Leach Tests

Column Tests

•	Crush Size Effects

•	Leach Time Effects

•	Cyanide Strength Tests
Metallurgical test work program costs should be budgeted for Livengood at $750,000 for the next six months to cover the test work detailed above.
16.7 Mineral Processing
Based on the test work discussed previously and on the current estimated ore resource, process options were investigated. The process envisioned for this document involves crushing the run of mine ore in a three stage crushing circuit to less than 3/4 inch, and placing the crushed ore on a lined heap leach pad and utilizing conventional heap leaching technologies. Figure 16.2 presents a simple block flow diagram of the proposed circuit. The placement of ore on the heap would likely not be performed during the coldest three months of the year due to arctic winter temperatures. However, leaching would continue twelve months of the year since all piping, pregnant ponds, and solution application drip irrigators would be buried within the heap to prevent freezing.

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Figure 16.2 Proposed Livengood process block flow diagram showing heap leach process streams.

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Future mineral processing investigations will likely focus on a combination of a Mill / CIL process facility in conjunction with the heap leach facility. Figure 16.3 presents a simple block flow diagram of the alternate circuit.
16.8 Gold Recovery
Utilizing existing test work data and industry experience, and applying the process scenarios described previously, an estimation of the gold recovery by ore type has been performed. Table 16.20 provides the gold recoveries as currently estimated. As shown in the table, the Lower Sediments are carrying a zero percent gold recovery and for the purposes of this study are not included as ore. These ore types will be brought back into future studies when the Mill / CIL circuit is included as one of the proposed circuits.
Current test work that may have a significant impact on the reported gold recoveries are those involving gravity concentration. The estimated Mill / CIL recoveries may be improved with extraction of coarse gold in a gravity circuit followed by CIL processing. The gravity circuit could address the two key recovery factors effecting the un-oxidized ores, coarse gold and preg-robbing carbon. In addition, with the positive results that are being received from the flotation / gravity tests, a mill scenario that includes flotation and leaching of the gravity and flotation concentrates may be a more economic milling scenario than the conventional whole ore CIL milling scenario.
16.9 Process Operating Costs
ITH developed and presented the following operating costs for a 100,000 tpd heap leach operation in October, 2009 (Klipfel, et al., 2009). Since then, further work has been done on cost estimation and assessing multiple recovery methods. This work is incomplete at this time and is not presented here. However, ITH views the currently presented heap leach scenario as a first step in assessing that component of the recovery process.
Process operating costs have been developed on each of the identified Livengood ore stratigraphic units (Table 16.21). The test work performed on each of the ore types has provided preliminary data for calculating reagent and grinding media consumptions, and power consumptions by ore type. The size of the facility envisioned and the unit processes involved also enabled preliminary maintenance and manpower requirements to be created for a 100,000 tpd process facility at Livengood. Alaskan wage rates were applied to the various staff and operating and maintenance positions. Unit costs for reagents and power were obtained from a survey of properties operating in the region.
The operating costs provided include power costs at $0.135 per kWh.
The 100 ktpd Stand Alone Heap Leach operating costs have been used in the financial calculations provided later in this report.

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Figure 16.3 Alternate Livengood process block flow diagram showing both heap leach and mill / CIL process streams

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TABLE 16.20
GOLD RECOVERY ESTIMATES BY ORE TYPE FOR HEAP LEACH AND
MILL/CIP PROCESS SCENARIOS

	Heap Leach	Mill / CIL
	% Au Rec	% Au Rec
Ore Type — Main Zone
Overburden	75.0%	87.0%
Cambrian Oxidized	80.0%	92.0%
Cambrian Trace	82.0%	95.0%
Cambrian Unoxidized	70.0%	75.0%
Upper Seds Oxidized	75.0%	87.0%
Upper Seds Trace	45.0%	82.0%
Upper Seds Unoxidized	35.0%	77.0%
Kint Oxidized	50.0%	59.0%
Kint Trace	22.0%	46.0%
Kint Unoxidized	22.0%	46.0%
Main Volcanics Oxidized	60.0%	79.0%
Main Volcanics Trace	40.0%	65.0%
Main Volcanics Unoxidized	35.0%	65.0%
Lower Seds Oxidized	0.0%	72.0%
Lower Seds Trace	0.0%	60.0%
Lower Seds Unoxidized	0.0%	60.0%
Lower Sand Oxidized	50.0%	63.0%
Lower Sand Trace	50.0%	63.0%
Lower Sand Unoxidized	15.0%	63.0%
Amy Sequence Oxidized	35.0%	79.0%
Amy Sequence Trace	35.0%	79.0%
Amy Sequence Unoxidized	27.0%	35.0%

Ore Type — Sunshine Zone
Sunshine Upper Seds Oxidized	78%	93%
Sunshine Upper Seds Trace	75%	88%
Sunshine Kint Oxidized	68%	80%
Sunshine Kint Trace	64%	76%

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TABLE 16.21
PRIMARY ORE TYPES ESTIMATED PROCESS OPERATING COSTS
FOR HEAP LEACH AT 100,000 TPD THROUGHPUT RATE

100 ktpd Stand Alone
Heap Leach Op. Cost,
Ore Type	$/t
Main Zone Deposit
Overburden	$2.79
Cambrian Oxidized	$3.05
Cambrian Trace	$3.38
Cambrian Unoxidized	$3.38
Upper Seds Oxidized	$3.23
Upper Seds Trace	$3.36
Upper Seds Unoxidized	$3.36
Kint Oxidized	$3.97
Kint Trace	$3.58
Kint Unoxidized	$3.58
Main Volcanics Oxidized	$3.62
Main Volcanics Trace	$3.17
Main Volcanics Unoxidized	$2.70
Lower Seds Oxidized	$3.23
Lower Seds Trace	$3.36
Lower Seds Unoxidized	$3.36
Lower Sand Oxidized	$3.23
Lower Sand Trace	$3.36
Lower Sand Unoxidized	$3.36
Amy Sequence Oxidized	$3.05
Amy Sequence Trace	$3.38
Amy Sequence Unoxidized	$3.58
Sunshine Zone Deposit
Sunshine Upper Seds Oxidized	$3.23
Sunshine Upper Seds Trace	$3.36
Sunshine Kint Oxidized	$3.97
Sunshine Kint Trace	$3.58
16.10 Process Capital Cost
Preliminary capital costs were prepared for this study (Table 16.22). The capital costs that were developed are based on the following assumptions:
•	Strip Ratio of 1:1, waste to ore

•	100,000 tpd ore production rate

•	Heap Leach processing scenario

•	Process facility would be relatively close to the Livengood ore deposits

•	Power to the site would be via a new power line included in the capital cost

•	The existing access to the site would be sufficient to support construction and operating requirements for Livengood

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Capital costs for the different areas shown in the table were obtained from recent projects of similar size and scope, located in north western Canada and Alaska. In an area where the size may have been different, the area was scaled using the rule of thumb factors.
TABLE 16.22
LIVENGOOD CAPITAL COST ESTIMATE
100,000 TPD HEAP LEACH — STAND ALONE

Total
Area	(US$ Millions)
Crushing	105.3
Carbon Stripping and Regeneration	18.6
Refining	4.9
Reagents	22.0
Plant Mobile Equipment	50.8
Leach Pad and CIC Plant	98.8
Site Roads	10.5
Power Line	32.0

Administrative Building	4.9
Mine Truckshop and Warehouse	25.7

Subtotal	$373.6

Indirect Costs @ 50%	$186.8

Total Installed Costs	$560.4

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17.0 Mineral Resource Estimate
The March 2010 mineral resource estimate for the Livengood deposit was updated using information available through May 31st, 2010. The drill data was maintained in a Gemcom® GEMS database, and the basic statistical and geostatistical analysis was performed using SAGE2001® and WinGSLib®. The resource model was constructed using Gemcom GEMS® and the Stanford GSLIB (Geostatistical Software Library) MIK post processing routine. The mineral resource model was estimated using multiple indicator kriging (MIK) for gold. Two oxidation indicators were used to estimate the oxidation and a single indicator was used to estimate the distribution of Kint dikes, Lower Sands, Amy Sequence and Shale. A three-dimensionally defined lithology model, based on interpretations by ITH geologists, was used to code the rock type block model. A three-dimensionally defined probability grade shell (0.1 g/t) was used to constrain the gold estimation. A summary mineral resource at cutoff grades of 0.3, 0.5, and 0.7 g/t gold is shown in Table 17.1. The results are presented as in-situ.
TABLE 17.1
SUMMARY IN-SITU MINERAL RESOURCE

	Au Cutoff	Tonnes
Classification	(g/t)	(millions)	Au (g/t)	Million Ounces Au
Indicated	0.30	789	0.62	15.7
Inferred	0.30	229	0.55	4.9
Indicated	0.50	409	0.83	10.9
Inferred	0.50	94	0.79	2.4
Indicated	0.70	202	1.07	6.9
Inferred	0.70	40	1.06	1.4
Compared to the March 2010 resource estimate, the tonnage and total ounces estimated has increased in the Indicated category and has decreased in the Inferred category for cutoff grades of 0.30, 0.50, and 0.70 g/t Au. This change is due, in part, to addition of newly defined tonnes in the southwestern area of the deposit, and to the addition of a number on infill holes in the central area of the orebody that have improved the classification of material, with a consequent conversion to Indicated classification. Other model validation activities are discussed in Section 17.7, including external review of the estimation methodology used for the Livengood resource.
17.1 Data Used
17.1.1 Sample Data
The data available for this model comprised 123,034 meters of core and RC drilling, plus trench data. Historical drilling and sampling is shown in Table 17.2. Drilling performed by TGA is shown in Table 17.3. It can be seen that the historical data represents about 4% of the total information used. The use of historic data is based on its statistical consistency with current data and the small portion of the total data represented as shown in past technical reports (Klipfel and Giroux, 2008a and b, 2009; Klipfel et al., 2009, and 2009a).

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TABLE 17.2
HISTORICAL DRILLING AND SAMPLING

Year	Company	Drill Type	Number of Holes	Meters
1976	Homestake	Percussion	4	153
1981	Occidental	Percussion	6	310
1989	AMAX	Trench	2	160
1990	AMAX	RC	3	320
1997	Placer Dome	Core	9	1,100
2003	Anglogold	RC	8	1,514
2004	Anglogold	Trench	8	276
2004	Anglogold	Core	4	762

Total			47	4,746

TABLE 17.3
ITH DRILING AND SAMPLING

Year	Drill Type	Number of Holes	Meters
2006	Core	7	1,227
2007	Core	15	4,411
2008	Core	7	2,040
2008	Trench	4	80
2008	RC	108	28,619
2009	Core	12	4,572
2009	RC	195	59,757

2010	Core	6	1,998

2010	RC	50	15,584

Total		404	118,288

17.1.2 Other Data
Topography
The topographic surface used is based on a 4m DEM derived from 2008 aerial photography.
Density
Densities used in the resource are based on 98 determinations from core and RC chip samples and are shown in Table 17.4.

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TABLE 17.4
DENSITY DETERMINATIONS

Lithology Unit	N	Mean	StdDev	Max	Min
Amy Sequence	4	2.67	0.04	2.72	2.65
Cambrian	12	2.82	0.07	2.95	2.69
Combined Cambrian-Amy		2.78
Kint	3	2.56	0.18	2.76	2.44
Lower Sediments	21	2.74	0.05	2.84	2.62
Main Volcanics	36	2.72	0.13	2.86	2.11
Upper Sediments	22	2.68	0.13	2.79	2.23
Average of all readings	98	2.72
17.2 Data Analysis
Multi-element assay information is available for nearly 50% of the samples. A statistical summary of this data from a previous report (July 09) is shown in Table 17.5. The only element of economic significance is gold, which was the only element modeled in the resource model. No significant correlations were found between the various elements. There were numerous weak to moderate correlations, but nothing that could be exploited to improve the gold estimate. Based on the lack of significant correlations previously determined, the exercise was not updated for this estimate.
TABLE 17.5
STATISTICAL SUMMARY OF ASSAY DATA

Element	Units	N	Mean	Maximum	Std.Dev.	C.V.
Au	ppm	34786	0.40	56.2	1.22	3.0
Ag	ppm	12969	0.41	440	4.07	10.0
Cu	ppm	12969	42	1120	34	0.8
Pb	ppm	12969	19	9240	128	6.7
As	ppm	12971	2169	137000	4181	1.9
Sb	ppm	12969	221	138000	2394	10.8
Zn	ppm	12969	186	3440	221	1.2
Fe	%	12708	4.3	21.3	1.4	0.3
Mo	ppm	12969	5.5	74.0	6.9	1.3
S	%	12081	1.4	18.4	1.4	1.0
Te	ppm	12063	0.16	25.1	0.5	3.0
Each of the assay intervals were also logged for lithology, alteration and mineralization. Of all of the available qualitative data, the lithology appears to exert the most influence on the gold mineralization (Figure 17.1). It is still a matter of geological debate as to exactly why this is so, but the volcanic unit is preferentially mineralized relative to the units above and below it. Also, the Kint dikes, which appear to be the conduits for much of the mineralization, are also well mineralized. Not only are the volcanics and Kint dikes higher grade, they are uniformly well mineralized as shown by the relatively low coefficient of variation (C.V.) of each unit.

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Figure 17.1 Gold distribution by lithology unit.
17.3 Geological Model
ITH geologists provided sectional interpretations of the major lithologic units — these were used to generate a three dimensional wire framed geological model of these units and major fault structures. South of the Lillian Fault, the rock units modeled were the Cambrian, Upper Sediments, Main Volcanics, and the Lower Sediments. North of the Lillian fault most of the material is undifferentiated Upper Sediments, with a small amount of Volcanics and Lower Sediments modeled. These represent the major lithologic units that host the mineralization. No other geologic features with possible controls were modeled.
17.4 Composite Statistics
All of the available drilling was composited into fixed length 10m composites. Composite residuals <4m in length were added to the previous composite. These composites were back-tagged with the lithology using rock type block model developed from the defined geological three-dimensional wire frames.
The composite data was declustered by estimating a nearest-neighbor value into each block. The declustered composite statistics are tabulated below, (Table 17.6).

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TABLE 17.6
GOLD COMPOSITE STATISTICS

Mean:	0.36
Variance:	0.22
C. of V.:	1.30
Min:	0.005
Q1:	0.11
Median:	0.23
Q3:	0.45
Max:	10.99
17.4.1 Gold Indicator Statistics
The declustered composite data was used to set the gold indicator thresholds. Since the coefficient of variation of the composite data is relatively low, only nine indicator thresholds were needed to fully define the gold distributions. The indicator thresholds were chosen at the low end to have approximately 20% of the data per class and at the high end to have 10 to 11% of the metal per class (Table 17.7). With MIK, top cutting of the assays is not necessary. In this case all composite values greater than 1.8 g/t Au (the highest threshold) are treated the same as “high grade” and the mean value of 3.14 g/t Au is used to evaluate the highest class.
TABLE 17.7
GOLD INDICATOR STATISTICS

		Data		Metal
	Threshold	%	Cum%	%	Cum%	Mean
1	0.09	20.8	20.8	3.0	3.0	0.052
2	0.18	20.4	41.2	7.5	10.5	0.132
3	0.28	16.9	58.1	10.7	21.2	0.226
4	0.40	12.8	70.9	11.9	33.1	0.333
5	0.60	12.5	83.4	17.1	50.2	0.491
6	0.75	5.3	88.7	9.7	59.9	0.662
7	0.90	4.0	92.7	9.1	69.0	0.819
8	1.20	3.7	96.4	10.8	79.8	1.034
9	1.80	2.4	98.8	9.5	89.3	1.418
Max	10.99	1.2	100.0	10.7	100.0	3.027
17.4.2 Contact Analysis
Because significant grade contrasts were noted between the different rock types from the assay statistics, contact analysis was performed in the previous study (October 2009) using the composite data to evaluate grade discontinuities at the lithology contacts. Wherever a contact was crossed with a drill hole, the grade profile was examined on either side of the contact. Contacts were evaluated from the Cambrian to the Upper Sediments, from the Upper Sediments into the Main Volcanics, and from the Main Volcanics into the Lower Sediments.

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Between the Cambrian and Upper Sediments the grade contrast is fairly significant. In the vicinity of the contact, the average grade of the Cambrian is 0.30 g/t Au while the Upper Sediments is 0.45 g/t Au (Figure 17.2).
Between the Upper Sediments and the Main Volcanics the grade contrast is also fairly significant. The contact between the Main Volcanics and the Lower Sediments is the most significant with the grade in the Main Volcanics being 0.63 g/t Au and the Lower Sediments 0.43 g/t Au. The additional data available for this update did not appear to alter these relationships, and the contact analysis was not repeated.
Figure 17.2 Contact plots.
Because of the sharp contrasts in gold grade between the different units, it was decided to treat the boundaries between the different units as hard boundaries. That is, the blocks of a given unit were estimated using only the composite data that fell within the same unit. This is geologically reasonable since many of the contacts are associated with thrust faulting. But it is not known if there has been any post-mineralization movement of these faults. The Main Volcanics are unquestionably better mineralized than the surrounding units. The reason for this is not fully understood. With this, it is not geologically unreasonable to see grade discontinuities at the contacts for this reason either.

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The use of hard boundaries will have an impact on the local estimates because the data has been partitioned. Overall, whether hard boundaries or soft boundaries are used or not would have a minimal effect on the global estimate. The issue as to whether hard or soft boundaries are more appropriate should be resolved as more drilling is done and additional information is gathered.
17.5 Spatial Statistics
Analysis of the additional data available for the update indicated that there were no significant changes in the spatial statistics, and the variography from the March 2010 update was therefore retained for gold, oxidation, and the minor rock types.
17.5.1 Gold Indicator Variograms
Indicator variograms were calculated for each of the indicator thresholds within each of the lithologic domains. Variogram models were fitted for each. Because the data was so heavily partitioned the results from the individual domains were generally unsatisfactory. Many of the areas are relatively thin, especially in the Main Volcanics, making it very difficult to infer a model of vertical continuity. For this reason, the use of the partitioned data for variogram calculations was abandoned and all of the data was used to calculate a set of average indicator variograms that were used over all domains. The average indicator variograms that were used for estimation of the gold indicators in all domains are shown in Table 17.8.
17.5.2 Oxide Indicator Variograms
The oxidation model was estimated using two oxide indicators, one for oxidized and one for trace (Table 17.9). Both the oxidized indicator variogram and the trace indicator variogram are essentially horizontal.
17.5.3 KINT Dike Variograms
A continuous dike indicator was defined using the percentage of Kint dike within each logged interval. The presence and behavior of the dikes north and south of the Lillian Fault are significantly different. Different variograms were fitted for each of these dike domains (Table 17.10). The variogram in the north dips steeply to the south. The variogram in the south was rotated with the horizontal plane dipping to the south-west.
17.5.4 Amy Sequence, Lower Sands and Shale Variograms
Continuous indicators were defined using the percentage of Amy Sequence, Lower Sands and Shale within each logged interval (Table 17.11). The Amy Sequence material occurs only in the Cambrian, south of the Lillian Fault. The Lower Sands material occurs only in the Lower Sediments, and the Shale occurs throughout the model, largely paralleling the stratigraphy. The units dip steeply north on the north side of the Lillian fault because of overturning, so separate shale variograms were calculated for the areas north and south of the fault.

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TABLE 17.8
AVERAGE GOLD INDICATOR VARIOGRAMS

Indicator	Sill	Range X	Range Y	Range Z
1	0.57
	0.30	96	33	59
	0.13	176	360	251

2	0.57
	0.27	179	38	82
	0.16	217	391	404

3	0.59
	0.24	134	48	88
	0.17	217	460	364

4	0.56
	0.28	105	33	82
	0.16	197	398	382

5	0.65
	0.21	104	26	92
	0.14	380	216	393

6	0.66
	0.24	159	31	56
	0.10	211	499	411

7	0.74
	0.19	136	30	39
	0.07	198	358	600

8 & 9	0.83
	0.12	130	79	22
	0.05	168	539	227
TABLE 17.9
OXIDE INDICATOR VARIOGRAMS

Indicator	Sill	Range X	Range Y	Range Z
Oxidized	0.19
	0.40	134	73	115
	0.41	2317	2553	273

Trace	0.03
	0.52	155	47	144
	0.45	2867	1117	320

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TABLE 17.10
KINT DIKE VARIOGRAMS

Domain	Sill	Range X	Range Y	Range Z
North	0.30
	0.51	64	54	616
	0.19	119	552	696

South	0.23
	0.65	259	19	33
	0.12	368	254	431
TABLE 17.11
LOWER SANDS, SHALE & AMY SEQ. VARIOGRAMS

Domain	Sill	Range X	Range Y	Range Z
L. Sand	0.22
	0.46	63	189	233
	0.32	633	2570	2

Amy Seq.	0.15
	0.25	579	115	114
	0.60	774	614	211
N. Shale	0.21
	0.67	91	48	110
	0.12	95	812	399
S. Shale	0.11
	0.63	46	40	177
	0.26	1000	1205	167
The Amy Sequence variogram dips shallowly to the East, while the Lower Sand variogram is essentially horizontal. The North Shale variogram dips shallowly to the North-West, and the South Shale variogram is horizontal.

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17.6 Resource Model
17.6.1 Model Extents
The resource model was constructed to encompass the drilling data and the defined geological model. The entire project is done using UTM NAD27 Alaska coordinate system. The model extents are shown in Table 17.12.
TABLE 17.12
Model Extents

	Minimum (m)	Maximum (m)	Extent (m)	Block Size (m)	No. of Blocks
East	427,500	430,800	3,300	15	220
North	7,264,300	7,266,700	2,400	15	160
Elevation	50	560	510	10	51
The selected block size was chosen because it is envisioned that the deposit will be mined with bulk mining methods that would not warrant smaller blocks but also because the drill hole spacing would not support a smaller block size.
17.6.2 Gold Estimation
The gold contained within each block was estimated using MIK with nine indicator thresholds. The block model was tagged with the geological model using a block majority coding method. The contact analysis indicated that there are significant grade discontinuities at the lithologic boundaries. Hard boundaries were used between each of the units. That is, each unit was estimated using only data that also fell within the same unit. There was no potentially economic mineralization outside of the geological model and it was not estimated. The gold kriging plan is shown in Table 17.13 for all units.
TABLE 17.13
GOLD KRIGING PLAN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m)	300 (Maj.), 250 (Semi-Maj.), 200 (Min.)
Search Rotation	Maj. -30º à170º, Semi-Maj. 100º
An octant search was used. The kriging plan forces data to be available from a minimum of two octants and from two separate drill holes for an estimate to be made. Each of the gold indicators was estimated independently.

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17.6.3 Oxidation Estimation
Two levels of oxidation were estimated: oxidized and trace oxidation. These levels correspond to the metallurgical testing and were therefore necessary to estimate to allow the application of the metallurgical recoveries to the model. The oxidation level has been visually logged for each sample interval by ITH geologists. Two oxidation indicators were used to estimate the oxidation. Historically, oxidation has been logged using ten different descriptors ranging from “complete” to” none”. Any interval described as “moderate” or greater was classified as oxidized. Any interval described as anything except “none” was classified as trace or better. The two indicators were tagged on each of the samples as 1 (meeting the criteria) or 0 (not meeting the criteria). Each indicator represents the probability of the sample being oxidized. These indicators were composited into 10m composites with the rest of the data. The two indicators were estimated independently. The kriging plans are shown in Table 17.14 and Table 17.15.
TABLE 17.14
OXIDIZED KRIGING PLAN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m)	300 (Maj.), 150 (Semi-Maj.), 100 (Min.)
Search Rotation	None
TABLE 17.15
TRACE OXIDIZATION KRIGING PLAN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m)	300 (Maj.), 150 (Semi-Maj.), 100 (Min.)
Search Rotation	None
The blocks were then coded as fully oxidized (coded as 1) if the probability of being oxidized was greater than 50%. The blocks were coded as trace (coded as 2) oxidized if the probability of trace oxidization was greater than 50% and not already tagged as oxidized. The remaining un-oxidized blocks were coded as 3. As would be expected, the fully oxidized material is nearer the surface and consequently mostly in the Cambrian rocks. The trace oxidization is pervasive. Significant un-oxidized material is not encountered except in the lower sediments.

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17.6.4 KINT Dike Estimation
The Kint dikes are significant metallurgically. It was therefore necessary to estimate them. The dikes are small enough that the drilling information is insufficient to build a deterministic model of the dike locations. Consequently, the dikes were estimated using a probabilistic model. In each block in the model, the probability of encountering dike was treated as the dike proportion within the block.
A single continuous dike indicator was used to estimate the presence of dikes. The presence of dikes was logged for each logged interval. The percentage of dike within the interval was logged, as in many cases the dike represented less than 100% of the interval. The dike indicator was set to be the proportion of dike within the interval. This indicator was then composited into 10m composites along with the rest of the data.
The presence and distribution of dikes is significantly different north and south of the Lillian Fault. The two domains were estimated separately. The kriging plan to estimate the proportion of dike within each block is shown in Table 17.16 and Table 17.17.
The Kint dikes are important for metallurgical but make up a very small portion of the total resource. The Kint dikes average between 3 and 4% of the tonnage.
TABLE 17.16
KINT DIKE INDICATOR KRIGING PLAN — SOUTHERN DOMAIN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m)	300 (Maj.), 250 (Semi-Maj.), 150 (Min.)
Search Rotation	Maj. -55º à248º, Semi-Maj. 80º
TABLE 17.17
KINT DIKE INDICATOR KRIGING PLAN — NORTHERN DOMAIN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m)	300 (Maj.), 250 (Semi-Maj.), 50 (Min.)
Search Rotation	Maj. -80º à191º, Semi-Maj. 352º

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17.6.5 Amy Sequence, Lower Sands and Shale Estimation
The Amy Sequence, Lower Sands and Shale units are significant metallurgically. It was therefore necessary to estimate them. The occurrences are small enough that the drilling information is insufficient to build a deterministic model of their locations. Consequently, these were estimated using a probabilistic model. In each block in the model, the probability of encountering these units was treated as the material proportion within the block.
A single continuous indicator was used to estimate the presence of the units. The presence of Amy Sequence, Lower Sands and Shale was logged for each logged interval. The percentage of these units within the interval was logged, as in many cases the lithology represented less than 100% of the interval. The unit indicator was set to be the proportion of lithology within the interval. This indicator was then composited into 10m composites along with the rest of the data. The kriging plan to estimate the proportion of these units within each block is shown in Table 17.19. Note that the Amy Sequence occurs only in the Cambrian, and that the Lower sands occur only in the Lower Sediments.
TABLE 17.18
LOWER SANDS, SHALE & AMY SEQ. INDICATOR KRIGING PLAN

Minimum No. of Composites	8
Maximum No. of Composites	48
Maximum Composites per Octant	6
Maximum No. of Composites per Hole	4
Block Discretization	4 x 4 x 1
Search Distances (m) — Lower Sand	Major 300, Int. 150, Minor 100
Search Rotation — Lower Sand	Major 0º à Azimuth 290º
Search Distance (m) — Amy Sequence	Major 300, Int. 150, Minor 100
Search Rotation — Amy Sequence	Major 0º à Azimuth 104º
Search Distance (m) — South Shale	Major 300, Int. 300, Minor 75
Search Rotation — South Shale	Major 0º à Azimuth 342º
Search Distance (m) — North Shale	Major 300, Int. 230, Minor 50
Search Rotation — North Shale	Major -7º à Azimuth 293º
17.7 Model Validation
Various forms of model validation were undertaken and are shown below. In all cases, the model appears to be unbiased and fairly represent the drilling data. The composite data was declustered by estimating a nearest-neighbor value into each block.
17.7.1 Global Bias Check
The global average of the declustered composite values is 0.358 g/t Au and the corresponding average block value (E-Type estimate, or block average calculated from MIK bins) is 0.365 g/t. The estimated block values are within 2.0 % of the composite values. This is reasonable and within the expectations of the model.

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17.7.2 Visual Validation
The model was visually compared to the composite gold data in both N-S and E-W sections. The estimates were checked to see that they appeared to be consistent with the data and that they were geologically reasonable. In all cases everything appeared reasonable.
17.7.3 Swath Plots
Swaths were taken through the model and the averaged block values (e-type MIK estimates) and the averaged declustered composite values (nearest-neighbor estimates) were compared on E-W, N-S and vertical swaths (Figure 17.3). The kriged values have a small amount of spatial smoothing, but generally compare quite favorable to the composite values, with areas of some divergence corresponding to swaths with a low number of samples.
Figure 17.3 Swath plots of E-type estimate vs. nearest neighbor.
17.7.4 Review of Resource Estimation Methodology
ITH has commissioned an independent review of the resource estimation methodology as part of its Quality Assurance program (Schofield, 2010). The review concluded that Multiple Indicator Kriging (MIK) was the appropriate estimation method for the deposit. The MIK approach to recoverable resource estimation has been found to be more useful than Ordinary Kriging (OK) where the size of the ore selection unit is small compared to the spacing of the drill holes, and/or when sensitivity to extreme sample grades exists.
The review suggested that the block/panel size and SMU size should be larger due the generally 75 m drill hole spacing, and that a composite length of 3 m would be more appropriate than the 10 m composite currently selected for the Livengood model. Based on spatial analysis that places more emphasis on short range variability, and sample spacing, the review also recommended reducing the size of the search neighborhood selected for the estimation.

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The impact on the resource estimation of the different assumptions was evaluated by generating an alternative estimate using the Livengood data. The comparison between alternate calculation and the Livengood resource estimate is summarized below:
•
The current Livengood resource estimate is larger than would be produced using the alternate assumptions, with the main difference relating to material that is projected below the drill holes when using the larger neighborhood search parameters. The location of this material is illustrated by the cross sections showing drill hole data and model blocks in Figures 19.1 to 19.4., where resource blocks are extrapolated beyond the base of the drill data due to the larger search neighborhood used in the current Livengood resource estimate. This material, and similar material extrapolated laterally are predominantly classified as Inferred resource in the current Livengood resource estimate.

•
The tonnage, grade and contained metal of the volumes common to both calculations are quite similar. The common volumes are constrained to close proximity of the drilling data due to the reduced search radius in the alternate method. This was evaluated by comparing calculations of recoverable resource above 0.5 g/t within the pit shell used in the heap leach analysis reported by Klipfel et.al., 2009b.

•
Although the distribution of classifications was different, both the alternative calculation and the Livengood resource estimate predominantly assigned the material in the volumes common to both calculations an Indicated or above.

ITH believes that extrapolation beyond the current drilling data, due to the larger search radius, is appropriate and supported by a limited number of holes that extend beyond the current typical drill depth and provide support for geologic and grade projection. This portion of the Livengood resource estimate is predominantly classified as Inferred resource, which does not have verified geological and grade continuity.
17.8 Post-processing of MIK Model
The post-processing of the indicator kriging was done with the GSLIB post processing routine (postik). It is necessary to provide a maximum grade of the distribution. This grade can be calculated as:
Zmax = Zcn + 3(Zn - Zcn)
Where Zcn is the uppermost indicator threshold, and Zn is the mean of values > Zcn
From the data in Table 17.9, the maximum grade used in the post-processing was calculated to be 5.49 ppm.

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17.8.1 Change of Support
The multiple indicator kriging produces an estimate of the distribution of grade within a block rather than just a single average grade of a block. The distribution produced is the distribution of composite sized units within the block not minable units. It is therefore necessary to correct the distribution so that the distribution represents selective mining units (SMU’s) not composite sized units. This correction is called a change of support correction. Since the average grade of the block is the same whether mined in one scoop or mined by a core drill, the correction does not change the average grade of the block only reduces the variance of the distribution.
The variance reduction factor is the ratio of the variance of an SMU within a block to the variance of a composite within a block. This is calculated using average variogram values. The variance of the SMU within the block is the variance of a composite within a block minus the variance of a composite within an SMU. Since the estimated blocks are small relative to the data spacing the effective block size was taken to be 40m by 40m (approximately 1/2 the drill spacing).
The method used for the change of support was an indirect lognormal correction. This correction uses the ratio of standard deviations rather than the ratio of variances. This is just the square root of the ratio of variances.
The mining SMU was assumed to be 5m by 5m selectivity. This is reasonable for the envisioned size of the operation. If the envisioned size of the operation were to grow significantly, the SMU size should be increased.
The following factors were derived using the variogram model. Note that since the variography from the March 2010 update was retained for this update, that the change of support parameters are unchanged from the earlier study.
This correction is applied on a block-by-block basis with a global reduction target of 0.42. This is done on a trial and error basis to find the block reduction factor that will achieve the target global variance reduction of 0.42. A reduction factor of 0.28 was used by block.

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17.9 Resource Classification
The resource was broken down into two categories: Indicated and Inferred. The estimation variance from the estimation of the second indicator (median indicator) was used to determine the classification. Along with the estimation of variance, the number of composites used, number of drill holes used and the distance to the nearest composite was saved for each block estimated. The estimation variance provides a good measure of the confidence in the estimate. The estimation variance will remain relatively low when data is near and evenly spaced around the block being estimated. When the estimate starts extrapolating away from data, the estimation variance will rise rapidly. An examination of plots of distance to the nearest sample versus variance (Figure 17.4), along with visual inspection of the model relative to the composite data were used to determine the acceptable estimation variance thresholds.
Blocks estimated with an estimation variance less than 0.33m and with a minimum of 4 octants informed, should be considered Indicated. Blocks with an estimation variance less than 0.43, and a minimum of 4 octants informed, should be considered Inferred. Blocks with an estimation variance greater than 0.43 were considered to be too unreliable for further consideration.
Figure 17.4. Distance to the nearest composite vs. kriging variance.
On average, Indicated blocks are within 34m of the nearest composite, and are informed by 27 composites from at least 8 drill holes. On average, Inferred blocks are within 84m of the nearest composite, and are informed by 20 composites from at least 6 drill holes.

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18.0 Other Relevant Data and Information
No additional information or explanation is known by the authors to be necessary to make the technical report understandable and not misleading.

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19.0 Interpretation and Conclusions
The Livengood property is centered on Money Knob and adjacent ridges and is an area considered by many for a long time to be the lode source for gold in the Livengood placer deposits which have produced in excess of 500,000 ounces of gold. Anomalous gold in soil samples occurs in a northeast trend over an area of approximately 6 x 2 km with a principal concentration of surface anomalies in a smaller area measuring approximately 2.3 x 1.1 km. Drilling by past companies, AGA, and ITH identified wide intervals (>100 m @ ≥ 1.0 g/t Au) of gold mineralization with local higher grade narrow intervals beneath the soil anomaly and in rocks beneath thrust surfaces which are not expressed geochemically at the surface. The presence of mineralization over broad areas beneath thrust faults and the ever expanding area of drill hole intercepts suggests that there is still further discovery potential at Livengood.
The style of mineralization shows some similarities with several types of gold deposits including orogenic, sediment-hosted disseminated (SHD or Carlin type), and Intrusion-Related-Gold Systems (IRGS) of the Tintina Gold Belt. However, the geochemical and metallogenic associations of As, Sb, ± Bi, and lack of some features typical of SHD’s indicates that Livengood is most comparable to IRGS type deposits and is typical of other such deposits within the host Tintina Gold Belt.
Gold mineralization at Livengood is hosted in a thrust interleaved sequence of Late Proterozoic to Palaeozoic ophiolitic rocks thrust emplaced over a Devonian sequence of sedimentary and volcanic rocks. Mineralization is related to a ~90 million year old set of monzonite to diorite dikes that intrude the thrust stack along thrust faults. Mineralization is hosted primarily by Devonian volcanics and Cretaceous dikes, but occurs in all rock types and consists of gold associated with arsenopyrite and to a lesser extent pyrite. Other associated minerals include stibnite, marcasite, pyrrhotite, and minor to trace amounts of chalcopyrite and sphalerite.
Four stages of alteration are currently recognized. These include biotite, albite, sericite, and carbonate. These stages are interpreted to reflect alteration of host rocks by a fluid with decreasing temperature and evolving chemistry over time.
Overall, mineralization and alteration appear to be controlled by the thrust fault architecture and possibly by later normal faults.
The original surface geochemical anomaly in soil that attracted initial exploration in this location probably reflects only a portion of the mineralization present. Mineralization has been shown to continue down-dip along and/or beneath thrust surfaces and therefore be blind at the surface. This point along with the fact that the area drilled currently represents only a portion of the original surface geochemical anomaly suggests that the identification of more mineralization over a broader area is likely.
An updated resource estimate has been calculated and is based on all drill data through May 31, 2010. This new estimate includes the addition of data from 56 drill holes received after completion of the March 2010 resource estimate. The current resource estimate increases the total tonnes and ounces in the Indicated category and reduces the number of ounces and tonnes in the Inferred category for cutoff grades of 0.3, 0.5, and 0.7 g/t Au. This change is due to addition of newly defined resources in the SW Zone and between the Core and Sunshine Zones.

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Comparison of block model sections (Figures 19.1 to 19.6) with geologic sections interpreted by ITH geologists (Figures 7.8-7.12) reveals good correspondence. These sections also show the potential of mineralized material to continue to depth, particularly down-dip.
It is concluded that a substantial gold resource has been identified at Money Knob and the surrounding area. Dedicated drilling has continuously enlarged the resource over the past several years. Current metallurgical studies are underway and results indicate that gold is recoverable through heap leach, and combined mill, CIP, CIL, gravity, and flotation techniques. Continuation of planned and in-progress metallurgical and ore processing studies will enable assessment of the best material processing and gold recovery techniques. As results for this work are completed, new cost estimates that incorporate optimized gold recovery techniques will be used for a more comprehensive development plan and economic assessment.

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Figure 19.1. Block model for section 428625 E. Grid squares are 200m.
Figure 19.2. Block model for section 428850 E. Grid squares are 200m.
Figure 19.3. Block model for section 428925 E. Grid squares are 200m.

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Figure 19.4. Block model for section 429075 E. Grid squares are 200m.
Figure 19.5. Block model for section 429525 E. Grid squares are 200m.
Figure 19.6. Block model for section 429675 E. Grid squares are 200m.

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20.0 Recommendations
20.1 Recommended Exploration Program
Exploration of the Livengood project should continue with the aim of advancing the project toward a prefeasibility status. During Q1 and Q2 of 2010, ITH began the transition from exploration to development with the addition of a Chief Operating Officer (Carl Brechtel) and an Alaska based Project Manager (Karl Hanneman). ITH will develop a Fairbanks based technical management team, adding capacity in the geologic management, mine engineering, infrastructure engineering, environmental management and community engagement areas. This group will act as owner representatives in the direction and management of the specialty consulting and engineering contractors required to conduct prefeasibility and feasibility studies.
ITH plans to continue drilling, with another 40,000 m planned for the second half of 2010 to accomplish this goal. In addition, it will expand environmental baseline studies, community engagement activities, and metallurgical studies, and it will initiate mine infrastructure and engineering studies. The proposed program is an appropriate amount of drilling for the needs of the project and the time available in the field season. Activities that will help advance the project in this direction include those listed below.
1.	Focus infill drilling on areas where Inferred resource blocks can be converted to Indicated resources.
a.	extend drilling into areas where the search neighborhood has extrapolated inferred resource blocks laterally beyond existing drilling;

b.	drill infill holes between existing patterns to greater depth to test the extrapolation of inferred resource below the general base of the existing drilling.
2.
Drill close spaced holes to define a variographic cross in order to demonstrate ore continuity and to better determine the drill spacing required to convert indicated resources into measured resources.

3.	Drill core holes to gather sample material for advance metallurgical and comminution testing.

4.	Drill holes for hydrologic testing and monitoring to support open pit mine design, and for groundwater water quality monitoring.

5.	Continue and advance metallurgical, ore characterization, and mineral processing studies. This should include:
a.	Evaluation of flotation methods;

b.	Production of sufficient volumes of flotation and gravity concentrates to evaluate treatment options for the concentrates;

c.	Quantification of the distribution of preg-robbing carbon in the deposit; and

d.	Use SEM studies to better characterize gold mineralization, its exact mineral association, and relationship to gangue.
6.	Continue step out drilling to identify the extent of mineralization, particularly:

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a.	to the northeast of the Sunshine Zone

b.	immediately northwest of the known Sunshine Zone,

c.	down dip of currently identified mineralization in the Sunshine Zone, and

d.	to the southwest along the trend of the surface geochemical anomaly

e.	to the south of Money Knob and southeast of the Core zone.
7.	Assess geotechnical characteristics of the mineralized zone and potential pit walls using core data, and perform rock mechanics testing of core samples.

8.	Begin the sterilization process for land that might be covered by facilities. This should start with surface geochemical surveys to be followed up with drilling on potentially mineralized zones.

9.	Perform infrastructure siting and alternatives ranking assessments, and develop prioritized plans for infrastructure geotechnical characterization.

10.	Continue and expand environmental base line studies including:
a.	Expansion of surface water quality studies to include additional stations to cover expanded land holdings and measurement of stream flow

b.	Expansion of aquatic macro fauna studies to cover expanded land holding

c.	Initiation of subsurface hydrological investigations

d.	Installation of meteorological stations on the property
11.
Complete the combined mill/heap leach preliminary economic analysis that is currently in progress. This should evaluate the basic economic, logistic, and processing factors for a mining operation at Livengood.

12.	Use infill drilling data and variographic cross drilling data to further validate resource estimation assumptions, or to provide the basis for changes.
20.2 Budget for 2010
ITH has proposed expenditure of approximately $28.2 million dollars in 2010 for further evaluation of the Livengood project (Table 20.1). This budget will be allocated to drilling, geological and geotechnical analysis of the deposit, metallurgical and comminution studies, facilities site planning, environmental and social base line studies, and completion of a Preliminary Economic Assessment. The budget is significant, but appropriate for the studies and drilling planned and feasible within the time allocated. The company has sufficient funds to accomplish this goal. The authors recommend implementation of this program in order to accomplish ITH’s goal of advancing the Livengood project.

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TABLE 20.1
2010 PROJECT BUDGET

Expenditure	2010 $ M	Comments
Land	4.4	Claim and lease fees, purchase agreements.

Geological and Technical Contract Services	7.1	Operations, contract/consulting fees for geologic and geotechnical studies, other field activities

Drilling	7.7	Drilling, supplies, surveying, preparation, hole abandonment

Geochemistry	1.5	Rock, soil, drill core and cuttings, prep and assay

Environmental and Metallurgy Studies	4.7	Baseline studies, community engagement and metallurgical testing

Admin and Operations	2.9	Office, salaries, travel, reporting, permitting

TOTAL	28.2

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21.0 References
Albanese, M.D., 1983, Geochemical reconnaissance of the Livengood B-3, B-4, and C-4 quadrangles, Alsak; summary of data on stream-sediment, pan concentrate, and rock samples: Report of Investigations — Alaska. Division of Geological and Geophysical Surveys, v. 83-1, 55 pp.
Arbogast, B., Lee, G., Light, T., 1991, Analytical results and sample locality map of stream-sediment and heavy–mineral-concentrate samples from the Livengood 1 degree X 3 degree Quadrangle, Alaska: U.S. Geological Survey, Open file Report OF 91-0023A and B, 121 pp., 1 sheet.
Athey, J.E., and Craw, P.A., 2004, Geologic maps of the Livengood SW C-3 and SE C-4 Quadrangles, Tolovana mining district, Alaska, Preliminary Interpretive report 2004-3, Division of Geological and Geophysical Surveys., 1 sheet, 24 p.
Athey, J.E., Szumigala, D.J., Newberry, R.J., Werdon, M.B., and Hicks, S.A., 2004, Bedrock geologic map of the Livengood SW C-3 and SE C-4 Quadrangles, Tolovana mining district, Alaska, Preliminary Interpretive report 2004-3, Division of Geological and Geophysical Surveys.
Brooks, A. H., 1916, Preliminary report on the Tolovana district: U.S. Geological Survey Bulletin 642, p. 201-209.
Burns, L.E., and Liss, S. A., 1999, Portfolio of aeromagnetic and resistivity maps of part of the Livengood mining district, Alaska, central Livengood Quadrangle: Public-Data File, Alaska Division of Geological and Geophysical Surveys, Report 99-16, 16 pp.
Carew, T., 2010a, Livengood Deposit — March 2010 resource update final: independent consultant’s report; Reserva International. 1p.
Carew, T., 2010b, Livengood Deposit — June 2010 resource update final: independent consultant’s report; Reserva International. 1p.
Chapman, R.M., and Weber, F.R., 1972, Geochemical analyses of bedrock and stream sediment samples from the Livengood Quadrangle, Alaska: U.S. Geological Survey, Open File Report, OF 72-0067, 2 sheets.
Chapman, R.M., Weber, F.R., and Taber, B., 1971, Preliminary map of the Livengood Quadrangle, Alaska; map and explanation: U.S. Geological Survey, Open File Report, OF 71-0066, 2 sheets.
CIM, 2005, CIM Definition Standards — For Mineral Resources and Mineral Reserves; Prepared by the CIM Standing Committee on Reserve Definitions, Adopted by CIM Council on December 11, 2005. 10pp.
Cobb, E.H., 1972, Metallic mineral resources map of the Livengood Quadrangle, Alaska: U.S. Geological Survey, Misc. field Studies, Report MF-0413, 2 sheets. Ebert, S., Dodd, S., Miller, L., and Petsel, S., 2000, The Donlin Creek Au-As-Sb-Hg deposit, southwestern Alaska, in Geology and Ore Deposits 2000, The Great Basin and Beyond, Syposium Proceedings, Geological Society of Nevada, ed., Cluer, J.K., Price, J.G., Struhsacker, E.M., Hardyman, R.F., and Morris, C.L., p. 1069-1081.

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Foster, R.L., 1968, Potential for lode deposits in the Livengood gold placer district, east-central Alaska: U.S. Geological Survey Circular, Report: C-590, 18 pp.
Giroux Consultants Ltd, 2007, Livengood resource evaluation, Consultants report to ITH, 22 p.
Giroux Consultants Ltd, 2008, Livengood resource evaluation, Consultants report to ITH, 35 p.
Giroux Consultants Ltd, 2009, Livengood resource evaluation, January, 2009, Consultants report to ITH, 36 p.
Goldfarb, 1997, Metallogenic evolution of Alaska: Economic Geology Monograph 9, Society of Economic Geologists, pp. 4-34.
Goldfarb, R., Hart, C., Miller, M., Miller, L., Farmer, G.L., Groves, D., 2000, The Tintina gold belt — a global perspective, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, British Columbia and Yukon Chamber of Mines, Cordilleran Roundup Special Volume 2, p. 5-31.
Hazen Research Inc., 2007, Characterization of Livengood Gold Ore, Hazen Project 10504: letter report dated February 7, 2007.
ITH, 2009, International Tower hill Expands Livengood Gold Resource by 64%, October 13, press release. 6p.
Karl, S.M., Ager, T.A., Hanneman, K., and Teller, S.D., 1988, Tertiary gold-bearing gravel at Livengood, Alaska, in Geologic Studies in Alaska by the USGS in 1987, U.S.G.S. Circular 1016, p. 61-63.
Klipfel, P., 2006, Summary report on the Livengood Project, Tolovana District, Alaska, consultants report to ITH, 37 p.
Klipfel, P. and Giroux, G., 2008a, Summary report on the Livengood Project, Tolovana District, Alaska; consultants report to ITH, 62 p.
Klipfel, P. and Giroux, G., 2008b, October 2008 Summary report on the Livengood Project, Tolovana District, Alaska; consultants report to ITH, 90 p.
Klipfel, P., Giroux, G. and Puchner, C, 2008, Summary report on the Livengood Project, Tolovana District, Alaska; technical report to ITH, 72 p.
Klipfel, P. and Giroux, G., 2009, January 2009 Summary report on the Livengood Project, Tolovana District, Alaska: consultant’s technical report to ITH, 99 p.

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Klipfel, P., Barnes, T., and Pennstrom, 2009a, July 2009 summary report on the Livengood Project, Tolovana District, Alaska: consultant’s technical report to ITH, 120 p.
Klipfel, Carew, and Pennstrom, 2009b, October 2009 summary report on the Livengood Project, Tolovana District, Alaska: consultant’s technical report to ITH, 144 p.
Klipfel, Carew, and Pennstrom, 2010, March 2010 summary report on the Livengood Project, Tolovana District, Alaska: consultant’s technical report to ITH, 151 p.
Larson, L., 2002, Petrographic report — AngloGold, Samples — Fort Knox, Livengood, and West Pogo, consultants report to AngloGold, 79pp.
Levinson, A.A., 1974, Introduction to Exploration Geochemistry: Applied Publishing Ltd. 614 pp.
McCoy, D., Newberry, R.J., Layer, P., DiMarchi, J.J., Bakke, A., Masterman, J.S., and Minehane, D.L., 1997, Plutonic related gold deposits of interior Alaska, Society of Economic Geologists, Economic Geology Monograph 9, pp. 91-241.
Newberry, R.J., McCoy, D.T., and Brew, D.A., 1995, Plutonic-hosted gold ores in Alaska: Igneous vs. metamorphic origins: Resource Geology special issue, N0 18, pp. 57-100.
Northern Land Use Research, Inc., 2009, Cultural resources survey of proposed 634-acre Talon Gold core drilling program parcel near Livengood, Interior Alaska; consultants report to ITH, 60pp.
Northern Land Use Research, Inc., 2010, Cultural resources survey of Talon Gold core drilling program parcels near Livengood, Interior Alaska: 2009 survey results and recommendations: consultants report to Talon Gold. 190 pp.
Plafker, G. and Berg, H.C., 1994, Overview of the geology and tectonic evolution of Alaska, in Plafker, G. and Berg, H.C. eds., The Geology of Alaska: Geological Society of America, Boulder Co. The Geology of North America, v. G1, p. 989-1017.
Poulsen, K.H., 1996, Carlin-type gold deposits and their potential occurrence in the Canadian Cordillera: in Current Research, 1996a, Geological Survey of Canada, pp x-x.
Reifenstuhl, R.R., Dover, J.H., Pinney D.S., Newberry, R.J., Clautice, K.H., Liss, S.A., Blodgett, R.B., Bundtzen, T.K., and Weber, F.R., 1997, Geologic map of the Tanana B-1 quadrangle, central Alaska, RI 97-15A, State of Alaska, Department of Natural Resources, Division of Geological & Geophysical Surveys, 17 p., 1 sheet, scale 1:63,360
Robinson, M.S., 1983, Bedrock geologic map of the C-4 quadrangle, east-central Alaska: Report of Investigations — Alaska. Division of Geological and Geophysical Surveys, vol. 83-4, 1 sheet.
Rose, A.W., Hawkes, H.E., and Webb, J.S., 1979, Geochemistry in Mineral Exploration: Academic Press, 657 pp.

Klipfel, Carew, and Pennstrom	132

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Rudd, J., 1999, Project report of the 1998 geophysical survey data for part for the Livengood mining district, Alaska, central Livengood Quadrangle: Alaska Division of Geology and Geophysics, Report, 99-17, 132 pp.
Schofield, N., 2010, Review of resource estimates, Livengood gold deposit, Alaska; independent consultants report prepared for ITH by Hellman and Schofield Pty. Ltd., Junem 2010, 29 p.
Silberling, N.J., Jones, D.J., Monger, J.W.H., Coney, P.J., Berg, H.C., and Plafker, G., 1994, Lithotectonic terrane map of Alaska and adjacent parts of Canada: Geology of Alaska, Geological Society of America. Vol. G-1, Plate 3.
Sillitoe, R.H., 2009, Geologic model and potential of the Livengood gold prospect, Alaska; consultants report to ITH, 13 pp.
Smith, M., 2000, The Tintina gold belt: an emerging gold district in Alaska and Yukon, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, British Columbia and Yukon Chamber of Mines, Cordilleran Roundup Special Volume 2, p. 1-3.
Smith, T.E., 1983, Bedrock geology of the Livengood C-3 Quadrangle, east-central Alaska: Report of Investigations — Alaska. Division of Geological and Geophysical Surveys, v. 83-5, 1 sheet
Three Parameters Plus, 2009, Livengood Project baseline surface water sampling report — 2009, consultants report to Talon Gold US Inc., 389p.
Waythomas, C.F., Ten Brink, N.W., Ritter, D.F., 1984, Surficial geologic map of the Livengood B-3, B-4, C-3 and C-4 quadrangles, Yukon-Tanana Upland: Report of Investigations — Alaska. Division of Geological and Geophysical Surveys, v. 84-6, 1 sheet.

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
22.0 Date and Signature Page
The effective date of this technical report, entitled “June, 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” is June 25, 2010.
Dated: July 5, 2010
Signed:

(signed) Paul Klipfel Dr. Paul Klipfel, Ph.D, CPG#10821	[Sealed: CPG#10821]

(signed) Timothy J. Carew	[Sealed]

Timothy J. Carew

(signed) William Pennstrom, Jr.

William Pennstrom, Jr. M.A.

Klipfel, Carew, and Pennstrom	134

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
23.0 Certificates of Authors
CERTIFICATE OF PAUL D. KLIPFEL, PH.D.
I, Paul D. Klipfel, Ph.D., do hereby certify that:
1.	I am President of:

Mineral Resource Services, Inc. 4889 Sierra Pine Dr. Reno, NV 89519
2.	I have graduated from the following Universities with degrees as follows:

a.	San Francisco State University,	B.A. geology	1978

b.	University of Idaho,	M.S. economic geology	1981

c.	Colorado School of Mines	M.S. mineral economics	1988

d.	Colorado School of Mines	Ph.D. economic geology	1992
3.	I am a member in good standing of the following professional associations:
a.	Society of Mining Engineers

b.	Society of Economic Geologists

c.	Geological Society of America

d.	Society for Applied Geology

e.	American Institute of Professional Geologists

f.	Sigma Xi
4.	I have worked as a mineral exploration geologist for 30+ years since my graduation from San Francisco State University.
5.
I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of all sections of the technical report titled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated June 25, 2010 (the “Technical Report”) relating to the Livengood property except sections 16 and 17. I have visited the Livengood property on seven occasions, the most recent being February 20-24, 2010.

7.	Prior to being retained by ITH in 2006, I have not had prior involvement with the property that is the subject of the Technical Report.
8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

Klipfel, Carew, and Pennstrom	135

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
9.	I am independent of the issuer applying all of the tests in section 1.4 of NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 5th day of July, 2010

(signed) Paul Klipfel Signature of Qualified Person	[Sealed: AIPG#10821]

Paul D. Klipfel, Ph.D, CPG[AIPG]

Print name of Qualified Person

Klipfel, Carew, and Pennstrom	136

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
CERTIFICATE OF TIMOTHY J. CAREW
I, Tim Carew, P. Geo. do hereby certify that:
1.	I am the Principal of:

Reserva International LLC P.O. Box 19848 Reno, NV 89511 USA
2.	I have graduated from the following Universities with degrees as follows:

a.	University of Rhodesia,	B.Sc. Geology	1973

b.	University of Rhodesia,	B.Sc. (Hons) Geology	1976

c.	University of London (RSM)	M.Sc. Mineral Prod. Management	1982
3.	I am a member in good standing of the following professional associations:
a.	Association of Professional Engineers and Geoscientists of British Columbia

b.	Institute of Mining, Metallurgy and Materials

c.	Canadian Institute of Mining and Metallurgy

d.	Society of Mining Engineers
4.	I have worked in mining geology and engineering for over 35 years since my graduation from the University of Rhodesia.
5.
I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of section 17 of the technical report titled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated June 25, 2010 (the “Technical Report”) relating to the Livengood property. I have visited the Livengood property on three occasions for a total of twenty six days, the most recent being from February14 -24, 2010.

7.	I have not had prior involvement with the property that is the subject of the Technical Report.
8.
I am not aware of any material fact or material change with respect to the subject matter of Section 17 of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all of the tests in section 1.4 of NI 43-101.
10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Klipfel, Carew, and Pennstrom	137

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
Dated this 5th day of July, 2010

(signed) Tim Carew Signature of Qualified Person	[Sealed]

Tim Carew P.Geo.

Print name of Qualified Person

Klipfel, Carew, and Pennstrom	138

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
CERTIFICATE OF WILLIAM PENNSTROM JR.
I, William J. Pennstrom Jr., do hereby certify that:
1.	I am self employed as a Consulting Process Engineer and President of:

Pennstrom Consulting Inc. 2728 Southshire Rd. Highlands Ranch, CO 80126
2.
I graduated in 1983 with a Bachelors of Science degree in Metallurgical Engineering from the University of Missouri — Rolla, Rolla, Missouri and in 2001 with a Master of Arts degree in Management from Webster University, St. Louis, Missouri.

3.
I am a Founding Registered Member of the Society for Mining, Metallurgy, and Exploration (SME) and am a recognized Qualified Professional (QP) Member with expertise in Metallurgy of the Mining and Metallurgical Society of America (MMSA).

4.	I have worked in the Mineral Processing Industry for a total of 29 years since before, during, and after my attending the University of Missouri.
5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101), and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purpose of NI 43-101.

6.
I am responsible for the preparation of section 16 of the technical report titled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated June 25, 2010 (the “Technical Report”) relating to the Livengood property. I have visited the Livengood Project site for two days during May of 2009.

7.	Prior to being retained by ITH in May, 2009, I have not had prior involvement with the property that is the subject of the Technical Report.
8.
I am not aware of any material fact or material change with respect to the subject matter of Section 16 of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all of the tests per Section 1.5 of NI 43-101.

Klipfel, Carew, and Pennstrom	139

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
10.	I have read National Instrument 43-101 and Form 43-101F1 and, to my knowledge, the Technical Report has been prepared in compliance with that instrument and form.
Dated the 5th day of July, 2010.

(signed) William Pennstrom Jr. Signature of Qualified Person

William Pennstrom Jr.
Print name of Qualified Person

Klipfel, Carew, and Pennstrom	140

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
24.0 Appendices
Appendix 1: Claim/Property Information

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Alaska State Lease
Alaska Mental Health Land Trust	9400248	AMHLT - ML	1-Jul-2004	F008N005W
Federal Patented Claims
Griffin heirs	MS 1990, Patent 1041576	Mastodon	18-Jan-2007	F008N005W
Federal Unpatented Claims
Richard Hudson	55469	ANNE	21-Apr-2003	F008N005W24
Richard Hudson	55466	BLACK ROCK	21-Apr-2003	F008N005W24
Richard Hudson	55471	BRIDGET	21-Apr-2003	F008N005W24
Richard Hudson	55453	DOROTHEA	21-Apr-2003	F008N005W23
Richard Hudson	55470	EILEEN	21-Apr-2003	F008N005W24
Richard Hudson	55455	FOSTER	21-Apr-2003	F008N005W24
Richard Hudson	55454	LENORA	21-Apr-2003	F008N005W23
Richard Hudson	55459	NICKIE	21-Apr-2003	F008N005W24
Richard Hudson	55464	OLD SMOKY	21-Apr-2003	F008N005W23
Richard Hudson	55468	PATRICIA	21-Apr-2003	F008N005W13
Richard Hudson	55460	PATRICK	21-Apr-2003	F008N005W23
Richard Hudson	55458	SAUNDERS	21-Apr-2003	F008N005W23
Richard Hudson	55452	SHARON	21-Apr-2003	F008N005W23
Richard Geraghty	55462	SUNSHINE #1	21-Apr-2003	F008N005W23
Richard Geraghty	55463	SUNSHINE #2	21-Apr-2003	F008N005W23
Richard Hudson	55467	TRAPLINE	21-Apr-2003	F008N005W24
Richard Hudson	55457	TWERPIT	21-Apr-2003	F008N005W24
Richard Hudson	55456	VANCE	21-Apr-2003	F008N005W24
Richard Hudson	55461	WHITE ROCK	21-Apr-2003	F008N005W23
Richard Hudson	55465	WITTROCK	21-Apr-2003	F008N005W23
Ronald Tucker	37580	Lillian No. 1	30-Sep-1968	F008N005E22
Ronald Tucker	37581	Satellite	30-Sep-1968	F008N005E22
Ronald Tucker	37582	Nickel Bench R.L.*	30-Jun-1972	F008N005E22 & 15
Ronald Tucker	37583	The Nickel*	12-Aug-1965	F008N005E22
Ronald Tucker	37584	Overlooked*	6-Sep-1975	F008N005E22
Ronald Tucker	37585	The Lad*	12-Aug-1965	F008N005E22
State Claims
Karl Hanneman and Bergelin Family Trust	330936	LUCKY 55	14-May-1981	F009N004W33
Karl Hanneman and Bergelin Family Trust	330937	LUCKY 56	14-May-1981	F009N004W33
Karl Hanneman and Bergelin Family Trust	330938	LUCKY 64	13-May-1981	F009N004W32
				F009N004W33
Karl Hanneman and Bergelin Family Trust	330939	LUCKY 65	14-May-1981	F009N004W33
Karl Hanneman and Bergelin Family Trust	330940	LUCKY 66	14-May-1981	F009N004W33
Karl Hanneman and Bergelin Family Trust	330941	LUCKY 72	12-May-1981	F008N004W05

Klipfel, Carew, and Pennstrom	141

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	330942	LUCKY 73	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330943	LUCKY 74	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330944	LUCKY 75	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330945	LUCKY 76	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330946	LUCKY 82	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330947	LUCKY 83	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330948	LUCKY 84	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330949	LUCKY 85	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330950	LUCKY 86	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330951	LUCKY 91	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330952	LUCKY 92	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330953	LUCKY 93	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330954	LUCKY 94	13-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330955	LUCKY 95	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330956	LUCKY 96	14-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330957	LUCKY 101	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330958	LUCKY 102	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330959	LUCKY 103	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330960	LUCKY 104	12-May-1981	F008N004W05
Karl Hanneman and Bergelin Family Trust	330961	LUCKY 105	12-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330962	LUCKY 106	12-May-1981	F008N004W04
Karl Hanneman and Bergelin Family Trust	330963	LUCKY 202	13-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330964	LUCKY 203	13-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330965	LUCKY 204	15-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330966	LUCKY 205	13-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330967	LUCKY 206	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330968	LUCKY 207	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330969	LUCKY 208	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330970	LUCKY 302	13-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330971	LUCKY 303	13-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330972	LUCKY 304	15-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330973	LUCKY 305	13-May-1981	F008N004W09

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	330974	LUCKY 306	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330975	LUCKY 307	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330976	LUCKY 308	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330977	LUCKY 404	15-May-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	330978	LUCKY 405	13-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	330979	LUCKY 406	14-May-1981	F008N004W09
Karl Hanneman and Bergelin Family Trust	338477	LUCKY 198	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338478	LUCKY 199	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338479	LUCKY 295	17-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338480	LUCKY 296	17-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338481	LUCKY 297	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338482	LUCKY 298	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338483	LUCKY 299	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338484	LUCKY 392	21-Sep-1981	F008N005W11
Karl Hanneman and Bergelin Family Trust	338485	LUCKY 395	18-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338486	LUCKY 396	18-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338487	LUCKY 397	18-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338488	LUCKY 398	18-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338489	LUCKY 399	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338490	LUCKY 400	23-Sep-1981	F008N004W07
				F008N004W08
Karl Hanneman and Bergelin Family Trust	338491	LUCKY 491	21-Sep-1981	F008N005W11
Karl Hanneman and Bergelin Family Trust	338492	LUCKY 492	21-Sep-1981	F008N005W11
Karl Hanneman and Bergelin Family Trust	338493	LUCKY 493	21-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338494	LUCKY 494	21-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338495	LUCKY 495	18-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338496	LUCKY 496	18-Sep-1981	F008N005W12
Karl Hanneman and Bergelin Family Trust	338497	LUCKY 497	18-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338498	LUCKY 498	18-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338499	LUCKY 499	17-Sep-1981	F008N004W07
Karl Hanneman and Bergelin Family Trust	338500	LUCKY 500	23-Sep-1981	F008N004W07
				F008N004W08
Karl Hanneman and Bergelin Family Trust	338501	LUCKY 504	10-Sep-1981	F008N004W08
Karl Hanneman and Bergelin Family Trust	338502	LUCKY 505	10-Sep-1981	F008N004W09

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	338503	LUCKY 589	21-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338504	LUCKY 590	21-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338505	LUCKY 591	21-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338506	LUCKY 592	21-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338507	LUCKY 593	21-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338508	LUCKY 594	21-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338509	LUCKY 595	18-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338510	LUCKY 596	18-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338511	LUCKY 597	18-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	338512	LUCKY 598	18-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	338513	LUCKY 599	17-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	338514	LUCKY 689	22-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338515	LUCKY 690	22-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338516	LUCKY 691	22-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338517	LUCKY 692	22-Sep-1981	F008N005W14
Karl Hanneman and Bergelin Family Trust	338518	LUCKY 693	22-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338519	LUCKY 694	22-Sep-1981	F008N005W13
Karl Hanneman and Bergelin Family Trust	338520	LUCKY 697	18-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	338521	LUCKY 698	18-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	338522	LUCKY 699	17-Sep-1981	F008N004W18
Karl Hanneman and Bergelin Family Trust	347943	LC 407	5-Jun-1982	F008N004W18
Karl Hanneman and Bergelin Family Trust	347945	LC 502	5-Jun-1982	F008N004W08
Karl Hanneman and Bergelin Family Trust	347946	LC 503	5-Jun-1982	F008N004W08
Karl Hanneman and Bergelin Family Trust	347947	LC 506	7-Jun-1982	F008N004W09
Karl Hanneman and Bergelin Family Trust	347948	LC 507	7-Jun-1982	F008N004W09
Karl Hanneman and Bergelin Family Trust	347949	LC 600	5-Jun-1982	F008N004W17
				F008N004W18
Karl Hanneman and Bergelin Family Trust	347950	LC 601	5-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347951	LC 602	5-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347952	LC 603	5-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347953	LC 604	6-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347954	LC 605	6-Jun-1982	F008N004W16
Karl Hanneman and Bergelin Family Trust	347955	LC 695	10-Jun-1982	F008N005W13

Klipfel, Carew, and Pennstrom	144

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	347956	LC 696	10-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347957	LC 700	6-Jun-1982	F008N004W17
				F008N004W18
Karl Hanneman and Bergelin Family Trust	347958	LC 701	6-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347959	LC 702	6-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347960	LC 703	6-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347961	LC 704	6-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347962	LC 790	12-Jun-1982	F008N005W14
Karl Hanneman and Bergelin Family Trust	347963	LC 791	12-Jun-1982	F008N005W14
Karl Hanneman and Bergelin Family Trust	347964	LC 792	11-Jun-1982	F008N005W14
Karl Hanneman and Bergelin Family Trust	347965	LC 793	11-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347966	LC 794	11-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347967	LC 795	10-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347968	LC 796	10-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347969	LC 797	10-Jun-1982	F008N004W18
Karl Hanneman and Bergelin Family Trust	347970	LC 798	9-Jun-1982	F008N004W18
Karl Hanneman and Bergelin Family Trust	347971	LC 799	8-Jun-1982	F008N004W18
Karl Hanneman and Bergelin Family Trust	347972	LC 800	8-Jun-1982	F008N004W17
				F008N004W18
Karl Hanneman and Bergelin Family Trust	347973	LC 801	8-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347974	LC 802	8-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347975	LC 803	8-Jun-1982	F008N004W17
Karl Hanneman and Bergelin Family Trust	347976	LC 891	12-Jun-1982	F008N005W14
Karl Hanneman and Bergelin Family Trust	347977	LC 892	11-Jun-1982	F008N005W14
Karl Hanneman and Bergelin Family Trust	347978	LC 893	11-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347979	LC 894	11-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	347980	LC 895	10-Jun-1982	F008N005W13
Karl Hanneman and Bergelin Family Trust	348802	LC 688	4-Jun-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348803	LC 787	4-Jun-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348804	LC 788	4-Jun-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348805	LC 884	31-May-1982	F008N005W16
Karl Hanneman and Bergelin Family Trust	348805	LC 884	31-May-1982	F008N005W16
Karl Hanneman and Bergelin Family Trust	348806	LC 885	31-May-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348807	LC 886	25-May-1982	F008N005W15

Klipfel, Carew, and Pennstrom	145

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	348808	LC 887	2-Jun-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348809	LC 888	4-Jun-1982	F008N005W15
Karl Hanneman and Bergelin Family Trust	348810	LC 984	31-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348811	LC 985	31-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348812	LC 986	25-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348813	LC 987	4-Jun-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348814	LC 1083	30-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348815	LC 1084	30-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348816	LC 1085	30-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348817	LC 1086	25-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348818	LC 1183	29-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348819	LC 1184	29-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348820	LC 1185	29-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348821	LC 1186	25-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348822	LC 1282	28-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348823	LC 1283	28-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348824	LC 1284	28-May-1982	F008N005W21
Karl Hanneman and Bergelin Family Trust	348825	LC 1285	28-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348826	LC 1286	26-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348827	LC 1287	26-May-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348828	LC 1288	2-Jun-1982	F008N005W22
Karl Hanneman and Bergelin Family Trust	348829	LC 1382	27-May-1982	F008N005W28
Karl Hanneman and Bergelin Family Trust	348830	LC 1383	27-May-1982	F008N005W28
Karl Hanneman and Bergelin Family Trust	348831	LC 1384	27-May-1982	F008N005W28
Karl Hanneman and Bergelin Family Trust	348832	LC 1385	27-May-1982	F008N005W27
Karl Hanneman and Bergelin Family Trust	361326	LUCKY 90	24-Oct-1983	F008N004W06
Karl Hanneman and Bergelin Family Trust	361327	LUCKY 100	24-Oct-1983	F008N004W06
Karl Hanneman and Bergelin Family Trust	361328	LUCKY 200	24-Oct-1983	F008N004W07
Karl Hanneman and Bergelin Family Trust	361329	LUCKY 294	28-Oct-1983	F008N005W12
Karl Hanneman and Bergelin Family Trust	361330	LUCKY 300	24-Oct-1983	F008N004W07
Karl Hanneman and Bergelin Family Trust	361331	LUCKY 394	28-Oct-1983	F008N005W12
Karl Hanneman and Bergelin Family Trust	361332	LUCKY 401	24-Oct-1983	F008N004W08

Klipfel, Carew, and Pennstrom	146

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Karl Hanneman and Bergelin Family Trust	361333	LUCKY 402	24-Oct-1983	F008N004W08
Karl Hanneman and Bergelin Family Trust	361334	LUCKY 403	24-Oct-1983	F008N004W08
Karl Hanneman and Bergelin Family Trust	361335	LUCKY 501	24-Oct-1983	F008N004W08
Talon Gold Alaska Inc	669377	LVG 1	02/20/10	F8N4W9SESE
Talon Gold Alaska Inc	669378	LVG 2	02/20/10	F8N4W16NWNE
Talon Gold Alaska Inc	669379	LVG 3	02/20/10	F8N4W16NWSW
Talon Gold Alaska Inc	669380	LVG 4	02/20/10	F8N4W16NWSE
Talon Gold Alaska Inc	669381	LVG 5	02/20/10	F9N4W20NW
Talon Gold Alaska Inc	669382	LVG 6	02/20/10	F9N4W20NE
Talon Gold Alaska Inc	669383	LVG 7	02/20/10	F9N4W21NW
Talon Gold Alaska Inc	669384	LVG 8	02/20/10	F9N4W21NE
Talon Gold Alaska Inc	669385	LVG 9	02/20/10	F9N4W22NW
Talon Gold Alaska Inc	669386	LVG 10	02/20/10	F9N4W22NE
Talon Gold Alaska Inc	669387	LVG 11	02/20/10	F9N4W20SW
Talon Gold Alaska Inc	669388	LVG 12	02/20/10	F9N4W20SE
Talon Gold Alaska Inc	669389	LVG 13	02/20/10	F9N4W21SW
Talon Gold Alaska Inc	669390	LVG 14	02/20/10	F9N4W21SE
Talon Gold Alaska Inc	669391	LVG 15	02/20/10	F9N4W22SW
Talon Gold Alaska Inc	669392	LVG 16	02/20/10	F9N4W22SE
Talon Gold Alaska Inc	669393	LVG 17	02/20/10	F9N5W25NW
Talon Gold Alaska Inc	669394	LVG 18	02/20/10	F9N5W25NE
Talon Gold Alaska Inc	669395	LVG 19	02/20/10	F9N4W30NW
Talon Gold Alaska Inc	669396	LVG 20	02/20/10	F9N4W30NE
Talon Gold Alaska Inc	669397	LVG 21	02/20/10	F9N4W29NW
Talon Gold Alaska Inc	669398	LVG 22	02/20/10	F9N4W29NE
Talon Gold Alaska Inc	669399	LVG 23	02/20/10	F9N5W25SW
Talon Gold Alaska Inc	669400	LVG 24	02/20/10	F9N5W25SE
Talon Gold Alaska Inc	669401	LVG 25	02/20/10	F9N4W30SW
Talon Gold Alaska Inc	669402	LVG 26	02/20/10	F9N4W30SE
Talon Gold Alaska Inc	669403	LVG 27	02/20/10	F9N4W29SW
Talon Gold Alaska Inc	669404	LVG 28	02/20/10	F9N4W29SE
Talon Gold Alaska Inc	669405	LVG 29	02/20/10	F9N5W35NW
Talon Gold Alaska Inc	669406	LVG 30	02/20/10	F9N5W35NE
Talon Gold Alaska Inc	669407	LVG 31	02/20/10	F9N5W36NW
Talon Gold Alaska Inc	669408	LVG 32	02/20/10	F9N5W36NE
Talon Gold Alaska Inc	669409	LVG 33	02/20/10	F9N5W35SW
Talon Gold Alaska Inc	669410	LVG 34	02/20/10	F9N5W35SE
Talon Gold Alaska Inc	669411	LVG 35	02/20/10	F9N5W36SW

Klipfel, Carew, and Pennstrom	147

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Talon Gold Alaska Inc	669412	LVG 36	02/20/10	F9N5W36SE
Talon Gold Alaska Inc	669413	LVG 37	02/20/10	F8N5W3NW
Talon Gold Alaska Inc	669414	LVG 38	02/20/10	F8N5W3NE
Talon Gold Alaska Inc	669415	LVG 39	02/20/10	F8N5W3SW
Talon Gold Alaska Inc	669416	LVG 40	02/20/10	F8N5W3SE
Talon Gold Alaska Inc	669417	LVG 41	02/20/10	F9N4W27NW
Talon Gold Alaska Inc	669418	LVG 42	02/20/10	F9N4W27NE
Talon Gold Alaska Inc	669419	LVG 43	02/20/10	F9N4W27SW
Talon Gold Alaska Inc	669420	LVG 44	02/20/10	F9N4W27SE
Talon Gold Alaska Inc	669421	LVG 45	02/20/10	F9N4W34NW
Talon Gold Alaska Inc	669422	LVG 46	02/20/10	F9N4W34NE
Talon Gold Alaska Inc	669423	LVG 47	02/20/10	F9N4W34SW
Talon Gold Alaska Inc	669424	LVG 48	02/20/10	F9N4W34SE
Talon Gold Alaska Inc	669425	LVG 49	02/20/10	F8N4W4NE
Talon Gold Alaska Inc	669426	LVG 50	02/20/10	F8N4W3NW
Talon Gold Alaska Inc	669427	LVG 51	02/20/10	F8N4W3NE
Talon Gold Alaska Inc	669428	LVG 52	02/20/10	F8N4W2NW
Talon Gold Alaska Inc	669429	LVG 53	02/20/10	F8N4W2NE
Talon Gold Alaska Inc	669430	LVG 54	02/20/10	F8N4W4SE
Talon Gold Alaska Inc	669431	LVG 55	02/20/10	F8N4W3SW
Talon Gold Alaska Inc	669432	LVG 56	02/20/10	F8N4W3SE
Talon Gold Alaska Inc	669433	LVG 57	02/20/10	F8N4W2SW
Talon Gold Alaska Inc	669434	LVG 58	02/20/10	F8N4W2SE
Talon Gold Alaska Inc	669435	LVG 59	02/20/10	F8N4W10NW
Talon Gold Alaska Inc	669436	LVG 60	02/20/10	F8N4W10NE
Talon Gold Alaska Inc	669437	LVG 61	02/20/10	F8N4W11NW
Talon Gold Alaska Inc	669438	LVG 62	02/20/10	F8N4W11NE
Talon Gold Alaska Inc	669439	LVG 63	02/20/10	F8N4W10SW
Talon Gold Alaska Inc	669440	LVG 64	02/20/10	F8N4W10SE
Talon Gold Alaska Inc	669441	LVG 65	02/20/10	F8N4W11SW
Talon Gold Alaska Inc	669442	LVG 66	02/20/10	F8N4W11SE
Talon Gold Alaska Inc	669443	LVG 67	02/20/10	F8N4W16NE
Talon Gold Alaska Inc	669444	LVG 68	02/20/10	F8N4W15NW
Talon Gold Alaska Inc	669445	LVG 69	02/20/10	F8N4W15NE
Talon Gold Alaska Inc	669446	LVG 70	02/20/10	F8N4W14NW
Talon Gold Alaska Inc	669447	LVG 71	02/20/10	F8N4W14NE
Talon Gold Alaska Inc	669448	LVG 72	02/20/10	F8N4W16SW
Talon Gold Alaska Inc	669449	LVG 73	02/20/10	F8N4W16SE
Talon Gold Alaska Inc	669450	LVG 74	02/20/10	F8N4W15SW

Klipfel, Carew, and Pennstrom	148

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Talon Gold Alaska Inc	669451	LVG 75	02/20/10	F8N4W15SE
Talon Gold Alaska Inc	669452	LVG 76	02/20/10	F8N4W14SW
Talon Gold Alaska Inc	669453	LVG 77	02/20/10	F8N4W14SE
Talon Gold Alaska Inc	669454	LVG 78	02/20/10	F8N4W21NW
Talon Gold Alaska Inc	669455	LVG 79	02/20/10	F8N4W21NE
Talon Gold Alaska Inc	669456	LVG 80	02/20/10	F8N4W22NW
Talon Gold Alaska Inc	669457	LVG 81	02/20/10	F8N4W22NE
Talon Gold Alaska Inc	669458	LVG 82	02/20/10	F8N4W23NW
Talon Gold Alaska Inc	669459	LVG 83	02/20/10	F8N4W23NE
Talon Gold Alaska Inc	669460	LVG 84	02/20/10	F8N4W21SW
Talon Gold Alaska Inc	669461	LVG 85	02/20/10	F8N4W21SE
Talon Gold Alaska Inc	669462	LVG 86	02/20/10	F8N4W22SW
Talon Gold Alaska Inc	669463	LVG 87	02/20/10	F8N4W22SE
Talon Gold Alaska Inc	669464	LVG 88	02/20/10	F8N4W23SW
Talon Gold Alaska Inc	669465	LVG 89	02/20/10	F8N4W23SE
Talon Gold Alaska Inc.	700008	LVG 90	03/21/10	F9 N4 W17NW
Talon Gold Alaska Inc.	700009	LVG 91	03/21/10	F9 N4 W17NE
Talon Gold Alaska Inc.	700010	LVG 92	03/21/10	F9 N4 W16NW
Talon Gold Alaska Inc.	700011	LVG 93	03/21/10	F9 N4 W16NE
Talon Gold Alaska Inc.	700012	LVG 94	03/21/10	F9 N4 W17SW
Talon Gold Alaska Inc.	700013	LVG 95	03/21/10	F9 N4 W17SE
Talon Gold Alaska Inc.	700014	LVG 96	03/21/10	F9 N4 W16SW
Talon Gold Alaska Inc.	700015	LVG 97	03/21/10	F9 N4 W16SE
Talon Gold Alaska Inc.	700016	LVG 98	03/21/10	F8 N5 W9NW
Talon Gold Alaska Inc.	700017	LVG 99	03/21/10	F8 N5 W9NE
Talon Gold Alaska Inc.	700018	LVG 100	03/21/10	F8 N5 W9SW
Talon Gold Alaska Inc.	700019	LVG 101	03/21/10	F8 N5 W9SE
Talon Gold Alaska Inc.	700020	LVG 102	03/21/10	F8 N4 W31NW
Talon Gold Alaska Inc.	700021	LVG 103	03/21/10	F8 N4 W31NE
Talon Gold Alaska Inc.	700022	LVG 104	03/21/10	F8 N4 W32NW
Talon Gold Alaska Inc.	700023	LVG 105	03/21/10	F8 N4 W32NE
Talon Gold Alaska Inc.	700024	LVG 106	03/21/10	F8 N4 W31SW
Talon Gold Alaska Inc.	700025	LVG 107	03/21/10	F8 N4 W31SE
Talon Gold Alaska Inc.	700026	LVG 108	03/21/10	F8 N4 W32SW

Klipfel, Carew, and Pennstrom	149

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				MTRS
Owner	File Number	Tenure Name	Date Acquired	Location
Talon Gold Alaska Inc.	700027	LVG 109	03/21/10	F8 N4 W32SE
Talon Gold Alaska Inc.	700028	LVG 110	03/21/10	F7 N4 W6NW
Talon Gold Alaska Inc.	700029	LVG 111	03/21/10	F7 N4 W6NE
Talon Gold Alaska Inc.	700030	LVG 112	03/21/10	F7 N4 W5NW
Talon Gold Alaska Inc.	700031	LVG 113	03/21/10	F7 N4 W5NE
Talon Gold Alaska Inc.	700032	LVG 114	03/21/10	F7 N4 W4NW
Talon Gold Alaska Inc.	700033	LVG 115	03/21/10	F7 N4 W4NE
* — Placer claim
Note: Meridian Township Range and Section (MTRS) Location is the Federal land location system. Example F006S013E12 is a section of land located in the Fairbanks Meridian, Township 6 South, Range 13 East, Section 12.

Klipfel, Carew, and Pennstrom	150

10

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010
APPENDIX 2: List Of Drill Holes

				Hole Length
Hole	Easting	Northing	Elevation	(m)
BAF-1	430060.00	7266021.00	508.30	213.40
BAF-2	430073.00	7266149.00	512.70	152.40
BAF-3	429760.00	7266096.00	501.30	150.90
BAF-4	430073.00	7265881.00	470.20	216.40
BAF-5	430078.00	7265765.00	444.40	189.90
BAF-6	429745.00	7265979.00	511.90	134.10
BAF-7	430056.00	7266034.00	508.30	304.80
BAF-8	430342.00	7266042.00	510.10	152.40
L-1	429726.00	7265450.00	508.70	31.00
L-2	429350.00	7265457.00	496.80	73.00
L-3	429050.00	7265715.00	464.50	46.00
L-4	429045.00	7265688.00	464.40	20.00
L-5	428910.00	7265675.00	447.00	70.00
L-6	428805.00	7265640.00	432.10	70.00
LC-TR-01	428883.00	7266132.00	356.70	91.44
LC-TR-02	428859.00	7266041.00	340.70	68.58
MK-04-01	428734.41	7265596.00	421.50	109.73
MK-04-02	428492.09	7265738.00	361.60	305.71
MK-04-03	428674.69	7265520.50	412.20	208.79
MK-04-04	428547.69	7265813.50	354.40	137.77
MK-04-TP1	429594.00	7265670.00	505.20	2.00
MK-04-TP2	429583.00	7265653.00	506.00	2.00
MK-04-TR1	429541.09	7265537.00	514.40	34.00
MK-04-TR2E	429598.00	7265763.00	503.20	85.00
MK-04-TR2S	429598.00	7265763.00	503.20	20.00
MK-04-TR2W	429597.09	7265763.50	503.10	85.00
MK-04-TR3	429603.00	7265704.00	504.40	33.40
MK-04-TR5	429570.00	7265621.00	508.30	15.00
MK-06-05	429099.00	7266101.00	397.90	305.10
MK-06-06	429299.00	7266298.00	395.00	205.44
MK-06-07	428772.31	7265845.00	412.80	276.45
MK-06-08	428915.31	7265897.00	408.70	288.34
MK-06-09	427614.00	7264251.00	213.40	124.66
MK-06-10	427533.00	7264335.00	210.50	10.36
MK-06-11	427691.00	7264430.00	230.00	17.07
MK-07-12	428915.31	7265897.00	408.70	282.85
MK-07-13	428773.31	7265847.50	412.80	351.13
MK-07-14	428774.81	7265846.00	412.80	44.81

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June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-07-15	428774.81	7265849.00	412.80	281.64
MK-07-16	430220.00	7265985.00	517.60	332.84
MK-07-17	428773.41	7265621.50	427.70	421.84
MK-07-18	428853.59	7265780.00	431.80	301.14
MK-07-19	429002.59	7265704.00	458.40	436.17
MK-07-20	428851.69	7265720.00	435.30	244.30
MK-07-21	428925.81	7265760.50	440.20	309.98
MK-07-22	428703.31	7265764.00	408.50	382.83
MK-07-23	429075.81	7265779.50	458.80	290.17
MK-07-24	429529.81	7265631.00	508.90	372.16
MK-07-25	428399.59	7265253.00	368.20	330.40
MK-07-26	429900.00	7265470.00	448.30	28.35
MK-08-27	429592.59	7265927.50	499.89	201.78
MK-08-28	429518.31	7266005.50	485.94	229.21
MK-08-29	429896.00	7265778.50	470.12	266.70
MK-08-30	428891.91	7265738.00	438.73	345.19
MK-08-31	429142.41	7265606.50	479.10	376.43
MK-08-32	429186.50	7265431.00	474.07	343.81
MK-08-33	429066.31	7265091.00	427.53	276.76
MK-08-TR01	428869.81	7266061.50	342.36	21.34
MK-08-TR02	428834.59	7266031.00	338.84	28.04
MK-08-TR03	428834.59	7266031.00	338.84	4.11
MK-08-TR04	428869.81	7266061.50	342.36	26.06
MK-09-34	428771.91	7265545.00	427.53	296.27
MK-09-35	428851.09	7265491.00	437.15	276.45
MK-09-36	428782.50	7265215.50	409.49	697.93
MK-09-37	429109.09	7265406.00	463.73	527.30
MK-09-38	429251.31	7265388.00	477.33	215.80
MK-09-39	429524.81	7265999.00	487.82	309.37
MK-09-40	429254.09	7265386.00	477.68	584.61
MK-09-41	430048.59	7265922.00	480.85	407.82
MK-09-42	429604.09	7265703.00	503.41	341.38
MK-09-43	429562.31	7265813.00	500.02	428.24
MK-09-44	428946.31	7265103.50	417.87	313.33
MK-09-45	429451.69	7265094.50	441.06	174.80
MK-1	428945.00	7265820.00	427.40	76.00
MK-10-46	429519.31	7265865.50	496.13	350.67
MK-10-47	428962.50	7265499.00	451.16	297.79
MK-10-48	428930.31	7265240.00	430.04	441.05
MK-10-49	428778.19	7265393.00	422.27	305.71
MK-10-50	428775.81	7264872.50	379.07	263.35

Klipfel, Carew, and Pennstrom	152

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-10-51	428702.00	7265024.50	383.39	339.55
MK-2	428825.00	7265850.00	422.30	77.00
MK-3	429500.00	7266190.00	450.40	28.04
MK-4	429493.00	7266117.00	466.00	15.24
MK-4B	429493.00	7266117.00	466.00	106.68
MK-5	428660.00	7265925.00	357.20	0.00
MK-6	428680.00	7265940.00	357.70	0.00
MK-RC-0001	428996.00	7265778.00	449.00	321.56
MK-RC-0002	429001.81	7265854.50	426.10	335.28
MK-RC-0003	428703.19	7265998.50	335.90	222.50
MK-RC-0004	428612.00	7265921.00	343.50	274.32
MK-RC-0005	428561.81	7265841.50	350.00	269.75
MK-RC-0006	429045.69	7265695.50	460.70	353.57
MK-RC-0007	428846.00	7265843.00	423.59	286.51
MK-RC-0008	428925.00	7265691.50	445.87	213.36
MK-RC-0009	428997.91	7265632.00	456.48	246.89
MK-RC-0010	428547.69	7265471.00	393.24	240.79
MK-RC-0011	428925.69	7265626.50	447.99	225.55
MK-RC-0012	428997.00	7265544.50	459.54	307.85
MK-RC-0013	428624.19	7265480.00	403.22	225.55
MK-RC-0014	428176.91	7265590.50	357.31	217.93
MK-RC-0015	428323.09	7265696.50	349.18	195.07
MK-RC-0016	428319.50	7265542.50	367.72	134.11
MK-RC-0017	428779.09	7265774.00	423.18	297.18
MK-RC-0018	428710.91	7265834.00	396.94	252.98
MK-RC-0019	428550.00	7265925.00	329.20	54.86
MK-RC-0020	428549.69	7265910.00	331.52	213.36
MK-RC-0021	428470.00	7265852.00	330.47	213.36
MK-RC-0022	428847.91	7265920.50	399.81	280.42
MK-RC-0023	428849.31	7265622.50	437.70	288.04
MK-RC-0024	428697.81	7265630.00	413.90	207.26
MK-RC-0025	428920.91	7265909.00	404.48	213.36
MK-RC-0026	428622.91	7265760.00	385.76	167.64
MK-RC-0027	428559.09	7265704.00	381.63	131.06
MK-RC-0028	428844.50	7266105.50	339.35	92.96
MK-RC-0029	429057.91	7265856.50	432.49	256.03
MK-RC-0030	428777.19	7265548.00	425.83	243.84
MK-RC-0031	428926.50	7265548.00	447.21	303.28
MK-RC-0032	428554.91	7265783.00	363.55	91.44
MK-RC-0033	428849.41	7265566.50	437.15	335.28
MK-RC-0034	429073.81	7265553.50	467.93	365.76

Klipfel, Carew, and Pennstrom	153

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0035	429071.91	7265468.00	467.93	330.71
MK-RC-0036	429001.59	7265463.50	453.22	259.08
MK-RC-0037	429149.41	7265558.50	483.55	295.66
MK-RC-0038	428784.09	7265918.50	392.47	234.70
MK-RC-0039	428999.09	7265410.00	450.69	277.37
MK-RC-0040	428927.41	7265860.50	418.95	335.28
MK-RC-0041	428850.69	7265504.00	437.48	262.13
MK-RC-0042	428778.59	7265473.00	425.93	274.32
MK-RC-0043	428940.31	7265472.50	446.35	265.18
MK-RC-0044	428698.09	7265487.50	417.56	237.74
MK-RC-0045	428922.00	7265395.50	441.12	316.99
MK-RC-0046	429084.00	7265622.50	470.46	323.09
MK-RC-0047	429152.59	7265477.50	475.36	326.75
MK-RC-0048	429144.00	7265399.00	466.90	350.52
MK-RC-0049	428697.69	7265404.50	416.86	274.32
MK-RC-0050	429225.09	7265481.50	488.52	350.82
MK-RC-0051	428699.81	7265549.50	416.63	239.27
MK-RC-0052	428625.50	7265848.00	366.64	249.94
MK-RC-0053	428544.00	7265550.00	393.22	204.22
MK-RC-0054	429297.19	7265483.50	493.39	341.38
MK-RC-0055	428706.41	7265927.00	368.89	262.13
MK-RC-0056	428477.41	7265560.00	384.55	195.07
MK-RC-0057	429374.31	7265487.00	504.80	304.80
MK-RC-0058	428700.09	7266242.00	334.28	213.36
MK-RC-0059	429450.19	7265478.50	511.60	262.13
MK-RC-0060	429077.09	7265328.50	453.48	336.80
MK-RC-0061	429225.81	7265326.50	468.33	302.06
MK-RC-0062	429150.19	7265323.50	460.55	312.42
MK-RC-0063	429299.59	7265329.00	474.40	359.66
MK-RC-0064	429072.41	7265252.50	445.29	363.32
MK-RC-0065	429302.81	7265425.00	484.82	345.95
MK-RC-0066	429156.31	7265243.00	452.11	304.80
MK-RC-0067	429155.31	7265175.00	448.17	349.00
MK-RC-0068	429227.31	7265403.50	476.18	396.24
MK-RC-0069	429147.50	7265098.50	434.71	256.03
MK-RC-0070	429452.09	7265549.00	509.89	377.95
MK-RC-0071	428928.31	7265326.00	435.54	301.75
MK-RC-0072	428997.91	7265324.00	444.93	262.13
MK-RC-0073	429521.59	7265549.50	513.20	335.28
MK-RC-0074	428474.00	7265632.50	377.26	158.50
MK-RC-0075	428477.19	7265482.00	386.50	243.84

Klipfel, Carew, and Pennstrom	154

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0076	429151.09	7265033.50	425.54	284.99
MK-RC-0077	428475.91	7265930.00	312.15	152.40
MK-RC-0078	429225.91	7265026.50	428.22	298.70
MK-RC-0079	428399.41	7265859.00	319.96	161.54
MK-RC-0080	428626.69	7265396.50	402.58	265.18
MK-RC-0081	428841.59	7265250.00	419.89	243.84
MK-RC-0082	429073.59	7265037.50	421.65	316.99
MK-RC-0083	428911.09	7265169.50	420.59	300.23
MK-RC-0084	429224.50	7265250.50	458.21	374.90
MK-RC-0085	429599.09	7265554.50	510.81	326.14
MK-RC-0086	429377.91	7265391.00	491.43	36.58
MK-RC-0087	429148.50	7264950.00	417.20	254.51
MK-RC-0088	429003.41	7265008.50	413.46	115.82
MK-RC-0089	429003.41	7265008.50	413.46	374.90
MK-RC-0090	429070.09	7264947.00	413.33	201.17
MK-RC-0091	429007.09	7264948.00	407.44	283.46
MK-RC-0092	429377.91	7265391.00	491.43	344.42
MK-RC-0093	429226.09	7265104.00	439.05	323.10
MK-RC-0094	429747.50	7265480.50	497.82	329.18
MK-RC-0095	429595.81	7266007.00	499.95	268.22
MK-RC-0096	428780.91	7265218.00	410.00	262.13
MK-RC-0097	429897.41	7265464.50	447.73	237.74
MK-RC-0098	428925.00	7265112.00	415.29	219.46
MK-RC-0099	429296.69	7264947.00	419.03	268.22
MK-RC-0100	429214.00	7264951.50	418.33	274.32
MK-RC-0101	429294.00	7265028.00	429.73	295.70
MK-RC-0102	429296.31	7265176.00	453.02	274.32
MK-RC-0103	429229.09	7265170.50	449.21	307.85
MK-RC-0103a	429225.00	7265175.00	449.90	6.10
MK-RC-0104	429159.81	7264696.00	386.59	128.02
MK-RC-0105	429138.41	7264694.50	387.76	190.50
MK-RC-0106	429071.19	7265245.00	445.85	335.28
MK-RC-0107	429296.00	7264725.00	378.26	224.03
MK-RC-0108	429296.69	7265103.00	442.38	271.27
MK-RC-0109	428934.31	7265034.50	409.73	284.99
MK-RC-0110	428996.00	7265174.50	430.45	355.09
MK-RC-0111	429446.91	7265638.00	504.18	303.58
MK-RC-0112	429376.09	7265625.50	500.43	356.62
MK-RC-0113	429296.69	7265617.50	493.55	334.37
MK-RC-0114	429229.31	7265624.50	486.66	307.85
MK-RC-0115	428694.09	7264869.50	369.12	265.18

Klipfel, Carew, and Pennstrom	155

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0116	428636.09	7264960.00	369.94	295.66
MK-RC-0117	428775.00	7265085.50	397.62	182.88
MK-RC-0118	428761.00	7264784.00	370.36	289.56
MK-RC-0119	428774.31	7265081.50	397.66	225.55
MK-RC-0120	428610.50	7264794.50	353.25	313.94
MK-RC-0121	428693.59	7265241.50	401.21	231.65
MK-RC-0122	428773.41	7264966.50	385.03	295.66
MK-RC-0123	428694.81	7265247.50	401.57	332.84
MK-RC-0124	428627.50	7265097.50	380.21	301.75
MK-RC-0125	428764.91	7265308.50	414.57	306.93
MK-RC-0126	428851.31	7265319.50	425.80	263.65
MK-RC-0127	428617.19	7265252.50	391.91	307.90
MK-RC-0128	429302.19	7265768.00	476.88	320.04
MK-RC-0129	428846.59	7265013.00	398.61	262.13
MK-RC-0130	429150.69	7265775.50	462.44	286.51
MK-RC-0131	428848.69	7264870.50	386.75	260.60
MK-RC-0132	428928.81	7264939.50	401.00	220.98
MK-RC-0133	428845.81	7265095.50	407.35	327.70
MK-RC-0134	428627.31	7265628.50	404.32	182.88
MK-RC-0135	429376.69	7265704.50	491.98	301.80
MK-RC-0136	428854.09	7265401.50	432.04	297.20
MK-RC-0137	429466.41	7265926.50	482.68	280.42
MK-RC-0138	428992.31	7265089.00	421.79	269.75
MK-RC-0139	429368.09	7265989.00	456.91	289.56
MK-RC-0140	428700.31	7265164.50	396.11	320.04
MK-RC-0141	429304.19	7265999.50	443.23	198.12
MK-RC-0142	428686.41	7265104.00	388.41	280.42
MK-RC-0143	430273.19	7266146.00	542.38	301.75
MK-RC-0144	429677.19	7265407.00	513.99	310.90
MK-RC-0145	430421.00	7266012.00	477.81	311.51
MK-RC-0146	429818.91	7265396.50	473.50	256.03
MK-RC-0147	429245.41	7264877.00	408.21	350.52
MK-RC-0148	430417.41	7266142.50	504.45	307.85
MK-RC-0149	429826.00	7265555.00	464.11	170.69
MK-RC-0150	429380.00	7264892.00	412.05	193.55
MK-RC-0151	429673.31	7265549.00	504.29	266.70
MK-RC-0152	430124.41	7265924.50	486.84	306.93
MK-RC-0153	429372.81	7265019.00	429.49	262.13
MK-RC-0154	429373.19	7265177.00	454.74	344.42
MK-RC-0155	429984.41	7265930.00	483.41	300.23
MK-RC-0156	429670.19	7265842.50	503.93	316.99

Klipfel, Carew, and Pennstrom	156

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0157	429374.19	7265251.00	466.40	301.75
MK-RC-0158	429672.00	7265916.00	507.81	324.61
MK-RC-0159	429825.09	7265848.00	491.69	272.80
MK-RC-0160	429673.91	7266069.50	503.64	316.99
MK-RC-0161	429458.41	7264796.00	389.32	242.93
MK-RC-0162	429524.41	7266077.50	480.71	263.65
MK-RC-0163	429376.41	7264799.50	389.75	325.22
MK-RC-0164	429302.00	7264795.50	391.90	334.67
MK-RC-0165	429746.19	7265846.50	500.61	249.94
MK-RC-0166	429740.31	7265918.00	509.18	240.79
MK-RC-0167	429676.31	7265703.00	497.76	286.51
MK-RC-0168	429356.50	7264949.00	419.58	312.42
MK-RC-0169	430124.59	7266078.50	531.45	339.85
MK-RC-0170	429526.00	7265861.50	494.19	301.75
MK-RC-0171	429454.41	7264940.00	413.51	276.80
MK-RC-0172	429602.59	7264877.50	391.76	298.70
MK-RC-0173	429520.31	7264950.50	412.08	242.32
MK-RC-0174	429602.41	7265860.50	502.14	321.60
MK-RC-0175	428413.09	7265552.00	377.14	198.12
MK-RC-0176	429447.41	7265018.50	430.48	248.41
MK-RC-0177	429969.41	7266055.00	502.98	278.90
MK-RC-0178	429302.69	7264870.50	407.19	316.99
MK-RC-0179	428545.09	7265409.00	393.24	73.15
MK-RC-0180	429670.91	7265996.50	507.25	347.47
MK-RC-0181	429372.50	7265122.50	446.07	262.13
MK-RC-0182	428817.41	7265677.50	432.97	274.32
MK-RC-0183	429301.91	7265247.00	463.90	332.23
MK-RC-0184	428545.09	7265409.00	393.24	268.22
MK-RC-0185	429599.00	7266016.00	499.65	289.56
MK-RC-0186	429176.41	7265350.50	465.01	365.76
MK-RC-0187	429971.59	7265854.50	470.45	317.60
MK-RC-0188	429602.91	7266075.50	496.19	268.22
MK-RC-0189	429451.69	7265098.50	440.82	233.48
MK-RC-0190	429889.91	7265852.00	483.59	286.51
MK-RC-0191	430205.09	7265555.00	391.17	170.69
MK-RC-0192	429522.69	7265104.50	435.33	300.53
MK-RC-0193	430351.31	7265706.00	413.67	368.81
MK-RC-0194	429524.09	7265025.50	425.60	251.46
MK-RC-0195	430349.69	7266235.00	529.90	319.74
MK-RC-0196	430493.31	7265843.50	427.60	359.66
MK-RC-0197	428480.50	7265397.50	385.59	313.94

Klipfel, Carew, and Pennstrom	157

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0198	430637.31	7265918.50	451.05	335.28
MK-RC-0199	430343.50	7266153.50	523.27	341.38
MK-RC-0200	428400.59	7265467.50	377.58	277.37
MK-RC-0201	429533.41	7265188.50	450.49	298.70
MK-RC-0202	430278.31	7266088.00	539.29	365.76
MK-RC-0203	430501.19	7265922.00	443.48	365.76
MK-RC-0204	429597.91	7265251.50	455.69	213.36
MK-RC-0205	429453.00	7265178.00	452.58	252.98
MK-RC-0206	429829.00	7265995.50	508.01	402.34
MK-RC-0207	429974.09	7265999.00	500.76	399.30
MK-RC-0208	429525.19	7265255.00	465.99	262.13
MK-RC-0209	429900.31	7265925.50	492.04	408.43
MK-RC-0210	429448.81	7265248.00	467.86	278.90
MK-RC-0211	429754.41	7266003.00	510.63	402.34
MK-RC-0212	429598.31	7265192.50	441.60	214.88
MK-RC-0213	429901.19	7266006.00	504.06	411.48
MK-RC-0214	429599.69	7265094.50	424.97	201.17
MK-RC-0215	429756.19	7266074.50	505.81	396.24
MK-RC-0216	429680.09	7265175.50	427.24	216.41
MK-RC-0217	429818.69	7265922.50	501.72	396.24
MK-RC-0218	429600.50	7265023.50	413.88	224.03
MK-RC-0219	429598.09	7264949.00	403.46	356.62
MK-RC-0220	429602.69	7265774.00	501.13	396.24
MK-RC-0221	430029.09	7265465.00	401.76	353.60
MK-RC-0222	429530.81	7265926.50	492.43	399.29
MK-RC-0223	429678.50	7265773.50	499.54	341.38
MK-RC-0224	429467.19	7265932.50	481.72	376.43
MK-RC-0225	429968.09	7265308.50	397.59	347.47
MK-RC-0226	429747.09	7265700.50	485.81	341.38
MK-RC-0227	429898.69	7265163.50	386.41	256.03
MK-RC-0228	429527.69	7266161.00	463.33	254.51
MK-RC-0229	429605.81	7265704.50	503.25	237.74
MK-RC-0230	429743.31	7265023.50	391.32	316.99
MK-RC-0231	429457.41	7266073.50	466.34	335.28
MK-RC-0232	429000.59	7264436.50	368.25	243.84
MK-RC-0233	429454.41	7266001.00	473.30	350.52
MK-RC-0234	429606.50	7265701.00	503.74	423.70
MK-RC-0235	428953.91	7264668.50	383.42	323.10
MK-RC-0236	429600.69	7265621.50	505.76	396.24
MK-RC-0237	429519.41	7265999.50	487.49	396.24
MK-RC-0238	428998.09	7264724.00	390.06	271.30

Klipfel, Carew, and Pennstrom	158

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0239	429673.19	7265628.50	497.41	426.72
MK-RC-0240	429598.00	7266145.00	480.22	320.04
MK-RC-0241	428776.09	7264507.00	363.65	292.61
MK-RC-0242	429750.31	7265775.50	492.54	426.72
MK-RC-0243	430040.59	7266070.50	506.17	310.90
MK-RC-0244	429673.50	7266147.00	483.75	396.24
MK-RC-0245	431101.91	7266322.00	539.84	409.96
MK-RC-0246	429753.69	7265626.00	480.95	91.44
MK-RC-0247	429745.09	7266148.50	484.07	271.27
MK-RC-0248	430949.31	7266219.00	548.09	371.86
MK-RC-0249	429753.69	7265624.50	480.95	402.34
MK-RC-0250	429824.19	7265702.00	471.17	353.60
MK-RC-0251	429823.81	7266149.00	485.27	219.50
MK-RC-0252	430832.69	7266113.00	533.22	361.19
MK-RC-0253	429824.31	7266147.50	485.49	353.57
MK-RC-0254	429822.09	7265783.00	485.01	429.77
MK-RC-0255	430200.31	7266241.50	524.14	286.51
MK-RC-0256	429525.59	7265702.50	503.85	426.72
MK-RC-0257	429527.00	7265767.50	499.12	274.32
MK-RC-0258	429824.09	7266074.00	502.81	374.90
MK-RC-0259	429742.91	7265548.50	493.03	315.47
MK-RC-0260	430126.00	7266147.50	525.95	396.24
MK-RC-0261	430283.41	7266008.00	519.95	390.14
MK-RC-0262	429751.00	7265403.00	489.92	377.95
MK-RC-0263	430200.31	7266141.50	544.83	377.95
MK-RC-0264	429518.50	7265490.00	519.77	423.67
MK-RC-0265	430418.91	7266070.50	491.30	396.24
MK-RC-0266	430339.69	7266001.50	500.35	365.76
MK-RC-0267	429526.69	7265759.50	499.12	365.76
MK-RC-0268	430510.69	7266079.00	478.62	365.80
MK-RC-0269	429450.31	7265873.50	484.07	371.86
MK-RC-0270	429597.31	7265932.00	501.62	152.40
MK-RC-0271	430492.19	7266001.50	461.52	280.42
MK-RC-0272	430345.31	7265919.50	471.50	387.10
MK-RC-0273	430054.91	7266004.50	505.07	338.33
MK-RC-0274	430421.81	7265923.00	455.73	379.48
MK-RC-0275	430353.09	7266078.50	512.38	320.04
MK-RC-0276	428623.09	7265320.50	397.08	310.90
MK-RC-0277	430957.41	7265913.00	496.01	304.80
MK-RC-0278	428775.59	7265175.00	406.60	243.84
MK-RC-0279	428095.31	7265434.00	334.72	332.23

Klipfel, Carew, and Pennstrom	159

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0280	429671.31	7265349.50	493.26	359.66
MK-RC-0281	427898.19	7265539.00	291.19	286.51
MK-RC-0282	431106.50	7265779.50	479.68	347.47
MK-RC-0283	428030.50	7265567.50	317.61	214.88
MK-RC-0284	429746.59	7265331.50	471.40	396.24
MK-RC-0285	430049.69	7266159.50	506.86	353.57
MK-RC-0286	429826.81	7265465.50	469.68	326.14
MK-RC-0287	428403.31	7265395.50	375.88	274.32
MK-RC-0288	430273.31	7266233.50	533.41	396.24
MK-RC-0289	428846.81	7266470.50	358.08	355.09
MK-RC-0290	430052.19	7265866.00	468.48	350.52
MK-RC-0291	429755.81	7264873.00	370.08	234.70
MK-RC-0292	429379.50	7266155.00	431.86	187.45
MK-RC-0293	429603.81	7265476.50	533.63	396.24
MK-RC-0294	429369.69	7265988.50	457.47	318.52
MK-RC-0295	429825.00	7265325.00	451.00	99.06
MK-RC-0296	429821.09	7265328.00	451.80	274.32
MK-RC-0297	429377.19	7265928.00	466.77	314.86
MK-RC-0298	429674.19	7265473.00	523.46	396.24
MK-RC-0299	429737.41	7265261.50	443.11	265.18
MK-RC-0300	429454.69	7266156.00	447.55	152.40
MK-RC-0301	429682.09	7265237.50	443.08	222.50
MK-RC-0302	429377.91	7265323.00	479.02	307.85
MK-RC-0303	429378.59	7266083.50	444.10	256.03
MK-RC-0304	429374.19	7265554.00	503.42	368.81
MK-RC-0305	429296.91	7265555.00	497.09	408.43
MK-RC-0306	429151.59	7265705.50	472.79	416.05
MK-RC-0307	429447.00	7265702.00	501.00	298.70
MK-RC-0308	429228.09	7265549.50	490.55	441.96
MK-RC-0309	429224.59	7265704.50	479.63	365.76
MK-RC-0310	429373.09	7265859.50	473.63	402.34
MK-RC-0311	429295.81	7265697.50	485.47	341.38
MK-RC-0312	429447.41	7265780.50	491.82	457.20
MK-RC-0313	429376.50	7265777.50	484.01	432.82
MK-RC-0314	429226.91	7265854.50	455.52	274.32
MK-RC-0315	429076.69	7265406.00	461.29	457.20
MK-RC-0316	429148.91	7265841.00	450.05	340.46
MK-RC-0317	429009.31	7265932.00	403.23	280.42
MK-RC-0318	429218.00	7265789.00	466.14	109.73
MK-RC-0319	428776.69	7265708.00	426.44	231.65
MK-RC-0320	429305.09	7266001.50	443.16	288.04

Klipfel, Carew, and Pennstrom	160

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MK-RC-0321	429220.00	7265787.00	466.14	457.20
MK-RC-0322	429296.69	7265939.50	451.04	246.89
MK-RC-0323	428702.00	7265710.00	414.01	188.98
MK-RC-0324	428629.59	7265552.00	406.34	231.65
MK-RC-0325	428623.59	7265693.50	399.19	158.50
MK-RC-0326	429080.00	7265930.00	418.21	140.21
MK-RC-0327	428701.81	7265333.00	408.01	356.62
MK-RC-0328	429300.91	7265852.00	465.23	306.32
MK-RC-0329	428849.19	7265175.00	414.68	368.81
MK-RC-0330	429013.41	7265239.00	439.75	365.76
MK-RC-0331	429285.91	7266075.50	428.34	314.25
MK-RC-0332	428552.31	7264733.00	342.72	384.05
MK-RC-0333	428550.81	7265029.00	367.01	256.03
MK-RC-0334	428549.91	7264870.00	351.65	327.66
MK-RC-0335	428550.69	7265175.50	378.12	243.84
MK-RC-0336	428701.00	7264732.50	362.85	91.44
MK-RC-0337	428475.00	7264953.00	350.84	332.23
MK-RC-0338	428478.09	7264804.00	338.43	353.57
MK-RC-0339	428701.00	7264734.50	362.85	324.61
MK-RC-0340	429224.59	7266071.50	419.78	201.17
MK-RC-0341	428399.81	7265028.00	347.40	323.09
MK-RC-0342	428700.59	7264951.50	375.90	262.43
MK-RC-0343	429225.81	7265930.50	442.29	231.65
MK-RC-0344	428479.19	7265101.00	363.13	323.09
MK-RC-0345	428622.50	7264882.50	360.83	356.01
MK-RC-0346	428848.91	7264727.50	378.22	265.18
MK-RC-0347	428626.69	7265029.00	375.89	251.46
MK-RC-0348	428626.59	7265027.00	374.97	338.33
MK-RC-0349	428626.19	7265178.00	386.90	365.76
MK-RC-0350	429153.59	7265924.00	432.57	259.08
MK-RC-0351	429231.81	7266009.50	430.07	274.32
MK-RC-0352	428098.69	7265394.50	335.47	390.14
MK-RC-0353	428175.50	7265405.00	348.03	377.95

Klipfel, Carew, and Pennstrom	161

June, 2010 Summary Report On The Livengood Project, Tolovana District, Alaska	June 25, 2010

				Hole Length
Hole	Easting	Northing	Elevation	(m)
MN-1	428864.00	7266045.00	341.00	106.68
MN-2	428864.00	7266045.00	341.00	106.68
MN-3	428745.00	7266065.00	313.60	106.70
TL-10	428183.00	7265586.00	358.50	79.00
TL-11	429528.00	7266520.00	352.60	105.00
TL-12	429223.00	7266654.00	297.80	200.41
TL-13	429054.00	7266654.00	318.40	150.27
TL-14	427780.00	7265504.00	272.80	124.00
TL-6	433265.00	7269380.00	277.00	43.89
TL-7	428443.00	7266477.00	303.20	101.19
TL-8	428443.00	7266477.00	303.20	192.93
TL-9	428443.00	7266477.00	303.20	105.00

Klipfel, Carew, and Pennstrom	162

TIM CAREW, P.Geo.
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Timothy J. Carew, P.Geo., of P.O. Box 19848, Reno, Nevada, U.S.A. 89511, have prepared, and am the author of, section 17 of the report entitled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated July 5, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated June 16, 2010 (“PR”) and Material Change Report dated June 16, 2010 (“MCR”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports);

(c)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(d)	the inclusion of extracts from, or a summary of, the Report in the PR, MCR and Circular (collectively, the “Disclosures”).
2.
I hereby consent to the use of my name “Timothy J. Carew”, and to the use of the name of “Reserva International LLC”, a private geological and mining consulting services firm, of which I am the Principal, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 15th day of July, 2010

(signed) T. Carew Timothy J. Carew, P.Geo.	[Sealed]

PAUL D. KLIPFEL Ph.D, CPG
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4 th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Paul D. Klipfel, Ph.D, CPG (AIPG) #10821, of 4889 Sierra Pine Drive, Reno, Nevada, U.S.A. 89519, have prepared, and am the author of, all sections and/or parts of the report entitled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated July 5, 2010 (the “Report”), other than sections 16 and 17 thereof.
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated June 16, 2010 (“PR”) and Material Change Report dated June 16, 2010 (“MCR”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports);

(c)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(d)	the inclusion of extracts from, or a summary of, the Report in the PR, MCR and Circular (collectively, the “Disclosures”).
2.
I hereby consent to the use of my name “Paul D. Klipfel”, and to the use of the name of “Mineral Resource Services Inc.”, a private geological consulting firm, of which I am the President, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 15th day of July, 2010

(signed) Paul D. Klipfel Paul D. Klipfel, Ph.D, CPG (AIPG) #10821.

WILLIAM J. PENNSTROM, JR.
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4 th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, William J. Pennstrom, Jr., of 2728 Southshire Road, Highlands Ranch, Colorado, USA 80126, have prepared, and am the author of, section 16 of the report entitled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated July 5, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Press Release dated June 16, 2010 (“PR”) and Material Change Report dated June 16, 2010 (“MCR”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Livengood” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports);

(c)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(d)	the inclusion of extracts from, or a summary of, the Report in the PR, MCR and Circular (collectively, the “Disclosures”).
2.
I hereby consent to the use of my name “William J. Pennstrom, Jr.”, and to the use of the name of “Pennstrom Consulting Inc.”, a private process engineering consulting firm, of which I am the President, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 15th day of July, 2010

(signed) William J. Pennstrom, Jr. William J. Pennstrom, Jr.

SUMMARY REPORT
ON THE
TERRA GOLD PROJECT,
McGRATH DISTRICT,
ALASKA
June 15, 2010

Prepared by:
Paul Klipfel Ph.D. CPG # 10821	Gary Giroux P. Eng. M.Sc.
Consulting Economic Geologist	Geological Engineer
For:
International Tower Hill Mines Ltd:

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
International Tower Hill Mines Ltd:
Suite 1920
1188 West Georgia St.
Vancouver, British Columbia
Canada V6E 4A2
Authors:
Paul Klipfel Ph.D. CPG #10821
Mineral Resource Services Inc.
4889 Sierra Pine Dr.
Reno, NV 89519
(775) 742-2237
p.klipfel@sbcglobal.net
Gary Giroux P. Eng. M.Sc.
Giroux Consulting Ltd.
1215-675 W. Hastings St
Vancouver, B.C. V6B 1N2
gclmail@telus.net
604 684-0899

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. ii

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. iii

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. iv

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
LIST OF FIGURES
LIST OF TABLES

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. v

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
LIST OF APPENDICES

Appendix 1	Claim Information	50
Appendix 2	List of drill holes provided for resource estimation	55
Appendix 3	Semivariograms	56

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. vi

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
1.0 Summary
This technical report updates the February 2008 technical report prepared for International Tower Hill Mines Ltd. (ITH) and filed with SEDAR on that basis. ITH has completed its acquisition of the Terra property from AngloGold Ashanti (US) Exploration Inc. (AGA) and subsequently optioned the Terra property to Terra Mining Corporation (TMC). ITH has requested Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. to prepare this report in support of ITH’s disclosures concerning the option on the property. No material work has been completed by ITH or TMC on the property since preparation of this report in February 2008. Updates made in this report reflect only points concerning the project status and howTMC’s new involvement impacts ITH.
The Terra property is located approximately 212 km west-northwest of Anchorage along the southwest portion of the Alaska Range in the McGrath mining district. It is centered on a series of gold-bearing bonanza quartz veins associated with Cretaceous diorite of the Cretaceous Hartman intrusive suite.
The Terra Property was first explored by Kennecott in 1997 and gold-bearing veins discovered in 1998. When Kennecott relinquished the property, Mr. Ben Porterfield obtained the claims and subsequently optioned them to Anglo Gold Ashanti (AGA) and then to International Tower Hill Mines Inc. ITH conducted an initial exploration program in 2006 and 2007. The property is currently being optioned by Terra Mining Corp under an option agreement with International Tower Hill Mines Inc (ITH) and through a lease agreement between ITH and Mr. Ben Porterfield. Under the option agreement, Terra Mining Corp has the right to earn an 80% interest in the property by spending US$9.05m in work commitments over 4 years and a US$450K option payment. Finalization of this option agreement is pending final legal review.
Gold-bearing quartz veins occur primarily in a ±150m wide, subvertical diorite ‘dike’ that is interpreted to be part of the Hartman intrusive suite. The dike intrudes Jurassic to Cretaceous Kahiltna Terrane sedimentary rocks consisting of shale, phyllite, siltstone, and minor conglomerate and carbonate. The sedimentary host rocks have undergone multiple stages of deformation prior to intrusion, with the principle deformation being a fold-thrust style. The host intrusive rocks are late Cretaceous age (~70 m.y.) diorite to quartz monzonite. This intrusive age and composition is the same as that for other intrusive-related gold deposits in western Alaska suggesting a common genetic relationship.
Reconnaissance sampling and mapping in 2004 and 2005 identified three other areas on the property with anomalous gold in rock, soil, and stream sediment samples. At least one of these areas consists of more bonanza veins and includes discovery of the Ice Vein.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 1

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
AGA drilled 12 diamond core holes in 2005 to test the subsurface continuity of outcropping veins. In two zones, drill holes intersected high grade veins and numerous gold-bearing smaller veins. In the third zone, no veins were intersected indicating that fold and/or fault controls exist that need to be resolved. Samples of vein material from outcrop and drill core contain up to several hundred g/t gold (the highest being 960 g/t) although most samples contain more modest values.
In 2006 and 2007, ITH drilled a further 20 diamond core holes to test known veins, particularly the Ben Vein which is currently the best mineralized and most extensive vein known on the property.
Data from these drill holes has been used for an initial resource evaluation. The drill-tested portion of the Ben Vein shows the vein open to the north and at depth. The vein appears to pinch out to the south. An initial resource estimate of mineralization in the Ben Vein indicates the presence of an Inferred Resource on the order of 168,000 ounces of gold plus 318,000 ounces of silver in 428,000 tons grading 12.2 g/t Au and 23.1 g/t Ag at a 5 g/t Au cutoff. This estimate does not include evaluation of mineralization in adjacent veins, some of which also contain significant high grade mineralization. Nor does it include mineralization inferred to occur, but untested, to the north and at depth.
At this early stage of exploration, outcropping veins and drill hole intercepts indicate that the veins can be continuous for >350m along strike and >250m down dip. More drilling is required to assess further continuity. Lesser veins also appear to form vein zones. These veins are banded and exhibit relict open-space-fill dog-tooth textures. Various types of quartz exhibit a diffuse texture suggesting that there has been minor recrystallization. Veins are interpreted to have formed in the transition between mesothermal and epithermal settings.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 2

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
2.0 Introduction and Terms of Reference
2.1 Introduction
Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. (GCL) have been requested by Terra Mining Corp (TMC) to provide an independent technical report on the Terra gold project. This report updates a previous similar report dated July 5, 2006 and incorporates exploration work performed in the latter half of 2006 and in 2007 along with a resource evaluation on the Ben Vein. The resource evaluation portion of this report has been prepared by Giroux Consultants Ltd.
Information used in this report has been provided to MRS and GCL by ITH and TMC in December 2007 and May 2010 respectively, as well as original information provided by ITH and Anglo Gold Ashanti (U.S.) Exploration Inc. (AGA) in 2006. This report also includes personal observations made by Paul Klipfel in the course of field visits and on general geologic information available to the public through peer review journals, publications by the U.S. Geological Survey, and agencies of the State of Alaska.
2.2 Terms of Reference
Dr. Paul Klipfel of Mineral Resource Services Inc., of Reno, Nevada, and Mr. Gary Giroux of Giroux Consultants Ltd, of Vancouver B.C. were commissioned by ITH to prepare the following report for submission to the Toronto Stock Exchange (TSX) in support of a resource estimate. Dr. Klipfel and Mr. Giroux are independent consultants and are both Qualified Persons (QP) for the purposes of this report.
2.3 Purpose of Report
The purpose of this report is to provide an independent evaluation of the Terra project, the exploration and discovery potential in that area, past exploration, its relevance and adequacy to assess the mineralization potential of the area, and provide recommendations for future work. This report conforms to the guidelines set out by the Canadian National Instrument 43-101.
2.4 Sources of Information
Information for this report was provided to the authors by ITH and consists of data generated by ongoing exploration by ITH and initial data from 2004 to 2006 which was provided to ITH by AGA. In addition, the author spent one day on the site in 2006 reviewing core, examining outcrop, viewing the area from the air, and discussing the project with the on-site geological staff. Since then, Dr. Klipfel has conducted petrographic evaluations of numerous samples and reviewed data with ITH geologic staff. Mr. Giroux has not visited the property.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 3

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
2.5 Field Examination
The first author of this report completed a data review on June 6-7, 2006 in AGA’s Denver office and then visited the property on Wednesday, June 14, 2006 to examine the site with Mr Jeff Pontius, President of ITH and former Exploration Manager North America for AGA. The field visit included review of the physiographic, geologic and tectonic setting of the property, drill hole collar locations, as well as detailed examination of outcrop and sampling of the key veins. Drill core was examined on site and at the core storage facility in Fairbanks, Alaska on Friday, June 16, 2006. A second field visit was on May 31, 2010. Stored diamond drill core drilled after the 2006 visit was examined and samples collected. In addition, the style of mineralization, structural interpretations, and exploration strategy was discussed with Mt. Jim Baughman, COO of TMC. The drill sites were reviewed from the air, and structural geology of the region was examined in several of the surrounding ridges via helicopter to help assess the regional setting of mineralization.
3.0 Reliance on Other Experts
In the preparation of this report, the authors have relied upon public and private information provided by ITH and AGA regarding the property. It is assumed and believed that the information provided and relied upon for preparation of this report is accurate and that interpretations and opinions expressed in them are reasonable.
The authors have not reviewed the location of claim boundaries or identification posts. During the 2006 visit, four samples of vein material were collected in the field and are described later in this report. In 2010, five samples of core were collected for verification of gold values.
4.0 Property Description and Location
4.1 Area and Location
The Terra project is located approximately 212 km west-northwest of Anchorage in the western portion of the Alaska Range at approximately 61o47’N, 153o41’W (Figure 1). The property is situated in the McGrath mining district and consists of 240 contiguous State of Alaska mining claims situated in portions of 7 Townships and Ranges including 19N, 25W; 20N, 25W; 19N, 24W; 20N, 24W; 21N, 24W; 20N, 23W; 21N 25W, all of the Seward Meridian. These claims surround five other State of Alaska mining claims known as Fish Creek 1-5 held by Mr. Ben Porterfield with whom ITH has a lease agreement which is described further in section 4.2. Collectively, the 240 claims cover approximately 38,400 acres (15540 ha).
The key area of interest consists of a series of northwest-trending, gold-bearing veins along the west center portion of the claim block (Figure 2).

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 4

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 1. Location map showing the location of the Terra project.
4.2 Claims and Agreements
Terra claims were originally staked by AGA in 2004 and explored by them until ITH joint ventured the property in August, 2006. ITH had the right to earn a 60% interest in the LMS claims by incurring aggregate expenditures of US$3.0 million within 4 years including an initial minimum expenditure of US$1.0 million in 2006 and US$750,000 in 2007. ITH completed their work obligation for 2006 and 2007 and in an agreement dated June 6, 2008 purchased AGA’s rights, titles, and interests in Terra and the LMS properties through the issue of 450,000 common shares of ITH at CAD 1.67 per share. As of May 28, 2010, AGA owns 12.7% of the shares in ITH. ITH now holds a 100% interest in the Terra property including a lease agreement with Mr. Ben Porterfield for 5 claims internal to the rest of the Terra claim block.
TMC is currently optioning the Terra property from ITH through an option earn-in agreement with ITH and through the lease agreement between ITH and Mr. Ben Porterfield. TMC has the right to earn an 80% interest in the property by incurring aggregate exploration expenditures of US$9.05M within four years, paying annual option payments totaling $450K over 4 years, and 1 million shares of TMC.
The original lease agreement between AGA and Mr Ben Porterfield stipulates a 4% NSR for gold when it is at a price >US$450/ounce. 1% of the NSR right is purchasable for US$1.0 million and an additional 1% purchasable for US$3.0 million. Annual minimum payments to the Lessor begin at US$25,000 and increase by US$25,000 each year (with a cap of US$125,000). ITH retains a sliding scale royalty payment of 0.5% to 5% according to the TMC Letter of Intent and pending final agreement.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 5

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 2. Map showing the outline of the Terra claim block, the individual claims and the claim names. The claims under lease from Ben Porterfield are outlined in black and labeled as Fish Creek 1-5.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
State of Alaska 160-acre mining claims require an annual rental payment of $140/claim to be paid to the state (by November 20), for the first five years, $280 per year for the second five years, and $680 per year thereafter. As a consequence, all Alaska State Mining Claims have an expiry date of November 30 each year. In addition, there is a minimum annual work expenditure requirement of $400 per 160 acre claim (due on or before noon on September 1 in each year) or cash-in-lieu, and an affidavit evidencing that such work has been performed is required to be filed on or before November 30 in each year. Excess work can be carried forward for up to four years. If such requirements are met, the claims can be held indefinitely. LMS claims were staked in September and November of 2004 and are now in their 7th and 6th year respectively. Annual rental fees for 2010 are $25,760. Labour requirements are $36,800, however, previous work completed by ITH qualifies for work commitment expenditures through 2010.
Holders of Alaska State mining locations are required to pay a production royalty on all revenue received from minerals produced on state land. The production royalty requirement applies to all revenues received from minerals produced from a state mining claim or mining lease during each calendar year. Payment of royalty is in exchange for and to preserve the right to extract and process the minerals produced. The current rate is three (3%) percent of net income, as determined under the Mining License Tax Law (Alaska).
All of the claims are in good standing and are transferable. Their status has been verified by the principle author with the Alaska Department of Natural Resources.
Holders of Alaska State mining claims have the right to use the land or water included within mining claims only when necessary for mineral prospecting, development, extraction, or basic processing, or for storage of mining equipment. However, the exercise of such rights is subject to the appropriate permits being obtained.
Claims have been staked using GPS positioning for placement of corner stakes. The claims have not been surveyed but are defined according to their Township and Range (MRTS) location rather than claim post location.
4.3 Environmental Requirements
Project activities are required to operate within all normal Federal, State, and local environmental rules and regulations. This includes proper and environmentally conscientious protection of operational areas against spills, capture and disposal of any hazardous materials including aviation fuel, etc., reclamation of disturbed ground, and removal of all refuse. Total disturbance associated with this project is minimal due to the steep terrain and use of helicopter-accessed, timbered platforms for drill sites. Drill sites are reclaimed after completion of exploration. Camp-related disturbance is minimal and restricted to the un-vegetated gravel fan of the tributary stream. The site will be reclaimed at project completion.
There are no known existing environmental liabilities.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
4.4 Permits
Operations which cause surface disturbance such as drilling are subject to approval and receipt of a permit from the Department of Natural Resources. TMC will conduct exploration under Alaska Department of Natural Resources APMA permit #53001. The permit, along with the Hardrock Exploration notification was submitted for renewal in April 2010 and is currently pending approval. Application for a camp permit was submitted to the Alaska Department of Environmental Conservation in April 2010 and is currently awaiting approval.
There are no known issues concerning water beyond normal operational obligations. These fall under operating permits issued by the Office of Habitat Management and Permitting (OHMP). The camp water supply is serviceable as permitted by the Alaska Department of Health.
There are no known native rights issues concerning the project area.
5.0 Access, Climate, Local Resources, Infrastructure and Physiography
5.1 Access
The Terra project is located in the mountainous headwaters of the Hartman River in the Alaska Range, south-central Alaska. The property lies approximately 212 km west-northwest of Anchorage (Figures 1 and 3) and is accessible via helicopter or fixed-wing aircraft. A ~610 m (2000’) gravel airstrip on-site allows access for light aircraft. The steep topography of the area requires use of helicopters for daily access to mapping locations and drill sites (Figure 3).
5.2 Climate
The climate in this part of the Alaska Range varies from mild and temperate in the summer to cold and inclement in the winter. Rain and occasional snow can occur in the summer months. Winter snow accumulations generally melt sufficiently by late May to early June to allow summer field work to begin then. The field season is from late May through late September or early October.
5.3 Local Resources
The project is serviced from Anchorage, Alaska’s largest city (population 260,000). Helicopters and fixed wing aircraft are plentiful in this area. All supplies necessary for the project can be obtained in Anchorage and are then flown to the project camp.
The camp currently consists of facilities, quarters, and work space for approximately 25 people.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 3. Photos of the Terra Project setting. A) View of the Terra Property from the east. The ridge that hosts the Terra veins is indicated with a red arrow. B) Aerial view of the Terra camp in Fish Creek Valley looking southwest. C) View northeast of the landing strip at the Terra camp. D) Aerial view to the southeast of the Terra ridgeline with veins. The drill/landing pad shown in E is identified with a red arrow. Magenta line in photo is outcrop of SD zone veins. E) Helicopter at SD timbered drill pad. F) Aerial view looking ~east to the ridge east of Breece’s. Tight folds (yellow) and faults (red) demonstrate fold-thrust patterning characteristic of this area and the Kahiltna Terrane. G). View looking uphill along the SD main vein. The author’s T3 sample contains 260 g/t Au and is from the vein in the foreground of this photo. Sample T2 is from this line of vein but up the hill out of view. All photos by the author.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
5.4 Infrastructure and Physiography
The project is situated in a rugged mountainous area with steep glaciated slopes (Figure 3). The camp lies in the main glacial valley of Fish Creek at an elevation of approximately 2700 feet (~800m). Areas under investigation lie at various elevations with the host ridge rising to approximately 5200 feet (1575 m). Other mountains in the vicinity rise to heights between 6000 and 8000 feet (1800-2424m). The highest mountain in the region is Mt. Hesperus, elevation 9828 feet (2978m), approximately 12 miles west of the project area.
The area is drained towards the north and northeast by Fish Creek, a tributary of the Hartman River. Fish Creek is fed by glacial melt water with the terminus of a retreating unnamed glacier lying 1.25 mile upstream from the project camp.
Vegetation is sparse, consisting of minor willow and alder shrubs in the main valley, and alpine grasses, moss, and lichen that thrive on the steep rocky slopes. Wildlife in the area includes Dall sheep, bears, and smaller animals. None were seen in the course of the site visit.
6.0 History
Early geologic investigations of the Terra region include work by Brooks (1911), Capps (1935), and Reed and Lanphere (1969, 1972, 1973). The latter work reported gold anomalies in stream sediments from the upper drainages of the Hartman River. In the mid to late 1980’s, Cominco and Anaconda began mineral exploration to the east and north, respectively. The U.S.Geological Survey conducted a regional stream sediment sampling program in 1988 and 1989 (Allen 1990) which revealed several gold anomalies in the Fish Creek drainage on the Terra project site.
In 1997, Kennecott Exploration began reconnaissance sampling around Cretaceous intrusions in the region and among other areas, focused their work in the Hartman-Fish Creek drainages. In 1998, visible gold was discovered in outcropping veins at Terra. Kennecott staked claims over the veins, but with industry-wide “rationalizations” in 1999 and 2000, Kennecott abandoned exploration in the Fish Creek area. At the request of Mr. B. Porterfield (formerly a Kennecott geologist), Kennecott transferred their claims to him in 2000.
AGA reviewed the project initially in 2001 and again in 2004. At that time, AGA optioned the Porterfield claims, staked ~6000 hectares of additional claims, and completed an initial soil and rock prospecting survey. In 2005, AGA collected local and regional reconnaissance soil, rock, and stream sediment samples, and drilled 12 diamond drill holes totaling 1560 meters in the main area of the Terra vein zone. Of these, 10 holes intersected vein zones of gold mineralization in excess of 8 g/t and 5 intersected intervals in excess of 20 g/t Au. These vein intercepts can be correlated with surface exposures of veins.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
During the 2004 and 2005 field seasons, 1108 soil, rock, and stream sediment samples were collected in the Terra region. Three new areas with anomalous gold were discovered. These include: South Terra, North Fish Creek, and Breese’s. These areas are described later in sections 7, 9, and 10.
During the 2006 and 2007 field seasons, ITH successfully drilled 18 diamond core holes totaling 3518m (644m in 2006 and 2874m in 2007). Two further holes were initiated, but abandoned due to drilling problems. Down-hole and surface structural measurements were collected to aid with understanding the vein architecture. The data from these holes was used for a resource estimation prepared by Mr Gary Giroux of GCL.
No material work was completed in 2008 or 2009.
7.0 Geological Setting
7.1 Regional Geologic Setting
The Terra property lies within an extensive belt of Jurassic to Cretaceous sedimentary rocks (Jones et. al 1984) known as the Kahiltna Terrane (Figure 4). These rocks consist of phyllite, shale, phyllite, greywacke, and siltstone, along with minor conglomerate, chert, carbonate and tuff. This suite of rocks is believed to have been deposited within a basin that existed along the southern margin of Alaska. During Cretaceous time, the exotic Wrangellia Terrane was accreted to continental Alaska pinching the basin between the continent and the accreting terrane. In addition, during this same period, many of Alaska’s terranes began undergoing a period of counterclockwise rotation as part of the development of the dextral Denali and Tintina Fault systems, to form the present-day broad physiographic arc of central and southern Alaska (Plafker and Berg, 1994, Goldfarb, 1997). Kahiltna Terrane sedimentary rocks have undergone fold-thrust deformation as a result of both accretion and rotation.
In mid to late Cretaceous time (~70m.y.) and again in the early Tertiary (~40m.y.), rocks of the Kahiltna and other terranes were intruded by granitic plutons, stocks, dikes and sills with a range of compositions (Figure 5 and 6). In the vicinity of the Terra property, these intrusions form the Hartman plutonic sequence (quartz-monzonite to diorite) and the younger Tired Pup pluton (quartz monzonite to granite) (Reed and Lanphere, 1973). Elsewhere in Alaska, granitic rocks of this age are noted for their associated gold mineralization (McCoy, et al., 1997).
The structural history of this region is poorly understood but is dominated by fold-thrust deformation that produced northwestward directed (southeast-dipping) thrust and fold structures (Figure 4). There is also evidence of southeast-verging structures possibly representing back-thrusts or another overprinted fold-thrust stage of deformation. The strong northeast-trending topographic features such as the Fish Creek valley are likely to be the site of faults related to the dextral Denali Fault system (Figure 4).

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
7.2 Local Geology
The principal veins of the Terra property are situated on the west flank of a north-south trending ridge composed primarily of carbonaceous shale and phyllite (Figure 6). Based on initial mapping, beds dip mainly to the southeast, consistent with the regional structural trend. Local deviations from this orientation indicate fold and fault patterns which, at this stage of work, are unresolved. The face of the high ridge across the valley to the west reveals a large truncated recumbent fold typical of large-scale fold thrust deformation. Similar features may exist in the area of the Terra veins.
Diorite of the Hartman suite forms a north-south, steeply east-dipping ‘dike’ on the order of 150m thick and approximately 1.8 km long (Figure 6 and 7). This dike hosts the majority of the known gold-bearing quartz veins on the Terra property and is called the Terra diorite. To the south, at South Terra, a larger stock is also oriented in a north-south direction and may connect in the subsurface with the dike. Elsewhere on the property, similar intrusive units appear to follow thrust faults indicating that they were emplaced during or after thrust deformation. The alkalic to calc-alkaline, I-type composition of these intrusive bodies indicate they originated from a deep magmatic source, presumably mantle sourced rocks and possibly above a subduction zone. This type of intrusive is known in Alaska for its association with gold mineralization.
Figure 4. Terrane map showing the location of Alaskan geologic terranes including the Kahiltna Terrane (KH) which hosts the Terra prospect and the location of the Terra property (red star). The heavy black line to the north of the Terra property is the Denali Fault. Splays and parallel lesser faults probably underlie Fish Creek valley immediately north of the Terra veins. After Goldfarb, 1997.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Vein mineralization at Terra occurs as steeply to shallow dipping banded quartz veins within the diorite and the immediately surrounding phyllite. The occurrence of veins within the diorite and generally not in the phyllite is probably due to brittle fracturing of the intrusive host rocks as opposed to more plastic deformation of the surrounding phyllite.
Figure 5. Regional geology of the Terra region showing the Kahiltna terrane (blue), and Hartman and Tired Pup plutonic suites (red). Red star indicates the location of the Terra veins. The north-south ridge is the one seen in Figure 3. Fine lines form 1 km UTM grid. Red box indicates the map area shown in Figure 6.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
To the east, an impressive breccia zone (Breese’s Zone) consists of boulder size breccia fragments in a matrix of fine rock material and brown carbonate (Figure 7). This is apparently a tectonic breccia along a failed fold-thrust zone with in-fill of possible igneous material and hydrothermal carbonate. Some of the float at the base of the cliff where this feature is exposed is mineralized.
On the north side of Fish Creek Valley, anomalous gold has been identified in surface geochemical samples of sparse, narrow quartz veins.
Figure 6. Local geology and location map showing vein locations and principle rock types.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
8.0 Deposit Types
The veins at Terra exhibit relict cockade and laminated textures typical of formation in open-spaced sites (Figure 7). This is typically a characteristic of shallow epithermal veins although some mesothermal veins can exhibit this texture also. Apparent partial recrystallization has rendered these textures diffuse suggesting that these veins formed at moderate to shallow depths within the transition zone between mesothermal and epithermal depths (e.g. ~2-4 km).
The observation that most of the vein material of significance occurs within diorite stocks and dikes, indicates that the dikes behaved in a brittle manner, yet the surrounding shale/phyllite country rock behaved plastically and was unable to maintain open space for vein formation. This set of conditions is consistent with the depth interpretation based on textures.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 7. Photos of geologic features of the Terra Property. A) Gold-bearing quartz vein showing banding typical of high-grade veins. B) Photomicrograph showing relict dog-tooth quartz texture. C) Example of peripheral veins with lower-grade gold content (e.g. 1-3 g/t Au). Note the very narrow alteration envelope around the margin of the vein. D) Visible gold along a zone within a banded quartz vein. Arrows indicate location of some of the grains. E) Exposed portion of the Ben vein. The author’s check sample (960 g/t Au) was collected across the vein in the foreground. F) Examples of Breese’s breccia talus. Note quartz vein and rock fragments set in brown Fe-carbonate matrix. G) Exposed breccia zone in steep slope at Breese’s as viewed from the helicopter. The large central clast is about the size of a small utility truck. All photos except B and D by the author.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Regardless of depth considerations, the gold values in these veins distinguish them as part of a high-grade bonanza-type vein system. They can occur as isolated veins or zones of numerous sheeted veins and can host gold over significant vertical intervals the full extent of which has yet to be defined at Terra.
9.0 Mineralization
Mineralization at Terra consists of high-grade, 0.1 to ~1 meter wide, multi-stage, banded quartz veins that contain visible gold (Figure 7). Surface samples contain local very high grade (>3 opt Au) gold. These veins occur mostly within north-south to north-northeast trending diorite intrusive bodies and locally within the surrounding phyllite country rock. Veins within the diorite mostly trend northwest and generally dip steeply to the west, although portions of the Fish Creek vein strike northeast and dip shallowly.
Currently known outcropping veins occur in six zones, Ben zone, EH zone, SD zone, Fish Creek zone, Fish Face zone, and Ice zone. Veins in each zone can only be traced for distances of 30-50 meters before being covered by talus. The Ben Vein has been drill tested along approximately 350 m of strike length and to a depth of 250m. Other veins, except EH, have been drill tested with fewer drill holes, and show subsurface continuity up to 100 meters along strike and 250 meters down dip.
The veins consist of multi-stage, episodic zones of different types of quartz. These can be breccia quartz, milky quartz, zones of alternating dark and light quartz bands, and bands of open-space-filled dog-tooth quartz. Sulfide and carbonate accompany some of these quartz zones. Visible gold occurs in several of the different types of quartz. Although each of the vein groups exhibits similar quartz vein characteristics, the individual episodes of quartz introduction that produced, say breccia or banded veins are not correlative among the veins. Much of the quartz exhibits a diffuse appearance indicating the veins have undergone partial recrystallization, a characteristic confirmed in petrographic examination of the veins. Gold occurs in different zones, but is most commonly along margins of individual quartz stages particularly where there is dog-tooth quartz ± sulfide (Figure 7). Some banding in veins appears to be due to inclusion of wall rock material.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Carbonate accompanies several of the quartz stages. In addition, late-stage carbonate veinlets crosscut quartz veins and form local veinlet webworks in wall rocks surrounding veins. These veins are unrelated to mineralization.
The banding in Terra veins is like that in many low sulfidation type deposits, but also exhibit characteristics of mesothermal veins (Figure 7). In addition to native gold, other minerals identified in the veins include arsenopyrite, pyrite, stibnite, pyrrhotite, sphalerite, and chalcopyrite as well as traces of Sb-Pb-Cu sulfosalts.
Alteration appears weak visually, but in thin section, pervasive carbonate alteration is evident (AGA in-house memorandum). Alteration envelopes around veins are minimal but show a gradation from silica-rich near the veins to sericite-rich further away. The selvages may also contain up to 10% pyrite and arsenopyrite. However, where present, they rarely extend more than 10 cm from the veins.
Using the available geochemical assays from drill core, gold shows a strong correlation with Ag and As. This confirms the visual observation that gold occurs most prevalently with arsenopyrite (Figure 8).
Anomalous gold in a single float sample at Breese’s appears to be associated with flooding of a tectonic and/or intrusive breccia by carbonate-rich fluids. This is an unusual style of mineralization and would be interesting to evaluate further, but is impractical to do so as it is exposed high in a cliff face. Extensive prospecting and sampling in 2006 failed to identify significant mineralization in this area.
Geochemical anomalies in the South Terra area resulted in identification of Ice Vein. Elsewhere in the region, and to the northeast, others are currently exploring for gold and Au-Cu porphyry style mineralization.
10.0 Exploration
10.1 Past Exploration
During the 2004 and 2005 field season, AGA collected 271 soil, 441 rock, and 63 stream sediment samples, conducted reconnaissance mapping, a structural evaluation, and drilled 1560 meters of HQ diamond drill core in 12 holes from 5 drill pads. In the area of the Terra veins, rock and soil samples define areas around and downslope from known veins indicating that these veins produce traceable anomalies (Figure 9). Of the 271 soil samples, 15% contain more than 1 g/t Au. And the highest value is 17.55 g/t Au. This information was been used by ITH to prospect the areas with anomalous geochemical samples for possible additional veins.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 8. Correlation coefficient matrix diagram for banded quartz, mottled quartz, and quartz only veins. Gold correlates most strongly with arsenic and silver.
Rock chip samples of Terra vein outcrops contain high-grade (>1 opt Au) to very high grade (>3 opt Au) gold. For example, of the 441 rock samples collected, 42 contain more than 10 g/t Au, 22 contain more than 100 g/t Au and the highest grade sample contains 619 g/t Au.
Reconnaissance rock, soil, and stream sediment sampling throughout the property identified three other areas with gold mineralization; South Terra, Breese’s, and North Fish Creek. At South Terra, follow-up work identified the Ice vein zone.
At Breese’s, a single 5 g/t Au sample was collected from talus of breccia with igneous and/or carbonate matrix. The nature and extent of this mineralization was not clear in 2005 from the scattered float samples investigated at the base of the cliff below the exposure. At that time, this breccia and its apparent mineralization was attractive as a target.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 9. Geochemical sample data for A) Au, B) Ag, C) As, and D) Cu show broad anomalous values beyond the diorite and also show anomalous values along strike to the south from known diorite (red) and down slope along strike to the north. Grid lines are 1 mile sections.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Anomalous rock samples of vein material along ridge lines in the North Fish Creek area indicate that gold mineralization occurs to the north of Fish Creek. Investigation of this area has not revealed veins of interest to ITH.
During the summer field seasons of 2006 and 2007, ITH collected 147 rock samples, drilled 18 diamond core holes, and conducted reconnaissance and local detailed geological mapping, along with collection of structural data. Objectives of this program included mapping known veins, locating new veins, understanding the structural architecture of the sedimentary rocks, the host diorite, and vein geometry. In 2007, field work was primarily in support of drilling (establishing pads, logistics, and processing core).
In late 2007, ITH completed an initial resource estimate which is discussed further in Section 17.
Minimal work was completed in 2008 and 2009. No results from this work are material to the understanding of the property.
10.2 Current Exploration
TMC plans to drill and further evaluate the Terra veins as laid out in the exploration plans (Section 20).
11.0 Drilling
11.1 AGA Drilling
Drilling by AGA in 2005 prior to ITH acquisition of the property consists of 1560 m of HQ diamond drill core in 12 holes drilled to test the strike and dip continuity of mineralization from outcropping veins. Mineralized veins were intersected at the Fish Creek and Ben zones. These holes intersected the veins at depth and along strike confirming the strike and dip extent of the principle vein and continuity of gold mineralization. Other smaller veins with gold mineralization were also intersected. Drill holes in the SD zone surprisingly did not intersect veins indicating the existence of fault complexities which need to be resolved. Highlights of this drill program are tabulated in Table 1.
Holes were drilled to intersect the down-dip extension of veins. Vein intercepts were up to 3m thick. True widths are variable but up to approximately 1.5m. Core with vein intercepts was sawed with a diamond saw with one half sampled and the remaining half preserved in the core box for reference. Core was sampled continuously across mineralized intervals as well as on either side of mineralized intervals for a distance of at least 2 m and in some cases further according to visual estimates of alteration and possible mineralization. Sample intervals were up to 2m and determined geologically according to veins and alteration. Core recovery exceeded 90%. Portions of drill holes with no apparent mineralization were not split or sampled.
The drilling was conducted by Layne Christiansen Company and was done using a CS1000 core drill.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 1
Significant Drill Intercepts — 2005 AGA Drilling

	Depth	From	To	Width	Grade
Hole ID	(m)	(m)	(m)	(m)	(g/t)	Comment*
TR-05-01	90.8	7.47	8.53	1.06	136.79	Ben Vein
		31.09	31.7	0.61	1.11
		40.23	41.15	0.92	2.95
TR-05-02	50.6	12.04	13.87	1.83	4.66	Ben Vein
		20.42	20.73	0.31	13.9
		21.49	21.95	0.46	2.66
TR-05-03	52.7	31.85	32.67	0.82	21.88	Ben Vein
		47.55	49.07	1.52	1.65
TR-05-04	144.5	65.23	66.75	1.52	1.2	Ben Vein
		73.76	74.37	0.61	2.56
		76.2	77.42	1.22	2.85
		110.34	111.25	0.91	10.06
		114.3	114.67	0.37	5.53
TR-05-07	203.9	61.42	61.72	0.3	128.5	Fish Creek
		86.72	87.6	0.88	4.09
		105.61	106.01	0.4	16.95
		120.49	121.25	0.76	11.15
		148.74	149.66	0.92	6.93
		162.31	163.22	0.91	17.49
TR-05-08	200.9	34.29	34.75	0.46	74.1	Fish Creek
		65.07	66.14	1.07	1.02
		86.56	87.17	0.61	2.4
		96	99.36	3.36	13.06
		103.78	104.15	0.37	37.7
		114.3	115.5	1.22	7.83
		118.6	119.3	0.7	8.4
TR-05-09	152.4	16.76	17.07	0.31	7.07	Fish Creek
		27.58	28.35	0.77	1.9
		35.75	40.39	4.64	13.45
		44.2	47.67	3.47	1.6
		49.07	52.12	3.05	2.18
		89.61	90.22	0.61	4.42
		91.74	94.49	2.75	2.24
		117.7	120.4	2.75	2.84
		149.8	151	1.22	7.3
TR05-10	140.8	30.48	31.09	0.61	4.79	Fish Creek
		42.06	43.59	1.53	5.12
		48.92	49.23	0.31	2.56
		102.7	103.8	1.03	2.7
		111.9	112.3	0.46	3.36
		122.5	124.1	1.52	2.59
		131.1	131.4	0.31	8.98
TR05-11	128	33.07	33.53	0.46	5.71	Ben Vein
		48.98	49.9	0.92	1.79
		90.53	91.44	0.91	9.71
		105.8	111	5.18	9.83
TR05-12	199.3	47.12	47.7	0.58	2.61	Ben Vein
		102.9	104.1	1.22	4.41
		121.6	121.9	0.3	1.75
		190.2	193.2	3.04	8.6
		195.6	196.2	0.64	1.62

Note:	values in magenta = assays > 1.0 opt Au; red = 15 g/t — 1 opt; blue = 8 — 15 g/t

*	The vein names listed in this table indicate the targeted vein zone, not a particular intercept interpreted to be that specific vein as is shown in Table 2.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
11.2 ITH Drilling
ITH undertook drilling in 2006 and 2007 with the aim of testing mineralized vein zones along strike and down dip. Sampling technique and drill protocols were adopted from the AGA program. A total of 3617m in 18 HQ diamond drill core holes were completed. An additional 2 diamond drill holes were started, but abandoned in the overburden due to drilling problems. Most of the drill holes tested the Ben Vein down dip to 350 m below the outcrop exposure and along 350m of strike. Highlights of the 2006 and 2007 drill program are shown in Table 2.
Results from the 2006-2007 drilling show geologic continuity of Ben’s vein and indicate mineralization occurs at variable concentrations throughout the vein. Drill intercepts also include numerous intervals of high grade gold (Figures 10 and 11). All drill holes that intersected Ben’s Vein intersected multiple intervals of mineralization in addition to the Ben Vein, some of which are also high grade (e.g. 07-26, 78.74-78.94m@ 72.3 g/t Au). The lateral and dip continuity of these veins was not clear based on the work completed, but indicates that there is the potential for vein-hosted gold mineralization in 0.x to 1.x m wide veins over greater widths than the individual veins that were targeted by the drilling.
A grade-thickness plot of Ben’s Vein shows 30g-m over an area in excess of 100m along strike and 250 m deep (Figure 12). The grade-thickness contours suggest that mineralization occurs in steeply north-plunging chutes. Drilling appears to have closed off Bens Vein mineralization to the south, but the system remains open to the north and at depth.
TABLE 2
Important Au-bearing Intercepts in 2006-2007 Drilling
Intercepts of Bens Vein specifically are highlighted in red.
Numerous other mineralized intervals are also present.

	Depth	From	To	Width	Grade
Hole ID	(m)	(m)	(m)	(m)	(g/t)	Comments
TR-06-16	360.43	80.31	80.71	0.40	15.30
		89.92	90.22	0.30	3.68
		119.42	121.62	2.20	7.12	Ben Vein
		171.24	171.45	0.21	4.99
		172.21	172.85	0.64	3.34
		324.61	326.60	1.99	13.90
TR-06-17	283.16	40.23	40.69	0.46	5.62
		98.66	99.06	0.40	2.14
		128.69	132.89	4.20	22.24	Ben Vein
TR-07-18	312.12	69.23	69.60	0.37	8.96
		121.06	121.61	0.55	3.16
		125.00	125.40	0.40	14.95
		147.90	149.01	1.11	4.47	Ben Vein
		205.45	205.75	0.30	3.57
		290.62	292.20	1.58	3.77

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	Depth	From	To	Width	Grade
Hole ID	(m)	(m)	(m)	(m)	(g/t)	Comments
TR-07-19	1299.2	67.45	67.74	0.29	3.41
		144.53	144.83	0.30	5.14	Ben Vein
		147.62	148.13	0.51	3.37
TR-07-20	345.64	34.86	35.12	0.26	60.60
		39.62	40.25	0.63	12.80
		47.18	47.93	0.75	10.42
		49.57	50.8	1.23	4.10
		121.22	121.62	0.40	4.19
		125.70	127.51	1.81	4.08
		128.58	131.34	2.76	7.72	Ben Vein
		132.40	132.62	0.22	4.75
		134.11	134.72	0.61	4.40
		139.78	139.98	0.20	17.90
		142.07	142.37	0.30	7.74
		155.41	155.95	0.54	3.09
		319.74	320.34	0.60	43.20
		323.05	323.27	0.22	15.95
TR-07-21	246.43	39.84	40.04	0.20	7.48
		95.71	96.00	0.29	3.54
		120.55	120.77	0.22	4.12
		155.49	156.65	1.16	12.22
		158.65	159.40	0.75	3.12
		176.32	177.00	0.68	3.50	Ben Vein
TR-07-22	184.1	74.37	74.64	0.27	13.80
		107.12	107.60	0.48	14.81
		122.45	122.75	0.30	8.75
		134.35	134.87	0.52	4.00
		137.60	138.38	0.78	14.51
		155.45	155.94	0.49	61.07	Ben Vein
		158.53	158.76	0.23	3.10
TR-07-23	200.41	66.97	67.17	0.20	4.71
		107.14	107.75	0.61	3.78
		123.66	123.96	0.30	3.41
		173.64	176.63	2.99	4.57	Ben Vein
TR-07-24	250.85	124.12	124.36	0.24	5.02
		161.47	161.85	0.38	4.82
		198.51	198.74	0.23	3.42
		199.44	200.10	0.66	9.20	Ben Vein
		201.00	201.47	0.47	4.19
		236.12	236.46	0.34	8.16
TR-07-25	194.77	112.90	113.88	0.98	3.71
		162.15	163.04	0.89	25.33	Ben Vein
		170.55	171.00	0.45	12.02
		175.16	175.36	0.20	3.68

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	Depth	From	To	Width	Grade
Hole ID	(m)	(m)	(m)	(m)	(g/t)	Comments
TR-07-26	98.76	52.62	53.05	0.43	18.39
		62.01	63.72	1.71	20.72	Ben Vein
		78.74	78.94	0.20	72.30
TR-07-27		99.77	102.25	2.48	28.14	Ben Vein
		103.00	103.34	0.34	3.87
		126.36	126.66	0.30	15.95
TR-07-28	131.37	109.51	109.73	0.22	11.45
		111.07	113.23	2.16	16.74	Ben Vein
		114.31	114.51	0.20	3.73
		118.11	119.12	1.01	7.68
		140.99	141.29	0.30	12.30
TR-07-29	176.94	23.33	24.00	0.67	6.76	Ice
		132.75	135.17	2.42	9.53
TR-07-30	185.93	3.96	4.46	0.50	4.47	Ice
		8.47	8.91	0.44	9.51
		10.65	15.7	5.05	3.92
		140.82	142.45	1.63	3.68
		158.95	160.17	1.22	3.30
TR-07-31	179.22	61.11	61.41	0.30	3.97
		133.65	134.9	1.25	3.30
		136.15	136.4	0.25	3.23
		137.15	139.9	2.75	8.40	Ben Vein
		141.65	142.4	0.75	29.67
		153.9	154.1	0.20	14.15
		156.67	157.88	1.21	4.23
		61.11	61.41	0.30	3.97
		133.65	134.9	1.25	3.30
12.0 Sampling Method and Approach
12.1 AGA Sampling
All soil, stream sediment, rock, and drill samples were collected according to AGA in-house sampling protocols for geochemical sampling. The author has reviewed these as well as AGA security procedures and has verified that they meet or exceed standard industry practices. The author did not collect any soil samples for verification purposes. These procedures included collection of field duplicates and insertion of blanks and standards at a rate of 1:25.
Core material was collected at the drill site and placed in core boxes under the supervision of an experienced geologist. It was logged for rock type, alteration, structure, and with detailed descriptions. The author has examined the core logs from 15 of the holes and core from several of the holes and can verify the reliability of the logging. Altered, veined, or otherwise mineralized core was sawed in half and one half sent for analysis. The other half is kept onsite, except significant gold mineralized intervals are kept at ITH’s core storage facility in Fairbanks and were examined in the course of the site visit.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

TR-05-09TR-05-10
TR-05-08
TR-05-07
TR-05-05TR-05-06
TR-06-15
TR-07-27TR-07-28
TR-07-23TR-07-26
TR-05-01TR-05-02
TR-07-25TR-07-31
TR-05-11
TR-05-12
TR-05-03
TR-07-24
TR-07-21
TR-07-19
Legend
TK_DH_Collars
Inferred Veins
Mapped Veins
Diorite
0
425
850
1,700 Feet
Terra Project
Ben Vein Drill Plan
1:10,000

Figure 10. High resolution imagery showing the location of the drill holes, veins, and Terra diorite (light green). Red arrows indicate the location of the Figure 12 cross section.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

Section 6848950 N
BEN'S VEIN
6848950 N
462500E
462600E
462700E
462800E
462900E
1400
1350
1300
1250
1200
1150
1100
1050
1000
950
900
LEGEND
Drill hole Composites & Kriged Blocks
Au > 0.0 < 1.0 g/t
Au >= 1.0 < 5.0 g/t
Au >= 5.0 < 10.0 g/t
Au >= 10.0 g/t

Figure 11. Block model cross section shows drill holes and intercepts of Ben’s Vein and estimated mineralization color coded as indicated. Section location is shown as red arrows in Figure 10.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 12. Long section looking east in the plane of Bens Vein showing contoured grade-thickness product (g/t Au x meters).
All AGA geochemical samples were secured and shipped to Fairbanks according to AGA protocols for sample preparation (drying, crushing, sieving, and pulverizing) at Alaska Assay Laboratories Inc. Sample splits (300-500g for rock material; -80 mesh for soil samples) were then sent to ALS Chemex in Vancouver for analysis. Analytical methods used were standard 50g fire assay with AA finish and multi-element ICP-MS. These are standard analytical packages for the exploration industry and are performed to a high standard. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Quality control is further assured by the use of international and in-house standards. ALS Chemex is accredited by the Standards Council of Canada, NATA (Australia) and is an ISO 17025 accredited company.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
12.2 ITH Sampling
ITH collected 861 rock samples. These samples along with previous sampling define the gold-bearing veins and vein zones tested with drilling. Sampling procedures used by AGA and described above were adopted by ITH and continued through this program with the exception that standards and blanks were inserted at at rate of 1:10 and both sample preparation and analytical work were done by ALS Chemex for 2006 and 2007 samples. In an effort to address potential nugget affect issues that can arise with free gold in veins, the fire assay method was changed from 50g fire assay with AA finish to screen fire assay for quartz vein material. This change ought to have produced more reliable results for gold.
13.0 Sample Preparation, Analyses and Security
13.1 AGA Procedures
Soil and drill samples obtained in 2005 were subject to AGA’s in-house methodology and Quality Assurance Quality Control (QAQC) protocols. Samples were prepared by Alaska Assay Laboratories, Inc. and analyzed by ALS Chemex by means of their standard 50g fire assay with normal AA finish or gravimetric finish for higher grade samples and multi-element ICP-MS.
Sampling campaigns were subject to insertion of blanks approximately every 25 samples, standards every 25 samples, as well duplicate samples from pulp splits and coarse reject splits, sample repeats approximately every 20 samples. Results of AGA’s QAQC program have been reviewed by the author. In the course of the program, there was an out of range error rate in the blanks and standards of ~3%. Each case was examined closely and surrounding samples reanalyzed. Overall, AGA has been conscientious in their QAQC program and the author concludes that sampling and analytical work is accurate and reliable.
13.2 ITH Procedures
ITH continued with the QAQC protocol of AGA and increased the number of control samples (blanks and standards) to 1 in 10. Duplicate splits of drill samples are prepared for every 20 samples. Gold was analyzed by screen fire assay for quartz vein samples, a procedure appropriate for high grade gold samples. Because the screen fire assay is 1kg, the sample length was reduced so that the original sample weight was approximately 1 kg. In wall rock areas, standard 50g fire assay methods were used for the gold analysis. Samples were weighed by ITH before shipping, by the laboratory when received and logged in, and then the coarse reject material was re-weighed by the laboratory after the sample aliquot was removed for pulverization. This tracking of samples enabled constant verification of quality throughout the analytical process.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
All drill samples were also submitted for multi-element ICP-MS analyses using a 4 acid digestion technique. Geochemical data has been worked by ITH to understand geochemical signature of veins and gold mineralization. Silver and As correlate strongly with gold mineralization (Figure 8).
14.0 Data Verification
Field and drill core observations made by the author during the site visits are consistent with the style of mineralization and alteration reported in the material provided by AGA and ITH. Outcrop exposures and slope talus were examined and found to be consistent with existing geological maps.
As a check, four samples of vein material were collected (3 outcrop, 1 float) during the 2006 visit (Figure 7). These samples were crushed, split, pulverized and assayed with a 50 g fire-assay AA and gravimetric finish method by ALS Chemex in Reno, Nevada. The samples contain high grade gold values (e.g. 960 g/t Au; Table 3) and are consistent with the findings of the AGA and ITH exploration programs.
Another five samples were collected during the 2010 field visit from previously sampled core. Results from three of these samples compare favorably with the original assay (Table 4). One sample indicates significant gold (20.8 g/t Au) compared with 43.9 g/t Au in the original. A fifth sample assayed 0.6 g/t Au compared with 60.6 g/t Au. At high gold values, this type of discrepancy is typical of nugget affect for this type of vein gold. A peppercorn size grain of gold may report to one split, and not the other. TMC also collected nine duplicate samples from core. These are plotted along with those of the first author (Figure 13). This plot shows reasonable duplication of values with no systematic low or high bias. TMC sampling also shows one sample with an original value of 15.4 g/t Au and a duplicate value of 102.5 gt Au. (Figure 14).
The author has not verified all sample types (soil, stream sediment) or material reported. To the best of the author’s knowledge, AGA has been diligent in their sampling procedures and efforts to maintain accurate and reliable results.
The 2006-2007 drill database has been reviewed by the author and appears to be in good order and consistent with the geology and anticipated geochemical characteristics of this type of mineralization. Data was also reviewed by Mr. Gary Giroux as part of the resource estimation process.
15.0 Adjacent Properties
There are no known adjacent properties, but Kiska Metals Corporation is currently exploring the Whistler project approximately 55 km to the east, an area initially staked and explored by Kenncott (http://www.kiskametals.com). ITH was also involved in the exploration of a series of high-grade veins approximately 40 km to the northeast of Terra on the South Estelle Property which ITH had under option from Hidefield Gold. The veins at South Estelle are quartz-sulfide veins and are quite distinct from the banded veins at Terra. Hidefield Gold was acquired by Minera IRL in December 2009 (http://www.minera-irl.com).

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 3
Check Samples Collected by the First Author, 2006

Sample ID	Assay (ppm)	Comments
T1	960	Channel sample across vein — Ben zone
T2	17.5	Chip across vein — SD zone
T3	260	Chip across vein — SD zone
T4	15.6	Select grab of float among talus- source unknown
TABLE 4
Check Samples Collected by the First Author, 2010

			Check
Sample	Drill Hole	ITH Sample	Sample
Number	Number	Results	Results	Comment
TPK-1	TR07-31	43.9	20.8	Nugget effect
TPK-2	TR07-31	4.25	3.83	Consistent result
TPK-3	TR05-11	0.02	0.02	Consistent result
TPK-4	TR05-11	4.41	4.04	Consistent result
TPK-5	TR07-20	60.6	0.6	Strong nugget effect
Millrock Resources Inc has several claim blocks approximately 30 to 40 km east of the Terra claim block (http://www.millrockresources.com).
16.0 Mineral Processing and Metallurgical Testing
Niether AGA or ITH undertook any mineral processing or metallurgical tests. However, AGA undertook an initial gold characterization study prepared by SGS Mineral Services, Lakefield, Ontario (SGS, 2006). Sample number DC123679 from drill hole TR 05-12, 190.65 — 191.11 was crushed to liberate gold for examination. Gold fineness ranges from 630-780 and 98.6% of the gold reported to the gravity concentrate with 79% partitioning into a gold concentrate and 10% reporting to a sulphide concentrate. The balance reported to middling and tails. The report concluded that gravity would be the best method to recover gold from this material. This information is based on a small sample set but provides some initial information.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Figure 13. Data plots show results of QA/QC procedures. A) Prep duplicates plot on log-log scale within a reasonable envelop along a line with slope of 1 indicating good reproducibility among duplicate splits. Some outliers are consistent with nugget effect. N=75. B) Assays of standards cluster well around the stated values. The single outlier is thought by ITH to be a data entry error in the name of the sample. N=215. C) Assays for blanks. Detection limit for the assay method used for many samples is 0.01 with acceptable blank value up to 0.03 ppm (first and second tier values). For screen fire assay samples, the detection limit is 0.05 and 0.15 is the acceptable blank value. Most high blanks are attributed to carry over from previous high grade samples and are in ranges acceptable to Chemex. D) Check samples collected by the first author (blue) and by TMC (orange-brown). Samples fall within a reasonable envelope around a line with slope of 1 with no apparent systematic bias above or below the line.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
17.0 Mineral Resource and Mineral Reserve Estimates
17.1 Introduction
ITH commissioned Mr. G. Giroux of Giroux Consultants Ltd to prepare an initial resource estimate on the Ben Vein based on drilling through the end of the 2007 field season (Giroux Consultants Ltd, 2007). This is the first resource estimation that has been undertaken for the property and serves as a guide for evaluating the potential of Ben’s Vein specifically and the greater Terra project in general.
Mr. Giroux is a qualified person by virtue of education, experience and membership in a professional association. He is independent of both the issuer and the vendor applying all of the tests in section 1.4 of National Instrument 43-101.
ITH provided Mr Giroux with their drill database consisting of data from 32 drill holes and 3633 assays from these holes. Of these holes, 20 intersected the Ben Vein and other adjacent mineralized zones. Other drill holes targeted and intersected other mineralized veins (Ice, SD, and Fish Creek).
17.2 Resource Estimation Procedures
A resource calculation is based on estimating the most likely gold value of blocks within a modeled solid. In this case the solid is a representation of the Ben Vein. Blocks for a block model are determined based on geologic parameters and variograms calculated from the data provided from drill hole samples. The variogram is a graphical representation of the probability of a given value occurring at a distance h from a data point which is a drill hole or surface sample. Based on this, blocks in the block model are assigned values. The value of each block is accumulated at various cutoffs to estimate tons and grade of a resource.
17.2.1 Modeling
A 3D wire frame solid model of the Ben Vein was prepared for ITH by Mr Carl Schaefer of Northern Associates, Inc. The solid was created from E-W drill cross sections and is based on the logged intercepts of Ben’s Vein. Software validations indicate a closed and valid solid for this model (Figure 14).
Gold composites of drill hole assays were calculated using a 3 g/t Au cutoff. Intervals up to 1.5m wide with gold values less than the cutoff grade were allowed as part of the composite provided the interval could be carried by surrounding values that maintained a > 3g/t Au grade for the entire composite. A second validated wire-frame 3D solid was created from the composites.
GPS surveyed collar locations along with the vein and composite solids were rectified to the USGS Lime Hills D2 30m DEM which is used for topographic base map for the Terra project and serves as the top boundary for the models.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
This model adequately constrains the higher grade mineralization of the Ben Vein, but does not include lower grade material surrounding the vein and outside the shell. For this reason, a process similar to the one described above was used to outline a 1 g/t Au shell around and including the Ben Vein material (Figure 15). This shell gives larger volume and lower grades. The drill hole assays were tagged if they were inside the interpreted the Ben Vein and also if they were within the larger 1 g/t Au shell. The statistics for gold and silver for these two shells is shown in Table 5
TABLE 5
Statistics for gold and silver assays
3 g/t composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	102	102	193	193
Mean	17.04	38.46	10.09	22.54
Standard Deviation	27.90	104.46	21.57	77.86
Minimum Value	0.66	0.88	0.040	0.38
Maximum Value	195.00	789.00	195.00	789.00
Coefficient of Variation	1.64	2.72	2.14	3.45
Figure 14. Subsurface view looking upwards and to the northeast at the modeled 3D solid for the Ben Vein. Fine lines are drill hole traces.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
The grade distributions for gold and silver were examined both inside and outside the Ben Vein to determine if capping was required and if so, at what level. All distributions were positively skewed. Lognormal cumulative frequency plots for gold and silver show multiple overlapping lognormal populations. For gold and silver values within the Ben Vein, the highest population was considered erratic. A cap level of 2 standard deviations above the mean of the second highest population was selected in each case. For gold values 3 assays were capped at 82 g/t and for silver 3 assays were capped at 267 g/t. Capping reduces the mean grade in all cases but more importantly reduces the standard deviations and brings the coefficients of variation down to reasonable levels (Tables 5 and 6).
Figure 15. Subsurface view looking upwards and to the northeast at the 1.0 g/t Au shell. Fine lines are drill hole traces
Drill holes were compared to the interpreted mineralized vein and the larger 1 g/t Au shell and points at which the holes entered and left the solids were recorded. Uniform downhole 1 m composites were formed to honor the solid boundaries. Intervals at the solid boundaries less than 0.5 m were combined with adjoining samples to produce a uniform support of 1 ± 0.5 m. The composite statistics are summarized in Table 7.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Table 6
Statistics for capped gold and silver assays
3 g/t composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	102	102	193	193
Mean	15.53	29.74	9.29	17.93
Standard Deviation	21.00	57.64	16.64	44.05
Minimum Value	0.66	0.88	0.040	0.38
Maximum Value	82.00	267.00	82.00	267.00
Coefficient of Variation	1.35	1.94	1.79	2.45
TABLE 7
Statistics for gold and silver assays
1 m Composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	37	37	68	68
Mean	15.68	31.57	9.21	17.68
Standard Deviation	14.23	47.68	11.85	34.31
Minimum Value	1.71	1.29	0.112	0.547
Maximum Value	59.73	193.46	59.73	193.46
Coefficient of Variation	0.91	1.51	1.29	1.94
17.2.2 Variography
Pairwise relative semivariograms were produced for gold and silver in the three principal vein directions:
•	along strike 171[o] Dip 0[o],

•	down dip 261[o] Dip -70[o],

•	across dip 81[o] Dip -20[o].
Due to the amount of data available within the vein structure, these semivariograms are limited in number of pairs present at any given lag spacing and as a result are difficult to interpret. The increased number of data points in waste produced more meaningful semivariograms with slightly more variance. A geometric anisotropy was demonstrated for both gold and silver within both vein and shell material. The model parameters are summarized in Table 8 with the semivariograms shown in Appendix 2.

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Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 8
Summary of semivariogram parameters

							Short Range	Long Range
Zone	Variable	Az.	Dip	Co	C1	C2	(m)	(m)
Ben’s Vein	Au	171	0	0.20	0.30		40
		261	-70	0.20	0.30		80
		81	-20	0.20	0.30		10
	Ag	171	0	0.30	0.50		60
		261	-70	0.30	0.50		60
		81	-20	0.30	0.50		10
1 g/t Au Shell	Au	171	0	0.40	0.50		40
		261	-70	0.40	0.50		80
		81	-20	0.40	0.50		10
	Ag	171	0	0.30	0.65		80
		261	-70	0.30	0.65		60
		81	-20	0.30	0.65		10
17.2.3 Bulk Density
ALS Chemex completed 16 specific gravity determinations on core from the project area; 6 from the host diorite unit and 10 from the mineralized vein material. The results are summarized in Table 9.
Material within Ben’s Vein was given a density of 2.66, the average of the vein samples while material outside the vein was assigned a density of 2.80, the average of diorite samples. Blocks containing both were assigned a weighted average.
17.2.4 Block Model
A block model with blocks 5 m E-W, 10 m N-S and 10 m vertical was superimposed over the vein solid. The block model origin was as follows:

Lower Left Corner	462550 E	Column size 5 m	60 columns
	6848550 N	Row size 10 m	50 rows
Top of Model	1470	Level size 10 m	43 levels
No Rotation
Each block was compared to the topographic surface and mineralized solid and the percentage of the block below topography and inside the solid was recorded. An example section is shown in Figure 11. Drill holes from 25m on either side of the section are shown as well as estimated blocks from this section.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 37

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 9
Summary of Specific Gravity Determinations

			From	To
SampleID	SG	Hole	(M)	(M)	LithCode	Lith Desc.
DC148027	2.81	TR-06-16	122.3	122.4	diorite	diorite
DC148029	2.78	TR-05-10	101.9	102.0	diorite	diorite
DC148030	2.76	TR-05-07	23.2	23.3	diorite	diorite
DC148034	2.80	TR-07-17	436.0	436.2	diorite	diorite-hrln vnlts
DC148036	2.82	TR-05-11	107.2	107.3	diorite	diorite
DC148037	2.80	TR-07-27	98.4	98.5	diorite	diorite, v.trace vnlts
	2.80				diorite Average
DC148025	2.76	TR-05-03	31.9	32.0	vein	~50/50 vn+slate clast breccia
DC148026	2.61	TR-06-16	120.6	120.7	vein	q.vn-banded
DC148028	2.64	TR-05-10	103.5	103.6	vein	qtz, banded
DC148031	2.61	TR-07-26	18.9	19.0	vein	mottled vn
DC148032	2.66	TR-07-26	19.2	19.2	vein	diorite clast(25%), vn breccia
DC148033	2.63	TR-07-17	423.5	423.7	vein	mottled qtz
DC148035	2.63	TR-05-11	108.3	108.4	vein	mottled qtz
DC148038	2.65	TR-07-27	100.0	100.1	vein	banded qtz
DC148039	2.70	TR-07-29			vein	vn bxa 40%qtz -last 4cm of DC136877
DC148040	2.75	TR-07-29			vein	diorite w/hrln vnlts -last 4cm of DC126761
	2.66				vein Average
17.2.5 Grade Interpolation
Gold and silver grades were interpolated into blocks by ordinary kriging. Kriging was first attempted on all blocks with some percentage inside the mineralized solid (Ben’s Vein). The kriging exercise was completed in a series of passes with an elliptical search oriented along the three principal directions of anisotropy. The dimensions of the search ellipse were determined by the range of the semivariogram in these three directions. The first pass looked for a minimum of 4 composites within a search ellipse with dimensions equal to 1/4 the semivariogram range. If the minimum 4 composites were not found the block was not estimated. For those blocks not estimated, a second pass using dimensions equal to 1/2 the semivariogram range was completed. Again a minimum 4 composites were required to estimate a block. A third pass using the entire range and a forth pass using twice the range followed. Finally a fifth pass using twice the range but only requiring 2 composites was completed. In all cases if more than 12 composites were found in any search, the closest 12 were used.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 38

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
A similar exercise was completed for all estimated blocks with some percentage inside the 1 g/t shell. It is stressed that this estimate contains all the Ben Vein material estimated above. For this kriging run only composites outside the mineralized solid were used. Again 4 passes were attempted using a similar strategy. A weighted average grade was calculated for each block straddling the vein solid boundary.
The kriging parameters are summarized in Table 10.
TABLE 10
Summary of Kriging Parameters

			Number		Dist.		Dist.		Dist.
Zone	Variable	Pass	Estimated	Az/Dip	(m)	Az/Dip	(m)	Az/Dip	(m)
Ben’s Vein	Au	1	3	171/0	10	81/-20	2.5	261/-70	20
		2	50	171/0	20	81/-20	5	261/-70	40
		3	408	171/0	40	81/-20	10	261/-70	80
		4	824	171/0	80	81/-20	20	261/-70	160
		5	362	171/0	80	81/-20	20	261/-70	160
	Ag	1	5	171/0	15	81/-20	2.5	261/-70	15
		2	51	171/0	30	81/-20	5	261/-70	30
		3	458	171/0	60	81/-20	10	261/-70	60
		4	831	171/0	120	81/-20	20	261/-70	160
		5	302	171/0	120	81/-20	20	261/-70	160
1 g/t Au Shell	Au	1	22	171/0	10	81/-20	2.5	261/-70	20
		2	183	171/0	20	81/-20	5	261/-70	40
		3	583	171/0	40	81/-20	10	261/-70	80
		4	1,298	171/0	80	81/-20	20	261/-70	160
	Ag	1	36	171/0	20	81/-20	2.5	261/-70	15
		2	270	171/0	40	81/-20	5	261/-70	30
		3	795	171/0	80	81/-20	10	261/-70	60
		4	985	171/0	160	81/-20	20	261/-70	120
17.3 Resource Statement
Drill hole logging has established geologic continuity of Ben’s Vein within the diorite host rock. With only 20 drill holes intersecting the vein, there is insufficient information to classify this resource as anything but Inferred.
The results are presented as two grade-tonnage Tables. The first assumes one could mine to the limits of the vein boundaries and includes no external dilution (Table 11). The second tabulation (Table 12) looks at mining to the limits of the 1.0 g/t Au shell or envelope around Ben’s Vein. Both the higher grade Ben’s Vein material and the lower grade envelope material are included in this tabulation.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 39

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 11
Inferred Resource Within Ben Vein

Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Contained Metal
(g/t)	(tonnes)	Au (g/t),	Ag (g/t)	Au (ozs)	Ag (ozs)
5.00	266,000	17.15	34.77	147,000	297,000
6.00	262,000	17.31	34.94	146,000	294,000
7.00	258,000	17.47	35.19	145,000	292,000
8.00	255,000	17.60	35.47	144,000	291,000
9.00	251,000	17.72	35.73	143,000	288,000
10.00	237,000	18.20	36.62	139,000	279,000
TABLE 12
Inferred Resource Within 1.0 g/t Au Shell

Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Contained Metal
(g/t)	(tonnes)	Au (g/t),	Ag (g/t)	Au (ozs)	Ag (ozs)
5.00	428,000	12.20	23.11	168,000	318,000
6.00	402,000	12.64	24.02	163,000	310,000
7.00	383,000	12.95	24.72	159,000	304,000
8.00	364,000	13.22	25.33	155,000	296,000
9.00	335,000	13.63	26.50	147,000	285,000
10.00	292,000	14.22	27.97	134,000	263,000
An example cross section is shown as Figure 12. Drill holes from 25 m on either side of section are shown as well as estimated blocks from this section.
17.4 Mineral Resource Classification
Mineral Resources for the Terra project are classified as an Inferred Resource according to the CIM Standards on Mineral Resources and Reserves — Definitions and Guidelines (December 2005). An Inferred Mineral Resource is defined as follows:
Inferred Mineral Resource
“An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, workings and drill holes.”
“Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.”

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 40

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.
The author is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant issues that could potentially affect this estimate of mineral resources. Mineral reserves can only be estimated based on the results of an economic evaluation generally as part of a preliminary feasibility or feasibility study. As such, no reserves have been estimated at this stage.
18.0 Other Relevant Data and Information
No additional information or explanation is known by the author to be necessary to make the technical report understandable and not misleading.
19.0 Interpretation and Conclusions
The Terra property is situated in a relatively under-explored part of Alaska. High-grade bonanza gold veins have been discovered in spatial association with intrusive rocks similar in age and composition to those that host other intrusion-related gold deposits of Alaska. Drill evaluation of these veins indicates strike and dip continuity of the vein and gold content over distances up to 350m and 250 m respectively. Samples of these veins contain high-grade gold up to several hundred ppm (960 ppm [>30 opt Au] in the author’s check sample). Other smaller veins with lower gold content (~1-3 g/t) were intersected in drill holes also.
An initial resource estimation on the drill-tested portion of the Ben Vein shows the vein open to the north and at depth. The vein appears to pinch out to the south. An initial resource estimate of mineralization in the Ben Vein indicates the presence of an Inferred Resource on the order of 168,000 ounces of gold plus 318,000 ounces of silver in 428,000 tons grading 12.2 g/t Au at a 5 g/t Au cutoff. This estimate does not include evaluation of mineralization in adjacent veins, some of which also contain significant high grade mineralization. Nor does it include mineralization inferred to occur, but untested, to the north and at depth.
Three other areas have been identified with reconnaissance sampling and surface review. Samples and drill intercepts of veins (Fish Creek, Ice, SD) all contain gold mineralization and suggest that there is opportunity for additional new discoveries. Also the Breese’s Breccia offers anomalous gold which should be investigated further.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 41

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
The author concludes from the observations and work completed to date that Terra is the site of bonanza gold vein mineralization and possible other styles of mineralization (Breese’s and North Fish Creek). The high grade vein gold mineralization has only partially been tested and shows geologic and mineralized continuity for the portion tested. Further drilling will be required to identify the full extent of individual veins and the potential scope of mineralization.
20.0 Recommendations
20.1 Recommended Exploration Program
Exploration of the Terra property is at a relatively early stage. Identification of the number and extent of bonanza veins along with demonstration of their continuity will be key aspects of continued exploration.
TMC proposes to continue drilling the northern strike and down—dip extension of the Ben Vein as well as develop drill plans for the other veins in the trend. The identification of and map positioning of vein segments by using differential GPS ought to help map out those segments for better definition of continuity along individual veins particularly for Fish Creek and SD veins. This type of information along with structural analyses will provide a basis for follow-up drilling in these areas where a number of very high grade veins were encountered in 2005.
It is recommended that TMC undertake its proposed exploration of the Terra property. The work program should include drilling, sampling, mapping, and structural analysis. The aim of exploration should be to 1) test the extent of known vein mineralization through drilling, mapping, and structural analysis; and 2) characterize mineralization in veins surrounding specific outcropping veins such as the Ben Vein; and 3) continue to conduct reconnaissance mapping, sampling, and prospecting throughout the property. Drilling should endeavor to increase inferred resources and convert existing resources to the indicated or measured category.
Identification of faults and, possible offset directions will likely play a key role in understanding the vein-intrusive-host rock relations and developing a predictive model for identifying the location and orientation of veins. Structural elements derived from fold-thrust deformation will likely produce the primary architecture. Overprinted features of subsequent deformation are likely to control the location of intrusions and the veins they host.
Prospecting, mapping, and sampling, should attempt to locate the source of anomalous surface samples and characterize that mineralization.
20.2 Budget for 2010
TMC proposes spending $2.35M in 2010 for their initial drill program during the summer of 2010 (Table 13). This budget is adequate and appropriate for the work they propose. A

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 42

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
TABLE 13
PROPOSED 2010 EXPLORATION BUDGET

Expenditure	$ K
G and A and option fee	300
Camp Costs	100
Drilling
10,000 feet	1,000
Geological and Technical	250
Helicopter and Air Support	600
Geophysical Survey	50
Environmental	50
TOTAL	2,350

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 43

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
21.0 References
Allen, M.S., 1990, Gold anomalies and newly identified old occurrences in the Lime Hills quadrangle, Alaska, and their association with the Hartman sequence plutons: in Goldfarb RJ, Nash JT, Stoesser JW (eds.): U.S. Geological Survey Bulletin 1950, p. F1-F16.
Brooks, A.H., 1911, The Mount McKinley region, Alaska, with descriptions of the igneous rocks and of the Bonnefield and Kantishna districts: in Prindle LM (ed.), U.S. Geological Survey Professional Paper 70, 234 p.
Capps, S.R., 1935 The southern Alaska Range: U.S. Geological Survey Bulletin 862, 101 p.
Giroux Consultants Ltd., 2008, Resource Estimation for Ben’s Vein, Terra Project Alaska, Confidential consultants report prepared for ITH, 25pp.
Goldfarb, R.J., 1997, Metallogenic evolution of Alaska, in Mineral Deposits of Alaska, Goldfarb, R.J., and Miller, L.D. ed. Economic Geology Monograph 9, p. 4-34.
Jones, D.L., Silberling NJ, Coney, P.J., Plafker, G., 1984, Lithotectonic terrane map of Alaska west of the 141st meridian: in Silberling NJ, Jones DL (eds.), Lithotectonic terrane maps of the North American Cordillera: U.S. Geological Survey Open-File Report 84-523, p. A1-A12.
Lanphere, M.A., and Reed, B.L., 1985, The McKinley sequence of granitic rocks-A key element in the accretionary history of southern Alaska: Journal of Geophysical Research, v. 90, p. 11413-11430.
McCoy, D., Newberry, R.J., Layer, P., Cimarchi, J.J., Baccke, A., Masterman, J.S., and Minehane, D.L., 1997, Plutonic-related gold deposits of interior Alaska, in Mineral Deposits of Alaska, Goldfarb, R., and Miller, L., eds., Economic Geology, Monograph 9, pp. 191-241.
Plafker, G. and Berg, H.C., 1994, Overview of the geology and tectonic evolution of Alaska: in Plafker G, Berg HC (eds.), The Geology of Alaska, Geological Society of America, v. G-1, p. 989-1021.
Reed, B.L. and Lanphere, M.A., 1969, Age and chemistry of Mesozoic and Tertiary plutonic rocks in south-central Alaska: Geological Society of America Bulletin, v. 80, p. 23-44.
Reed, B.L. and Lanphere, M.A., 1972, Generalized geologic map of the Alaska-Aleutian Range batholith showing potassium-argon ages of plutonic rocks: U.S. Geological Survey Miscellaneous Field Studies Map MF-372, 2 sheets.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 44

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Reed, B.L. and Lanphere, M.A., 1973, Alaska-Aleutian batholith-Geochronology, chemistry, and relation to circum-Pacific plutonism: Geological Society of America Bulletin, v. 84, p. 2583-2610.
SGS, 2006, A mineralogical description of gold occurrences within two exploration sample composites, consultants report to AngloGold Ashanti Corp., 96 pp.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 45

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
22.0 Date and Signature Page
The effective date of this technical report, entitled “Summary Report on the Terra Gold Project, McGrath District, Alaska” is June 15, 2010.

Dated: June 15, 2010

Signed:

(signed) Paul Klipfel	[Sealed: CPG#10821]
Dr. Paul Klipfel, Ph.D, CPG#10821

(signed) Gary Giroux	[Sealed]
Gary Giroux, P.Eng. MASc.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 46

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
CERTIFICATE OF AUTHOR
I, Paul D. Klipfel Ph.D., do hereby certify that:
1.	I am President of:

Mineral Resource Services, Inc.
4889 Sierra Pine Dr
Reno, NV 89519
2.	I have graduated from the following Universities with degrees as follows:

a.	San Francisco State University,	B.A. geology	1978
b.	University of Idaho,	M.S. economic geology	1981
c.	Colorado School of Mines	M.S. mineral economics	1988
d.	Colorado School of Mines	Ph.D. economic geology	1992
3.	I am a member in good standing of the following professional associations:

a.	Society of Mining Engineers
b.	Society of Economic Geologists
c.	Geological Society of America
d.	Society for Applied Geology
e.	American Institute of Professional Geologists
4.	I have worked as a mineral exploration geologist for 28 years since my graduation from San Francisco State University.
5.
I have read the definition of “Qualified person” set out in National Instrument 43-101 and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of all sections of the technical report titled Summary Report on the Terra Gold Project, McGrath District, Alaska and dated June 15, 2010 (the “Technical Report”) relating to the Terra property except section 17 on resource evaluation which was prepared by the coauthor Mr. G. Giroux. I visited the Terra property on June 14, 2006 for 1 day, reviewed core in Fairbanks, and conducted a petrographic evaluation of mineralized and unmineralized samples. I subsequently visited the property on May 31, 2010 and collected check samples.

4889 Sierra Pine Dr. Reno NV 89519	ph: 775 742-2237 p.klipfel@sbcglobal.net

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 47

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
7.	I have not had prior involvement with the property that is the subject of the Technical Report.
8.
I am not aware of any material fact or material change with respect to the subject mater of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.
10.	I have read National Instrument 43-101 and Form 101F1, and the Technical Report has been prepared in compliance with that instrument and form.
11.
I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, or the Technical Report.

Dated this 15th day of June, 2010

(signed) Paul Klipfel	[Sealed: CPG#10821]
Dr. Paul Klipfel, Ph.D, CPG#10821

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 48

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
CERTIFICATE of G.H. Giroux
I, G.H. Giroux, of 982 Broadview Drive, North Vancouver, British Columbia, do hereby certify that:
1)	I am a consulting geological engineer with an office at #1215 — 675 West Hastings Street, Vancouver, British Columbia.
2)	I am a graduate of the University of British Columbia in 1970 with a B.A. Sc. and in 1984 with a M.A. Sc., both in Geological Engineering.
3)	I am a member in good standing of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.
4)
I have practiced my profession continuously since 1970. I have had over 30 years experience calculating mineral resources. I have previously completed resource estimations on a wide variety of precious metal deposits both in B.C. and around the world, many similar to Terra.

5)
I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of education, experience, independence and affiliation with a professional association, I meet the requirements of an Independent Qualified Person as defined in National Instrument 43-101.

6)
This report titled “Summary Report on the Terra Gold Project, McGrath District, Alaska” dated June 15, 2010, is based on a study of the data and literature available on the Terra Property. I am responsible for Section 17 on the resource estimations completed in Vancouver during 2007. I have not visited the property.

7)	I have not previously worked on this deposit.
8)
As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9)	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.
10)	I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 15th day, June, 2010

(signed) G H Giroux	[Sealed]
Gary Giroux, P.Eng. MASc.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 49

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
Appendix 1: Claim Information
The Terra Property is located in the Mc Grath Recording District and is comprised of a total of 240 State of Alaska claims.

	File	Parcel	Date	MTRS
Owner	Number	Name	Acquired	Location
State Claims under Lease
Ben Porterfield	648383	Fish Creek 1	22-Mar-2005	S020N024W31
Ben Porterfield	648384	Fish Creek 2	22-Mar-2005	S020N024W31
Ben Porterfield	648385	Fish Creek 3	22-Mar-2005	S019N024W06
Ben Porterfield	648386	Fish Creek 4	22-Mar-2005	S019N024W17
Ben Porterfield	648387	Fish Creek 5	22-Mar-2005	S019N024W08
State Claims 100% Talon Gold Owned
Talon Gold Alaska Inc.	645778	TX 01	9-Aug-2004	S020N025W36
Talon Gold Alaska Inc.	645779	TX 02	9-Aug-2004	S019N025W01
Talon Gold Alaska Inc.	645780	TX 03	9-Aug-2004	S019N025W01
Talon Gold Alaska Inc.	645781	TX 04	9-Aug-2004	S019N025W12
Talon Gold Alaska Inc.	645782	TX 05	9-Aug-2004	S019N025W12
Talon Gold Alaska Inc.	645783	TX 06	9-Aug-2004	S020N024W30
Talon Gold Alaska Inc.	645784	TX 07	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645785	TX 08	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645786	TX 09	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645787	TX 10	9-Aug-2004	S019N024W18
Talon Gold Alaska Inc.	645788	TX 11	9-Aug-2004	S020N024W30
Talon Gold Alaska Inc.	645789	TX 12	9-Aug-2004	S020N024W31
Talon Gold Alaska Inc.	645790	TX 13	9-Aug-2004	S020N024W31
Talon Gold Alaska Inc.	645791	TX 14	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645792	TX 15	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645793	TX 16	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645794	TX 17	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645795	TX 18	9-Aug-2004	S019N024W18
Talon Gold Alaska Inc.	645796	TX 19	9-Aug-2004	S020N024W32
Talon Gold Alaska Inc.	645797	TX 20	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645798	TX 21	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645799	TX 22	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645800	TX 23	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645801	TX 24	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645802	TX 25	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645803	TX 26	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645804	TX 27	9-Aug-2004	S019N024W17
Talon Gold Alaska Inc.	648390	TX 28	8-Mar-2005	S020N024W29
Talon Gold Alaska Inc.	648391	TX 29	5-Mar-2005	S020N024W30
Talon Gold Alaska Inc.	648392	TX 30	8-Mar-2005	S020N025W36
Talon Gold Alaska Inc.	649367	TX-31	13-Apr-2005	S020N025W15
Talon Gold Alaska Inc.	649368	TX-32	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649369	TX-33	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649370	TX-34	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649371	TX-35	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649372	TX-36	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649373	TX-37	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649374	TX-38	13-Apr-2005	S020N025W15

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 50

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	File	Parcel	Date	MTRS
Owner	Number	Name	Acquired	Location
Talon Gold Alaska Inc.	649375	TX-39	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649376	TX-40	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649377	TX-41	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649378	TX-42	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649379	TX-43	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649380	TX-44	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649381	TX-45	13-Apr-2005	S020N025W22
Talon Gold Alaska Inc.	649382	TX-46	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649383	TX-47	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649384	TX-48	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649385	TX-49	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649386	TX-50	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649387	TX-51	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649388	TX-52	13-Apr-2005	S020N025W22
Talon Gold Alaska Inc.	649389	TX-53	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649390	TX-54	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649391	TX-55	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649392	TX-56	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649393	TX-57	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649394	TX-58	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649395	TX-59	13-Apr-2005	S020N025W27
Talon Gold Alaska Inc.	649396	TX-60	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649397	TX-61	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649398	TX-62	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649399	TX-63	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649400	TX-64	13-Apr-2005	S020N024W30
Talon Gold Alaska Inc.	649401	TX-65	13-Apr-2005	S020N025W27
Talon Gold Alaska Inc.	649402	TX-66	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649403	TX-67	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649404	TX-68	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649405	TX-69	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649406	TX-70	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649407	TX-71	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649408	TX-72	13-Apr-2005	S020N025W36
Talon Gold Alaska Inc.	649409	TX-73	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649410	TX-74	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649411	TX-75	13-Apr-2005	S020N025W36
Talon Gold Alaska Inc.	649412	TX-76	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649413	TX-77	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649414	TX-78	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649415	TX-79	13-Apr-2005	S020N024W28
Talon Gold Alaska Inc.	649416	TX-80	13-Apr-2005	S020N024W28
Talon Gold Alaska Inc.	649417	TX-81	13-Apr-2005	S020N024W27
Talon Gold Alaska Inc.	649418	TX-82	13-Apr-2005	S020N024W27
Talon Gold Alaska Inc.	649419	TX-83	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649420	TX-84	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649421	TX-85	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649422	TX-86	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649423	TX-87	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649424	TX-88	13-Apr-2005	S020N024W34

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 51

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	File	Parcel	Date	MTRS
Owner	Number	Name	Acquired	Location
Talon Gold Alaska Inc.	649425	TX-89	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649426	TX-90	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649427	TX-91	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649428	TX-92	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649429	TX-93	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649430	TX-94	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649431	TX-95	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649432	TX-96	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649433	TX-97	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649434	TX-98	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649435	TX-99	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649436	TX-100	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649437	TX-101	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649438	TX-102	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649439	TX-103	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649440	TX-104	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649441	TX-105	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649442	TX-106	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649443	TX-107	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649444	TX-108	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649445	TX-109	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649446	TX-110	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649447	TX-111	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649448	TX-112	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649449	TX-113	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649450	TX-114	13-Apr-2005	S019N024W18
Talon Gold Alaska Inc.	649451	TX-115	13-Apr-2005	S019N024W18
Talon Gold Alaska Inc.	649452	TX-116	13-Apr-2005	S019N024W17
Talon Gold Alaska Inc.	649453	TX-117	13-Apr-2005	S019N024W17
Talon Gold Alaska Inc.	649454	TX-118	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649455	TX-119	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649456	TX-120	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649457	TX-121	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649458	TX-122	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649459	TX-123	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649460	TX-124	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649461	TX-125	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649462	TX-126	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649463	TX-127	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649464	TX-128	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649465	TX-129	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649466	TX-130	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649467	TX-131	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649468	TX-132	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649469	TX-133	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649470	TX-134	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649471	TX-135	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649472	TX-136	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649473	TX-137	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649474	TX-138	13-Apr-2005	S019N024W28

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 52

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	File	Parcel	Date	MTRS
Owner	Number	Name	Acquired	Location
Talon Gold Alaska Inc.	649475	TX-139	13-Apr-2005	S019N024W28
Talon Gold Alaska Inc.	649476	TX-140	13-Apr-2005	S019N024W27
Talon Gold Alaska Inc.	649477	TX-141	13-Apr-2005	S019N024W27
Talon Gold Alaska Inc.	651073	TR-142	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651074	TR-143	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651075	TR-144	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651076	TR-145	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651077	TR-146	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651078	TR-147	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651079	TR-148	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651080	TR-149	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651081	TR-150	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651082	TR-151	3-Oct-2005	S021N024W20
Talon Gold Alaska Inc.	651083	TR-152	3-Oct-2005	S022N024W21
Talon Gold Alaska Inc.	651084	TR-153	3-Oct-2005	S023N024W21
Talon Gold Alaska Inc.	651085	TR-154	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651086	TR-155	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651087	TR-156	3-Oct-2005	S020N024W23
Talon Gold Alaska Inc.	651088	TR-157	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651089	TR-158	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651090	TR-159	3-Oct-2005	S020N024W21
Talon Gold Alaska Inc.	651091	TR-160	3-Oct-2005	S020N024W21
Talon Gold Alaska Inc.	651092	TR-161	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651093	TR-162	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651094	TR-163	3-Oct-2005	S020N024W23
Talon Gold Alaska Inc.	651095	TR-164	3-Oct-2005	S020N024W28
Talon Gold Alaska Inc.	651096	TR-165	3-Oct-2005	S020N024W28
Talon Gold Alaska Inc.	651097	TR-166	3-Oct-2005	S020N024W27
Talon Gold Alaska Inc.	651098	TR-167	3-Oct-2005	S020N024W27
Talon Gold Alaska Inc.	651099	TR-168	3-Oct-2005	S020N024W26
Talon Gold Alaska Inc.	651100	TR-169	3-Oct-2005	S020N024W26
Talon Gold Alaska Inc.	651101	TR-170	3-Oct-2005	S020N024W35
Talon Gold Alaska Inc.	651102	TR-171	3-Oct-2005	S020N024W35
Talon Gold Alaska Inc.	651103	TR-172	3-Oct-2005	S019N024W02
Talon Gold Alaska Inc.	655924	TRW-1	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655925	TRW-2	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655926	TRW-3	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655927	TRW-4	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655928	TRW-5	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655929	TRW-6	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655930	TRW-7	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655931	TRW-8	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655932	TRW-9	17-Oct-2006	S019N025W11
Talon Gold Alaska Inc.	655933	TRW-10	17-Oct-2006	S019N025W12
Talon Gold Alaska Inc.	655934	TRW-11	17-Oct-2006	S019N025W11
Talon Gold Alaska Inc.	655935	TRW-12	17-Oct-2006	S019N025W12
Talon Gold Alaska Inc.	655936	TRW-13	17-Oct-2006	S019N025W03
Talon Gold Alaska Inc.	655937	TRW-14	17-Oct-2006	S019N025W02
Talon Gold Alaska Inc.	655938	TRW-15	17-Oct-2006	S019N025W02
Talon Gold Alaska Inc.	655939	TRW-16	17-Oct-2006	S019N025W01

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 53

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

	File	Parcel	Date	MTRS
Owner	Number	Name	Acquired	Location
Talon Gold Alaska Inc.	655940	TRW-17	17-Oct-2006	S019N025W03
Talon Gold Alaska, Inc.	655941	TRW-18	17-Oct-2006	S019N025W02
Talon Gold Alaska, Inc.	655942	TRW-19	17-Oct-2006	S019N025W02
Talon Gold Alaska, Inc.	655943	TRW-20	17-Oct-2006	S019N025W01
Talon Gold Alaska, Inc.	655944	TRW-21	17-Oct-2006	S020N025W34
Talon Gold Alaska, Inc.	655945	TRW-22	17-Oct-2006	S020N025W34
Talon Gold Alaska, Inc.	661807	SP-1	15-Nov-2007	SO21N24W25NE
Talon Gold Alaska, Inc.	661808	SP-2	15-Nov-2007	SO21N23W30NW
Talon Gold Alaska, Inc.	661809	SP-3	15-Nov-2007	SO21N23W30NE
Talon Gold Alaska, Inc.	661810	SP-4	15-Nov-2007	SO21N24W25SE
Talon Gold Alaska, Inc.	661811	SP-5	15-Nov-2007	SO21N23W30SW
Talon Gold Alaska, Inc.	661812	SP-6	15-Nov-2007	SO21N23W30SE
Talon Gold Alaska, Inc.	661813	SP-7	15-Nov-2007	SO21NN4W36NE
Talon Gold Alaska, Inc.	661814	SP-8	15-Nov-2007	SO21N23W31NW
Talon Gold Alaska, Inc.	661815	SP-9	15-Nov-2007	SO21N23W31NE
Talon Gold Alaska, Inc.	661816	SP-10	15-Nov-2007	SO21N24W36SE
Talon Gold Alaska, Inc.	661817	SP-11	15-Nov-2007	SO21N23W31SW
Talon Gold Alaska, Inc.	661818	SP-12	15-Nov-2007	SO20N24W2NW
Talon Gold Alaska, Inc.	661819	SP-13	15-Nov-2007	SO20N24W2NE
Talon Gold Alaska, Inc.	661820	SP-14	15-Nov-2007	SO20N24W3SE
Talon Gold Alaska, Inc.	661821	SP-15	15-Nov-2007	SO20N24W2SW
Talon Gold Alaska, Inc.	661822	SP-16	15-Nov-2007	SO20N24W2SE
Talon Gold Alaska, Inc.	661823	SP-17	15-Nov-2007	SO20N24W10NW
Talon Gold Alaska, Inc.	661824	SP-18	15-Nov-2007	SO20N24W10NE
Talon Gold Alaska, Inc.	661825	SP-19	15-Nov-2007	SO20N24W11NW
Talon Gold Alaska, Inc.	661826	SP-20	15-Nov-2007	SO20N24W11NE
Talon Gold Alaska, Inc.	661827	SP-21	15-Nov-2007	SO20N24W9SE
Talon Gold Alaska, Inc.	661828	SP-22	15-Nov-2007	SO20N24W10SW
Talon Gold Alaska, Inc.	661829	SP-23	15-Nov-2007	SO20N24W10SE
Talon Gold Alaska, Inc.	661830	SP-24	15-Nov-2007	SO20N24W11SW
Talon Gold Alaska, Inc.	661831	SP-25	15-Nov-2007	SO20N24W11SE
Talon Gold Alaska, Inc.	661832	SP-26	15-Nov-2007	SO20N24W12SW
Talon Gold Alaska, Inc.	661833	SP-27	15-Nov-2007	SO20N24W16NW
Talon Gold Alaska, Inc.	661834	SP-28	15-Nov-2007	SO20N24W16NE
Talon Gold Alaska, Inc.	661835	SP-29	15-Nov-2007	SO20N24W15NW
Talon Gold Alaska, Inc.	661836	SP-30	15-Nov-2007	SO20N24W15NE
Talon Gold Alaska, Inc.	661837	SP-31	15-Nov-2007	SO20N24W14NW
Talon Gold Alaska, Inc.	661838	SP-32	15-Nov-2007	SO20N24W14NE
Talon Gold Alaska, Inc.	661839	SP-33	15-Nov-2007	SO20N24W13NW
Talon Gold Alaska, Inc.	661840	SP-34	15-Nov-2007	SO20N24W13NE
Talon Gold Alaska, Inc.	661841	SP-35	15-Nov-2007	S020N23W18NW
Talon Gold Alaska, Inc.	661842	SP-36	15-Nov-2007	SO20N23W18NE
Talon Gold Alaska, Inc.	661843	SP-37	15-Nov-2007	SO20N24W17SE
Talon Gold Alaska, Inc.	661844	SP-38	15-Nov-2007	SO20N24W16SW
Talon Gold Alaska, Inc.	661845	SP-39	15-Nov-2007	SO20N24W16SE
Talon Gold Alaska, Inc.	661846	SP-40	15-Nov-2007	SO20N23W18SW
Talon Gold Alaska, Inc.	661847	SP-41	15-Nov-2007	SO20N23W18SE
Note:
Meridian Township Range and Section (MTRS) Location system is the Federal land location system. Example F006S013E12 is a section of land located in the Fairbanks Meridian, Township 6 South, Range 13 East, Section 12.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 54

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
APPENDIX 2: LIST OF DRILL HOLES PROVIDED FOR RESOURCE ESTIMATION
(Those used in Estimate are highlighted)

HOLE	EASTING	NORTHING	ELEVATION	LENGTH
TR-05-01	462710.30	6848803.50	1337.70	90.83
TR-05-02	462710.30	6848803.50	1337.70	50.60
TR-05-03	462760.10	6848712.00	1386.10	52.73
TR-05-04	462630.90	6848740.60	1285.60	144.48
TR-05-05	462726.10	6849611.40	1364.00	94.79
TR-05-06	462726.10	6849611.40	1364.00	101.50
TR-05-07	462900.20	6850188.40	1083.90	204.06
TR-05-08	462900.20	6850188.40	1083.90	200.86
TR-05-09	462900.20	6850188.40	1083.90	152.40
TR-05-10	462900.20	6850188.40	1083.90	140.82
TR-05-11	462630.90	6848740.60	1285.60	128.02
TR-05-12	462630.90	6848740.60	1285.60	199.34
TR-06-13	462576.50	6848935.10	1253.30	15.85
TR-06-14	462576.50	6848935.10	1253.30	17.68
TR-06-15	462959.00	6849443.00	1533.80	99.67
TR-06-16	462576.50	6848935.10	1253.30	360.43
TR-06-17	462576.50	6848935.10	1253.30	283.16
TR-07-18	462576.50	6848935.10	1253.30	312.12
TR-07-19	462629.20	6848651.60	1299.20	187.30
TR-07-20	462576.50	6848935.10	1253.30	345.64
TR-07-21	462629.20	6848651.60	1299.20	246.43
TR-07-22	462576.50	6848935.10	1253.30	184.10
TR-07-23	462576.50	6848935.10	1253.30	200.41
TR-07-24	462556.90	6848671.40	1263.40	250.85
TR-07-25	462630.90	6848740.60	1285.60	194.77
TR-07-26	462645.90	6848914.20	1293.20	98.76
TR-07-27	462645.90	6848914.20	1293.20	131.37
TR-07-28	462645.90	6848914.20	1293.20	146.30
TR-07-29	464327.00	6845730.00	1829.00	176.94
TR-07-30	464327.00	6845730.00	1829.00	185.93
TR-07-31	462630.90	6848740.60	1285.60	179.22
TR-07-32	464327.00	6845730.00	1829.00	33.83

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 55

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010
APPENDIX 3 SEMIVARIOGRAMS

CO = .300
C1 = .500
A = 60.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AG - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 56

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .300
C1 = .500
A = 60.0
Number of Pairs
10
4
7
10
4
4
14
2
1
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AG - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 57

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .200
C1 = .300
A = 40.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AU - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 58

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .200
C1 = .300
A = 80.0
Number of Pairs
10 4 7 10 4 4 14 2 8 1
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0 50.0 100.0 150.0 200.0 250.0
LAG h (metres)

BEN VEIN AU - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 59

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .180
C1 = .620
C2 = .400
A1 = 30.0
A2 = 40.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG – AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 60

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .180
C1 = .620
C2 = .400
A1 = 30.0
A2 = 60.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 61

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .180

C1 = .620

C2 = .400

A1 = 20.0

A2 = 24.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG - AZ 81 DIP -20

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 62

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .200
C1 = .600
C2 = .420
A1 = 30.0
A2 = 50.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 63

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0	=	.200
C1	=	.600
C2	=	.420
A1	=	30.0
A2	=	54.0

Number of Pairs
1176 3602 3687 3880 3718 5469 7909 10069 11900 12638 11161 9169 6281 5821 4523 4058 4083 3556 3276 3209 2815 2314 1870 1789 1615 1399
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 64

Summary Report On The Terra Gold Project, McGrath District, Alaska	June 15, 2010

C0 = .200
C1 = .600
C2 = .420
A1 = 20.0
A2 = 26.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 81 DIP -20

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd. 65

GARY H. GIROUX, P.ENG, MASC
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4 th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Gary H. Giroux, P.Eng. (B.C.), MASc., of 982 Broadview Drive, North Vancouver, British Columbia, Canada V7H 2G1, have prepared, and am the author of, section 17 of the report entitled “Summary Report on the Terra Gold Project, McGrath District, Alaska” dated June 15, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Gary H. Giroux”, and to the use of the name of “Giroux Consultants Ltd.”, a private geological consulting firm, of which I am a Principal, in the Circular and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Circular and that the Circular fairly and accurately represents the information contained in the Report.

Dated this 15th day of July, 2010

(signed) G H Giroux	[Sealed]
Gary H. Giroux, P.Eng., MASc.

PAUL D. KLIPFEL Ph.D, CPG
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 — 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4 th Floor, 300 — 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 — 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Paul D. Klipfel, Ph.D, CPG (AIPG) #10821, of 4889 Sierra Pine Drive, Reno, Nevada, U.S.A. 89519, have prepared, and am the author of, all sections and/or parts of the report entitled “Summary Report on the Terra Gold Project, McGrath District, Alaska” dated June 15, 2010 (the “Report”), other than section 17 thereof.
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Paul D. Klipfel”, and to the use of the name of “Mineral Resource Services Inc.”, a private geological consulting firm, of which I am the President, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 15th day of July, 2010

(signed) Paul Klipfel
Paul D. Klipfel, Ph.D, CPG (AIPG) #10821

SUMMARY REPORT
ON THE
NORTH BULLFROG PROJECT
AND RESOURCE AT MAYFLOWER,
BULLFROG MINING DISTRICT,
NYE COUNTY, NEVADA

PREPARED BY:

Roger C. Steininger Ph.D. CPG	Gary Giroux, M.Sc. P. Eng.
Steininger Consulting	Giroux Consulting Ltd.
3401 San Mateo Ave.	1215-675 W. Hastings St.
Reno, NV 89509-5091	Vancouver, B.C. V6B 1N2
775-742-6333	604-684-0899

For: International Tower Hill Mines Ltd.

June 30, 2010

Page

17.0 Mineral Resource and Mineral Reserve Estimates	37
17.1 Mayflower Resource Estimate Background	37
17.1.1 Data Base for Mayflower Resource Estimation	37
17.1.2 Geologic Model of the Mayflower Mineralized Zone	37
17.1.3 Data Analysis	40
17.1.4 Composites	41
17.1.5 Variography	42
17.1.6 Bulk Density	42
17.1.7 Block Model	43
17.1.8 Grade Interpolation	43
17.2 Classification	44
17.3 Mayflower Resource Estimate	47
18.0 Other Relevant Data and Information	49
19.0 Interpretation and Conclusions	49
20.0 Recommendations	50
21.0 References	52
22.0 Date and Signature Page	53
23.0 Certificates of Authors	54

Appendix 1-List of Drill Holes Used in Resource Estimate	56

Appendix 2-Semivariogram models	59

Appendix 3-Claim Descriptions	66

LIST OF FIGURES

Figure 1-Regional location maps of the NBP	7

Figure 2-Property map of the NBP showing key target/mineralization areas	10

Figure 3-Mayflower Ridge looking to the northwest	13

Figure 4-Generalized geologic map of the NBP	18

Figure 5-2008 ITH drilling at Mayflower	21

Figure 6-Geology Map of the Sierra Blanca and Savage Valley target areas	24

Figure 7-Cross section through Sierra Blanca area	25

Figure 8-Cross section through Jolly Jane area	27

Figure 9-Analytical results from duplicates submitted with the 2008 ITH drill samples from NBP	32

Figure 10-Analytical results from blanks submitted with 2008 ITH drill samples from NBP	33

Figure 11-Analytical results from several standards submitted with 2008 ITH drill samples from NBP	35

Page

Figure 12-Mayflower model viewed from the northwest at end of the David Adit Zone	38

Figure 13-Perspective view looking down on the Mayflower mineralization model	39

Figure 14-Isometric view looking NW of the Mayflower geologic solid	40

LIST OF TABLES

Table 1-Summary of lease obligations that are part of the NBP Joint Venture which were originally structured by RGC	11

Table 2-Summary of terms for the Mayflower/Greenspun Group lease	11

Table 3-Summary of companies that explored NBP	14

Table 4-Companies that drilled in the Mayflower area	20

Table 5-Intervals of poor recovery in 2008 ITH drilling in Mayflower area	30

Table 6-Bottle roll recovery estimates form Mayflower drill samples	36

Table 7-Bottle roll test results for drill core from Sierra Blanca	36

Table 8-Summary of assay statistics for mineralized solid and waste	40

Table 9-Summary of capped assay statistics for mineralized solid and waste	41

Table 10-Summary of 5m composite statistics for mineralized solid	41

Table 11-Summary of semivariogram parameters	42

Table 12-Summary of measured specific gravity determinations for Mayflower	42

Table 13-Summary of Kriging search parameters	44

Table 14-Mayflower indicated resource	47

Table 15-Mayflower inferred resource	48

Table 16-Proposed budget to support recommended exploration program at NBP	51

1.0 SUMMARY
International Tower Hill Mines Ltd. (“ITH”) controls the North Bullfrog Project (“NBP”) as a result of the purchase of the land position from Redstar Gold Corporation (“RGC”) in 2009. ITH and RGC had jointly explored the property between 2007 and 2009 under the North Bullfrog Property Joint Venture agreement (NBPJV). The project area covers approximately 4,557 acres of patented and unpatented mining claims in the Bullfrog Hills, about 15 km north of Beatty, Nevada. The Bullfrog mine is about 12 km south of the property where Barrick Gold Corp. (and predecessor companies) produced 2.4 million ounces of gold from a similar geological environment.
Gold was discovered in the Bullfrog district in 1904 resulting in an estimated production of about 112,000 ounces of gold and 869,000 ounces of silver through 1921. There was only minor activity in the district after that initial production period until the Bullfrog gold deposit was discovered in 1986. During the early 20th Century only limited mining occurred in the NBP area, principally at the Pioneer and Mayflower mines. Modern exploration at NBP started in 1974 and continued until 1996 during which time several companies mapped, sampled, and drilled several areas of gold mineralization. Declining precious metal prices in the late 20th Century resulted in reduced interest in the area. RGC started land acquisition and exploration at NBP in 2005, and in 2007 entered into the NBPJV with ITH. ITH purchased the property form RGC in August 2009 and continued the exploration program.
Gold mineralization in the NBP is primarily hosted in the middle Miocene Crater Flats Tuff. Gold mineralization is also hosted to a lesser extent in monolithic and heterolithic debris-flow deposits, as well as in felsic dikes and plugs. Two district-scale north striking normal faults are the dominant structural features in the Project area, but several smaller-scale faults between them are important controls for distribution of hydrothermal alteration and gold mineralization.
Two styles of precious metal epithermal mineralization are present at NBP: 1) potentially high-grade, structurally controlled fissure veins and associated stockwork zones, and 2) low-grade disseminated or replacement deposits within altered volcanic rocks. Historic drilling (pre-NI 43-101) outlines areas of important mineralization at NBP, the most significance of which appears to be in the Mayflower mine area. Drilling by the NBPJV was used to develop a resource estimate at Mayflower, to better understand precious metal mineralization at Air Track Hill, and as initial tests at Sierra Blanca, Pioneer, and Savage targets.
The basis for the resource estimate at Mayflower was a geologic model developed by ITH geologists using geology logs from the drill holes along with alteration and geochemical data. This was used to define the “Mayflower Zone” which was the limiting factor for gold distribution for the resource estimation. Ordinary Kriging was used to develop a block model, which at a 0.50 g/t cut-off consists of:

Indicated resource	2,020,000 tonnes at 0.88 g/t Au and 0.45 g/t Ag

Inferred resource	950,000 tonnes at 0.78 g/t and 0.36 g/t Ag

The total contained metal is about 57,086 ounces of gold and 29,160 ounces of silver (indicated), and 23,793 ounces of gold and 10,904 ounces of silver (inferred).
The data generated at NBP by NBPJV, and previous explorers, identified areas where additional vein and disseminated epithermal precious metal deposits are likely to occur. Many of these targets are expected to be similar in grade to the Mayflower deposit. However, given the similarity and proximity to the nearby Bullfrog mine, there is the potential for discovery of a multi-million ounce gold deposit at NBP.
A two part program is recommended to advance the exploration of the property, with a total budget of US$ 1,000,000. Areas of stratabound gold mineralization are known at Sierra Blanca and Jolly Jane that could represent significant gold deposits. A 36 reverse circulation (RC) drilling program is proposed in these two areas to initially define the extent, continuity, and grade of the gold mineralization. Significant gold targets have been defined at Savage Valley, Connection, and Arsenic Vein. Initial drilling is proposed at each area. The budget for this portion of the program is estimated at US$ 900,000. The numerous gold, trace element and hydrothermal alteration areas that have been previously drilled or are undrilled should be re-evaluated in light of the expanded knowledge of gold deposits in volcanic rocks. This should generate additional drill targets. The estimated budget for this part of the program is US$ 100,000.
2.0 INTRODUCTION
2.1 General Statement
NBP is in northwestern Nye County, Nevada in the northern Bullfrog Hills about 15 km north of Beatty (Figure 1). The Project is within the Walker Lane structural terrain about 12 km north of the Bullfrog mine where Barrick Gold Corp. (and several predecessor companies) produced about 2.4 million ounces of gold from 1989 through 1999. NBP contains numerous epithermal low-sulfidation volcanic rock hosted gold showings that had limited historic production.
ITH, through its whole owned subsidiary, Talon Gold Nevada Inc., controls the property through a number of options with various land owners (Figure 2). RGC assembled 213 unpatented lode claims and 33 patented claims through six option agreements which were part of the original joint venture agreement with ITH (NBPJV). ITH leased an additional 11 patented claims in the Mayflower area, which became subject to the NBPJV agreement. ITH was earning into the NBPJV when in August 2009 they negotiated an agreement to purchase RGC’s interest in the property.

Figure 1. Regional location maps of the NBP; Nevada map shows productive gold deposits in black and location of enlarged area with false-color remote-sensing image backdrop.
2.2 Terms of Reference
ITH requested that this Technical Report be prepared in support of a resource estimate that was developed and included herein for Mayflower area of the property, as well as updating material changes in the Project ownership, land position, metallurgical data, and recommendations for the next phase of exploration on the property. This report also outlines the geology, exploration history, and potential of the property outside of the Mayflower resource area. Dr. Roger C. Steininger and Mr. Gary Giroux were commissioned by ITH to prepare this document.
The principal author, Roger C. Steininger, Ph.D., CPG, as an independent Qualified Person, visited the property several times during the last 20 years, most recently March 28-29, 2008 during ITH’s recent drilling program, and again on June 3-4, 2010. Dr. Steininger did not collect independent samples from the property but did inspect the geology of most of ITH’s holdings, and in 2008 observed drilling and sampling practices. Dr. Steininger does not own any interest in any of the properties or companies involved in the property and does not have, or expect to have, an ongoing relationship with any of the subject companies or individuals. Therefore, Dr. Steininger is not an insider and is independent of all parties that are subject to the property.

The second author, Mr. Gary Giroux, PEng., as an independent Qualified Person, is responsible for the resource estimate presented in this document and summarized in the resource section (Section 17). Mr. Giroux does not own any interest in any of the properties or companies involved in the property and does not have, or expect to have, an ongoing relationship with any of the subject companies or individuals. Therefore, Mr. Giroux is not an insider and is independent of all parties that are subject to the property.
2.3 Source of Information
Information used in this report was obtained from ITH and RGC. The database consists of original materials from ITH and RGC; also both companies were able to collect copies of original data and reports from companies that previously explored the property. There is a significant volume of information on the property, and adjacent properties, in the public domain that was used in the preparation of this report. Except where specifically referenced in this document, the material used to develop this report was derived from various unpublished company documents that are far too numerous to reference individually.
3.0 RELIANCE ON OTHER EXPERTS
The principal author has not conducted independent exploration activities on the property. The information presented in this document is a summary of findings by others that is found in various company reports that outline exploration activities and results on the property. ITH and RGC collected data from previous explorers extending back to the early 1970s, although this database, for obvious reasons, contains numerous gaps and omissions. Additionally, there is abundant information on the region’s geology and mineralization in the public domain that extends to the start of the 20th Century. All of these data were made available to the principal author. While the principal author assumes that this information was accurate at the time of collection, except for the ITH and RGC data, there is no direct way of determining its validity. Most of the data collected within the last 40 years was done under the umbrella of larger mining companies and to industry standard at the time, therefore it is assumed to be reasonably reliable.
ITH supplied Mr. Giroux a database that contained the drill hole information and assays for the Mayflower area. As discussed in Sections 13, 14, and 17, the ITH/NBPJV data is considered reliable. Data collected by previous operators is subject to an unknown quality control program and was used with advisement.
The principal author was informed by ITH that there are no impending legal or environment issues, or litigation that would impede exploration of the property. A title search to determine the status of the patented and unpatented mining claims was beyond the scope of this report. The principal author was assured by ITH that all mining claims are in good standing with the appropriate fees and taxes having been paid through the date of this report. The principal author is relying on ITH’s opinion in these matters.

4.0 PROPERTY DESCRIPTION AND LOCATION
4.1 Area and Location
ITH’s NBP is located in the Bullfrog Hills of northwestern Nye County, Nevada (Figure 2). ITH’s property covers about 4,521 acres of patented and unpatented mining claims in Sections 25, 26, 27, 34, 35, and 36 of T10S, R46E; sections 1, 2, 11, 12, 13, and 14 of T11S, R46E; section 31 of T10S, R47E; and section 6, T11S, R47E, MDBM. A complete list of claims covered by the NBP is given in Appendix 3. ITH has several agreements in place that give it control of these claims which are summarized below.

Figure 2. Property map of the NBP showing the key target/mineralized areas; 20-foot contour lines.
4.2 Redstar Option/Joint Venture/ITH Purchase of Land
RGC originally staked 213 unpatented lode mining claims and optioned 33 patented mining claims from six private parties. This is the land package that IHT optioned from RGC, forming the NBPJV, and eventually purchased by paying RGC CAD $250,000 and issuing 200,000 IHT common shares (New Release, August 4, 2009). Table 1 summarizes the obligations of the six leases which are part of ITH’s responsibilities on the property.

Table 1-Summary of lease obligations that are part of the RGC Purchase (all funds USD)

			Next	Property
Party	Area	Claims/Acres	payment	Taxes	NSR	Signing date
Gregory	North Pioneer	1/8.19	$3,000	$46.68	2%	6/16/2006
Hall	Savage	3/45.67	$7,200	$80.05	2%	5/22/2006
Kolo Corp	Jolly Jane	2/41.32	$3,000	$43.36	3%	5/8/2006
Milliken	Pioneer	3/24.53	$4,500	$80.05	2%	5/8/2006
Pritchard	Pioneer	12/203.01	$20,000	$230.18	4%	5/16/2006
Lunar	Connection	12/213	$10,800	$207.31	4%	10/27/2008
Total		21/322.72	$48,500	$687.63
4.3 Mayflower Property
ITH, through its Talon Gold Nevada Inc. subsidiary, entered into a mining lease with option to purchase with the Greenspun Group for 183 acres of patented mining claims that cover much of the Mayflower prospect. The Mayflower lease requires ITH to make payments and complete work programs as outlined in Table 2. During the term of the lease any production from the property is subject to a sliding scale royalty, also outlined in Table 2. ITH has the right to purchase a 100% interest in the property for US$ 7.5 million plus an 0.5% NSR (if gold is less than US$ 500) or 1.0% (if gold is above US$ 500) at any time during the term of the lease (subject to escalation for inflation if the option is exercised after the 10th year of the lease). The Mayflower claims occur within the NBPJV area of interest; therefore they became subject to the ITH/RGC option/joint venture agreement. The annual property taxes to be paid by ITH for the Mayflower lease are $213.50.
Table 2-Summary of Terms for the Mayflower/Greenspun Group Lease
Term: Five years beginning December 1, 2007
Five additional years with an additional five year period, plus an additional 3 year period or so long thereafter as commercial production continues
Lease Payments: Due on each anniversary date of the lease
On regulatory acceptance — US$ 5,000 and 25,000 ITH shares
Each of first — fourth anniversaries, US$ 5,000 and 25,000 ITH shares
Each of fifth — ninth anniversaries, US$ 10,000 and 50,000 ITH shares

Work Commitments: Excess expenditures in any year can be carried forward, or if under spent the unspent portion paid to Greenspun Group
Years 1-3 US$ 100,000 each year the lease is in effect
Years 4-6 US$ 200,000 each year the lease is in effect
Years 7-10 US$ 300,000 each year the lease is in effect
Retained Royalty: Production sliding scale net smelter return based on price of gold each quarter
2% if gold is less than US$ 300 per ounce
3% if gold is between US$ 300 and US$ 500 per ounce
4% if gold is more than US$ 500 per ounce
Advance Minimum Royalty Payments (if not in commercial production by the tenth anniversary, in order to extend lease for an additional three years)
Years 11-13 US$ 100,000 each year the lease is in effect and commercial production has not been achieved
Purchase Option:
During first 10 years property can be purchased for US$ 7.5 million plus an 0.5% NSR (if gold is less than US$ 500) or 1.0% (if gold is above US$ 500)
After the tenth anniversary the US$ 7.5 million purchase price escalates by the Consumer Price Index, using the CPI immediately prior to the tenth anniversary as a base
4.4 Other Property Considerations
All of the unpatented claims are on U.S. public land administered by the Bureau of Land Management (“BLM”) and therefore a subject to exploration and development permits as required by the several current regulations. The unpatented claims require payment of yearly maintenance fees to the BLM, State of Nevada, and Nye County (filing fees) of US$29,820.00, US$18,105.00, and US$2,240.50, respectively (for 2010). Annual property taxes to be paid by ITH for the original six RGC leases are tabulated in Table 1.
Current exploration activities are covered by a Bureau of Land Management (BLM) Plan of Operations (NVN-83002) allowing for 6.43 acres of disturbance. Two Plans of Operation with the Nevada Department of Environmental Protection (NDEP#0280 and 0290) are in place that allow for exploration activities on private and public lands, respectively. Reclamation bonds are in place to cover activities on these claims and amount to USD$29,627.00 with the BLM and USD$29,473.00 with the NDEP. Additional permits and bonding will be required for the expanded exploration program outlined in the Recommendation Section of this report.

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY
NBP is in Western Nevada’s high desert which receives about 15 cm of precipitation per year, mostly as modest snow fall in the winter and thunderstorms in the summer. The average daily temperature varies from a low of 40.80 in January to a high of 80.80 in July. The hills at the property are covered with low brush, dominated by sagebrush. The project is in the Basin and Range province but on site the topographic relief is only a few hundred feet. Most of the property is characterized by low hills separated by modest width valleys (Figure 3).
Beatty, Nevada is the closest town to the property with a population of about 1,100 and contains most basic services. The nearest major supply point that would support a major mining related activity is Las Vegas, Nevada about 160 km to the southeast. Access around the property is by a series of reasonably good gravel roads that extend to most of the important exploration areas. There are several accessible mine workings that produce good exposures of the geology throughout the district.
Figure 3-Mayflower Ridge looking to the northwest

6.0 HISTORY
The NBP is in the Bullfrog mining district. Gold was discovered at what was to become the Original Bullfrog mine by Frank “Shorty” Harris and Ernest Cross on August 9, 1904 (Elliott, 1966). Two periods of mining activity account for the majority of production from the district. Lincoln (1923) reported 111,805 ounces of gold and 868,749 ounces of silver were produced between 1905 and 1921, after which there was little production until the 1980s. In early 1982 geologists from St. Joe America became interested in the district. They conducted extensive exploration in the area of the Montgomery-Shoshone and Senator Stewart mines, resulting in the discovery of the Bullfrog deposit in mid-1986. Several company acquisitions resulted in Barrick Gold Corporation being the final owner of the mine. Production from the deposit from 1989 through 1994 resulted in the production of about 2.4 million ounces of gold, and a similar amount of silver (Eng, et al, 1996).
The early history of the NBP property is comingled with the greater Bullfrog mining district. The Pioneer and Mayflower were the principal mines in the northern part of the district. The Pioneer mine was most active between 1909 and 1926 with about 15,000 feet of underground workings, all being developed within 300 feet of the surface. There are no accurate production figures, but limited records suggest that head grades were about one quarter ounce of gold per ton. The Mayflower mine was probably active during the same time, but again there are no reliable production records. Underground development at Sierra Blanca, Jolly Jane, Savage, and Yellowjacket also attest to historic mining and production, probably during the same period.
Modern exploration started in the early 1970s and, as outlined in Table 3, consisted of a number of companies with focuses on different parts of the property. These programs consisted of a variety of activities including surface mapping and sampling, underground mapping and sampling, and drilling.
Table 3-Summary of companies that explored NBP

COMPANY	YEARS OF ACTIVITY	PRINCIPAL TARGET
Cordex	1974-1982	Connection, Pioneer
US Borax	1982	Mayflower
Gexa/Galli	1984-1991	Pioneer, Connection
CR Exploration	1984-1985	Mayflower
Western States	1987	West Mayflower
Sunshine/Bond Gold JV	1988-1994	Sierra Blanca, Yellowjacket
Pathfinder	1991, 1992	Pioneer
Barrick	1995-1996	Jolly Jane, Sierra Blanca, Mayflower

Through the Barrick program approximately 249 rotary and reverse-circulation drill holes were drilled on the property (see Section 9 for detailed description of these programs).
With the downturn in gold price at the start of the 21th Century interest in the property was essentially nonexistent. In late 2005 RGC became interested in the North Bullfrog area and started staking claims and acquiring leases on patented mining claims. In March 2007 RGC granted ITH the right to earn an interest in the NBP and thereafter form the NBPJV. In December 2007 ITH completed a lease of the Mayflower property, which was included in the NBPJV. With the execution of the NBPJV option/joint venture agreement ITH has actively explored the property. On August 4, 2009 ITH purchased RGC’s interests in the property and continued the exploration program as sole owner/leasor.
7.0 GEOLOGICAL SETTING
7.1 Regional Geological Setting
The NBP is within the Walker Lane structural province and the southwestern Nevada volcanic field; approximately three kilometers west of the western structural margin of the middle Miocene Timber Mountain caldera complex. Many of the volcanic units exposed on the property originated from the caldera complex, some of which were locally reworked. The region is underlain by Paleozoic sedimentary rocks and older volcanic rocks which are the basement for the mid-Miocene tuffs and related rocks that are the hosts for most of the mineralization in the Bullfrog mining district. The region was subjected to extensional faulting related to the development of the Great Basin, which started about the time of major volcanism. Most of the major fault zones have northerly strikes with normal displacement to the east and west. Numerous cross faults are present between the principal northerly striking faults. Some of the faults are interpreted to have listric shapes, similar to the MP fault at the Bullfrog mine, and thus accommodate extension and likely sole into a district-scale detachment faults at depth.
The area is characterized by short low ranges, separated by narrow gravel filled valleys (Figure 3).
7.2 NBP Geology
The Northern Bullfrog Hills (NBH) are underlain by a complexly faulted and hydrothermally altered sequence of Miocene volcanic and sedimentary rocks ranging in age from ~14-10 Ma. The Miocene rocks are underlain by Late Precambrian to Cambrian sedimentary rocks that are exposed in two prominent erosional windows (Figure 4). The pre-Tertiary windows represent basement structural highs of significant relief upon which the Miocene section was deposited. The basement structural highs have played a role in the unique volcaniclastic and epiclastic Tertiary stratigraphy of the NBH. In contrast to the layer-cake volcanic stratigraphy of the Southern Bullfrog Hills (SBH), the NBH stratigraphy consists of extensive semi-tabular sequences of monolithic and heterolithic debris-flow breccias, as well as large intercalated slide blocks. These fragmental sequences are composed of both basement debris and volcanic debris from many of the same units that are preserved as tabular ash flow tuff sheets in the SBH. The implication is that the scarp-bounded basement highs created a unique depositional environment during and after deposition of each ash flow tuff sheet. The slide blocks and monolithic/heterolithic debris flow breccias are largely the result of the re-working of both pre-Tertiary and Miocene map units via gravity sliding, mass wasting and alluvial fan development around fault-bounded basement structural highs.

Both pre-Tertiary and Miocene rocks have been subjected to large-scale, W- to WNW-directed, syn-volcanic and syn-mineral extension between 16-9.4 Ma (faulting and east-tilting). Extension was accommodated by the Bullfrog Hills fault system (BHFS) — a complex group of kinematically-linked, predominantly NNE- to NNW-trending, moderately west -dipping, down-to-the-west normal faults. Three major splays of the BHFS cross the property including: the Donovan Mountain fault, the West Jolly Jane fault and the Road fault (Figure 4). The Road fault is considered the northern continuation of the Contact fault from the SBH. The Contact fault forms the bounding post-mineral structure on the north side of the Montgomery-Shoshone deposit, and also hosts sub-economic vein mineralization under Rhyolite Valley. The Pioneer shear is a poorly understood EW-trending structural zone that exhibits both down-to-the-north and down-to-the-south displacement, depending on location. The Pioneer shear is interpreted to be a strike-slip (left, right or both?) tear fault that accommodated lateral movement between major splays of the BHFS. Hydrothermal alteration and gold mineralization are commonly spatially associated with major splays of the BHFS throughout the Bullfrog Hills. In the NBH, there is substantial post-mineral movement on the major faults, resulting in the juxtaposition of relatively unaltered younger rocks (hanging walls) against variably altered and locally mineralized older rocks (footwalls). Despite their current appearance, the major faults are considered to be primary structural conduits that were active during gold mineralization.
A variety of aphanitic to porphyritic dikes, sills and irregular intrusive bodies ranging in composition from rhyolite to andesite are present in the NBH. Intensely altered rhyolite and dacite bodies are spatially associated with and locally host gold mineralization in the Sierra Blanca and Jolly Jane areas. In these target areas, larger intrusive bodies are commonly altered and mineralized only near wall rock contacts; and typically less altered and unmineralized in the interior portions. Smaller dikes and sills are often difficult to recognize as they can be intensely altered and mineralized. Classic low sulfidation quartz-adularia-sericite-type alteration is widespread in the NBH, and is typically associated with gold mineralization throughout the greater Bullfrog district. Alteration assemblages with increasing proximity to gold mineralization generally include: propylitic, sericite (illite)+silica-adularia-pyrite, silica-adularia+sericite-pyrite, and intense silica-adularia+pyrite. Variable overlapping mixtures of these assemblages are common in the NBH, suggesting long-lived, episodic hydrothermal activity; as well as juxtaposition by syn- and post-mineral faulting. A younger unmineralized assemblage of opalite-kaolinite alteration affects debris flow breccias along the Road fault on the eastern side of the property.

Two general types of low-sulfidation gold mineralization are recognized on the property: 1) potentially high-grade, fault-controlled fissure veins and vein breccias (Mayflower, Arsenic, Yellowjacket, Liberator, Liberty, and other unnamed occurrences); and 2) low-grade, disseminated or breccia-hosted replacement deposits (Sierra Blanca, Jolly Jane, etc). Fissure veins are generally poorly developed in the NBH relative to the SBH, which may be a function of the overall deeper level of erosion in the NBH. Low-grade disseminated mineralization is the more common style in the NBH. Low grade mineralization is most commonly associated with strong silica-adularia-pyrite alteration, and less commonly associated with sericite-dominated assemblages. The Yellowjacket, East Savage and Mayflower vein occurrences have yielded adularia age dates of 11.3, 11.0 and 10.0 Ma respectively. Hydrothermal activity in the NBH is associated with episodic caldera magmatism of the Southwest Nevada Volcanic Field, centered 15-20 kilometers to the east; and accompanied by ongoing regional-scale pre-, syn-, and post-mineral extensional tectonism.

Figure 4. Generalized geologic map of the NBP with target areas and property as in Figure 2.
(see Figure 7 for section A-A’)

8.0 DEPOSIT TYPES
Gold mineralization in the district is best characterized as low-sulfidation epithermal with the precious metals occurring as disseminations in favorable lithologies and in quartz-carbonate-adularia veins within fault zones. Mineralization is commonly associated with silicification and adularia alteration either in veins and fault fillings, or pervasive replacement of volcanic and volcaniclastic units. Weakly anomalous gold may occur in the surrounding argillic alteration zones.
Mineralization at NBP is typical of other low-sulfidation type gold systems in, and around, the Walker Lane trend such as; Round Mountain, Rawhide, Aurora, Bodie, and Comstock. These deposits commonly contain higher grade gold in vein mineralization surrounded by zones of lower grade disseminated mineralization.
9.0 MINERALIZATION
9.1 General Statement
Two styles of mineralization are common in the district; 1) locally high-grade structurally controlled epithermal quart-calcite veins; and 2) low-grade stratabound quartz-adularia replacement deposits. The former has characteristics similar to the nearby Bullfrog mine and the latter the Round Mountain gold deposit in Nye County, Nevada. Gold and minor silver mineralization has an affinity for silicification/adularia, either in veins and stockworks, or as disseminations within silicified/adularia altered zones that replace favorable lithologic units. There is also some low-grade precious metal mineralization in argillic zones surrounding silicification/adularia. The vast majority of the gold mineralization is hosted by the Crater Flat Tuff, as well as monolithic and heterolithic debris-flows sequences. Fissure veins and associated stockwork zones are also hosted within these lithologies. Numerous hypabyssal dacite to rhyolitic dikes and plugs are variably altered and locally mineralized. These intrusives may reflect poor permeability compared to surrounding ash flow and debris flows, or possibly that some intrusions were relatively late in the mineralization event.
Most of the disseminated style gold mineralization discovered to date is low-grade, with mineralized areas commonly having an average grade of <1 g/t Au. The disseminated zones in the Crater Flat Tuff are generally stratabound, conforming to the low to moderate angle dips of the tuff. At Mayflower the veins and stockwork zones locally exhibit high grades, but generally have grades similar to the disseminated zones. Veins are massive to weakly banded chalcedonic silica and quartz with variable amounts of carbonate and adularia. Stockworks zones have similar mineralogy except that the veins are narrower and less through-going. Carbonate commonly is dark-gray to brown manganiferous calcite that is locally bladed.
The style and mineralogy of the hydrothermal alteration in the NBP appears to be essentially identical to that associated with the productive veins at the Bullfrog mine and associated areas (Weiss, 1996).
ITH, as well as several previous exploration groups that operated in the district, have defined targets that generally correspond with the areas of historic mines or prospects (Figure 2). These will be discussed in detail and include Mayflower, Sierra Blanca, Jolly Jane, Savage/Savage Valley, Connection, Arsenic Vein, and Pioneer.

Most of these targets have been drilled to some extent, but in the pre-43-101 era, and little is known about quality control for sampling and assaying of the historic drill holes. Therefore, most of the drilling results are considered historic in nature and used here as indications of mineralization. ITH (NBPJV) drilled principally at Air Track Hill and Mayflower, with two holes each at Sierra Blanca, Pioneer, and Savage. The results of the NBPJV will be discussed in detail within this document.
9.2 Mayflower
Historically, the Mayflower mine was developed on a quartz-calcite vein and stockwork zone along a steeply southwest dipping northwest striking fault zone in silicified-adularia altered debris flow. The zone is traceable for at least 900 meters along strike and is covered by post-mineralization volcanic rocks to the southeast and possibly off-set by faulting to the northwest. Mineralization has been traced down-dip by drilling at least 275 meters. The zone is characterized by wall rock silicification that surrounds a steeply southwesterly dipping zone of braided veins and stockworks. Several high-grade gold areas have been detected surrounded by lower grade mineralization.
Mineralization is controlled by a complex structural zone without a clear-cut central vein, or veins, but is characterized as a series of anastamosing and/or en echelon veins. As evidenced in the geochemistry of the zone, there is a clear correlation between higher gold grades and arsenic, both of which are associated with potassium feldspar (adularia) replacement of the host lithology (Myers, 2008). Overall the zone appears to narrow with depth and has a steeper more planar hangingwall than footwall.
The initial development of the deposit was in the early 20th Century when an inclined shaft was opened and production came from four levels. The David adit was also driven to explore the northwest extension of the system. The David adit was mapped and sampled by ITH and supplies good exposures of the mineralized zone. The Mayflower prospect was the focus of exploration and drilling by numerous companies during the modern era, starting in 1984 (Table 4). Drilling results have been collected for most of the drill holes, original assay certificates are available for the Barrick drilling and that data was used in the resource estimated presented in Section 17.
Table 4-Companies that drilled in the Mayflower area

Company	Year in which drilling occurred
U.S. Borax	1982
CR Exploration	1984-1985
Western States	1987
Bond/Sunshine JV	1989 1 hole-180 meters
Sunshine	1991 1 hole-220 meters
Barrick	1995-1996 26 reverse circulation holes-avg. 150 m
International Towner Hill Mines	2008 24 reverse circulation holes-6000 meters

Figure 5-2008 ITH drilling at Mayflower
Hunter (2008) presents a summary of the mineralization from the 2008 ITH drilling, which consisted of 24 reverse circulation holes totaling 5,953.05 meters (Figure 5), as follows:
“The mineralization in the Mayflower Mine area is controlled by northwest striking, variably southwest dipping anastamosing structures. Pervasive silicification occurs as an envelope around the structures, predominantly but not exclusively on the hangingwall side. The silicification occurs within the Trt2 and all units of the Tdf but appears to favor the finer sedimentary layers (Tdfs). Strong pervasive silicification generally occurs over a width of about 50 meters around the Mayflower structure. An outer shell of selective silicification extends in the order of 50 meters beyond the pervasive silicification. Drilling has confirmed the existence of silicification over a strike length of 700 meters. The down dip potential has not been defined by drilling.
The paragenetic sequence for the Mayflower mineralization appears to be;
Silica flooding containing low level gold (< 1 ppm) emplaced along NW striking, SW dipping anastamosing structures developing a silicified envelope around these structures. Later movement on the structures broke the silicified rock and high-grade gold bearing quartz veining was locally emplaced (Mayflower shaft area). Additional gold mineralization likely occurs on dry or clay filled fractures as found at the Pioneer Mine, a mile to the north of the Mayflower Mine.

Late stage black manganese calcite occurs as veins and fracture fillings along the mineralized structures. This calcite is not known to be mineralized but because of the intimate spatial relationship with the mineralized structure it is thought to be a late stage of the waning hydrothermal system.”
As revealed in the David adit, there is an alteration and mineralization sequence that indicates at least two periods of alteration and mineralization. An early potassic feldspar low-grade gold event was followed by fracturing and the development of high-grade gold mineralization along a central zone. The zonation pattern that developed is a central higher grade gold-quartz zone that is surrounded by lower-grade gold with potassic feldspar alteration and strongly anomalous arsenic. Outward for this core is an illite rich zone with peripheral propylitic alteration.
9.3 Sierra Blanca
The greater Sierra Blanca target area includes Air Track Hill, North Sierra Blanca and the Yellowjacket vein corridor; and essentially merges with northern portion of the Savage Valley target area (Figures 4 and 6). The Sierra Blanca area is predominantly underlain by ubiquitously altered and variably mineralized Crater Flat Tuff. The tuff has been intruded by numerous irregular, finely porphyritic dacite bodies. Aphanitic to spherulitic rhyolite also intrudes the tuff at depth under Sierra Blanca and Air Track Hill. The main mineralized structures are NNE-trending, moderate to steeply west-dipping faults and fracture zones (silicified/adularized ribs). Individually, these structures appear to have rather limited displacement, but generally mimic the major BHFS structures (Donovan Mountain and West Jolly Jane faults). Moderate- to high-angle structures of other orientations including NNW-, NW-, EW- and ENE-trending also appear to play a role as fluid conduits to low grade gold mineralization, particularly in the vicinity of intersections with the NNE-trending structures.
To date, over 40 holes have been drilled in the greater Sierra Blanca area. Many holes have tested the dominant NNE-trending structures for bonanza-grade fissure veins with little success. However, several holes have intersected significant intervals of low grade mineralization, mostly associated with intense silica-adularia-pyrite alteration. Cross section analysis indicates a 20-40 degree east-dipping, semi-stratabound zone of silica-adularia-pyrite alteration within the middle portion of the Crater Flat Tuff (Figure 6). Variably brecciated tuff is the dominant host rock, but dacite dikes and sills also host mineralization within or adjacent to the stratabound zone. Alteration and mineralization in the dacite is best developed within smaller dikes and sills, or near the margins of larger bodies. Better gold values typically occur at contacts between dacite and tuff, although such contacts are often difficult to locate exactly due to the alteration overprint. The complex relationships between the tuff and dacite are due to both irregular intrusive and faulted intrusive contacts.

The Yellowjacket vein corridor forms the eastern side of the Sierra Blanca target area and projects southward into Savage Valley (Figure 6). The Yellowjacket vein corridor is defined by the NS- to NNW-trending Yellowjacket, Liberator, and Liberty vein structures. The Liberty and Yellowjacket structures are inferred to merge with the Savage fault zone under Savage Valley. The nearest outcrop to the area of projected merger is relatively unaltered dacite. The Savage fault zone is interpreted to trend off to the northeast from Savage Valley, where it eventually merges with the West Jolly Jane fault (Figure 6). Vein material from dumps on the Yellowjacket and Liberator shafts has yielded gold values of 12 ppm and 1 ppm respectively. Proposed holes along the Yellowjacket vein corridor will test the vein structures where they are projected to cut the middle portion of the Crater Flat Tuff (see Figure 7).
Historically, there are twelve widely spaced drill holes that have intercepts that range in total thickness from 62-380 ft., averaging between 0.315-0.620 g/t Au (minimum 20 ft. intercept, 0.2 g/t cutoff). The average thickness of these intercepts is 179 ft., with a weighted average grade of 0.352 g/t. The proposed drilling at Sierra Blanca will test the continuity of stratabound zone in accessible areas within and adjacent to the areas of previous drilling. The drill plan will minimize disturbance in order to stay within the bonded BLM acreage, and achieve ~400-600 ft. hole spacing.

Figure 6. Geology map of the Sierra Blanca and Savage Valley target areas.
There is potential to extend the Sierra Blanca mineralization; primarily to the north under North Sierra Blanca, to the northeast into the Yellowjacket corridor, and also eastward into the Savage Valley target area (see below). At present, the continuity of the Sierra Blanca mineralization is somewhat tenuous due to a combination of wide drill hole spacing, variability of mineralization within the stratabound silica-adularia zone, and post-mineral faulting. Much of Air Track Hill mineralization was excluded from consideration as extension of the Sierra Blanca mineralization due to the apparent lack of continuity in cross section. The inferred west-dipping Air Track Hill fault is difficult to recognize in drill holes because it has apparently been intruded-out by dacite. Dacite and rhyolite intrusions appear to be syn- and very late-mineral, having intruded into structures that were active and open during the time of mineralization. Subsequent post-mineral faulting along many of the same structures has further juxtaposed mineralization.

Preliminary 72 hour cyanide bottle roll leach tests on low-grade (0.31 to 0.89 g/t) samples from one hole (NB07-1) yielded the following encouraging results: three oxidized samples yielded recoveries ranging from 71-92%; four mixed oxide/sulfide samples yielded recoveries ranging from 82-91%; and four sulfide samples yielded recoveries ranging from 4-46% (Kappes, Cassiday, 2010). Preliminary bottle roll tests at Mayflower have yielded similar recovery results (63-91%), indicating the potential for an open pit/heap- leach mining scenario to exploit the low grade resources in the NBH. Additional metallurgical work should be conducted in conjunction with the 2010 drilling.
Figure 7-Cross section through Sierra Blanca area.

9.4 Connection
The Connection target area is underlain by gently east-dipping monolithic and heterolithic debris flow breccias adjacent to the Road fault (see Figure 4). The monolithic debris flows are composed of slide blocks and breccias of Ranier Mesa Tuff, Wood Canyon Formation, and Carrara Formation. The heterolithic debris flows consist of unconsolidated boulder fanglomerates containing a mixture of Tertiary and Paleozoic clast lithologies. The target area hosts a small mineralized area drilled and reported by Cordex in the early 1980’s. Mineralization appears to be mostly confined to a slide block of Carrara limestone. The limestone block lies stratigraphically above a relatively unaltered breccia body of Ranier Mesa Tuff and below unconsolidated heterolithic debris flows. The mineralized block exhibits silicification, decalcification, and abundant earthy hematite. The alteration and stratigraphic relationships suggest that the limestone block was mineralized elsewhere and transported via gravity sliding to the current position. However, in cross section, the mineralization appears to be fed by one or more moderately west dipping structures that are sub-parallel to the Road fault. Andesite porphyry dikes are exposed at the surface along the Road fault and occur in at least one Cordex drill hole (P-23). This interpretation is somewhat consistent with the old Cordex cross sections, but Cordex never attempted to test such a west-dipping feeder scenario with angle holes. Depending on the thickness of the debris flow units, it is possible that the stratabound silica-adularia-pyrite zone in the Crater Flat Tuff may exist at a reasonable depth under the Connection area.
9.5 Pioneer
Mineralization appears to occur along intersecting northeast and northwest striking faults that contain silicification, adularia, argillization, and minor quartz veining. The fault zones also hosts argillized dacite dikes. Most of the surface and underground sampling demonstrates that the system is low-grade (<1 g/t Au) with a few scattered >1 g/t Au samples. Most of the higher grade gold samples came from the upper levels of the Pioneer mine with grades over a few meters of 1 to 14 g/t Au. During 2007 the NBPJV drilled a hole under this area to test the down-dip extension of the structure, but only encountered anomalous gold over 130 meters, with a maximum of 0.26 g/t Au in weakly silicified and argillized rock. A second hole was designed to test known higher grade mineralization. The hole encountered a total of 8 meters of about 2 g/t Au (including 17.6 g/t over 0.4 m) on either side of a 3.5 meter mine workings. This high-grade interval is in a clay altered fault zone without visible quartz veining.
9.6 Savage/Savage Valley
The Savage Valley target has the potential for both high-grade veins and low-grade disseminated mineralization along and adjacent to the Savage fault zone. The Savage fault zone remains entirely untested under thin alluvial cover down the axis of Savage Valley (Figure 4 and 6). Savage Valley is essentially a graben feature within the hanging wall of the West Jolly Jane fault. The structures along the west side of Savage Valley — whether steeply east- or west-dipping — appear to be predominantly down-to-the-east. The steeply west-dipping Savage fault zone is down-to-the-west. When combined, the Savage graben and the merging Yellowjacket vein corridor form a continuous structural zone that is over 7000 ft. long (projected north from the Pioneer Shear). The southern exposure of the Savage fault zone near the intersection with the Pioneer shear has yielded gold values up to 1.1 ppm from silicified basement rocks. The southern exposure was tested unsuccessfully for basement-hosted vein mineralization in 2007. However, significant potential remains along strike to the north under alluvial cover where the Crater Flat Tuff is preserved above the basement unconformity. The Crater Flat Tuff is ubiquitously altered and intruded by irregular dacite bodies on both sides of Savage Valley. A large rhyolite porphyry plug has intruded the hanging wall of the Savage fault zone north of the Pioneer shear (Trpi in Figures 4 and 6), providing an additional magmatic component to potential mineralization buried under Savage Valley.

9.7 Jolly Jane
Alteration and mineralization at the Jolly Jane target area is in a similar structural and stratigraphic setting as Sierra Blanca (see Figures 4 and 8). Mineralization at Jolly Jane is largely confined to a ~30 degree east-dipping, tabular, stratabound silica-adularia-pyrite zone. The stratabound zone occurs primarily within the lower portion of the Crater Flat Tuff, just above the basement unconformity with Carrara Formation limestone. Restoring post-mineral displacement on the West Jolly Jane, Savage, and other smaller faults would essentially connect Jolly Jane and Sierra Blanca as the same coeval alteration
Figure 8-Cross section through Jolly Jane.
Based on historic six drill holes spaced ~400 -500 ft. apart there is a zone of stratabound mineralization with intercepts that range in thickness from 55-360 ft., averaging between 0.299-0.461 g/t Au (minimum 20 ft. intercept, 0.2 g/t cutoff). The average thickness of these intercepts is 203 ft, with a weighted average grade of 0.341 g/t. In comparison to the Sierra Blanca mineralization, the Jolly Jane mineralization is thicker, exhibits better continuity, occurs closer to the surface, and is nearly completely oxidized.

9.9 Arsenic Vein
The Arsenic vein lies ~1500 ft. west of the Connection resource area (see Figure 4). The vein consists of a zone of high-level chalcedonic quartz and quartz-flooded breccia up to 50 ft wide, hosted within silicified monolithic debris flow breccias of Paintbrush Tuff. The vein zone strikes N5E, dips 70-80 degrees to the east, and persists along strike for ~800-900 ft. The vein zone has formed along one or more hanging wall splays of the Arsenic fault. The fault and vein geometry suggests that the Arsenic vein fluids ascended from the Road fault at depth. Pathfinder drilled a shallow hole (P92-3) which encountered 20’/160-180’/0.243 g/t Au at the south end of the vein zone on the Sunrise patent. This intercept has better gold grades than any of the surface rock sampling, indicating that the gold tenor is increasing with depth. The vein zone has yielded surface trace element values up to 503 ppm As, 33 ppm Sb, and 2.74 ppm Hg. The main portion of the vein remains untested at depth. 10.0
10.0 EXPLORATION
ITH has been actively exploring the NBP since it entered into the NBPJV in March 2007. RGC assembled much of the land position, consolidated all of the available data, and sampled extensive areas of the property. Since taking over project management ITH added the Mayflower claims, mapped selected surface and underground areas, and conducted additional sampling. ITH’s initial focus was on drilling the Air Track Hill and Mayflower targets. Since that drilling program emphasis has shifted to out targets on the property. All of the work by both companies was conducted by their employees and consultants, under the direct supervision of the respective company.
11.0 DRILLING
Between 1974 and 1996 approximately 249 rotary and reverse circulation holes totaling 33,775.5 meters were drilled on the property by several different companies. RGC was able to obtain assays and geological data for most of these holes. Recent drilling by the NBPJV on many of the same targets encountered similar gold grades and thicknesses as the historic holes suggesting that the earlier results are reliable. Additionally, much of the historic drilling was conducted by larger companies who mostly conducted sampling and assaying to industry standards at the time. Unfortunately, there is no quality control data available for these historic programs. Therefore, while it seems reasonable to put reliance on the older drill hole results they must be treated as historic and as guidelines to the location of mineralized areas.
The NBPJV drilled six core holes totaling 1305.14 meters in 2007 and 35 reverse circulation holes in 2008 totaling 8,422 meters. All of the core holes were drilled at an angle to intersect the mineralized structures at nearly right angles. Sample intervals in core varied with rock and alteration type, and represent nearly true thicknesses. Most of the 2008 holes drilled at Air Track Hill and all of the Mayflower holes were angled drilled to cross the mineralized zones at nearly right angles and produce near true thickness. Reverse circulation drilling above the water table was with a 5 1/2 inch hammer bit, and where water became a problem a 5 1/4 inch rock bit was used. Samples were collected at 5 foot intervals starting from the top of each hole.

12.0 SAMPLING METHOD AND APPROACH
In the 2007 NBPJV core drilling program HQ core was extracted using triple-tube barrels to insure the recovery in broken rock intervals. The entire core was oriented using an Ace accelerometer. Once the core was received recovery, RQD, and magnetic susceptibility measurements were made. An assessment was made of the quality of the orientation data and the core was marked accordingly. The core was then logged recording lithological, alteration, mineralization, and structural information including the orientation of faults, fault lineations, fractures, veins, and bedding. The entire length of the hole was sampled with sampling intervals based on the geological logging, separating different lithologies and styles of mineralization and alteration. Samples were marked and tagged in the core box before being photographed, after which the core was sawed in half with one half sent for assay and one half retained for future reference. Each sample interval was bagged separately and shipped to the lab for analysis.
During the 2008 reverse circulation drill program the cuttings were divided into two streams, one for sampling and excess which was discarded to the sump. Using a “Y” splitter the sample stream was divided into two parts, one reporting for assaying and the second reporting for QAQC and metallurgical studies. Samples were collected at five foot intervals and bagged at the drill. Each five foot sample was sealed at the drill and not opened until it reached the analytical lab. At each 20 foot rod addition the hole was blown clean to eliminate material that had fallen into the hole during the rod addition. One sample for each five foot interval was collected by the site geologist and moved to a secure sample collection area off of the property for shipment to the laboratory for assay. The corresponding duplicate sample was retained at the drill site as a reference sample if needed. If the duplicate samples were not used prior to the reclamation of the pad they were interred in the sump at the time of reclamation.
During drilling at Mayflower sample recovery was a problem in 11 of the NBPJV holes and was also a problem in some of the Barrick drill holes. Recovery problems occurred in the silicified zones and in, and around, the David adit. It appears that silicified rock is strongly fractured and contains voids so that sample is lost when drill chips move into the fractures rather than along the hole and into the interchange. Zones of poor recovery up to 60 meters were encountered in strongly fractured rock. Where old workings were encountered the down-hole intervals also had poor recovery.
Table 5 outlines the intervals in the several holes where poor sample recovery occurred. Several of the intervals were in mineralized ground and may impact the resource estimate (see Section 17 for a discussion and Section 20 for recommendations on how this situation can be handled). Of the 6375 samples that were shipped for analyses in 2008 about 8% contained weights that were more than 1.5 standard deviations below the mean and only 145 samples were more than two standard deviations lighter than the mean. Because most of the light samples are from unmineralized intervals this problem does not represent a major problem. However, future work should try to overcome this problem.

Table 5-Intervals of poor recovery in the 2008 ITH drilling in Mayflower area

Drill Hole Number	From (meters)	To (meters)	Comment
NB-08-08	109.73	114.30	Weak Au <0.25g/t around interval
NB-08-08	144.78	182.88	No mineralization in and around interval
NB-08-11	128.02	132.59	Mineralized zone at 1 g/t Au level
NB-08-16	79.25	134.11	Variable recovery, >1g/t Au samples normal weights
NB-08-18	83.82	91.44	Just above mineralized zone
NB-08-18	103.63	115.82	Just below mineralized zone
NB-08-18	178.31	195.07	Unmineralized zone
NB-08-40	80.77	88.39	Well mineralized interval
NB-08-40	123.4	143.26	Consistently poor recovery
NB-08-40	160.02	190.5	Unmineralized in and around interval
NB-08-41	88.39	120.4	Weak Au <0.25 g/t around interval
13.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY
There is no information available about how samples from the historic drilling were handled, processed, and analyzed.
In the 2007 NBPJV core program blank basalt rock and certified standard materials were each inserted at a ratio of 1:20 throughout the sample sequence. Samples for duplicate analysis were identified at a ratio of 1:20 and given sequential sample numbers at the end of the shipment. Once the samples were marked out the core was photographed and then sawed in half using a diamond saw. Half of the core was then sent for assay and half was kept for future reference. Prior to shipment the samples were weighed, photographed and then placed in bags that were sealed with a security tag. Each hole was sent to ALS-Chemex in Reno as a separate shipment with a chain of custody document to certify that the seals were intact when the shipment was received. In Reno the samples were weighed so that the shipped and received weights could be compared and then the samples were sent to the crusher. Duplicate samples were prepared by splitting the crushed sample in half and creating two numbered samples. All samples were assayed for gold using a 50 gram fire assay and multi-elements were analyzed using a four acid digest with ICP-MS analysis.
For the NBPJV RC drilling program in 2008 Hunter (2008) describes the procedures for inserting quality control samples into the drill sample sequence as noted below. The principal author observed these procedures and concurs with them. A similar approach was used during the 2007 core program with similar analytical results.

“The samples are taken from the drill site to the sample prep area where they are laid out in order on a tarp to dry. Each drill hole is treated as a separate shipment. While the samples are drying, control samples are inserted. Pre-bagged crushed blank material supplied by ALS Chemex Labs, is inserted at the beginning of each shipment and also as every 20th sample throughout the hole. Commercially prepared (Rock Labs) standards with a known gold content are inserted throughout the hole as the 10th sample and every 20th sample after that so that every 10th sample in the shipment is either a blank or a standard. Generally three levels of gold standards are used; a low level (100-200 ppb), a medium level (1 ppm) and a high level (7 ppm). The geologist matches the level of gold standard to the anticipated level of mineralization in the drill hole. At the end of each shipment empty bags are provided for duplicate samples. There is approximately one duplicate sample for every 20 samples in the shipment. The samples to be duplicated are selected by the geologist and recorded in the drill log. The samples to be duplicated are split up in the lab and placed in the bar-coded empty bags provided by the geologist.
When the samples have dried to the point where they are dry or just damp a bar-coded tag is attached to each sample and the entire shipment is photographed. The photo is taken to establish that all samples are accounted for.
While placing the samples into rice bags for shipping each sample is weighed and the weight is recorded next to the sample number on the drill logs. Trucks from ALS Chemex pick the samples up from the sample prep area and take them directly to their Lab. When the lab receives the samples they weigh each one as they place their identifier on it and they are instructed to incorporate the attached barcodes for sample tracking.”
At Chemex’s Sparks, Nevada facility the samples were dried as needed, crushed and a 350-500 gram split of the crushed material was pulverized to make an analytical sample. Fifty grams of this material was analyzed by fire assay with an atomic absorption finish (Chemex’s AuAA24 procedure). Samples were also analyzed for multielements using Chemex’s MES61m procedure. Grind tests were also reported as a further quality control to insure that the pulps were sufficiently fine to supply a quality analytical pulp.
14.0 DATA VERIFICATION
Except for the limited drilling by NPBJV outside of the Mayflower and Air Track Hill areas there is no data available that can be construed a verification of the of the previous drilling on the property. Therefore, all of the analytical work for prior company drill holes and surface geochemistry at NBP is unverifiable. Data verification for the Air Track Hill NBPJV drilling is included in the Mayflower discussion.
14.1 Mayflower
There are no assay certificates or hole collar data available for any of the pre-Barrick drilling. Collar survey data and copies of assay certificates were obtained from Barrick for their drilling at Mayflower.
All of NBPJV’s drill hole collars were surveyed with a handheld GPS unit and most of the holes deeper than 200 meters were down-hole gyroscopically surveyed by International Directional Survey Company. These data were part of the drill hole database, along with the assays.

As outlined in Section 13 a rigorous QC/QA program was implemented as part of the drilling program. The results of the 2008 QC/QA program are reported by Myers (2008) and summarized here.
14.1.1 Duplicates
Figure 9 is a scatter diagram of the assays from original samples and the corresponding duplicate collected at the drill site. Generally, the results fall within analytical precision as defined by Chemex for its fire assay procedure. There is a wider scatter at the lower detections as might be expected since minor differences in assay value present large percentages of variation.
Figure 9-Analytical results from duplicates submitted with the 2008 ITH drill samples from NBP
14.1.2 Blanks
Chemex committed to maintain sample preparation cleanliness of less than three times the detection limit (0.005 ppm Au), or less than 0.015 ppm Au. As detailed in Figure 10 this was achieved in most of the laboratory batches. There were some apparently minor contamination problems in two batches, but after investigation ITH chose to accept the results and not require Chemex to re-assay the entire batch. The two extreme cases represent about 0.068 g/t Au which if carried through the entire sample batch would probably not unduly affect the analyses.

Figure 10-Analytical results from blanks submitted with the 2008 ITH drill samples from NBP
14.1.3 Standards
Figures 11 presents the analyses of the standards submitted with the drill samples. Generally they fall within +10% of the certified value and within the range that Chemex guaranteed. Several of the analyses were at the lower end of the range and in the case of OxC58 below the 10% limit for several samples. Given the low-grade nature of the Mayflower deposit this could be a concern if carried through to the drill hole assays. These data suggest that some of the drill hole samples may have been analytically down-graded.

North Bullfrog QAQC 2008
OxC44 Gold
OxC44 Published Mean
Mean+10%
Mean-10%
Au (ppm)
Date_Rcvd
C219146
C219166
C219239
C219259
C219279
2/1/2008
3/1/2008
4/1/2008
5/1/2008
6/1/2008
7/1/2008
8/1/2008

North Bullfrog QAQC 2008
OxC58
OxC58 Published Mean
Mean+10%
Mean_10%
Au (ppm)
Date_Rcvd
E152272
E152392
E157021
E160001
E162458
C054784
C054944
C054964
C058786
C058866
C058511
C059645
C059210
C218126
E152068
2/1/2008
2/15/2008
3/1/2008
3/15/2008
4/1/2008
4/15/2008
5/1/2008
5/15/2008

North Bullfrog QAQC 2008
OxG22 gold
OxG22 Published Mean
Mean+10%
Mean-10%
Au (ppm)
Date_Rcvd
C226528
C226558
C226508
1/1/2008
3/1/2008
5/1/2008
7/1/2008
9/1/2008
11/1/2008
12/1/2008

Figure 11-Analytical results from the several standards submitted with 2008 ITH drill samples from NBP
15.0 ADJACENT PROPERTIES
There is one adjacent property that are relevant to the NBP: the Bullfrog mine.
The Bullfrog mine was operated by Barrick Gold (and several processor companies) and produced 2.4 million ounces of gold and serves as a model, at least in part, for the North Bullfrog property (Eng, et al., 1996). Epithermal gold mineralization occurs with quartz-calcite veins and stockworks with associated adularia, fluorite, and barite. Mineralization is primarily along a northerly striking moderately west dipping fault zone that is up to 100 meters thick. At a 3 g/t cutoff the mineralized zone is commonly 5-15 meters wide, at least 1,600 meters along strike, and has been traced down-dip for 500 meters. There is commonly an interior high-grade gold zone surrounded by low-grade material. Anomalous arsenic, and possibly antimony and molybdenum form a halo outside to the zone of gold mineralization. The deposit was formed 9.99 Ma +0.04 Ma and contained a pre-mining resource of 25.03 million tonnes with an average grade of 3.06 g/t. The authors have been unable to verify the information available with respect to the Bullfrog mine property, and such information is not necessarily indicative of the mineralization at NBP.

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING
Available metallurgical data for the NBP indicates the following; 1) limited samples collected for specific density measurements from the Mayflower prospect as outlined in Section 17; 2) cyanide bottle roll tests on six samples from the Mayflower RC drilling that ITH submitted to Hazen Research Inc.; and 3) cyanide bottle roll tests on eleven samples from Sierra Blanca core hole NB07-01 submitted to Kappes Cassiday and Associates. Each Mayflower bottle roll sample was leached for three days, with little gold extracted during the third day indicating that most of the easily extractable gold was removed. In most Mayflower samples the extraction curve flattens after 16 hours. Gold extractions ranged from 65 to 90% (Table 6) (Baughman, 2008).
Table 6-Bottle roll recovery estimates from Mayflower drill samples

Sample	Head Assay	Tail Assay	Recovery
NB-08-07 155-160	0.60 g/t Au	0.20 g/t Au	67%
NB-08-10 335-340	1.7 g/t Au	0.30 g/t Au	83%
NB-08-11 385-390	1.1 g/t Au	0.10 g/t Au	91%
NB-08-12 230-235	2.4 g/t Au	0.90 g/t Au	63%
NB-08-12 320-325	11.1 g/t Au	1.2 g/t Au	89%
NB-08-17 300-305	1.2 g/t Au	0.40 g/t Au	67%
In 2010 eleven core samples from Sierra Blanca hole NB07-01 were submitted for 72 hour cyanide bottle roll leach tests. The results are summarized in Table 7 and show that oxidized and partly oxidized material leached at about the same rate of 84% of the contained gold and 40% of the contained silver (Kappes, Cassidy, 2010).
Table 7-Bottle roll test results for drill core from Sierra Blanca

Sample	Head Assay	Tail Assay	Recovery
NBMET-1-oxidized	0.59 g/t Au	0.13 g/t Au	78%
NBMET-2 oxidized	0.78 g/t Au	0.22 g/t Au	71%
NBMET-3 oxidized	0.46 g/t Au	0.03 g/t Au	92%
NBMET-4 mixed	0.63 g/t Au	0.11 g/t Au	82%
NBMET-5 mixed	0.34 g/t Au	0.05 g/t Au	84%
NBMET-6 mixed	0.40 g/t Au	0.05 g/t Au	88%
NBMET-7 mixed	0.47 g/t Au	0.04 g/t Au	91%
NBMET-8 unoxidized	0.28 g/t Au	0.19 g/t Au	30%
NBMET-9 unoxidized	0.29 g/t Au	0.16 g/t Au	45%
NBMET-10 unoxidized	0.64 g/t Au	0.62 g/t Au	4%
NBMET-11unoxidized	0.74 g/t Au	0.62 g/t Au	17%

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES
The only mineralized area at NBP with sufficient drilling to warrant a resource estimate is the Mayflower area. This section summarizes the resource estimated for the Mayflower area by the second author. There are no mineral reserves at NBP.
17.1 MAYFLOWER RESOURCE ESTIMATE BACKGROUND
17.1.1 Data Base for Mayflower Resource Estimation
The supplied data for the Mayflower Resource Estimation consisted of 52 drill holes totaling 10,232 m (see list of Drill Holes used in Appendix 1). A total of 6,364 samples were assayed for gold and silver. One blank Ag assay was set to 0.001 g/t. All units used in this study are metric.
17.1.2 Geologic Model of the Mayflower Mineralized Zone
The distribution of mineralization at the Mayflower prospect is complicated. It is clear that mineralization is controlled by a complex fracture network without the clear definition of a simple central vein system. In order to define a volume to be included in the resource model a combination of the alteration, trace element geochemistry and gold mineralization were taken into account. The underlying premise for the model was that the form of the zone should be roughly tabular following the main fault zone.
The Mayflower geochemical data show that there is a clear correlation between the higher-grade gold mineralization, potassium feldspar alteration and arsenic mineralization. The first step in building the model was to define the distribution of potassium feldspar alteration using the molar K/Al and Na/Al ratios. The next step was to look at the statistical distribution of arsenic and establish that the mineralized population begins at approximately 36ppm arsenic (high arsenic in this system is 200ppm). Finally the cumulative frequency distribution of gold indicates that 0.06g/t is the lower limit of the main mineralized population. The “Mayflower Zone” was then defined as continuous drilled intervals which had K-feldspar alteration, As>36ppm and Au>0.06g/t.
The drill hole data with the “Mayflower Zone” designation was loaded into a 3-D view and the “Hangingwall” and “Footwall” was constructed using the top and bottom contacts of the “Mayflower Zone”. Once this was done the surface was extended and modified by integrating the Barrick drilling data into the model. The same 0.06g/t cutoff was used to define zones of mineralization in the Barrick holes. The resulting model surfaces were exported to Surpac where the final closed volume was constructed. The base of the modeled volume was arbitrarily cut off at an elevation of 1000 meters.
The overall form of the Mayflower Zone is narrow at depth and widens as it approaches the surface, a configuration that is quite common is near surface fault systems (Figure 12 and 13). The hangingwall is steeper and more planar than the footwall. The zone appears to be somewhat segmented with a distinctly different Mayflower and David Adit Zones (Figure 14).

Figure 12-Mayflower Model viewed from the northwest looking at the end of the David Adit zone.
The sectional slices were used to construct the final surface model.

Figure 13-Perspective view looking down on the Mayflower mineralization model. This view illustrates the difference in form of the Mayflower and David Adit zones. The Mayflower zone is narrower than the David Adit zone but both appear to thin at depth. Both zones also have a steeper hangingwall and a flatter footwall.

Figure 14-Isometric view looking NW of the Mayflower geologic solid in blue with surface topography shown in brown.
17.1.3 Data Analysis
Using the interpreted geologic solid the assays were back tagged with a mineralized code if inside the mineralized solid. The sample statistics are tabulated below (Table 8).
Table 8: Summary of assay statistics for mineralized solid and waste

	Inside Mineralized		Outside Mineralized
	Solid		Solid
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number of Samples	2,280	2,280	4,084	4,084
Mean Grade	0.365	0.286	0.033	0.125
Standard Deviation	1.504	0.526	0.070	0.148
Minimum Value	0.001	0.005	0.001	0.001
Maximum Value	41.50	15.60	1.30	3.45
Coefficient of Variation	4.13	1.84	2.13	1.18

The grade distributions for gold and silver were evaluated using lognormal cumulative frequency plots for samples within both the mineralized solid and the surrounding waste. In all cases, multiple overlapping lognormal populations were seen. Within the mineralized zone for gold there were seven overlapping populations (Table 9). The highest two with average grades of 29.3 g/t representing 0.17% of the data and 12.0 g/t representing 0.24 % of the data were considered erratic high grades and a cap consisting of 2 standard deviations above the mean of population 3, a value of 7.2 g/t was used to cap 9 gold assays. A similar exercise completed on silver resulted in 10 assays capped at 2.70 g/t. Within waste gold showed 5 overlapping lognormal populations with the upper most averaging 1.77 g/t and representing 0.26 % of the data considered erratic. A cap level of 0.64 g/t or two standard deviations above the mean of population 2 was used to cap 11 assays at 0.64 g Au/t. For silver in waste a cap level of 0.93 g/t was used to cap 21 assays. The results of capping reduce the mean grade slightly and significantly reduce the standard deviation and as a result the coefficient of variation in all variables.
Table 9-Summary of capped assay statistics for mineralized solid and waste

	Inside Mineralized		Outside Mineralized
	Solid		Solid
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number of Samples	2,280	2,280	4,084	4,084
Mean Grade	0.316	0.272	0.032	0.122
Standard Deviation	0.712	0.314	0.062	0.109
Minimum Value	0.001	0.005	0.001	0.001
Maximum Value	7.20	2.70	0.64	0.93
Coefficient of Variation	2.25	1.15	1.92	0.89
14.1.4 Composites
Drill holes at Mayflower were compared to the mineralized solid and the points each hole entered and left the solid were recorded. Uniform down hole composites, 5 m in length, were formed and made to honor the solid boundaries. Intervals less than 1/2 the composite length at the solid boundaries were joined with adjoining samples to produce a composites file of uniform support, 5± 2.5 m in length. The statistics for 5 m composites are summarized below (Table 10).
Table 10-Summary of 5 m composite statistics for mineralized solid

	Inside Mineralized
	Solid
	Au (g/t)	Ag (g/t)
Number of Samples	718	718
Mean Grade	0.307	0.263
Standard Deviation	0.574	0.264
Minimum Value	0.001	0.005
Maximum Value	6.29	2.22
Coefficient of Variation	1.87	1.00

17.1.5 Variography
Pairwise relative semivariograms were produced from composites within the mineralized solid for both gold and silver. The semivariograms were produced along strike, down dip and across dip within the mineralized lens. Nested spherical models were fit to the three directions of anisotropy. The nugget to sill ratio was a reasonable 12% for gold and 17% for silver. The model parameters are summarized below (Table 11) and the variograms shown in Appendix 2.
Table 11-Summary of semivariogram parameters

								Short Range	Long Range
Variable	Azimuth		Dip		Co	C1	C2	(m)	(m)
Au	315	[o]	0	[o]	0.10	0.55	0.20	30	80
	225	[o]	-70	[o]	0.10	0.55	0.20	30	60
	45	[o]	-20	[o]	0.10	0.55	0.20	20	40
Ag	315	[o]	0	[o]	0.10	0.30	0.20	25	60
	225	[o]	-70	[o]	0.10	0.30	0.20	30	80
	45	[o]	-20	[o]	0.10	0.30	0.20	10	20
17.1.6 Bulk Density
At the present time there is very little bulk density information for the Mayflower Deposit. Three samples from silicified and mineralize debris flow tuff were taken from the Mayflower dump and are thought to be typical samples of the mineralized zone. The results of specific gravity determinations are shown below (Table 12). For this resource estimate the average of the three mineralized debris flow samples, 2.47, was used for the mineralized zone. If waste is required a specific gravity of 2.24 should be used.
Table 12-Summary of measured specific gravity determinations for Mayflower

	Rec. Wt.
Sample	(kg)	S.G.	Description
25	0.36	2.42	Silicified and mineralized debris flow (Tdf) from Mayflower dump
50A	0.34	2.52	Silicified and mineralized debris flow (Tdf) from Mayflower dump
50B	0.28	2.46	Silicified and mineralized debris flow (Tdf) from Mayflower dump
174	0.30	2.28	Weakly silicified unmineralized tuff (Trt2)
175	0.14	2.19	Weakly silicified unmineralized tuff (Trt2)

17.1.7 Block Model
A block model with blocks 10 x 10 x 5 m in dimension was superimposed over the mineralized solid. The model was rotated 45 degrees to better fit the solid. The block model origin was as follows:
Lower left corner of model

518793.805 E	Column width — 10 m	40 columns

4093850.845 N	Row width — 10 m	78 rows
Top of Model

1400 Elevation	Level width — 5 m	82 levels
Rotation 45 degrees
Within each block the percentage below surface topography and within the mineralized solid was recorded.
17.1.8 Grade Interpolation
Grades for gold and silver were interpolated into all blocks, with some percentage within the mineralized solid, by Ordinary Kriging. Kriging was completed in a series of passes with the dimensions and orientation of the search ellipse for each pass tied to the semivariogram. The first pass used dimensions equal to 1/4 of the semivariogram range in the three principal directions. If a minimum of 4 composites were found within this ellipse centered on a block, the block was estimated. For blocks not estimated the search ellipse was expanded to 1/2 the semivariogram range. Again a minimum of 4 composites within the search ellipse were required to estimate any given block. A third pass using the full semivariogram range was completed for blocks not estimated during the first two passes. Finally a fourth pass using roughly twice the range was completed. This pass was modified to use the maximum range for both gold and silver to ensure all blocks were estimated for both variables. In all cases if more than 12 composites were located in any search, the closest 12 were used. The search parameters for the Kriging procedure are tabulated below (Table 13). Volumes for each block estimated were determined by multiplying the block volume by the percentage of block below topography and within the solid. The tonnage was calculated by multiplying the block volume by the S.G. (2.47).

Table 13-Summary of Kriging search parameters

		Number		Dist.		Dist.		Dist.
Variable	Pass	Estimated	Az/Dip	(m)	Az/Dip	(m)	Az/Dip	(m)
Au	1	2,020	315/0	20.0	225/-70	15.0	45/-20	10.0
	2	9,338	315/0	40.0	225/-70	30.0	45/-20	20.0
	3	7,628	315/0	80.0	225/-70	60.0	45/-20	40.0
	4	4,012	315/0	160.0	225/-70	160.0	45/-20	80.0
Ag	1	366	315/0	15.0	225/-70	20.0	45/-20	5.0
	2	7,597	315/0	30.0	225/-70	40.0	45/-20	10.0
	3	10,426	315/0	60.0	225/-70	80.0	45/-20	20.0
	4	4,609	315/0	160.0	225/-70	160.0	45/-20	80.0
17.2 Classification
Based on the study herein reported, delineated mineralization of the estimated deposits within the Mayflower Deposit are classified as a resource according to the following definitions from National Instrument 43-101 and from CIM (2005):
“In this Instrument, the terms “mineral resource”, “inferred mineral resource”, “indicated mineral resource” and “measured mineral resource” have the meanings ascribed to those terms by the Canadian Institute of Mining, Metallurgy and Petroleum, as the CIM Definition Standards on Mineral Resources and Mineral Reserves adopted by CIM Council, as those definitions may be amended.”
The terms Measured, Indicated and Inferred are defined by CIM (2005) as follows:
“A Mineral Resource is a concentration or occurrence of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.”
“The term Mineral Resource covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which Mineral Reserves may subsequently be defined by the consideration and application of technical, economic, legal, environmental, socio-economic and governmental factors. The phrase ‘reasonable prospects for economic extraction’ implies a judgment by the Qualified Person in respect of the technical and economic factors likely to influence the prospect of economic extraction. A Mineral Resource is an inventory of mineralization that under realistically assumed and justifiable technical and economic conditions might become economically extractable. These assumptions must be presented explicitly in both public and technical reports.”

Inferred Mineral Resource
“An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, workings and drill holes.”
“Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.”
Indicated Mineral Resource
“An ‘Indicated Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.”
“Mineralization may be classified as an Indicated Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such as to allow confident interpretation of the geological framework and to reasonably assume the continuity of mineralization. The Qualified Person must recognize the importance of the Indicated Mineral Resource category to the advancement of the feasibility of the project. An Indicated Mineral Resource estimate is of sufficient quality to support a Preliminary Feasibility Study which can serve as the basis for major development decisions.”
Measured Mineral Resource
“A ‘Measured Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.”

“Mineralization or other natural material of economic interest may be classified as a Measured Mineral Resource by the Qualified Person when the nature, quality, quantity and distribution of data are such that the tonnage and grade of the mineralization can be estimated to within close limits and that variation from the estimate would not significantly affect potential economic viability. This category requires a high level of confidence in, and understanding of, the geology and controls of the mineral deposit.”
Within the Mayflower mineralized zone the geological continuity has been established though surface mapping, underground mapping and diamond drill hole interpretation. Grade continuity can be quantified by semivariogram analysis. By tying the classification to the semivariogram ranges through the use of various search ellipses the resource is classified as follows:
Blocks estimated during pass 1 and 2 using search ellipses with dimensions up to 1/2 the semivariogram range were classified as Indicated
All remaining blocks were classified as Inferred
17.3 Mayflower Resource Estimate
The results are presented as grade-tonnage tables (Tables 14 and 15) for a series of gold cutoffs. At this time no economic analysis has been made so the economic cutoff is unknown. A 0.5 g/t Au cutoff has been highlighted as a possible open pit cutoff.

Table 14-Mayflower indicated resource

				Contained
Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Ounces	Ounces
(g/t)	(tonnes)	Au (g/t)	Ag (g/t)	Au	Ag
0.20	5,140,000	0.54	0.34	88,577	56,187
0.30	3,570,000	0.67	0.38	76,327	43,386
0.40	2,630,000	0.78	0.42	65,869	35,175
0.50	2,020,000	0.88	0.45	57,086	29,160
0.60	1,530,000	0.99	0.48	48,453	23,710
0.70	1,130,000	1.11	0.53	40,218	19,146
0.80	850,000	1.23	0.58	33,504	15,741
0.90	660,000	1.33	0.61	28,286	13,029
1.00	510,000	1.44	0.66	23,677	10,871
1.10	410,000	1.54	0.70	20,353	9,175
1.20	330,000	1.64	0.74	17,368	7,809
1.30	280,000	1.71	0.76	15,358	6,860
1.40	230,000	1.78	0.77	13,170	5,709
1.50	190,000	1.85	0.82	11,325	4,997

Table 15-Mayflower inferred resource

				Contained
Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Ounces	Ounces
(g/t)	(tonnes)	Au (g/t)	Ag (g/t)	Au	Ag
0.20	3,090,000	0.46	0.26	46,096	25,532
0.30	2,180,000	0.56	0.28	38,969	19,695
0.40	1,410,000	0.67	0.32	30,373	14,370
0.50	950,000	0.78	0.36	23,793	10,904
0.60	650,000	0.89	0.40	18,495	8,296
0.70	470,000	0.98	0.42	14,748	6,392
0.80	330,000	1.08	0.45	11,437	4,774
0.90	260,000	1.14	0.47	9,521	3,895
1.00	180,000	1.22	0.51	7,083	2,946
1.10	110,000	1.33	0.51	4,693	1,811
1.20	79,000	1.42	0.52	3,597	1,321
1.30	63,000	1.46	0.49	2,961	999
1.40	34,000	1.57	0.61	1,713	669
1.50	22,000	1.62	0.74	1,144	525

18.0 OTHER RELEVANT DATA AND INFORMATION
There is no other relevant data or information about the NBP.
19.0 INTERPRETATION AND CONCLUSIONS
The NBP contains several epithermal gold occurrences that have similarities to the nearby Bullfrog mine and several other large low-sulfidation gold deposits in Nevada. The area is characterized by volcanic tuffs, breccias, and debris flows and extensive faulting. Many of the faults served as channel-ways and sites of deposition for precious metal mineralization. Much of the volcanic sequence has good porosity and permeability and there is abundance evidence that precious metals, and associated alteration and geochemistry, permeated these rocks forming replacement-type deposits. Exploration work over the last few decades demonstrated that gold bearing quartz vein zones and replacement deposits exist at NBP. While drilling (including that by the NBPJV) only discovered lower-grade gold mineralization much of the drilling has been shallow and therefore did not explore the deeper portions of the gold bearing systems. The one exception is at Mayflower where some deeper drilling has occurred.
Drilling to date at Mayflower has been sufficient to develop a resource estimate of about 2.02 million tonnes at 0.88 g/t Au and 0.45 g/t Ag (at 0.50 g/t Au cutoff) of indicated resources and 950,000 tonnes at 0.78 g/t Au and 0.36 g/t Ag (at 0.50 g/t Au cutoff) of inferred resources. While the deposit contains about 57,086 ounces of gold and 29,160 ounces of silver as indicated resources (plus an additional 23,793 ounces of gold and 10,904 ounces of silver in the inferred resource category), which is probably insufficient size to develop a mining operation, it does support the conclusion that potentially economic gold grades exist at NBP that could support an open-pit heap leach operation, when compared to similar grade gold mines in Nevada. The opportunity at NBP is to explore for both high-grade veins (analogous to those at the Bullfrog mine) and low-grade disseminated deposits of similar or higher grade than Mayflower. The district has the potential to produce multiple deposits that could support a mining operation.
Other areas that could contain significant gold deposits include Sierra Blanca, Jolly Jane, Pioneer, and Savage Valley. Sierra Blanca has numerous gold intercepts in historic drill holes. This drilling the basis for an expanded drilling program as outlined above. A similar situation exists at Jolly Jane. Both of these targets should be drilled in the next round of drilling at NBP. Much of mineralization in both areas appears to be stratabound and could represent an opportunity to discover significant replacement-type precious metal mineralization. Savage Valley is a gravel covered area with some precious metal mineralization around the margins that could be peripheral to a gold deposit under gravel cover. Other lower priority targets including Connection, Arsenic vein, and Pioneer warrant additional drilling. It is unlikely that additional exploration will continue to expand the Mayflower deposit.
These are the obvious targets; there are numerous alteration and geochemical anomalies throughout the property that should be evaluated on the ground. These could develop into new drill targets. There is also the possibility that larger deposits may exist in the district. One aspect that has come out of the 2007-2008 exploration programs is that gold mineralization is not always directly related to quartz veining at NBP. Historic exploration focused on drilling in areas of quartz veining, with limited work in areas of anomalous gold and alteration that is not quartz veins. This opens several opportunities for ITH to make discoveries in areas that were not previously explored.

20.0 RECOMMENDATIONS
The recommended program has two parts — firstly, drilling to focus on Sierra Blanca and Jolly Jane with initial drilling at Savage valley, Connection, and Arsenic vein, and secondly, re-evaluation of the several known mineralization and alteration/geochemical anomalies which should result in the identification of additional drill targets.
Recommended drilling at Sierra Blanca is a reverse circulation (RC) drill program along strike to the north and south, and down-dip to the east. Approximately 20 RC holes totaling about 10,000 feet is recommended to supply and initial test to determine size of the mineralized area, continuity within the deposit, and an estimation of the grade. At Jolly Jane a similar size program (16 RC holes totaling 8,000 feet) is recommended to outline the size, grade and continuity of the gold deposit. The costs for this portion of the program are outlined in Table 16. Significant gold targets have been identified at Savage Valley, Connection, and Arsenic Vein. An initial RC drilling program is recommended (14 holes totaling 7,000 feet) to start the definition of the size, grade, and continuity of gold mineralization in each area.
Since the last period of intense exploration in the district during the 1980’s and early 1990’s the knowledge of gold systems in volcanic terrains has expanded greatly. This new knowledge can be applied to the several areas of gold mineralization at NBP to identify new targets for drilling. Initially, a “boots on the ground” approach should be taken. Each area of anomalous gold, associated trace elements, and alteration should be visited and evaluated for the need for additional mapping and sampling. This would be followed by creating cross sections through the drill areas and compiling all of the available drill hole information. The costs for this program are outlined in Table 16. Once this information is assembled additional drill targets will most likely be identified.

Table 16: Proposed budget to support recommended exploration program at NBP

ITEM	ESTIMATED COST US$
Sierra Blanca Drilling
Mob/Demob cost-one RC drill	$25,000
Geological Support cost+expenses	$40,000
RC Drilling-10,000 feet @ $25/foot	$250,000
Analytical work and sample preparation	$30,000
Data analysis and report preparation	$15,000
Sierra Blanca area total	$360,000
Jolly Jane Hill Drilling
Move RC drill from Sierra Blanca	$1,000
Geological Support cost+expenses	$30,000
RC Drilling-8,000 feet @ $25/foot	$200,000
Analytical work and sample preparation	$25,000
Data analysis and report preparation	$15,000
Jolly Jane total	$371,000
Savage Valley, Connection, and Arsenic Vein Drilling
Move rig from Jolly Jane and between areas	$3,000
Geological Support (cost+expenses)	$20,000
RC Drilling-7,000 feet @$25/foot	$175,000
Analytical work and sample preparation	$20,000
Data analysis and report preparation	$5,000
Total	$223,000
Geological Evaluation of NBP
Geologist-field work+expenses	$50,000
Geochemical analyses	$15,000
Geologist-data evaluation	$25,000
CSAMT survey at Savage Valley	$10,000
Geological evaluation total	$100,000
Contingency for entire program	$46,000
GRAND TOTAL	$1,000,000

21.0 REFERENCES
Connors, Katherine A., Weiss, Steven I., Noble, Donald C., 1998, Geologic Map of the Northeastern Bullfrog Hills and Vicinity, Southern Nye County, Nevada, Nevada Bureau of Mines and Geology Map 112.
Elliott, Russell R., 1966, Nevada’s Twentieth-Century Mining Boom-Tonopah, Goldfield, Ely, University of Nevada Press, Reno and Las Vegas, 344 pages.
Eng, Tony, Boden, David R., Reischman, Mark R., and Biggs, James O., 1996, Geology and mineralization of the Bullfrog Mine and vicinity, Nye County, Nevada, in Geology and Ore Deposits of the American Cordillera, Geological Society of Nevada Symposium Proceedings, Alan R. Coyner and Patrick L. Fahey eds., Reno, Nevada, pages 353-402.
Baughman, Dave, 2008, Cyanidation Results for Coarse Gold Ore Samples: Hazen Research Inc. unpublished report, 9 pages.
Hunter, Edward N., 2008, Summary Report on the North Bullfrog Project, Nye County, Nevada. International Tower Hill Mines Ltd. unpublished report, May 18, 2008, 24 pages.
Lincoln, F.C., 1923, Mining districts and mineral resources of Nevada, Reno, Nevada Newsletter Publishing Co., 296 pages.
Kappes, Cassiday & Associates, 2010, NB Project-Report of Metallurgical Test Work, March 2010, unpublished report to Talon Gold Alaska, Incorporated, 21 pages.
Myers, Russell, 2008, Summary of Data Provided to Giroux Consulting Ltd. for Resource Modeling: Mayflower Prospect, Beatty, Nevada, International Tower Hill Ltd. unpublished report, 30 May 2008, 5 pages.
Weiss, S. I., 1995, Hydrothermal activity, epithermal mineralization and regional extension in the southwestern volcanic field (Ph.D. thesis): University of Nevada, Reno, 212 pages.

22.0 DATE AND SIGNATURE PAGE
International Tower Hill Mines Ltd. — Summary Report on The North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada.
Dated this 30th day of June, 2010
Roger C. Steininger, Ph.D., CPG
(Signed)
Gary Giroux M.Sc., P.Eng.
(Signed)

23.0 CERTIFICATES OF AUTHORS
I, Roger Steininger, PhD, CPG, do hereby certify that:
I am an independent consultant with an office at-
3401 San Mateo Ave.
Reno, NV 89509
I graduated from Colorado State University with a Ph.D. (Geology) in 1986.
I am a Certified Professional Geologist (CPG 7417) certified by the American Institute of Professional Geologists.
I have practiced my profession continuously for 40+ years and have been involved in mineral exploration, mine site geology and operations, mineral resource and reserve estimations and feasibility studies on numerous underground and open pit base metal and gold deposits in Canada, the United States, and Mexico.
I have read the definition of “qualified person” set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.
I am responsible for the preparation of all sections, except Section 17, of the technical report titled “Summary Report on the North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada”, dated June 30, 2010 (the “Technical Report”). I personally visited the site on March 27 and 28, 2008 and again on June 3-4, 2010.
I have not previously worked on this deposit.
As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to make the Technical Report not misleading.
I am independent of the issuer applying all of the tests in Section 1.4 of National Instrument 43-101.
I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 30th Day of June, 2010

(Signed) Roger Steininger	[Sealed: CPG 7417]
Roger Steininger, PhD, CPG

CERTIFICATE G.H. Giroux
I, G.H. Giroux, of 982 Broadview Drive, North Vancouver, British Columbia, do hereby certify that:
1)	I am a consulting geological engineer with an office at #1215 — 675 West Hastings Street, Vancouver, British Columbia.

2)	I am a graduate of the University of British Columbia in 1970 with a B.A. Sc. and in 1984 with a M.A. Sc., both in Geological Engineering.

3)	I am a member in good standing of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

4)
I have practiced my profession continuously since 1970. I have had over 30 years experience calculating mineral resources. I have previously completed resource estimations on a wide variety of precious metal deposits both in B.C. and around the world, many similar to Mayflower.

5)
I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of education, experience, independence and affiliation with a professional association, I meet the requirements of an Independent Qualified Person as defined in National Instrument 43-101.

6)
This report titled “Summary Report on the North Bullfrog Property and Resource at Mayflower, Bullfrog Mining district, Nye County, Nevada’ dated June 30, 2010 (the “Technical Report”), is based on a study of the data and literature available on the NBP. I am responsible for Section 17 on the resource estimations completed in Vancouver during 2007. I have not visited the property.

7)	I have not previously worked on this deposit.

8)
As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9)	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10)	I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 30th day of June, 2010

(signed) G. H. Giroux	[Sealed]
G. H. Giroux, P.Eng., MASc.

APPENDIX 1
LIST OF DRILL HOLES USED IN RESOURCE ESTIMATE

				HOLE
HOLE	EASTING	NORTHING	ELEVATION	LENGTH
BGS-26	518907.70	4093966.10	1307.77	182.88
GS-47	518841.87	4094095.46	1320.76	222.50
NB-08-07	518817.00	4094127.00	1322.83	153.92
NB-08-08	518753.00	4094148.00	1327.40	182.88
NB-08-09	518752.00	4094148.00	1327.40	182.88
NB-08-10	518569.00	4094277.00	1368.55	182.88
NB-08-11	518562.00	4094237.00	1363.98	213.36
NB-08-12	518548.00	4094294.00	1368.55	213.36
NB-08-13	518907.00	4094221.00	1310.00	304.80
NB-08-14	518757.00	4094044.00	1322.83	304.80
NB-08-15	518820.00	4094078.00	1321.30	346.25
NB-08-16	518789.00	4094133.00	1327.40	147.83
NB-08-17	518488.00	4094341.00	1379.20	304.80
NB-08-18	518724.00	4094176.00	1332.00	213.36
NB-08-30	518607.00	4094172.00	1347.20	304.80
NB-08-31	518669.00	4094207.00	1341.10	335.28
NB-08-32	518852.00	4094018.00	1313.70	228.60
NB-08-33	518733.00	4093939.00	1316.70	288.04
NB-08-34	518752.00	4094046.00	1322.80	365.76
NB-08-35	518548.00	4094294.00	1368.60	184.40
NB-08-36	518562.00	4094237.00	1364.00	213.36
NB-08-37	518093.00	4094380.00	1357.90	330.71

				HOLE
HOLE	EASTING	NORTHING	ELEVATION	LENGTH
NB-08-38	518384.00	4094435.00	1365.50	300.23
NB-08-39	518384.00	4094435.00	1365.50	147.83
NB-08-40	518548.00	4094294.00	1368.60	208.79
NB-08-41	518562.00	4094237.00	1364.00	300.23
RDH-759	518820.89	4094118.04	1319.43	120.40
RDH-760	518689.35	4094180.18	1330.73	132.59
RDH-761	518612.92	4094099.24	1333.94	254.51
RDH-762	518486.74	4094198.09	1353.61	268.22
RDH-763	518560.14	4094267.23	1362.51	135.64
RDH-764	518467.92	4094372.48	1378.89	129.54
RDH-765	518392.29	4094308.64	1349.30	237.74
RDH-766	518360.11	4094475.93	1353.49	132.59
RDH-780	518860.56	4094071.61	1316.78	134.11
RDH-781	518843.10	4094139.73	1316.74	85.34
RDH-782	518796.35	4094095.32	1318.19	158.50
RDH-783	518773.22	4094163.30	1324.81	121.92
RDH-784	518730.62	4094125.25	1322.89	195.07
RDH-785	518639.29	4094242.26	1346.72	121.92
RDH-786	518598.75	4094201.48	1348.85	182.88
RDH-787	518586.15	4094288.36	1365.50	121.92
RDH-788	518534.84	4094245.41	1357.05	213.36
RDH-789	518533.66	4094342.84	1367.51	121.92
RDH-790	518492.79	4094304.79	1359.07	164.59
RDH-791	518493.32	4094396.09	1383.70	109.73

				HOLE
HOLE	EASTING	NORTHING	ELEVATION	LENGTH
RDH-792	518435.48	4094352.97	1368.12	152.40
RDH-793	518423.55	4094415.62	1370.78	121.92
RDH-794	518946.65	4093988.49	1301.33	121.92
RDH-795	518891.52	4094039.35	1313.51	121.92
RDH-796	518835.94	4094048.03	1311.90	152.40
RDH-797	518885.90	4094096.19	1310.64	54.86

52 Drill Holes				10,232.44

APPENDIX 2
SEMIVARIOGRAM MODELS

C0	=	.100
C1	=	.550
C2	=	.200
A1	=	30.0
A2	=	80.0

Number of Pairs
107
2977
2402
2615
4008
3547
3072
5007
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AU - AZ 315 DIP 0

C0 = .100
C1 = .550
C2 = .200
A1 = 30.0
A2 = 60.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AU - AZ 225 DIP -70

C0 = .100

C1 = .550

C2 = .200

A1 = 20.0

A2 = 40.0

Number of Pairs
23
101
226
340
321
266
246
133
62
17
2
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AU - AZ 45 DIP -20

C0 = .100

C1 = .300

C2 = .200

A1 = 25.0

A2 = 60.0

Number of Pairs
10
107
2977
2402
2615
4008
3072
5007
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AG - AZ 315 DIP 0

C0 = .100
C1 = .300
C2 = .200
A1 = 30.0
A2 = 80.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AG - AZ 225 DIP -70

C0 = .100
C1 = .300
C2 = .200
A1 = 10.0
A2 = 20.0
Number of Pairs
23
101
226
340
321
266
246
133
62
17
2
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

MAYFLOWER AG - AZ 45 DIP -20

Appendix 3

Claim Descriptions

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB1	Unpatented	922928	Nye	1/17/2006	21 10S 46E 26	ITH
NB2	Unpatented	922929	Nye	1/17/2006	21 10S 46E 26	ITH
NB3	Unpatented	922930	Nye	1/17/2006	21 10S 46E 26	ITH
NB4	Unpatented	922931	Nye	1/17/2006	21 10S 46E 26	ITH
NB5	Unpatented	922932	Nye	1/17/2006	21 10S 46E 26	ITH
NB6	Unpatented	922933	Nye	1/17/2006	21 10S 46E 26	ITH
NB7	Unpatented	922934	Nye	1/17/2006	21 10S 46E 26	ITH
NB8	Unpatented	922935	Nye	1/17/2006	21 10S 46E 25,26	ITH
NB9	Unpatented	922936	Nye	1/17/2006	21 10S 46E 26,27	ITH
NB10	Unpatented	922937	Nye	1/17/2006	21 10S 46E 26	ITH
NB11	Unpatented	922938	Nye	1/17/2006	21 10S 46E 26	ITH
NB12	Unpatented	922939	Nye	1/17/2006	21 10S 46E 26	ITH
NB13	Unpatented	922940	Nye	1/17/2006	21 10S 46E 26	ITH
NB14	Unpatented	922941	Nye	1/17/2006	21 10S 46E 26	ITH
NB15	Unpatented	922942	Nye	1/17/2006	21 10S 46E 26	ITH
NB16	Unpatented	922943	Nye	1/17/2006	21 10S 46E 26	ITH
NB17	Unpatented	922944	Nye	1/17/2006	21 10S 46E 26	ITH
NB18	Unpatented	922945	Nye	1/17/2006	21 10S 46E 25,26	ITH
NB19	Unpatented	922946	Nye	1/17/2006	21 10S 46E 25	ITH
NB20	Unpatented	922947	Nye	1/17/2006	21 10S 46E 27,34	ITH
NB21	Unpatented	922948	Nye	1/17/2006	21 10S 46E 27,34	ITH
NB22	Unpatented	922949	Nye	1/17/2006	21 10S 46E 26,27,34,35	ITH
NB23	Unpatented	922950	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB24	Unpatented	922951	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB25	Unpatented	922952	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB26	Unpatented	922953	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB27	Unpatented	922954	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB28	Unpatented	922955	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB29	Unpatented	922956	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB30	Unpatented	922957	Nye	1/17/2006	21 10S 46E 26,35	ITH
NB31	Unpatented	922958	Nye	1/17/2006	21 10S 46E 25,26,35,36	ITH
NB32	Unpatented	922959	Nye	1/17/2006	21 10S 46E 25,36	ITH
NB33	Unpatented	922960	Nye	1/17/2006	21 10S 46E 34	ITH
NB34	Unpatented	922961	Nye	1/17/2006	21 10S 46E 34	ITH
NB35	Unpatented	922962	Nye	1/17/2006	21 10S 46E 34,35	ITH
NB36	Unpatented	922963	Nye	1/17/2006	21 10S 46E 35	ITH
NB37	Unpatented	922964	Nye	1/17/2006	21 10S 46E 35	ITH
NB38	Unpatented	922965	Nye	1/17/2006	21 10S 46E 35	ITH
NB39	Unpatented	922966	Nye	1/17/2006	21 10S 46E 35	ITH

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB40	Unpatented	922967	Nye	1/17/2006	21 10S 46E 35	ITH
NB41	Unpatented	922968	Nye	1/17/2006	21 10S 46E 35	ITH
NB42	Unpatented	922969	Nye	1/17/2006	21 10S 46E 35	ITH
NB43	Unpatented	922970	Nye	1/17/2006	21 10S 46E 35	ITH
NB44	Unpatented	922971	Nye	1/17/2006	21 10S 46E 35,36	ITH
NB45	Unpatented	922972	Nye	1/17/2006	21 10S 46E 36	ITH
NB46	Unpatented	922973	Nye	1/17/2006	21 10S 46E 36	ITH
NB47	Unpatented	922974	Nye	1/17/2006	21 10S 46E 34	ITH
NB48	Unpatented	922975	Nye	1/17/2006	21 10S 46E 34	ITH
NB49	Unpatented	922976	Nye	1/17/2006	21 10S 46E 34,35	ITH
NB50	Unpatented	922977	Nye	1/17/2006	21 10S 46E 35	ITH
NB51	Unpatented	922978	Nye	1/17/2006	21 10S 46E 35	ITH
NB52	Unpatented	922979	Nye	1/17/2006	21 10S 46E 35	ITH
NB53	Unpatented	922980	Nye	1/17/2006	21 10S 46E 35	ITH
NB54	Unpatented	922981	Nye	1/17/2006	21 10S 46E 35	ITH
NB55	Unpatented	922982	Nye	1/17/2006	21 10S 46E 35	ITH
NB56	Unpatented	922983	Nye	1/17/2006	21 10S 46E 35	ITH
NB57	Unpatented	922984	Nye	1/17/2006	21 10S 46E 35	ITH
NB58	Unpatented	922985	Nye	1/17/2006	21 10S 46E 35,36	ITH
NB59	Unpatented	922986	Nye	1/17/2006	21 10S 46E 36	ITH
NB60	Unpatented	922987	Nye	1/17/2006	21 10S 46E 36	ITH
NB61	Unpatented	922988	Nye	1/17/2006	21 10S 46E 36	ITH
NB62	Unpatented	922989	Nye	1/17/2006	21 10S 46E 36	ITH
NB63	Unpatented	922990	Nye	1/17/2006	21 10S 46E 36	ITH
NB64	Unpatented	922991	Nye	1/17/2006	21 10S 46E 36	ITH
NB65	Unpatented	922992	Nye	1/17/2006	21 10S 46E 36	ITH
NB66	Unpatented	922993	Nye	1/17/2006	21 10S 46E 34	ITH
NB67	Unpatented	922994	Nye	1/17/2006	21 10S 46E 34,35	ITH
NB68	Unpatented	922995	Nye	1/17/2006	21 10S 46E 35	ITH
NB69	Unpatented	922996	Nye	1/17/2006	21 10S 46E 35	ITH
NB70	Unpatented	922997	Nye	1/17/2006	21 10S 46E 35	ITH
NB71	Unpatented	922998	Nye	1/17/2006	21 10S 46E 35	ITH
NB72	Unpatented	922999	Nye	1/17/2006	21 10S 46E 35	ITH
NB73	Unpatented	923000	Nye	1/17/2006	21 10S 46E 35	ITH
NB74	Unpatented	923001	Nye	1/17/2006	21 10S 46E 35	ITH
NB75	Unpatented	923002	Nye	1/17/2006	21 10S 46E 35	ITH
NB76	Unpatented	923003	Nye	1/17/2006	21 10S 46E 35,36	ITH
NB77	Unpatented	923004	Nye	1/17/2006	21 10S 46E 36	ITH
NB78	Unpatented	923005	Nye	1/17/2006	21 10S 46E 36	ITH
NB79	Unpatented	923006	Nye	1/17/2006	21 10S 46E 36	ITH
NB80	Unpatented	923007	Nye	1/17/2006	21 10S 46E 36	ITH
NB81	Unpatented	923008	Nye	1/17/2006	21 10S 46E 36	ITH
NB82	Unpatented	923009	Nye	1/17/2006	21 10S 46E 36	ITH
NB83	Unpatented	923010	Nye	1/17/2006	21 10S 46E 36	ITH

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB84	Unpatented	923011	Nye	1/18/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB85	Unpatented	923012	Nye	1/18/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB86	Unpatented	923013	Nye	1/18/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB87	Unpatented	923014	Nye	1/18/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB88	Unpatented	923015	Nye	1/18/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB89	Unpatented	923016	Nye	1/19/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB90	Unpatented	923017	Nye	1/19/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB91	Unpatented	923018	Nye	1/19/2006	21 10S 46E 35; 21 11S 46E 2	ITH
NB92	Unpatented	923019	Nye	1/18/2006	21 10S 46E 35,36; 21 11S 46E 1,2	ITH
NB93	Unpatented	923020	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB94	Unpatented	923021	Nye	1/19/2006	21 11S 46E 12	ITH
NB95	Unpatented	923022	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB96	Unpatented	923023	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB97	Unpatented	923024	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB98	Unpatented	923025	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB99	Unpatented	923026	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB100	Unpatented	923027	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1	ITH
NB101	Unpatented	923028	Nye	1/18/2006	21 10S 46E 36; 21 11S 46E 1,6	ITH
NB102	Unpatented	923029	Nye	1/18/2006	21 11S 46E 2	ITH
NB103	Unpatented	923030	Nye	1/18/2006	21 11S 46E 2	ITH
NB104	Unpatented	923031	Nye	1/18/2006	21 11S 46E 2	ITH
NB105	Unpatented	923032	Nye	3/7/2006	21 11S 46E 2	ITH
NB106	Unpatented	923033	Nye	3/7/2006	21 11S 46E 2	ITH
NB107	Unpatented	923034	Nye	1/19/2006	21 11S 46E 2	ITH
NB108	Unpatented	923035	Nye	1/19/2006	21 11S 46E 2	ITH
NB109	Unpatented	923036	Nye	1/19/2006	21 11S 46E 2	ITH
NB110	Unpatented	923037	Nye	1/18/2006	21 11S 46E 1,2	ITH
NB111	Unpatented	923038	Nye	1/18/2006	21 11S 46E 1	ITH
NB112	Unpatented	923039	Nye	1/19/2006	21 11S 46E 1	ITH
NB113	Unpatented	923040	Nye	3/6/2006	21 11S 46E 1	ITH
NB114	Unpatented	923041	Nye	1/18/2006	21 11S 46E 1	ITH
NB115	Unpatented	923042	Nye	3/6/2006	21 11S 46E 1	ITH
NB116	Unpatented	923043	Nye	1/19/2006	21 11S 46E 1	ITH
NB117	Unpatented	923044	Nye	1/19/2006	21 11S 46E 1,6	ITH
NB118	Unpatented	923045	Nye	1/19/2006	21 11S 46E 6	ITH
NB119	Unpatented	923046	Nye	1/19/2006	21 11S 46E 2	ITH
NB120	Unpatented	923047	Nye	1/19/2006	21 11S 46E 2	ITH
NB121	Unpatented	923048	Nye	1/19/2006	21 11S 46E 2	ITH
NB122	Unpatented	923049	Nye	1/19/2006	21 11S 46E 2	ITH
NB123	Unpatented	923050	Nye	1/19/2006	21 11S 46E 2	ITH
NB124	Unpatented	923051	Nye	1/19/2006	21 11S 46E 1	ITH
NB125	Unpatented	923052	Nye	1/19/2006	21 11S 46E 1	ITH

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB126	Unpatented	923053	Nye	1/19/2006	21 11S 46E 2,11	ITH
NB127	Unpatented	923054	Nye	1/19/2006	21 11S 46E 2,11	ITH
NB128	Unpatented	923055	Nye	1/19/2006	21 11S 46E 2,11	ITH
NB129	Unpatented	923056	Nye	1/18/2006	21 11S 46E 2,11	ITH
NB130	Unpatented	923057	Nye	1/18/2006	21 11S 46E 2,11	ITH
NB131	Unpatented	923058	Nye	1/19/2006	21 11S 46E 2,11	ITH
NB132	Unpatented	923059	Nye	1/18/2006	21 11S 46E 11	ITH
NB133	Unpatented	923060	Nye	1/18/2006	21 11S 46E 11	ITH
NB134	Unpatented	923061	Nye	1/18/2006	21 11S 46E 11	ITH
NB135	Unpatented	923062	Nye	1/18/2006	21 11S 46E 11	ITH
NB136	Unpatented	923063	Nye	1/18/2006	21 11S 46E 11	ITH
NB137	Unpatented	923064	Nye	1/18/2006	21 11S 46E 11	ITH
NB138	Unpatented	923065	Nye	1/18/2006	21 11S 46E 11	ITH
NB139	Unpatented	923066	Nye	1/18/2006	21 11S 46E 11	ITH
NB140	Unpatented	923067	Nye	1/18/2006	21 11S 46E 11	ITH
NB141	Unpatented	923068	Nye	1/18/2006	21 11S 46E 11,12	ITH
NB142	Unpatented	923069	Nye	1/18/2006	21 11S 46E 11	ITH
NB143	Unpatented	923070	Nye	3/7/2006	21 11S 46E 2,11	ITH
NB144	Unpatented	923071	Nye	3/7/2006	21 11S 46E 1,2,11,12	ITH
NB145	Unpatented	923072	Nye	1/18/2006	21 11S 46E 11	ITH
NB146	Unpatented	923073	Nye	1/19/2006	21 11S 46E 12	ITH
NB147	Unpatented	923074	Nye	1/20/2006	21 11S 46E 1	ITH
NB148	Unpatented	923075	Nye	1/20/2006	21 11S 46E 1	ITH
NB149	Unpatented	923076	Nye	1/20/2006	21 11S 46E 1	ITH
NB150	Unpatented	943108	Nye	10/18/2006	21 11S 46E 2	ITH
NB151	Unpatented	943109	Nye	10/18/2006	21 11S 46E 2	ITH
NB152	Unpatented	943110	Nye	10/18/2006	21 11S 46E 1,2	ITH
NB153	Unpatented	943111	Nye	10/18/2006	21 11S 46E 1	ITH
NB154	Unpatented	943112	Nye	10/18/2006	21 11S 46E 1	ITH
NB155	Unpatented	943113	Nye	10/18/2006	21 11S 46E 1	ITH
NB156	Unpatented	943114	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB157	Unpatented	943115	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB158	Unpatented	943116	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB159	Unpatented	943117	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB160	Unpatented	943118	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB161	Unpatented	943119	Nye	10/18/2006	21 11S 46E 1, 12	ITH
NB162	Unpatented	989863	Nye	4/14/2008	21 10S 46E 27	ITH
NB163	Unpatented	989864	Nye	4/14/2008	21 10S 46E 27	ITH
NB164	Unpatented	989865	Nye	4/14/2008	21 10S 46E 27	ITH
NB165	Unpatented	989866	Nye	4/14/2008	21 10S 46E 27	ITH
NB166	Unpatented	989867	Nye	4/14/2008	21 10S 46E 26, 27	ITH
NB167	Unpatented	989868	Nye	4/14/2008	21 10S 46E 26	ITH
NB168	Unpatented	989869	Nye	4/14/2008	21 10S 46E 27	ITH

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB169	Unpatented	989870	Nye	4/14/2008	21 10S 46E 27	ITH
NB170	Unpatented	989871	Nye	4/14/2008	21 10S 46E 27	ITH
NB171	Unpatented	989872	Nye	4/14/2008	21 10S 46E 27	ITH
NB172	Unpatented	989873	Nye	4/14/2008	21 10S 46E 27	ITH
NB173	Unpatented	989874	Nye	4/14/2008	21 10S 46E 27	ITH
NB174	Unpatented	989875	Nye	4/14/2008	21 10S 46E 27,34	ITH
NB175	Unpatented	989876	Nye	4/14/2008	21 10S 46E 27,34	ITH
NB176	Unpatented	989877	Nye	4/14/2008	21 10S 46E 27,34	ITH
NB177	Unpatented	989878	Nye	4/14/2008	21 10S 46E 27,34	ITH
NB178	Unpatented	989879	Nye	4/14/2008	21 10S 46E 34	ITH
NB179	Unpatented	989880	Nye	4/14/2008	21 10S 46E 34	ITH
NB180	Unpatented	989881	Nye	4/14/2008	21 10S 46E 34	ITH
NB181	Unpatented	989882	Nye	4/14/2008	21 10S 46E 34	ITH
NB182	Unpatented	989883	Nye	4/14/2008	21 10S 46E 34	ITH
NB183	Unpatented	989884	Nye	4/14/2008	21 10S 46E 34	ITH
NB184	Unpatented	989885	Nye	4/14/2008	21 10S 46E 34	ITH
NB185	Unpatented	989886	Nye	4/14/2008	21 10S 46E 34	ITH
NB186	Unpatented	989887	Nye	4/14/2008	21 10S 46E 34	ITH
NB187	Unpatented	989888	Nye	4/14/2008	21 10S 46E 34	ITH
NB188	Unpatented	989889	Nye	4/14/2008	21 10S 46E 34	ITH
NB189	Unpatented	989890	Nye	4/14/2008	21 10S 46E 34	ITH
NB190	Unpatented	989891	Nye	4/14/2008	21 10S 46E 34	ITH
NB191	Unpatented	989892	Nye	4/14/2008	21 11S 46E 11	ITH
NB192	Unpatented	989893	Nye	4/14/2008	21 11S 46E 11	ITH
NB193	Unpatented	989894	Nye	4/14/2008	21 11S 46E 11, 14	ITH
NB194	Unpatented	989895	Nye	4/14/2008	21 11S 46E 11, 14	ITH
NB195	Unpatented	989896	Nye	4/14/2008	21 11S 46E 11, 14	ITH
NB196	Unpatented	989897	Nye	4/14/2008	21 11S 46E 11, 14	ITH
NB197	Unpatented	989898	Nye	4/14/2008	21 11S 46E 11, 12, 13, 14	ITH
NB198	Unpatented	989899	Nye	4/14/2008	21 11S 46E 12, 13	ITH
NB199	Unpatented	989900	Nye	4/14/2008	21 11S 46E 12	ITH
NB200	Unpatented	989901	Nye	4/14/2008	21 11S 46E 12	ITH
NB201	Unpatented	989902	Nye	4/14/2008	21 11S 46E 12	ITH
NB202	Unpatented	989903	Nye	4/14/2008	21 11S 46E 12	ITH
NB203	Unpatented	989904	Nye	4/14/2008	21 11S 46E 12	ITH
NB204	Unpatented	989905	Nye	4/14/2008	21 11S 46E 12	ITH
NB205	Unpatented	989906	Nye	4/14/2008	21 11S 46E 12	ITH
NB206	Unpatented	989907	Nye	4/14/2008	21 11S 46E 12	ITH
NB207	Unpatented	989908	Nye	4/14/2008	21 11S 46E 12	ITH
NB208	Unpatented	989909	Nye	4/14/2008	21 11S 46E 12	ITH
NB209	Unpatented	989910	Nye	4/14/2008	21 11S 46E 12	ITH
NB210	Unpatented	989911	Nye	4/14/2008	21 11S 46E 12	ITH
NB211	Unpatented	989912	Nye	4/14/2008	21 11S 46E 12	ITH

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
NB212	Unpatented	989913	Nye	4/14/2008	21 11S 46E 12	ITH
NB213	Unpatented	989914	Nye	4/14/2008	21 11S 46E 12	ITH
Jim Dandy	Patented	448055	Nye	2/14/1905	21 11S 46E 1,2	Gregory
Gold Basin	Patented	330227	Nye	4/12/1907	21 11S 46E 2	Hall
Savage	Patented	330227	Nye	2/16/2005	21 11S 46E 2	Hall
Savage 2	Patented	330227	Nye	2/19/2005	21 11S 46E 2	Hall
Black Jack	Patented	163170	Nye	10/22/1904	21 10S 46E 36; 21 11S 46E 1	Kolo
ZuZu	Patented	261838	Nye	10/22/1904	21 10S 46E 36; 21 11S 46E 1	Kolo
Indiana 1	Patented	245488	Nye	2/17/1905	21 11S 46E 2	Milliken
Indiana 2	Patented	245488	Nye	2/17/1905	21 11S 46E 2	Milliken
Indiana 3	Patented	245488	Nye	2/17/1905	21 11S 46E 2,11	Milliken
Banker’s Life	Patented	493623	Nye	2/13/1905	21 11S 46E 2	Pritchard
Bimettalic (1)	Patented	46204	Nye	1/13/1905	21 11S 46E 1	Pritchard
Bimettalic 2	Patented	46204	Nye	1/14/1905	21 11S 46E 1	Pritchard
Bimettalic 3	Patented	46205	Nye	1/14/1905	21 11S 46E 1,2	Pritchard
Bluff	Patented	493623	Nye	1/23/1905	21 11S 46E 1,2	Pritchard
Conservative	Patented	611953	Nye	1/23/1905	21 11S 46E 1,2	Pritchard
KK1	Patented	504301	Nye	2/17/1905	21 11S 46E 2	Pritchard
Mutual	Patented	493623	Nye	1/23/1905	21 11S 46E 2	Pritchard
Penn Mutual	Patented	493623	Nye	1/23/1905	21 11S 46E 2	Pritchard
Prudential	Patented	493623	Nye	1/23/1905	21 11S 46E 2	Pritchard
Sunrise 1	Patented	114544	Nye	3/24/1905	21 11S 46E 1	Pritchard
Sunrise 2	Patented	114544	Nye	3/24/1905	21 11S 46E 1	Pritchard
Mayflower	Patented	46195	Nye	4/4/1905	21 11S 46E 11,12	Greenspun
Mayflower 1	Patented	46195	Nye	4/20/1905	21 11S 46E 11	Greenspun
Mayflower 2	Patented	46195	Nye	4/4/1905	21 11S 46E 11,12	Greenspun
Mayflower 3	Patented	46195	Nye	4/6/1905	21 11S 46E 11,12	Greenspun
Moonlight	Patented	46830	Nye	4/20/1905	21 11S 46E 11	Greenspun
Moonlight 1	Patented	46830	Nye	4/20/1905	21 11S 46E 11,12	Greenspun
Moonlight 2	Patented	46830	Nye	4/20/1905	21 11S 46E 12	Greenspun
Starlight 4	Patented	46830	Nye	4/16/1905	21 11S 46E 11	Greenspun
Starlight 5	Patented	46830	Nye	4/16/1905	21 11S 46E 2,11	Greenspun
Starlight 6	Patented	46830	Nye	4/21/1905	21 11S 46E 2,11	Greenspun
Starlight 7	Patented	46830	Nye	4/21/1905	21 11S 46E 11	Greenspun
Connection Mine	Patented	342533	Nye	4/17/1906	21 11S 46E 1	Lunar
Dewey Bailey	Patented	269019	Nye	4/20/1905	21 11S 46E 12	Lunar
Equity	Patented	342533	Nye	1/1/1906	21 11S 46E 1	Lunar
Four Aces	Patented	269019	Nye	4/20/1905	21 11S 46E 12	Lunar

						Claimant /
Claim	Type	BLM Serial/Patent#	County	Loc Date	Mer Twp Rge Sec	Owner
Geraldine 3	Patented	342533	Nye	10/18/1904	21 11S 46E 1	Lunar
Grey Eagle 2	Patented	342533	Nye	4/14/1905	21 11S 46E 1	Lunar
Grey Eagle 4	Patented	342533	Nye	4/14/1905	21 11S 46E 1	Lunar
Hardtack	Patented	341527	Nye	1/8/1905	21 11S 46E 12,13	Lunar
Parson Haskins	Patented	269019	Nye	4/20/1905	21 11S 46E 12	Lunar
Ugly	Patented	269019	Nye	4/20/1905	21 11S 46E 12	Lunar
Bull Con	Patented	269019	Nye	4/20/1905	21 11S 46E 12	Lunar
Vinegarroan	Patented	342533	Nye	1/21/1905	21 11S 46E 1	Lunar

SUMMARY REPORT
ON THE
LMS GOLD PROJECT,
GOODPASTER DISTRICT,
ALASKA
June 15, 2010

Prepared by:
Paul Klipfel Ph.D. CPG # 10821	Gary Giroux P. Eng. M.Sc.
Consulting Economic Geologist	Geological Engineer
For:
International Tower Hill Mines Ltd:

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
International Tower Hill Mines Ltd:
Suite 1920
1188 West Georgia St.
Vancouver, British Columbia
Canada V6E 4A2
Authors:
Paul Klipfel Ph.D. CPG #10821
Mineral Resource Services Inc.
4889 Sierra Pine Dr.
Reno, NV 89519
(775) 742-2237
p.klipfel@sbcglobal.net
Gary Giroux P. Eng. M.Sc.
Giroux Consulting Ltd.
1215-675 W. Hastings St
Vancouver, B.C. V6B 1N2
gclmail@telus.net
604 684-0899

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd ii

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd iii

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd iv

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
LIST OF FIGURES

Figure	page

Figure 1. Location map of Alaska showing the LMS property	5
Figure 2. Map showing the LMS claim block	6
Figure 3. Plot showing soil sample locations and gold values for those samples	8
Figure 4. Terrane map of Alaska showing the Yukon-Tanana Terrane	11
Figure 5. Photos of key features at LMS	12
Figure 6. Photos of principle rock types	14
Figure 7. Examples of fold relations observed in core	15
Figure 8. Map showing drill holes, topography and cross section of the Camp Zone	16
Figure 9. A stereonet plot of poles to foliation from the Camp Zone, coded by drill hole (top), reveals a pattern consistent with a west-northwest moderately plunging fold (bottom)	17
Figure 10. Examples of alteration and mineralization types observed in core	18
Figure 11. Summary geochemical map showing the various types of samples collected	27
Figure 12. Plots of meta values for surface geochemical samples	28
Figure 13. Generalized map of the LMS claim block and adjacent properties held by Rubicon Minerals Corp. and Kiska Metals Corp	30
Figure 14. View looking north showing modeled graphitic breccia and the surrounding graphitic schist	32
Figure 15. Schematic diagram shows LMS mineralization concept model	41
LIST OF TABLES

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd v

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
LIST OF APPENDICES

Appendix 1 Claim Information	50

Appendix 2 List of Drill Holes Provided for Resource Estimation	53

Appendix 3 Semivariograms for Gold	54

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd vi

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
1.0 Summary
This technical report updates the February 2008 technical report prepared for International Tower Hill Mines Ltd. (ITH) and filed with SEDAR on that basis. ITH has completed its acquisition of LMS option with AngloGold Ashanti (US) Exploration Inc. (AGA) and subsequently optioned the LMS property to First Star Resources Inc. (FSR). ITH has requested Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. to prepare this report in support of ITH’s own disclosure concerning the option on the property. No material work has been completed by ITH or First Star on the property since preparation of this report in February 2008. Updates made in this report reflect only points concerning the project status and how FSR’s new involvement impacts ITH.
The LMS property is situated 25 km north of Delta Junction, and 125 km southeast of Fairbanks, Alaska at 64o 12’N, 145o,30’ W in the Goodpaster district and consists of 92 Alaska State mining claims covering 61 km2.
Access from Fairbanks is via State Route 2 (Richardson Highway) to the point where the Alaska Pipeline and the highway cross the Tanana River. From there, the property can be accessed by boat, approximately 15 km (10 miles) up the Tanana and then the Goodpaster Rivers to a landing near camp where people and supplies are ferried along a 4-wheeler bush track.
Under the terms of the agreement, First Star has to ability to earn an initial 55% interest, and a second option to earn a further 45% for a total 100% interest. To earn the 55% interest First Star will pay US$280,000 and expend US$3.5 million on exploration by December 31, 2013. To assume a 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further $3 million prior to December 31, 2015, or by producing, filing and having accepted by the TSX Venture Exchange a NI43-101 compliant inferred resource of two million ounces of gold. An NSR royalty of 3% or 4% on gold (depending upon gold price) will be payable to ITH. The royalty can be reduced by 1% for US$3 million.
This part of the Goodpaster district has had no known previous exploration prior to regional reconnaissance surface sampling by AngloGold Ashanti (U.S.) Exploration Inc. (AGA) in 2004, even though the region has attracted considerable interest following the discovery of the Pogo deposit 40 km to the northeast. Discovery of a gold-bearing outcrop (6.2 g/t Au) led to further sampling and drilling in 2005 which delineated two styles of gold mineralization: 1) gold within a folded, stratabound tabular zone consisting of silicified graphitic quartzite breccia; and 2) high grade narrow veins. Mineralization within the graphitic quartzite breccia zone has been defined through drilling to a down-plunge depth of 500m. Along with the high-grade veins, this area is known as the Camp Zone which is situated at the southeast end of a 6 km long, northwest-trending zone of aligned surface geochemical samples containing anomalous gold, arsenic and lesser silver and copper.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 1

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
A resource evaluation for gold contained within the stratabound graphitic quartzite breccia zone and not including vein mineralization offers a range of grades and tonnages with corresponding contained ounces. An inferred resource consisting of 5.86 M tonnes of material are estimated to contain 167,000 oz of Au at a grade of 0.89 g/t Au using a cutoff grade of 0.3 g/t. This zone remains open to the north and west.
Rocks within the LMS project area lie within the Yukon-Tanana Terrane, a structurally complex, composite terrane that was accreted to North America in the mid to Late Cretaceous period. Among the diverse suites of rocks in this terrane, some of those underlying the project area (schist, gneiss, and quartzite) are similar in composition and structural character to the host rocks at Pogo.
Mineralization in this region, including at Pogo, is believed to be intrusion-related. The first author’s observations are consistent with this interpretation, even though no intrusive rocks, except for mafic dikes, have been identified on the property. Fluids derived from an intrusion at depth or at a distance laterally can migrate along structures to produce the observed veins and gold mineralization.
Exploration of the LMS property is at a relatively early stage with discovery and identification of the graphitic quartzite breccia and vein zone(s) extending from the surface to >500m down plunge. It is recommended that exploration of the LMS property continue with a program of drilling, sampling, and structural analysis as best as can be achieved in drill core. To the extent that trenches can reach bedrock along ridge lines, the excavation, sampling, and mapping of trenches is likely to be helpful in determining the location of particular rock types and structural relations.
The aim of exploration should be to 1) test the location and extent of known and possible other stratabound bodies such as the graphitic quartzite breccia; 2) identify the extent of high grade vein zones through drilling; 3) characterize and explore newly discovered anomalous areas to the northwest with trenches if practicable and with drilling; and 4) continue to conduct soil sampling throughout the property to better define the anomalous zones, particularly across the apparent northwest trending corridor of anomalism.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 2

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
2.0 Introduction and Terms of Reference
2.1 Introduction
Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. (GCL) have been requested by First Star Resources Inc. to provide an independent technical report on the LMS gold project in the Goodpaster mining district of east central Alaska. This report updates previous similar reports dated July 11, 2006 (Klipfel, 2006) and February 12, 2008 (Klipfel and Giroux, 2008). The report is based on exploration work performed in the latter half of 2006 and in 2007 along with inclusion of a resource evaluation. The resource evaluation portion of this report has been prepared by Giroux Consultants Ltd.
2.2 Terms of Reference
Dr. Paul Klipfel of Mineral Resource Services Inc., of Reno, Nevada, and Mr. Gary Giroux M.Sc. of Giroux Consultants Ltd, of Vancouver, B.C. were commissioned by ITH to prepare the following report for submission to the TSX Venture Exchange in support of a resource estimate. Dr. Klipfel and Mr. Giroux are independent consultants and are Qualified Persons (QP) for the purposes of this report.
2.3 Purpose of Report
The purpose of this report is to provide an independent evaluation of the LMS project, the exploration and discovery potential in that area, past exploration, its relevance and adequacy to assess the mineralization potential of the area, and provide recommendations for future work. This report conforms to the guidelines set out by the Canadian National Instrument 43-101.
2.4 Sources of Information
Information used in this report has been provided to MRS and GCL by ITH in 2006 and 2007 and by ITH and FSR in March, 2010. Original information was provided to ITH by Anglo Gold Ashanti (U.S.) Exploration Inc. (AGA) in 2006. The first author spent one day on the site reviewing core, examining outcrop, viewing the area from the air, and discussing the project with the on-site geological staff in June, 2006. During a second visit, Dr. Klipfel also spent four days on site in September 2006 reviewing drill core, exploration activities, and collection of samples for petrographic evaluation. Petrographic work was done by Dr. Klipfel in March 2007. In addition, general geologic information available to the public through peer review journals, publications by the U.S. Geological Survey, and agencies of the State of Alaska has been used.
2.5 Field Examination
The first author of this report completed a data review on June 6-7, 2006 in AGA’s Denver office and then visited the property on Thursday, June 15, 2006 to examine the site with Mr. Jeff Pontius, President of ITH and former Exploration Manager, North America for AGA. The field visit included a review of the physiographic, geologic and tectonic setting of the property, drill hole collar locations, as well as detailed examination of outcrop and sampling of the Camp Zone discovery outcrop. Dr. Klipfel also spent four days on site from September 20-23, 2006 reviewing drill core with ITH geologic staff and ITH’s VP Exploration, Dr. R. Myers, discussing then current and planned exploration activities, and collection of samples for petrographic evaluation. Petrographic work was done on these samples by Dr. Klipfel in March, 2007 to assist ITH in their evaluation of the project and to verify that rocks and mineralization conformed to ITH’s assessment of rocks, alteration, and mineralization. A third field visit was performed May 29, 2010 in the company of Dr. Karsten Eden, V.P. Exploration, First Star Resources Inc. During this visit, the project site was reviewed, key outcrops visited, core examined and exploration recommendations discussed. Mr. Giroux is responsible for the Resource estimation, but has not visited the property.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 3

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
No material exploration work has been conducted by ITH or FS since the 2006 visit. The exploration work that was conducted by ITH in 2007 included collection of soil samples away from the resource area in search of further anomalies. No new targets were identified. ITH did not pursue further work on the LMS project in favor of increased exploration activity at their Livengood project. This assessment of ITH’s work has been confirmed by the lead author with Dr. R. Myers, VP Exploration for ITH who was responsible for exploration at LMS during 2006 and 2007. Neither ITH or FS has performed any exploration work that changes or effects the assessments documented in this report since the end of the 2006 field season.
3.0 Reliance on Other Experts
In the preparation of this report, the authors have relied upon public and private information provided by ITH and AGA regarding the property. It is assumed and believed that the information provided and relied upon for preparation of this report is accurate and that interpretations and opinions expressed in them are reasonable.
The author has not reviewed the location of claim boundaries or identification posts nor collected duplicate samples of core material. One sample of the discovery outcrop was collected in the field and is described later in this report.
4.0 Property Description and Location
4.1 Area and Location
The LMS property is located in the Goodpaster Mining District approximately 25 km north of Delta Junction, and 150 km southeast of Fairbanks, Alaska at 64o,12’ N, 145o,30’ W. The property consists of 92 contiguous State of Alaska mining claims held 100% by ITH (Figures 1 and 2). The claims cover an area of 5690 ha (23 square miles) within a rectangular area approximately 10 x 6.5 km.
4.2 Claims and Agreements
LMS claims were originally staked by AGA in 2004 and explored by them until ITH joint ventured the property in August, 2006. ITH had the right to earn a 60% interest in the LMS claims by incurring aggregate expenditures of US$3.0 million within 4 years including an initial minimum expenditure of US$1.0 million in 2006 and US$750, 000 in 2007. ITH completed their work obligation for 2006 and 2007 and in an agreement dated June 6, 2008 purchased AGA’s rights, titles, and interests in LMS and the Terra properties through the issue of 450,000 common shares of ITH at CAD 1.67 per share. As of May 28, 2010, AGA owns 12.7% of the shares in ITH. ITH now holds a 100% interest in the LMS property.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 4

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 1. Location map of Alaska showing the LMS property.
The LMS property is currently being optioned by FSR from ITH. Under the terms of the agreement, First Star has the ability to earn an initial 55% interest, and a second option to earn a further 45% for a total 100% interest. This is achieved through a joint venture corporation composed of Raven Gold Inc., a wholly owned subsidiary of ITH and Subco Inc., a wholly owned subsidiary of FSR. The initial interests of the parties will be Raven Gold (45%) and Subco (55%), in proportion to their contribution. To earn the 55% interest, FSR will pay US$280,000 in option payments and expend US$3.5 million on exploration prior to December 31, 2013. To assume 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further US$3 million prior to December 31, 2015, or by producing, filing, and having accepted by the TSX Venture Exchange a NI43-101 compliant inferred resource of two million ounces of gold using a 0.3 g/t cutoff grade, whichever costs less. ITH will retain a NSR royalty of 3% or 4% depending on whether the gold price is below or above US$1000 respectively. The royalty can be reduced by 1% by paying Raven Gold US$3 million.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 2. Map showing the LMS claim block.
Claims have been staked using GPS positioning for placement of corner stakes and are filed under the Township and Range system. The claims have not been surveyed. All annual filings have been submitted and are in good standing.
The principle area of interest surrounds a gold-bearing outcrop that lies at the top of a hill and along the adjacent ridgeline approximately 1 km southeast of the center of the claim block. Here, the outcrop and down-plunge drill intercepts lie within a northwest trending, ~ 5 km (3 mile) long zone of anomalous gold in soil samples. Surface geochemical sampling defines anomalous gold and pathfinder elements within six areas, each exceeding 500m in diameter. Scattered other anomalies are also present (Figure 3).
State of Alaska 160-acre mining claims require an annual rental payment of $140/claim to be paid to the state (by November 20), for the first five years, $280 per year for the second five years, and $680 per year thereafter. As a consequence, all Alaska State Mining Claims have an expiry date of November 30 each year. In addition, there is a minimum annual work expenditure requirement of $400 per 160 acre claim (due on or before noon on September 1 in each year) or cash-in-lieu, and an affidavit evidencing that such work has been performed is required to be filed on or before November 30 in each year. Excess work can be carried forward for up to four years. If such requirements are met, the claims can be held indefinitely. LMS claims were staked in September and November of 2004 and are now in their 7th and 6th year respectively. Annual rental fees for 2010 are $25,760. Labor requirements are $36,800, however, previous work completed by ITH qualifies for work commitment expenditures through 2010.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 6

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Holders of Alaska State mining locations are required to pay a production royalty on all revenue received from minerals produced on state land. The production royalty requirement applies to all revenues received from minerals produced from a state mining claim or mining lease during each calendar year. Payment of royalty is in exchange for and to preserve the right to extract and process the minerals produced. The current rate is three (3%) percent of net income, as determined under the Mining License Tax Law (Alaska).
All of the claims are in good standing and are transferable. Their status has been verified by the principle author with the Alaska Department of Natural Resources.
Holders of Alaska State mining claims have the right to use the land or water included within mining claims only when necessary for mineral prospecting, development, extraction, or basic processing, or for storage of mining equipment. However, the exercise of such rights is subject to the appropriate permits being obtained.
4.3 Environmental Requirements
Project activities are required to operate within all normal Federal, State, and local environmental rules and regulations. This includes proper and environmentally conscientious protection of operational areas against spills, capture and disposal of any hazardous materials including aviation fuel, etc., reclamation of disturbed ground, plugging or capping drill holes, and removal of all refuse.
There are no known existing environmental liabilities.
4.4 Permits
Operations which cause surface disturbance such as drilling are subject to approval and receipt of a permit from the Department of Natural Resources. ITH has been permitted for past operations. ITH submitted an Annual Reclamation Statement for 2007 on January 11, 2008. FSR will need to obtain new permits for all planned operations.
The LMS project has a water well on site and ITH operated it under permit in the past. FSR will need to obtain a new well use permit for the camp and drilling.
There are no known native rights issues concerning the project area.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 3. Plot showing soil sample locations and gold values for those samples. Note the northwest alignment of anomalous zones.
5.0 Access, Climate, Local Resources, Infrastructure and Physiography
5.1 Access
The property is approximately 150 km (90 miles) southeast of Fairbanks and 20 km (12 miles) north of Delta Junction. Access from Fairbanks is via State Route 2 (Richardson Highway) to the point where the Alaska Pipeline and the highway cross the Tanana River. From here, the property can be accessed by boat. Travel is approximately 15 km (10 miles) up the Tanana and then the Goodpaster Rivers to a landing near camp where people and supplies are ferried along a 4-wheeler bush track.
Property access and provisioning is also via helicopter or via a well developed winter trail during winter months. Several trails have been constructed for the various phases of drilling and these allow good access to, and within the property. Travel on trails within the property is by 4-wheeler.
5.2 Climate
The climate in this part of Alaska is continental and varies from mild-warm and temperate in the summer to very cold in the winter. Precipitation ranges from approximately 1.1 cm/month in winter to about 5.1 cm/month in summer. Snow accumulation in winter is limited, but is preserved by cold temperatures.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 8

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
5.3 Local Resources
The project is serviced from Fairbanks. In addition, State Route 2 from Fairbanks to Delta Junction provides highway access to within 15 km of the property. Fairbanks (population 87,000) is serviced by major airlines with numerous daily flights to and from Anchorage and other locations. Helicopters and fixed wing aircraft are plentiful in this area. All supplies necessary for the project can be obtained in Fairbanks and flown or driven and flown to the project camp.
The camp currently consists of facilities, quarters and work space for approximately 15 people.
5.4 Infrastructure and Physiography
The LMS property covers an area of rather subdued topography consisting of low to moderate hills rising to an elevation of approximately 800m. Terrain is covered by deciduous alder, birch, and willow forest with scattered stands of spruce.
The area is drained to the west by Progressive Creek and further north by Rapid Creek and to the east by Liscum Slough. These streams drain into flat valley bottoms near the confluence of the Goodpaster and Tanana Rivers a few kilometers west of the property.
There is no infrastructure in the immediate vicinity of the property except trails and established camp facilities. To the west is State Route 2 and access to the town of Delta Junction and Fairbanks to the northwest.
Wildlife in the area includes moose, bears, and smaller mammals. None were seen on the course of the site visits.
6.0 History
The Goodpaster District specifically, and the Yukon-Tanana terrane, in general, has long been considered a prospective region. In the last few years, the discovery and development of the Pogo deposit 40 km to the northeast has led to increased interest in this region.
AGA began a focused, regional scale, grassroots exploration program in the Goodpaster Mining District of Alaska in 2004 for these reasons. Stream sediment sampling followed by ridge and spur soil geochemistry led to the discovery of a gold-bearing outcrop of silicified schist and gneiss on a ridge top. Rock samples from the ‘Discovery’ outcrop and adjacent float returned gold values up to 6.2 g/t. The company followed up these results with a 17 hole (2600m) discovery drill program in the spring and summer of 2005. This drilling defined a broad, near surface zone of gold mineralization averaging ~1.5 g/t with numerous other narrow higher-grade gold intercepts. These encouraging results were followed-up by a further 19 hole drill program by ITH and geochemical sampling in 2006 and further geochemical sampling in 2007. Results from the 2006 drilling in combination with previous drilling serves as the basis for a resource estimate prepared in 2007 (Giroux Consultants Ltd, 2007).

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 9

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
7.0 Geological Setting
7.1 Regional Geologic Setting
The LMS property is located in rocks of the Yukon-Tanana (YT) Terrane (Figure 4), a regionally extensive accretionary complex of Paleozoic to early Mesozoic volcanic, intrusive, and sedimentary rocks that have been metamorphosed to greenschist and amphibolite facies. Multiple stages of deformation have created complex structural relationships which are poorly understood at the terrane to local scales. The terrane has been intruded by several suites of granitic rocks ranging in age from early Jurassic (212-185 Ma) to early Tertiary (50-70 Ma). Of these, the mid Cretaceous set (110 -90 m.y.) is the most studied and thought to be related to gold mineralization (Smith, et al., 2000).
The YT Terrane is bounded on the north by the Tintina Fault system and on the south by the Denali Fault system (Figure 4). These major dextral faults trend west-northwest in this region and movement along them has led to the development of numerous second order and subsidiary faults that trend NE, NNW, and EW.
The regional topography consists of broad, rounded hills and interconnected ridgelines with long slopes weakly to moderately dissected by tributary valleys. Relief is on the order of 300-400m with main streams at a base level of approximately 300m. Burial of the terrain by windblown loess and sand contributes to a subdued topographic character. Higher ridge lines offer rare exposures of outcrop making it difficult to understand local geology from limited surface exposures.
7.2 Local Geology
The LMS property is underlain by folded and metamorphosed Paleozoic schist, gneiss, quartzite, calc-silicate, and amphibolite that have been locally intruded by mid to late Cretaceous granitic rocks. None of these intrusions are known within the property boundary, but an intrusion with drilled gold-bearing stockwork veins lies a few kilometers to the north. Metamorphism is upper greenschist to lower amphibolite rank with an apparent late stage overprinting retrograde or hydrothermal event. The metamorphic rocks generally strike NS to NE and dip or plunge gently to the west. Outcrops are scarce as Quaternary sand and loess cover most of the claim block. Therefore, except for the discovery outcrop (Figure 5c), virtually all geologic information is derived from subsurface drill holes or soil pits.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 4. Terrane map of Alaska showing the Yukon-Tanana Terrane (YT) and the location of the LMS property (red star). Adapted from Goldfarb, (1997).
Host rocks (Figures 5 and 6) have been grouped into two general categories and given field names of “schist” and “gneiss”. The “schist” suite consists of quartzite, quartz psammite, psammopelite, and calcareous (calc-silicate) versions of each. These rocks have been metamorphosed to highest greenschist — low amphibolite rank as indicated by the presence of biotite and garnet. Most host rocks are significantly deformed (Figure 5 and 7), strained, and recrystallized and exhibit platy schistose fabric to varying degrees. Multiple episodes of deformation are evident. Quartz, in particular, shows multiple stages of deformation and introduction. In the schist, quartz grains have undergone flattening and elongation and now display complex suture boundaries, a product of annealing, all of which occurred prior to at least two episodes of brittle deformation, brecciation, and silica introduction (Klipfel, 2007). Original interlayer and intergranular pelitic material is now muscovite, biotite, or sericite. Each of these minerals has undergone, to varying degrees, subsequent alteration to sericite, chlorite, and clay respectively.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 5. Photos of key features at LMS. A) View of LMS camp and hill top where the discovery outcrop is located. B) Part of the LMS camp. C) Part of the discovery outcrop consisting of veined silicified breccia and schist. D) Open-space quartz veining with Fe-stain in sample from the discovery outcrop. E) Drill core showing silicified breccia from the down-dip extension of the silicified outcrop. F and H) Two views of gneiss showing elongation fabric (F) and the elongation fabric in cross section (H). G) Relict apparent porphyritic texture in footwall gneiss (from LM-06-26).

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
“Gneiss” consists of massive felsic igneous rock which has undergone considerable deformation and alteration. Little primary mineralogy or texture remains. Equigranular to local porphyritic texture (Figure 5) is apparent macroscopically and in thin section where ghost crystal outlines are all that remain of primary texture. Gneiss exhibits an elongation fabric with elongation ratios ranging up to 5:1 although a few samples may show higher ratios. It is not clear if “gneiss” is after a primary volcanic or intrusive rock. The fact that it is conformable with apparent stratigraphy of the schist suggests the former is the more likely case.
One of the geologic issues to be resolved is the relationship between gneiss and schist. Contacts between these groups of rocks appear to be layer parallel (Figure 7 and 8), but may be tectonic (breccia, “quartzite breccia”). Importantly, the gneiss and schist may be unrelated packages of rocks: deformation of gneiss appears to be stronger and more ductile than in the “schist. The juxtaposition of a sedimentary package against an igneous package can be explained in many ways and is a subject of spirited debate among ITH staff. These assemblages may be intact but deformed primary volcanosedimentary stratigraphy, fold-repeated primary volcanosedimentary stratigraphy (e.g. recumbent fold), or the gneiss and schist could be similar-looking rocks from different original locations and fault juxtaposed (thrust or detachment). Deciphering the correct choice among these interpretations is a point that should be pursued as further work is conducted at LMS. Regardless of interpretation, the currently identified folds at LMS are multi-stage with the most recent event producing an open fold gently to moderately plunging to the northwest (Figure 9).
Petrographic and fluid inclusion work (Klipfel, 2007; Reynolds, 2007) reveals three general episodes of quartz veining and mineralization. These are designated Q1, Q2, and Q3 (quartz stages 1, 2, and 3). The first, Q1, consists of quartz introduced as local silicification of host rock and as fine to large bull quartz veins. Quartz grains of this group are highly strained, usually elongated, and display complex sutured grain boundaries. This episode of quartz introduction occurred prior to or during early deformation as indicated by the “wispy” style of fluid inclusions, highly strained quartz, shear deformation, elongation, and recrystallization of quartz veins. This event appears to correlate with the earliest identifiable deformation event, D1.
Q2 marks quartz and quartz-albite introduction along brittle shear fractures which cut orthogonal to obliquely across earlier D1 shear and foliation fabric. This deformation is designated here as D2. Some arsenopyrite, pyrite, and possibly other sulfides were introduced with some of these veins. This relationship is clear where there are cross-cutting relations, however, in isolation, Q2 is difficult to distinguish from Q1.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Q3 is the designation for late-stage quartz, generally consisting of open-space filled dog-tooth quartz, but includes a variety of veins and introduced quartz textures which exhibit a complex sequence of individual pulses (Figure 10). Early Q3 quartz contains “wispy” fluid inclusions.
Figure 6. Photographs of principle rock types at LMS. A) banded siliciclastic sediment, “quartzite”, 06-29, 631ft; B) black and white banded graphitic quartzite; 05-11, 382-408ft; C) laminated black quartzite; 05-11, 394.5ft; D) elongated and silicified (?) gneiss; 06-17, 335ft; E) banded and veined calc-silicate rock; 06-31, 818.5ft; F) banded and veined calc-silicate rock; 06-31, 818.5ft; G) silicified graphitic breccia; 06-29, 57.8ft ; 1.55 g/t Au; H) silicified qraphitic breccia; 06-31, 878-880ft; 10.8 g/t Au; I) Vuggy quartz vein cross-cutting silicified breccia. 06-25; J) black sulfidic breccia (graphitic quartzite breccia); 05-11,393ft.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 7. Examples of fold relations observed in core. A) Gneiss (left) — schist (right) contact showing a drag fold along a clear narrow tectonic contact; LM-06-13. B) Clear fold nose and apparent folded pyrite clast in graphitic quartzite breccia; contains 5.3 g/t Au; LM-06-29. C) tectonic contact between different schist units D) fold noses in core indicate the presence of fold axes nearly perpendicular to core axes E) This stick of core is correctly oriented in an orienting jig and shows a gently west-dipping nearly subhorizontal fold axis. Photos D and E courtesy of Ed Hunter.
These give way progressively outward along crystals to a type of fluid inclusion typical of shallow depths. For this reason, Q3 silica is interpreted as having been introduced into rocks that were being uplifted from the ductile mesothermal environment to a shallower ‘epizonal’ environment. This episode is designated here as D3 and apparently corresponds with the period of intrusion, uplift and associated mineralization. A final stage of carbonate veining with Pb, Zn, and Sb sulfides appears to be introduced after the Q3 quartz. Again, without cross-cutting relationships, late base metal sulfides are difficult to distinguish from Q2 or possibly earlier base metal sulfides. These late base metal sulfides may be different to other base metal sulfides which occur with calc-silicate rocks and do not necessarily occur with Q1, Q2, or Q3.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 8. Map showing drill holes, topography and cross section of the Camp Zone.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 9. A stereonet plot of poles to foliation from the Camp Zone, coded by drill hole (top), reveals a pattern consistent with a west-northwest moderately plunging fold (bottom). This fold could be an antiform or a synform, but the cross section shown in Figure 7 supports an antiform interpretation. The solid black arrow on the bottom diagram indicates north.
Host rocks were sericitized early, as the sericite exhibits fabric characteristics in common with the surrounding deformed quartz. This is evidence for a hydrothermal event prior to or during early deformation. Locally, sericite has been altered to kaolinite (Zamudio, 2006) and or chlorite during subsequent events.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 10. Examples of alteration and mineralization types observed in core. A) native crystalline gold occurs in vuggy quartz veinlets and open spaces. In this case, gold almost completely fills the void. Limonitic iron oxides fill around the gold crystals. The limonite may be after pyrite which sometimes forms in the crystal lined veins. Assay 1542g/t Au, 290 g/t Ag, 922ppm As, 85ppm Sb, 252ppm Cu, 36.1ppm Pb, 242ppm Zn, 0.52ppm Bi; LM-06-29, sample DC125304 (185.5m). B) Interlayered quartzite and schist shows how fractures and drusy quartz-Fe-oxide fill those fractures preferentially in the brittle quartzitic layers and poorly in the surrounding ductile schistose layers. This is probably a small-scale analogue for larger mineralized areas at the prospect scale; C) Visible gold lies along narrow drusy quartz veinlets. Note the vuggy character of parallel adjacent veinlets; D) schist with a quartz vein hosting strong silver mineralization; E) Multiple stages of quartz introduction (silicification) and crosscutting veinlets are common features F) Calc-silicate rock with fine galena veinlet across the top. G) Quartz veining with Sb-As minerals. H) Clay alteration replaces all feldspathic (?) minerals with clay; I) yellow-brown coloration comes from oxidation of hydrothermal carbonate which has flooded this rock and also occurs in the quartz veinlets J) sericitized and silicified schist is cut by myriad veinlets.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
From these relationships, it is interpreted that fluids associated with regional intrusion of Tintina Belt granite and granodiorite plutons traversed the LMS rocks in several pulses or as a continuous, but evolving hydrothermal event. At one stage, fluid caused the formation of kaolinite from pre-existing sericite and/or relatively unaltered feldspar. This is the source of apparent argillic alteration in many samples (Figure 10). Following clay alteration and local leaching along fractures, quartz was introduced along with gold and arsenopyrite ± stibnite.
Some carbonate occurs in phyllosilicate-rich layers early and may be primary or introduced during D1 deformation (Figure 10). It follows fabric patterns and defines compositional banding suggesting that it derives from a primary calcareous component in the sediment. Late Q3 carbonate fills open spaces left by Q3 quartz.
8.0 Deposit Types
Mineral exploration was initiated in this part of the Goodpaster district by AGA in 2001 with Pogo-style or other intrusive-related (e.g. Ft. Knox, Brewery Creek) type deposit as the exploration target. This was based on the successful development of the Pogo deposit to the east and known widespread geologic and geochemical prospectivity of the district. This target type is valid for the property as a conceptual model by virtue of the LMS property being in a geologic environment comparable to Pogo.
Gold mineralization encountered so far at LMS consists of tabular stratabound mineralization along graphitic quartzite breccia and late-stage visible gold coating drusy quartz in open space veins. Other sulfide-bearing veins contain pyrite, arsenopyrite, pyrrhotite, stibnite, sphalerite, galena, and chalcopyrite. Collectively, veins appear to be multi-stage, mesothermal quartz and quartz-carbonate veins which crosscut previously metamorphosed rocks. The open-space fill drusy quartz with gold coating the quartz, indicates a late-stage origin for the gold and with the open space, suggests it was deposited at relatively shallow depths. This stage of mineralization could be magmatic (intrusion-related) or metamorphic (“orogenic”) in origin.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Another possible style of mineralization should not be overlooked. Some of the host rocks (calc-silicate, chert, garnet-biotite schist, etc.) in association with base metal mineralization are consistent with volcanogenic massive sulfide style mineralization albeit weak or distal. While this might be a possibility, no massive sulfide has been detected and is not a current target for ITH.
9.0 Mineralization
Gold mineralization encountered at LMS appears to be of two types. The first type consists of gold associated with silicified, stratabound graphitic quartzite breccia with an intersected widths up to 11m. True widths are approximately ≤5m. The rock contains abundant pyrite and minor sphalerite, galena, arsenopyrite, and graphite. The origin of this unit is not clear, but it appears to be a combined lithologic and structural zone. It also forms the most laterally continuous of the two types of mineralization and is the subject of the resource evaluation reported here (Figure 8). Rocks within this zone are generally black, locally graphitic, brecciated, locally sheared, pyritic, and strongly silicified (Figures 5, 6, and 10).
The second type of mineralization consists of free gold within open-space-fill drusy quartz (dog-tooth quartz) veins. These veins are generally 1-2cm thick but local thicker ones are present. These gold-bearing veins clearly post-date the silicified graphitic quartzite breccia (Figure 10). These open space-filled veins occur preferentially in the quartzite and footwall gneiss presumably because these rocks are more brittle than the schist.
The veins, and possibly the gold in the stratabound silicified graphitic quartzite breccia, are interpreted here as shallow mesothermal veins that could be intrusion-related. It is also possible, that the mineralizing fluids are metamorphic in origin, in which case, mineralization would be considered “orogenic”. In either case, magmatic or metamorphic, the setting, inferred age, and some rock types are similar to those at Pogo suggesting that mineralization also may be genetically similar. An intrusion-related origin for the gold mineralization seems most probable based on regional relations as well as features at LMS such as the metal suite, clay alteration, and creation of vuggy cavities for deposition of quartz and gold. The clay alteration and formation of cavities, may be the product of acidic magmatic fluids.
Even though the gold in the graphitic quartzite breccia appears to predate vein gold, it is reasonable to think that early silicifying hydrothermal fluids of the same gold event permeated laterally along this unit to deposit gold. Perhaps the graphite helped cause deposition of the gold. If true, any structural or stratigraphic zone offering permeability to gold-bearing hydrothermal fluid could be mineralized particularly if graphitic. As a structural zone, there ought to be more similar features in the area.
In addition to gold, there are a myriad of other minor veins with base metal sulfides. The origin and association of these metals with gold is not clear. One interpretation that might explain the variation in metal content is that magmatic and/or metamorphic gold-bearing fluids passed through preexisting weak to very weak massive sulfide-style base-metal mineralization and remobilized these early-stage metals to varying degrees. This possibility is supported by the occurrence of chert, sulfide, and cal-silicate rocks within schist suite stratigraphy. These rock types are typical of settings that host volcanogenic massive sulfide type mineralization. Gold mineralization, however, appears to be later and clearly related to both subvertical cross-cutting veins as well as the tabular graphitic quartz body which is the subject of the resource evaluation in this report.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
10.0 Exploration
10.1 Past Exploration
AGA initiated a regional grassroots exploration program in 2001 to evaluate the region for intrusive-related gold mineralization. This was done over a broader land holding than now, as many claims were dropped in 2005. They collected many samples, of which 499 soil samples, 3 stream sediment samples, and 66 rock samples were within the current property boundary. Results of this work included 30 soil samples containing more than 100ppb Au and finding of the “discovery” outcrop with rock samples up to 6.2 g/t Au. This area is now known as the Camp Zone. This work also identified anomalous gold in soil samples over a broad area that extends ~ 6 km in a WNW direction and surrounds the discovery outcrop. This anomaly is supported by anomalous As and to a lesser extent, by anomalous Cu and Ag.
In 2005, an initial RC drilling campaign tested several of the original geochemical anomalies followed by a second round of diamond core drilling in the fall of 2005 (see section 11).
Zonge Engineering completed an IP (Induced Polarity) and NSAMT (Natural Source Audio MagnetoTelluric) survey in September 2005 on two E-W, 2.1-km test lines. Both IP and NSAMT show the presence of a planar “contact” across units with resistivity contrast. This was interpreted to be a possible structure or mineralized zone which continues beyond the limits of 2005 drilling (Zonge Engineering, 2005; AGA in house memorandum).
10.2 Most Recent Exploration
In 2006, drilling continued in the Camp Zone and also tested the separate Jolly geochemical anomaly. ITH drilled another 6157 m in 18 diamond core holes and 172 m in 2 RC holes (drilled for the water well). Sixteen core holes were drilled in the Camp ‘Zone and 2 core holes drilled in the Jolly Zone. These holes were drilled to establish the extent and continuity of mineralization identified by AGA in 2005. All core from core holes was oriented which enabled collection of structural information. Considerable attention was applied to developing an understanding of the structural relations.
In addition, ITH collected 334 soil samples, most of which were done with a track-mounted auger. The rest were collected with a shovel.
Core and outcrop samples (49) were collected for petrographic and fluid inclusion analyses (Klipfel, 2007; Reynolds, 2007). This work helps constrain the number and relative timing of deformation, hydrothermal, and mineralization events.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
In 2007, a further 724 soil samples were collected: 172 by track-mounted auger and the rest by shovel. In addition, a Mobile Metal Ion (MMI) survey was undertaken in an effort to identify a more economical method of sampling than the track-mounted auger. MMI samples were collected from areas that had been previously sampled by conventional methods to compare techniques and from areas where the aeolian loess cover is too deep for the auger. The conventional sampling program revealed two new geochemically anomalous areas – NW Camp and Liscum. The MMI mapped scattered anomalies in the main target areas that were defined by conventional sampling methods and it also highlighted two new areas to the southwest and east of the Camp Zone. These results suggest that the MMI technique is effective in this area for “seeing” through deep cover.
Late in 2007, a resource estimate for mineralization at the Camp Zone was prepared by Giroux Consultants Ltd (GCL). Results from that effort are presented in Section 17.
11.0 Drilling
Drilling in 2005 by AGA was designed to test the area around the discovery outcrop. Ten reverse circulation (RC) holes (959m) were drilled in the spring of 2005 and an additional 7 diamond core holes (1677m) were also drilled in the fall. The drilling was conducted by Layne Christiansen Company and was done using a LF70 core drill. This drilling defined a broad, near surface zone of gold mineralization averaging ~1.5 g/t with numerous other narrow higher-grade gold intercepts. Highlights of this program are shown in Table 1.
In 2006, ITH drilled another 6157 m in 18 diamond core holes and 172 m in 2 RC holes. Sixteen holes were drilled in the Camp ‘Zone and 2 holes drilled in the Jolly Zone. These holes were drilled to establish the extent and continuity of mineralization identified by AGA in 2005. Highlights of this drilling are given in Table 2. All core from core holes was oriented which enabled collection of structural information. Considerable attention was applied to developing an understanding of the structural relations. No new drilling was undertaken in 2007.
Holes were drilled at various azimuths and inclinations to test the target depth, attitude, and the principle orientation of veins (Figure 8). For this reason along with natural variation in the thickness and orientation of the stratabound quartzite breccia body, there is no consistent true width. The oriented core drilled in 2006 was useful in determining structural relations and helped to establish the configuration shown in Figure 8.
Holes drilled by reverse circulation method (RC) were sample at 5 foot intervals as determined by the driller. Drill core was sampled at ≤2m intervals according to geologic breaks, but in no case at ≤0.3m intervals. Sample intervals were determined by the logging geologist based on geologic breaks and vein content. Any core with drusy type quartz veins were sampled and vein parameters logged. Portions of the core with no apparent mineralization or veins were not split or sampled. All core across the quartzite breccia, including meterage above and below the quartzite breccia zone were sampled continuously. Only samples from the quartzite breccia have been used in the resource estimate. Quartz vein mineralization above and below the quartzite breccia were not included in the resource estimation despite intervals with gold mineralization. All sampled core was sawed with a standard diamond saw with one half retained in core boxes.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 1
HIGHLIGHTS OF 2005 DRILLING PROGRAM

	Total	From	To	Width	Au
Hole ID	Depth	(m)	(m)	(m)	(ppm)
LM-05-01	91.44	1.52	32	30.48	1.10
LM-05-02	109.73	7.62	12.19	4.57	1.12
		25.91	28.96	3.05	3.76
LM-05-03	91.44	13.72	16.76	3.04	1.51
LM-05-07	121.92	19.81	45.72	25.91	1.18
LM-05-11	261	109.73	125.12	15.9	3.43
		140.67	142.65	1.8	1.84
LM-05-12	265	142.95	146.33	3.38	21.52
		158.83	159.68	0.85	1.7
		171.75	173.28	1.98	1.84
LM-05-13	244	46.63	51.21	4.58	4.00
		53.8	56.39	2.59	2.11
		96.93	99.82	2.89	1.68
LM-05-15	266	78.0	78.8	0.8	1.95
LM-05-16	244	105.22	109.39	4.17	1.95
LM-05-17	242	57.91	58.58	0.67	1.82
		95.8	96.32	0.52	1.33
		137.46	138.99	1.53	2.46
TABLE 2
HIGHLIGHTS OF 2006 DRILLING PROGRAM

	From	To	Length	Au
Hole ID	(m)	(m)	(m)	(g/t)
LM-06-21	295.72	297.24	1.52	5.09
includes	295.72	296.17	0.45	13.00
	299.92	302.73	2.81	30.08
includes	302.06	302.73	0.67	121.00
LM-06-21	308.76	309.37	0.61	24.00
LM-06-23	118.57	119.79	1.22	4.33
LM-06-24	175.87	178.67	2.80	7.36
includes	175.87	176.63	0.76	15.40
includes	177.70	178.46	0.76	9.47
	178.83	180.29	1.46	5.03
includes	179.53	180.29	0.76	9.60
LM-06-25	116.59	116.89	0.30	68.00
LM-06-26	225.86	227.08	1.22	7.45
	269.75	272.19	2.44	4.94
	282.24	286.21	3.97	11.81
includes	282.24	283.68	1.44	27.70

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

	From	To	Length	Au
Hole ID	(m)	(m)	(m)	(g/t)
includes	285.60	286.21	0.61	10.00
	305.96	306.78	0.82	7.04
	380.33	380.94	0.61	22.30
LM-06-29	156.00	161.15	5.15	10.14
includes	156.00	157.28	1.28	32.77
	185.01	186.81	1.80	713.10
LM-06-31	240.03	241.74	1.71	12.04
includes	240.88	241.74	0.86	19.44
	253.75	256.49	2.74	3.40
	265.63	270.78	5.15	4.18
includes	267.68	270.78	3.10	5.69
	334.79	336.38	1.59	3.99
	316.96	317.51	0.55	10.70
LM-06-35	255.54	257.10	1.56	3.40
LM-06-36	314.00	315.13	1.13	4.12
	319.67	325.37	5.70	2.70
includes	320.34	323.70	3.36	3.24
12.0 Sampling Method and Approach
12.1 Past Sampling
Initial ridge and spur soil sampling (738 samples) was conducted by AGA in 2004 and 2005 (see sections 10.1 and 10.2). All soil, stream sediment, rock, and drill samples were collected according to AGA in-house sampling protocols for geochemical sampling. The author has reviewed these as well as AGA security procedures and has verified that they meet or exceed standard industry practices. The author did not collect any soil samples for verification purposes.
All AGA geochemical samples were secured and shipped to Alaska Assay Laboratories Inc in Fairbanks. Sample preparation (drying, crushing, sieving, and pulverizing) by Alaska Assay Laboratories was according to AGA protocols. Sample splits (300-500g for rock material; -80 mesh for soil samples) were then sent to ALS Minerals in Vancouver for analysis. Analytical methods used were standard 50g fire assay with AA finish for gold and 4-acid digest multi-element ICP-MS analysis. A gravity finish is used for fire assays with high concentrations of gold. These are standard analytical packages for the exploration industry and are performed to a high standard. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Quality control is further assured by the use of international and in-house standards. ALS Minerals is accredited by the Standards Council of Canada, NATA (Australia) and is an ISO 17025 accredited company.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Core material was collected at the drill site and placed in core boxes under the supervision of an experienced geologist. It was logged for rock type, alteration, structure, and recorded with detailed descriptions. The author has examined in detail the core logs from 10 of the holes and core from most of the holes along with drill logs and can verify the reliability of the logging. Core was sawed in half and one half sent for analysis. The other half is either kept on site at LMS or at AGA’s core storage facility in Fairbanks and was examined in the course of the site visit.
12.2 ITH Sampling
In 2006, ITH undertook a soil sampling program to expand on, and evaluate slopes below the ridgeline sampling performed by AGA. For this program, ITH used a track-mounted auger in order to collect samples beneath loess cover. A total of 334 samples were collected (Figure 11).
The 2007 exploration program was dedicated to surface sampling in an effort to identify trends, and additional surface exposures of mineralization similar to that already discovered. Because of the difficulties in seeing through loess, several techniques were employed. These included, more auger sampling, surface soil sampling, and 874 Mobile Metal Ion (MMI) samples (section 13.2). Each of these techniques revealed anomalous areas of potential mineralization. This is an important point because it is often the case that one technique will work when another doesn’t. In this case, all techniques show anomalous gold.
Where possible soil samples were collected with shovels targeting C-horizon material which was sieved to -80 mesh for analysis. In areas where bedrock has been scoured prior to deposition of loess, and no weathered bedrock remains, the material at the top of bedrock surface was collected and sieved retaining only the coarse +10 mesh fraction for analysis (449 samples). This effectively eliminates potential contamination from the sand and loess. These samples represent rock chip composites from the bedrock surface. Track mounted augers which can drill to 15 meters were used in areas where loess and sand were deeper than two meters (711 samples). The auger samples generally consist of ground weathered bedrock and were analysed as rock samples.
An initial pilot study was conducted to evaluate the MMI geochemical method. In this study, 60 sites were sampled where conventional geochemical methods had already defined geochemical anomalies. Four different levels in the soil profile were sampled. “Mineralized” control samples were created from one site at the LMS adjacent to the known mineralization and “Blank” control samples were created from a loess deposit in Fairbanks. The study showed that MMI was able to reproduce the original anomalies and that the sample material collected from 10-25cm below the zone of organic discoloration gave the best anomaly definition. On the basis of the pilot study a much larger survey was undertaken late in 2007. The results of the various sampling campaigns are shown in Figures 11 and 12.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Drilling, samples were collected every 5 feet for RC holes and according to geologic parameters (≥0.3m and ≤2.0m) for the core holes (section 11). Samples were collected continuously from at least 2 m above the mineralized interval to 2m below the mineralized interval. Most of the rock is competent and does not occur in gouge zones so there is no recovery bias.
13.0 Sample Preparation, Analyses and Security
13.1 Past Procedures
Soil and drill samples obtained in 2005 and 2006 were subject to AGA’s in-house methodology and Quality Assurance Quality Control (QAQC) protocols. Samples were prepared by Alaska Assay Laboratories, Inc. and analyzed for gold by ALS Chemex by means of their standard 50g fire assay with AA finish and multi-element 4-acid digest ICP-MS analysis for other elements.
In general, all sampling campaigns were subject to insertion of blanks approximately every 25 samples, standards every 25 samples, as well duplicate samples from pulp splits and coarse reject splits, and sample repeats approximately every 20 samples. Results of AGA’s QAQC program have been reviewed by the author. All analyses of sample standards and blanks used as part of the QC during the LMS drill program were reported within standard error envelope. Overall, AGA has been conscientious in their QAQC program and the author concludes that sampling and analytical work is accurate and reliable.
13.2 ITH Procedures
ITH maintained a QAQC protocol in which standard and blank control samples were included at a rate of 1 in 10. Duplicate samples of core were prepared from coarse reject material at a rate of 1 for every 20 samples. All samples were weighed and photographed prior to being sealed in sample bags and securely transported to the ALS Chemex sample preparation facility in Fairbanks. The samples were weighed on receipt and then prepared by sieving or crushing with pulps sent by ALS Minerals to their lab in Vancouver.
Soil and rock samples are analyzed for gold using a 50g fire assay with ICP finish with a 1ppb detection. Core samples are analyzed for gold using a 50g fire assay with AA finish and 10ppb detection. At LMS, core samples with visible gold are analyzed using screen fire assay, a procedure appropriate for high grade gold samples. Because the screen fire assay is 1kg, the sample length for these intervals is reduced so that the original sample weight is approximately 1 kg. All samples underwent a four-acid digestion, ICPMS multi-element analysis also.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 11. Summary geochemical map showing the various types of samples collected.
MMI samples were collected in plastic Ziploc sandwich bags and in-house control materials were inserted using the standard ration of 1:10. The samples were then shipped intact to Australia where they were analyzed in the Perth laboratories of ALS Minerals.
Geochemical data has been processed by ITH staff using ratio and multi-element techniques to understand geochemical signature of veins and gold mineralization.
14.0 Data Verification
Field and drill core observations made by the author during the site visit are consistent with the style of mineralization and alteration reported in the material provided by AGA. The discovery outcrop was examined and is consistent with existing geological work of AGA.
As a check, one sample was collected from the discovery outcrop (Figure 5). This sample was crushed, split, pulverized and assayed with a 50 g fire-assay AA finish method by ALS Minerals in Reno, Nevada. The sample contains 0.24 g/t Au and is consistent with anomalous gold reported by AGA for this outcrop. It does not match some of the higher sample results obtained by AGA. The author attributes this to the idiosyncrasies of sampling an outcrop over 100m long and perhaps to nugget effect. The author has no reason to be skeptical of any of AGA’s sample results as visible gold was observed in veins in core.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

LMS Claim Block
N
NW
NW Camp
Camp
Jolly
South Ridge
Liscum
Soil As (ppm)
330 to 4,160
80 to 330
20 to 80
0 to 20
Mica Schist
0 1 2
kilometers
A)
LMS Claim Block
N
NW
NW Camp
Camp
Jolly
South Ridge
Liscum
Soil Sb (ppm)
75 to 189
40 to 75
10 to 40
0 to 10
Mica Schist
0 1 2
kilometers
B)
LMS Claim Block
N
NW
NW Camp
Camp
Jolly
South Ridge
Liscum
MMI Au Percentile
95 to 100 (10)
85 to 95 (13)
75 to 85 (25)
0 to 75 (153)
Mica Schist
0 1 2
kilometers
C)
LMS Claim Block
N
NW
NW Camp
Camp
Jolly
South Ridge
Liscum
MMI As Percentile
95 to 100
85 to 95
75 to 85
0 to 75
Mica Schist
0 1 2
kilometers
D)

Figure 12. Plots of metal values for surface geochemical samples. A) arsenic in soil; B) antimony in soil. C) MMI Au percentile. D) MMI arsenic percentile.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
The author has not verified all sample types (soil, stream sediment, RC chips) or material reported. To the best of the author’s knowledge, AGA and ITH have been diligent in their sampling procedures and efforts to maintain accurate and reliable results.
15.0 Adjacent Properties
The LMS property is nearly surrounded with claims controlled by Kiska Metals Corporation and Rubicon Minerals Corporation (Figure 13)( www.kiskametals.com, www.rubiconminerals.com). These claims cover ground which was formerly controlled by AGA but dropped in 2005. AGA conducted regional sampling and prospecting programs throughout the region in and around the LMS area and in 2004 drilled 9 holes approximately 15 km to the NW on a project called Eagle. At that time, the project was under joint venture with Rimfire Minerals. Rimfire Minerals Corporation and Geoinformatics Exploration Inc. merged in 2009 to form Kiska the current land holder of these claims.
16.0 Mineral Processing and Metallurgical Testing
Neither AGA nor ITH have undertaken any mineral processing or metallurgical tests. However, AGA undertook an initial gold characterization study prepared by SGS Mineral Services, Lakefield, Ontario (SGS, 2006).
Sample number DC122994 from drill hole LM-05-11, 156.42-156.79 m representing high grade quartz vein mineralization in the footwall gneiss unit was crushed to liberate gold for examination. Gold fineness ranges from 445-560 with silver being the complimenting element. Silver is mainly hosted with gold minerals, but is also present as rare Ag-bearing tetrahedrite. Over 95% of the gold (electrum) reported to the gravity concentrate. The report concluded that gravity would be the best method to recover gold from a nominally coarse grind.   This information is based on a small sample set but provides some initial information.
No metallurgical testing has been conducted on the main siliceous breccia mineralization.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 13. Generalized map of the LMS claim block and adjacent properties held by Rubicon Minerals Corp. and Kiska Metals Corporation.
17.0 Mineral Resource and Mineral Reserve Estimates
17.1 Introduction
ITH commissioned Mr. G. Giroux of Giroux Consultants Ltd to prepare an initial resource estimate on the drill intercepts from the Camp Zone (Giroux Consultants Ltd, 2007). This was the first and only resource estimation to be undertaken for the property and serves as a guide for evaluating the potential of a portion of the Camp Zone specifically and the greater LMS project in general. The Camp Zone is only one of six areas with surface geochemical anomalies discovered so far on the property.
Mr. Giroux is a qualified person by virtue of education, experience and membership in a professional association. He is independent of both the issuer and the vendor applying all of the tests in section 1.4 of National Instrument 43-101.
ITH provided Mr. Giroux with their drill database consisting of data from 36 drill holes completed in 2005 and 2006. Of these, 12 holes were RC numbered LM05-01 to LM-05-12 and 24 diamond core holes numbered LM-05-13 to LM-05-18 and LM06-19 to LM06-36. Down hole surveys were taken on 18 of the core holes. Collar locations were established using GPS. The total length drilled is 9087.1 m. A total of 3,294 samples were assayed for gold and 48 element ICP-MS. The assay lengths are irregular, broken at geologic contacts and range from 0.03 to 9.88m with an average length of 0.95 m. Gaps between assays that were not sampled have been included at 0.001 g Au/t grades.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
17.2 Resource Estimation Procedures
A resource calculation is based on estimating the most likely gold value of blocks within a modeled solid. In this case the solid is a representation of the gold-bearing “Middle Graphitic Breccia” unit. Blocks for a block model are determined based on geologic parameters and variograms calculated from the data provided from drill hole samples. The variogram is a graphical representation of the probability of a given value occurring at a distance h from a data point which is a drill hole or surface sample. Based on this, blocks in the block model are assigned values. The value of each block is accumulated at various cutoffs to estimate tons and grade of a resource.
17.2.1 Modeling
A 3D wire frame solid model of the Middle Graphitic-Breccia unit was prepared for ITH by Northern Associates, Inc. The solid was built from N-S drill cross sections at 10m intervals and is based on a combination of assay composites and interpreted extensions of the graphitic breccia unit. Software validations indicate a closed and valid solid for this model (Figure 13).
Gold composites for intersections within or immediately proximal to the middle graphitic breccia unit were determined using a 1 meter thick minimum intersection (not true thickness) and a 0.5 ppm gold grade cutoff. In some instances, an outlying sample with gold greater than the cutoff was added to the original composite provided the outlying sample (combined with the waste) was able to meet the cutoff. In such cases a new composite was determined.
The surrounding mineralized graphitic schist unit has also been modeled (Figure 13).
Assays were back coded from the geologic 3D solids (Table_3) and assigned a code of:
1 = main graphitic breccia unit
2 = surrounding graphitic schist unit
3 = Waste outside mineralized zones
TABLE 3
Summary of Statistics for Assay Data by Domain

	Code 1	Code 2	Code 3
	Au (g/t)	Au (g/t)	Au (g/t)
Number	145	217	4,118
Mean	3.21	0.45	0.56
Standard Deviation	9.33	2.71	24.15
Minimum	0.001	0.001	0.001
Maximum	80.80	38.70	1542.0
Coefficient of Variation	2.91	6.02	42.87

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 13. View looking north showing modeled Graphitic Breccia in red (code1) and the surrounding Graphitic Schist (code 2) in pink. Drill holes are indicated with fine gray lines.
The distribution of gold grades in each domain was positively skewed with a small tail of higher grades. Each distribution of gold grades was examined using lognormal cumulative probability plots. The procedure used is explained in a paper by Dr. A.J. Sinclair titled Applications of probability graphs in mineral exploration (Sinclair, 1976). In short the cumulative distribution of a single normal distribution will plot as a straight line on probability paper while a single lognormal distribution will plot as a straight line on lognormal probability paper. Overlapping populations will plot as curves separated by inflection points.
Sinclair proposed a method of separating out these overlapping populations using a technique called partitioning. In 1993 a computer program called P-RES was made available to partition probability plots interactively on a computer (Bentzen and Sinclair, 1993). Each domain is examined in the following section with the populations broken out and thresholds selected for capping if required. In each case multiple overlapping lognormal population were present.
The distribution of gold in the graphitic breccia unit is positively skewed and when log transformed shows multiple overlapping lognormal populations. The populations are summarized in Table 4.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 4
Summary of Gold Distribution in Graphitic Breccia Unit

		Proportion of	Number of
Population	Mean Au (g/t)	Data	Samples
1	80.57	1.41%	2
2	33.46	1.91%	3
3	11.10	3.49%	5
4	3.40	24.16%	35
5	0.94	32.00%	46
6	0.25	29.26%	42
7	0.04	7.77%	12
Populations 1, 2 and 3 can be considered erratic high grade and probably represent narrow high grade veins crossing the breccia unit. Populations 4 and 5 represent the main mineralizing event while populations 6 and 7 represent internal waste. To leave the higher assays as is would allow for smoothing of this high grade feature. A cap level of two standard deviations above the mean of population 4, a level of 7.5 g Au/t was selected. A total of 9 assays were capped at 7.5 g Au/t.
The gold distribution for the graphitic schist domain was also highly skewed and a log transform of the data showed six overlapping lognormal populations (Table 5).
TABLE 5
Summary of Gold Distribution in Graphitic Schist Unit

		Proportion of	Number of
Population	Mean Au (g/t)	Data	Samples
1	20.12	1.25%	3
2	3.57	2.02%	4
3	1.28	2.10%	5
4	0.27	36.74%	80
5	0.03	34.13%	74
6	0.005	23.77%	51
The top two populations were considered erratic high grade again probably representing narrow higher grade veins. A cap of 2 standard deviations above the mean of population 3 was selected. A total of 7 assays were capped at 2.4 g Au/t.
Within the material outside these two solids coded as waste the gold was extremely skewed with a relatively few high assays. A total of 6 lognormal populations were identified (Table 6).

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 6
Summary of Gold Distribution in Waste Unit

		Proportion of	Number of
Population	Mean Au (g/t)	Data	Samples
1	471.4	0.07%	3
2	28.25	0.10%	4
3	10.55	0.33%	14
4	2.15	1.39%	57
5	0.21	10.70%	441
6	0.005	87.40%	3599
The top three populations are clearly erratic and represent scattered narrow high grade veins. Populations 4 and 5 probably represent a lower graphitic-breccia unit that was too far removed from the main unit to combine and too scattered to model at this time. Population 6 represents the background mineralization in surrounding rock units. A cap of 2 standard deviations above the mean of population 4 will reduce the effects of the erratic high grades. A total of 19 assays were capped at 7.5 g Au/t.
The effects of capping are shown in Table 7 with significant reductions in both mean grade and the coefficient of variations. The effects on total grade of capping a small proportion of the data indicated how variable the data is and the effect a small number of high values have on the total data statistics.
TABLE 7
Summary of Statistics for Assay Data by Domain

	Assays			Capped Assays
	Code 1	Code 2	Code 3	Code 1	Code 2	Code 3
	Au (g/t)	Au (g/t)	Au (g/t)	Au (g/t)	Au (g/t)	Au (g/t)
Number	145	217	4,118	145	217	4,118
Mean	3.21	0.45	0.56	1.78	0.24	0.12
Standard Deviation	9.33	2.71	24.15	2.14	0.47	0.63
Minimum	0.001	0.001	0.001	0.001	0.001	0.001
Maximum	80.80	38.70	1542.0	7.50	2.40	7.50
Coefficient of Variation	2.91	6.02	42.87	1.20	1.98	5.42
In addition to gold analysis by ICP methods were made for 48 other elements. Within the two mineralized zones (graphitic breccia and graphitic schist) gold was well correlated with 4 elements: As — .794, Ag — .708, Sb — .650 and Pb — .609.
17.2.2 Composites
Each drill hole was “passed through” the geologic solids and the point of entry and exit for each solid was recorded. Uniform down hole 2 m composites were then formed that would honour the domain boundaries. Small intervals at the domain boundaries were combined with the adjoining sample if less than 1 m in length. This procedure produced composites of uniform support, 2 ± 1 m in length. The composite statistics are summarized in Table 8.

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Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
17.2.3 Variography
The current database has insufficient data to model each domain separately. Therefore, the two mineralized domains were combined for analysis. Pairwise relative semivariograms were produced along the N-S strike of the zone, down dip at azimuth 270o Dip -40o and across dip at 90o Dip -50o. Nested spherical models were fit to each direction. A similar strategy was applied to all material outside the mineralized solids. Table 9 summarizes the semivariogram parameters.
TABLE 8
Summary of Statistics for 2 m Composites

	Code 1	Code 2	Code 3
	Au (g/t)	Au (g/t)	Au (g/t)
Number	69	125	2,721
Mean	1.57	0.23	0.06
Standard Deviation	1.32	0.52	0.30
Minimum	0.003	0.001	0.001
Maximum	5.62	5.01	5.74
Coefficient of Variation	0.84	2.22	5.48
TABLE 9
Summary of Semivariogram Parameters

								Short Range	Long Range
Domain	Azimuth		Dip		Co	C1	C2	(m)	(m)
Codes 1 & 2	0	[o]	0	[o]	0.40	0.40	0.60	60	90
Mineralized Zones	270	[o]	-40	[o]	0.40	0.40	0.60	50	100
	90	[o]	-50	[o]	0.40	0.40	0.60	5	15
Code 3	0	[o]	0	[o]	0.20	0.20	0.49	25	60
Waste Zone	270	[o]	-40	[o]	0.20	0.20	0.49	50	100
	90	[o]	-50	[o]	0.20	0.20	0.49	10	30
17.2.4 Bulk Density
Bulk density for each sample was approximated by determining the weight of the sample and calculating a volume. The volume was reduced based on core recovery and volume lost during cutting. The results are summarized below sorted by rock type.

Graphitic Breccia (Code 1)	- 103 samples	Average SG = 2.60
Graphitic Schist (Code 2)	- 607 samples	Average SG = 2.68
Gneiss (Code 3)	- 1307 samples	Average SG = 2.60
The average SG value was used to produce a weighted average block tonnage for each domain.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 35

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
17.2.5 Block Model
A block model of blocks 10 x 10 x 5 m was superimposed on the geologic solid model. The model origin was as follows:

Lower Left Corner	570800 E	10 m wide	100 columns
	7120200 N	10 m long	57 rows
Top of Model	600	5 m high	120 levels
No rotation
For each block the percentage of the block below topography, percentage within the graphitic breccia unit (Domain 1) and the percentage within the graphitic schist unit (Domain 2) were recorded. The percentage of waste was then calculated as the % below topography — % breccia — % schist.
Gold grades were interpolated into blocks using ordinary kriging. Blocks with some percentage of Breccia present had a gold grade estimated from only Breccia composites. Blocks with some percentage of graphitic schist present had a gold grade estimated for schist from only schist composites. Finally, for any block with gold in breccia or schist estimated and with a percentage of waste present, a gold grade was estimated for waste using only waste composites. A total gold grade for each block was then calculated as a weighted average of these three grades.
Kriging was done in multiple passes using expanding search ellipses related to the semivariogram ranges. Pass 1 used search dimensions equal to 1/4 of the semivariogram range. For blocks not estimated in this pass, the search dimensions were expanded to 1/2 the semivariogram range. The search ellipses were expanded until all blocks in the geologic solids were estimated.
17.3 Resource Statement
Drill hole logging has established geologic continuity within the various breccia and schist lithologies. However, there is simply too little assay information at this time to classify this resource as anything but inferred.
The results are presented as grade-tonnage tables. The first table outlines grades and tonnages at a variety of gold cutoff values and presents the total block grade. This assumes one would mine the entire block, so waste dilution has been added (Table 10).
A second table shows what might be recovered if one could mine to the limits of the mineralized shell containing only graphitic breccia and graphitic schist (Table 11).
A third table presents material within the higher grade core of graphitic breccia and implies one could mine to this boundary (Table 12).

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 36

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 10
LMS TOTAL INFERRED RESOURCE

	Tonnes >	Grade >	Contained
Au Cutoff	Cutoff	Cutoff	Ounces
(g/t)	(tonnes)	Au (g/t)	Gold
0.10	9,680,000	0.61	190,000
0.20	7,460,000	0.75	180,000
0.30	5,860,000	0.89	167,000
0.40	4,780,000	1.01	155,000
0.50	4,110,000	1.10	145,000
0.60	3,610,000	1.18	137,000
0.70	3,130,000	1.26	127,000
0.80	2,710,000	1.34	116,000
0.90	2,370,000	1.41	107,000
1.00	2,050,000	1.48	97,000
1.10	1,740,000	1.55	87,000
1.20	1,490,000	1.62	78,000
1.30	1,250,000	1.70	68,000
1.40	1,040,000	1.76	59,000
1.50	860,000	1.83	51,000
TABLE 11
LMS BRECCIA PLUS SCHIST INFERRED RESOURCE

	Tonnes >	Grade >	Contained
Au Cutoff	Cutoff	Cutoff	Ounces
(g/t)	(tonnes)	Au (g/t)	Gold
0.10	6,850,000	0.81	178,000
0.20	5,960,000	0.91	174,000
0.30	4,960,000	1.04	166,000
0.40	4,090,000	1.19	156,000
0.50	3,640,000	1.28	150,000
0.60	3,300,000	1.35	144,000
0.70	2,990,000	1.43	137,000
0.80	2,770,000	1.48	132,000
0.90	2,490,000	1.55	124,000
1.00	2,250,000	1.62	117,000
1.10	1,990,000	1.69	108,000
1.20	1,730,000	1.77	98,000
1.30	1,520,000	1.84	90,000
1.40	1,280,000	1.93	80,000
1.50	1,100,000	2.01	71,000

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 37

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 12
LMS BRECCIA INFERRED RESOURCE

	Tonnes >	Grade >	Contained
Au Cutoff	Cutoff	Cutoff	Ounces
(g/t)	(tonnes)	Au (g/t)	Gold
0.10	2,450,000	1.63	128,000
0.20	2,450,000	1.63	128,000
0.30	2,450,000	1.63	128,000
0.40	2,450,000	1.63	128,000
0.50	2,450,000	1.63	128,000
0.60	2,440,000	1.63	128,000
0.70	2,400,000	1.65	127,000
0.80	2,340,000	1.67	125,000
0.90	2,180,000	1.73	121,000
1.00	2,080,000	1.77	118,000
1.10	1,930,000	1.82	113,000
1.20	1,770,000	1.89	107,000
1.30	1,660,000	1.93	103,000
1.40	1,360,000	2.06	90,000
1.50	1,200,000	2.13	82,000
17.4 Mineral Resource Classification
Mineral Resources for the LMS project are classified as an Inferred Resource according to the CIM Standards on Mineral Resources and Reserves – Definitions and Guidelines (December, 2005). An Inferred Resource is defined as follows:
Inferred Mineral Resource
“An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, workings and drill holes.”
“Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration. Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.”
Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 38

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
The author is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant issues that could potentially affect this estimate of mineral resources. Mineral reserves can only be estimated based on the results of an economic evaluation generally as part of a preliminary feasibility or feasibility study. As such, no reserves have been estimated at this stage.
18.0 Other Relevant Data and Information
No additional information or explanation is known by the author to be necessary to make the technical report understandable and not misleading.
19.0 Interpretation and Conclusions
The LMS property is situated in a portion of the Goodpaster district which has had no known previous exploration prior to AGA’s reconnaissance program in 2004, in spite of the fact that the broader region has attracted considerable interest following the discovery of the Pogo deposit 40 km to the northeast.
Rocks within the LMS project area belong to the Yukon-Tanana Terrrane a complex terrane that was accreted to North America in the mid to Late Cretaceous period. Among the diverse suites of rocks in this terrane, some of those underlying the project area are similar in composition and structural character to the host rocks at Pogo.
Mineralization in this region, including at Pogo, is believed to be intrusion-related as described by many workers (McCoy, et al.,1997; Newberry, 2000; Smith, 2000; Smith, et al., 2000). The author’s observations are consistent with this interpretation even though no intrusive rocks have been identified on the property. Fluids derived from intrusions at depth or at distance laterally can migrate along structures to produce the observed gold mineralization at LMS. An alternate possibility is that the gold is sourced from metamorphic fluids, in which case, mineralization would be classified as “orogenic” type. These genetic labels do not affect the architecture or morphology of the deposit because in both cases gold-bearing hydrothermal fluid, regardless of where it is derived, will migrate through rocks according to structural and lithologic factors.
Outcropping gold mineralization was discovered by AGA as part of a regional exploration program in 2004 and has now become what is referred to as the Camp Zone. AGA followed up with drill testing and discovered down-dip continuity of mineralization in an open folded, west-plunging, stratabound zone of graphitic quartzite breccia as well as high grade gold in subvertical veins in hangingwall and footwall rocks above and beneath the breccia zone. In 2006, ITH further tested this feature and demonstrated its continuity and occurrence over a broader area.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 39

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
In 2007, a 43-101 compliant resource estimate was made using the AGA and ITH drill intercepts through the gold-bearing graphitic quartzite breccia. The estimate offers a range of grades and tonnages with corresponding contained ounces. An inferred resource consisting of 5.86 M tonnes of material are estimated to contain 167,000 oz of Au at a grade of 0.89 g/t Au using a cutoff grade of 0.3 g/t. This Resource estimate does not include high grade values that probably represent gold in veins through the graphitic quartzite breccia, nor does it include any other vein material above or below the graphitic quartzite breccia as this style of mineralization is not adequately defined to be part of a resource estimate.
The high grade veins crosscut the graphitic quartzite breccia indicating that they post date the mineralization that is included in the resource estimate. It is proposed here that gold-bearing hydrothermal fluids traversed upward through rocks of the LMS area along steep structures and migrated laterally along particular horizons such as the graphitic quartzite breccia. The nature of this unit is puzzling, but the first author’s preferred hypothesis is that it represents an ancient thrust fault (Figure 14). If true, it is unlikely that this is the only such surface in the area. Any other similar surfaces could also be mineralized. Although, veins could have formed at a relatively much later time during a separate mineralizing event, it is possible that they are the latest stage of an evolving hydrothermal system. These fluids, at any stage may have encountered pre-existing weak volcanogenic massive sulfide style mineralization and remobilized minor base metals to form the array of vein types and their respective metal contents.
Vein type mineralization has not been adequately tested with the current drilling and is deserving of further exploration. The graphitic quartzite breccia is an enigmatic unit and style of mineralization, but seems unlikely to be unique on the property. Likewise, current drilling has not defined the limits of this unit or the mineralization. Therefore, it also is deserving of further testing and exploration.
Soil sampling by shovel and track-mounted auger along with MMI sampling has identified the presence of at least five additional sizeable areas of anomalous gold in soil. The largest of these is the Northwest Zone (~500 x 1000m). When considering the extent and depth to which the project area is buried beneath wind-blown loess, the fact that these areas are identifiable is encouraging and suggests that the Camp Zone is not a unique mineralized body on the property. Several of these zones define a northwest-trending corridor of anomalism that is approximately 6 km long at the surface.
It is concluded here that identification of gold mineralization and its extent is at an early stage on the LMS property. The identification of a small Resource based on limited drilling within one of several areas that show gold anomalism at the surface suggests that the LMS property is host to more extensive gold mineralization.
20.0 Recommendations
20.1 Exploration Recommendations
Exploration of the LMS property is at an early stage with discovery and identification of the graphitic quartzite breccia and vein zone(s) extending from the surface to >450m down dip. It is recommended that exploration of the LMS property continue with a program of drilling, sampling, and structural analysis as best as can be achieved in drill core. To the extent that trenches can reach bedrock along ridge lines, the excavation, sampling, and mapping of trenches is likely to be helpful in determining the location of particular rock types and structural relations.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 40

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Figure 14. Schematic diagram shows LMS mineralization concept model. A) Thrust-faulted volcanosedimentary stratigraphy produces recumbent folds with axial planar thrust surfaces. There may be parallel structures, duplexes, or related lateral structures which might also host mineralization. The intersection of any of these types of features might explain some of the other surface anomalies at LMS. Boxed area represents the approximate scale of the area investigated so far with respect to the concept area. B) the entire package is folded about steep west-northwest striking and west plunging upright fold axes (red fold). Faults produced during this deformation could be approximately perpendicular (brown-gray plane) or approximately parallel to the fold axial plane (gray plane). Hydrothermal fluid rising through the crust could utilized these structures and infiltrate porous/permeable features such as the thrust fault. Fluids would likely rise along structures and anticlinal axes. High grade veins ought to lie along the perpendicular faults (brown-gray) or in parallel zones. This direction is approximately parallel to the principle stress direction that formed the late upright folds.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 41

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
The aim of exploration should be to 1) test the location and extent of vein zones through drilling; 2) characterize and explore newly discovered anomalous areas to the northwest with trenches if practicable and drilling; and 3) continue to conduct soil sampling throughout the property to better define the anomalous zones, particularly across the apparent northwest trending corridor of anomalism.
20.2 Proposed Exploration
ITH has entered into an option with First Star Resources who will be undertaking heir own exploration program to earn their interest from ITH. First Star Resources proposes to undertake a first phase exploration program consisting of diamond core drilling, surface sampling and mapping during the summer of 2010. Drilling will continue to assess the existing Camp Zone in an effort to expand the existing inferred resource through drilling along strike to test the postulated extensions of mineralization. Contingent upon successful outcome of the first phase exploration program, First Star intends to conduct a follow-up reverse circulation drilling program this winter.
First Star anticipates funding this exploration with funds generated from equity capital through an anticipated equity offering in April, 2010.
Proposed exploration is appropriate and reasonable for the nature of the mineralization and is commensurate with the work commitments for the option agreement and claim labor requirements.
20.3 Budget for 2010
First Star anticipates expenditure of approximately $500k in 2010 on drilling, mapping, and sampling. This level of expenditure is sufficient for the proposed modest drilling, mapping, and sampling program. Successful identification of more mineralization will generate the desire to continue exploring and will require further work and capital commitment.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 42

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
TABLE 20.1
FIRST STAR 2010 PROPOSED EXPLORATION BUDGET

Expenditure	$ K	Comments
Land	30	Claim and lease fees
Camp	10	Annual rental fee
Drilling
1500m@$150/m	225	Drilling, supplies, surveying, preparation, hole abandonment
Drilling supplies	12
Fuel	24
Exploration and Camp Contractors	85.5	Exploration contractor, cook, etc.
Supplies
Camp and Equipment	8	Camp and operating field supplies
Field Equipment	2.5
Geology supplies	25
Groceries ($50/person/day x 12 people x 30 days	18
Laboratory Analyses	30	Core and soil samples, prep and assay
600 samples (core and soil) @ $50/sample
Contingency	30
TOTAL	500

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 43

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
21.0 References
Bentzen, A., and A. J. Sinclair, 1993, P-RES – a computer program to aid in the investigation of polymetallic ore reserves; Tech. Rept. MT-9, Mineral Deposit Research Unit, Dept. of Geological Sciences, UBC, Vancouver (includes diskette), 55 pp.
Giroux Consultants Ltd, 2007, LMS resource evaluation, Consultants report to ITH, 12 pp.
Goldfarb, R.J., 1997, Metallogenic evolution of Alaska, in Mineral Deposits of Alaska, Goldfarb, R.J., and Miller, L.D. ed. Economic Geology Monograph 9, p. 4-34.
Goldfarb, R., Hart, C., Miller, M., Miller, L., Farmer, G.L., Groves, D., 2000, The Tintina gold belt – a global perspective, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, British Columbia and Yukon Chamber of Mines, Cordilleran Roundup Special Volume 2, p. 5-31.
Klipfel, P., 2006, Summary report on the LMS gold project, Goodpaster District, Alaska, Independent consultants report, 25 pp.
Klipfel, P. 2007, Petrographic evaluation of LMS host rocks and mineralization, Goodpaster District, Alaska; unpublished consultants report for ITH, 113 pp.
Klipfel, P. and Giroux, G., 2008, Summary Report on the LMS Gold project, Goodpaster district, Alaska, Independent Consultants Report, 63 p.
McCoy, D., Newberry, R.J., Layer, P., DiMarchi, J.J., Bakke, A., Masterman, J.S., and Minehane, D.L., 1997, Plutonic related gold deposits of interior Alaska, Society of Economic Geologists, Economic Geology Monograph 9, pp. 91-241.
Newberry, R.J., 2000, Mineral deposits and associated Mesozoic and Tertiary igneous rocks within the interior Alaska and adjacent Yukon portions of the ‘Tintina’ gold Belt’: a progress report, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, Cordilleram Roundup Special Volume 2, British Columbia and Yukon Chamber of Mines pp. 59-88.
Plafker, G. and Berg, H.C., 1994, Overview of the geology and tectonic evolution of Alaska, in Plafker, G. and Berg, H.C. eds., The Geology of Alaska: Geological Society of America, Boulder CO, The Geology of North America, v. G1, p. 989-1017.
Reynolds, J., 2007, Reconnaissance survey of fluid inclusions from a Au prospect memorandum, consultants report to ITH, 9 pp.
SGS, 2006, A mineralogical description of gold occurrences within two exploration sample composites, consultants report to AngloGold Ashanti Corp., 96 pp.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 44

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Sinclair, A.J., 1976: Applications of probability graphs in mineral exploration; Spec. v. 4, Association of Exploration Geochemists, 95 pp.
Smith, M., 2000, The Tintina gold belt: an emerging gold district in Alaska and Yukon, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, British Columbia and Yukon Chamber of Mines, Cordilleran Roundup Special Volume 2, p. 1-3.
Smith, M., Thompson, J.F.H., Moore, K.H., Bressler, J.R., Layer, P., Mortensen, J.K., Abe, I., Takaoka, H., 2000, The Liese Zone, Pogo property: a new high-grade fold deposit in Alaska, in The Tintina Gold Belt: Concepts, Exploration, and Discoveries, Cordilleram Roundup Special Volume 2, British Columbia and Yukon Chamber of Mines, p. 131-144.
Zamudio, J., 2006, LM-06-21-970ft Clay Determination Revised, 1pp.
Zonge Engineering and Research Organization, 2005, Logistical Report Dipole- Dipole Complex Resistivity (CRIP) & Natural Source Audio-Frequency Magneto-Telluric (NSAMT) Surveys, LMS Project, Delta Junction, Alaska, consultants report to AGA, 13 pp.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 45

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
22.0 Date and Signature Page
The effective date of this technical report, entitled “Summary Report on the LMS Gold Project, Goodpaster District, Alaska” is June 15, 2010.
Dated: June 15, 2010
Signed:

(signed) Paul Klipfel	[Sealed: CPG#10821]
Dr. Paul Klipfel, Ph.D, CPG#10821

(signed) Gary Giroux	[Sealed]
Gary Giroux, P.Eng. MASc.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 46

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
23.0 Certificates of Authors
CERTIFICATE OF AUTHOR
I, Paul D. Klipfel Ph.D., do hereby certify that:
1.	I am President of :
Mineral Resource Services, Inc.
4889 Sierra Pine Dr.
Reno, NV 89519
2.	I have graduated from the following Universities with degrees as follows:

a. San Francisco State University,	B.A. geology	1978
b. University of Idaho,	M.S. economic geology	1981
c. Colorado School of Mines	M.S. mineral economics	1988
d. Colorado School of Mines	Ph.D. economic geology	1992
3.	I am a member in good standing of the following professional associations:
a.	Society of Mining Engineers

b.	Society of Economic Geologists

c.	Geological Society of America

d.	Society for Applied Geology

e.	American Institute of Professional Geologists

f.	Sigma Xi
4.	I have worked as a mineral exploration geologist for 30+ years since my graduation from San Francisco State University.
5.
I have read the definition of “Qualified person” set out in National Instrument 43-101 and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of all portions of the technical report titled Summary Report on the LMS Gold Project, Goodpaster District, Alaska and dated June 15, 2010 (the “Technical Report”) relating to the LMS property except for section 17 which has been prepared by Mr. G. Giroux. I visited the LMS property on June 15, 2006 for 1 day, for 4 days on September 20-23, 2006 and again May 29, 2010.

4889 Sierra Pine Dr.	Reno NV 89519	ph: 775 742-2237	p.klipfel@sbcglobal.net

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 47

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
7.	I have had prior involvement with the property that is the subject of the Technical Report in so far as I prepared previous Technical Reports for International Tower Hill Mines Ltd. In 2006 and 2007.
8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.
10.	I have read National Instrument 43-101 and Form 101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 15th Day of June, 2010.

(signed) Paul Klipfel	[Sealed: CPG#10821]
Dr. Paul Klipfel, Ph.D, CPG#10821

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 48

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
CERTIFICATE of G.H. Giroux
I, G.H. Giroux, of 982 Broadview Drive, North Vancouver, British Columbia, do hereby certify that:
1)	I am a consulting geological engineer with an office at #1215 — 675 West Hastings Street, Vancouver, British Columbia.

2)	I am a graduate of the University of British Columbia in 1970 with a B.A. Sc. and in 1984 with a M.A. Sc., both in Geological Engineering.

3)	I am a member in good standing of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

4)
I have practiced my profession continuously since 1970. I have had over 30 years experience calculating mineral resources. I have previously completed resource estimations on a wide variety of precious metal deposits both in B.C. and around the world, many similar to LMS.

5)
I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of education, experience, independence and affiliation with a professional association, I meet the requirements of an Independent Qualified Person as defined in National Instrument 43-101.

6)
This report titled “Summary Report on the LMS Gold Project, Goodpaster District, Alaska” dated June 15, 2010, is based on a study of the data and literature available on the LMS Property. I am responsible for Section 17 on the resource estimations completed in Vancouver during 2007. I have not visited the property.

7)	I have not previously worked on this deposit except in the preparation of a previous Technical Report for International Tower Hill Mines Ltd.

8)
As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9)	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10)	I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 15th day of June, 2010

(signed) Gary Giroux	[Sealed]
Gary Giroux, P.Eng. MASc.

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 49

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Appendix 1. Claim Information

Claim
Name	ADL No	Doc No	Meridian	Township	Range	Section	Quarter
LMS-91	645506	2004-017409	Fairbanks	8 South	11 East	7	nw
LMS-92	645507	2004-017410	Fairbanks	8 South	11 East	7	ne
LMS-93	645508	2004-017411	Fairbanks	8 South	11 East	8	nw
LMS-94	645509	2004-017412	Fairbanks	8 South	11 East	8	ne
LMS-95	645510	2004-017413	Fairbanks	8 South	11 East	9	nw
LMS-96	645511	2004-017414	Fairbanks	8 South	11 East	9	ne
LMS-97	645512	2004-017415	Fairbanks	8 South	11 East	10	nw
LMS-98	645513	2004-017416	Fairbanks	8 South	11 East	10	ne
LMS-99	645514	2004-017417	Fairbanks	8 South	11 East	11	nw
LMS-100	645515	2004-017418	Fairbanks	8 South	11 East	11	ne
LMS-101	645516	2004-017419	Fairbanks	8 South	11 East	7	sw
LMS-102	645517	2004-017420	Fairbanks	8 South	11 East	7	se
LMS-103	645518	2004-017421	Fairbanks	8 South	11 East	8	sw
LMS-104	645519	2004-017422	Fairbanks	8 South	11 East	8	se
LMS-105	645520	2004-017423	Fairbanks	8 South	11 East	7	sw
LMS-106	645521	2004-017424	Fairbanks	8 South	11 East	7	se
LMS-107	645522	2004-017425	Fairbanks	8 South	11 East	10	sw
LMS-108	645523	2004-017426	Fairbanks	8 South	11 East	10	se
LMS-109	645524	2004-017427	Fairbanks	8 South	11 East	11	sw
LMS-110	645525	2004-017428	Fairbanks	8 South	11 East	11	se
LMS-111	645526	2004-017429	Fairbanks	8 South	11 East	15	nw
LMS-112	645527	2004-017430	Fairbanks	8 South	11 East	15	ne
LMS-113	645528	2004-017431	Fairbanks	8 South	11 East	14	nw
LMS-114	645529	2004-017432	Fairbanks	8 South	11 East	14	ne
LMS-115	645530	2004-017433	Fairbanks	8 South	11 East	15	sw
LMS-116	645531	2004-017434	Fairbanks	8 South	11 East	15	se
LMS-117	645532	2004-017435	Fairbanks	8 South	11 East	14	sw
LMS-118	645533	2004-017436	Fairbanks	8 South	11 East	14	se
LMS-119	645534	2004-017437	Fairbanks	8 South	11 East	22	nw
LMS-120	645535	2004-017438	Fairbanks	8 South	11 East	22	ne
LMS-121	645536	2004-017439	Fairbanks	8 South	11 East	23	nw
LMS-122	645537	2004-017440	Fairbanks	8 South	11 East	23	ne
LMS-123	645538	2004-017441	Fairbanks	8 South	11 East	22	sw
LMS-124	645539	2004-017442	Fairbanks	8 South	11 East	22	se
LMS-125	645540	2004-017443	Fairbanks	8 South	11 East	23	sw
LMS-126	645541	2004-017444	Fairbanks	8 South	11 East	23	se
LMS-172	646381	2004-024337	Fairbanks	8 South	11 East	18	nw
LMS-173	646382	2004-024338	Fairbanks	8 South	11 East	18	ne

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 50

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

Claim
Name	ADL No	Doc No	Meridian	Township	Range	Section	Quarter
LMS-174	646383	2004-024339	Fairbanks	8 South	11 East	17	nw
LMS-175	646384	2004-024340	Fairbanks	8 South	11 East	17	ne
LMS-176	646385	2004-024341	Fairbanks	8 South	11 East	16	nw
LMS-177	646386	2004-024342	Fairbanks	8 South	11 East	16	ne
LMS-178	646387	2004-024343	Fairbanks	8 South	11 East	18	sw
LMS-179	646388	2004-024344	Fairbanks	8 South	11 East	18	se
LMS-180	646389	2004-024345	Fairbanks	8 South	11 East	17	sw
LMS-181	646390	2004-024346	Fairbanks	8 South	11 East	17	se
LMS-182	646391	2004-024347	Fairbanks	8 South	11 East	16	sw
LMS-183	646392	2004-024348	Fairbanks	8 South	11 East	16	se
LMS-184	646393	2004-024349	Fairbanks	8 South	11 East	19	nw
LMS-185	646394	2004-024350	Fairbanks	8 South	11 East	19	ne
LMS-186	646395	2004-024351	Fairbanks	8 South	11 East	20	nw
LMS-187	646396	2004-024352	Fairbanks	8 South	11 East	20	ne
LMS-188	646397	2004-024353	Fairbanks	8 South	11 East	21	nw
LMS-189	646398	2004-024354	Fairbanks	8 South	11 East	21	ne
LMS-190	646399	2004-024355	Fairbanks	8 South	11 East	24	nw
LMS-191	646400	2004-024356	Fairbanks	8 South	11 East	24	ne
LMS-192	646401	2004-024357	Fairbanks	8 South	12 East	19	nw
LMS-194	646403	2004-024359	Fairbanks	8 South	11 East	19	sw
LMS-195	646404	2004-024360	Fairbanks	8 South	11 East	19	se
LMS-196	646405	2004-024361	Fairbanks	8 South	11 East	20	sw
LMS-197	646406	2004-024362	Fairbanks	8 South	11 East	20	se
LMS-198	646407	2004-024363	Fairbanks	8 South	11 East	21	sw
LMS-199	646408	2004-024364	Fairbanks	8 South	11 East	21	se
LMS-200	646409	2004-024365	Fairbanks	8 South	11 East	24	sw
LMS-201	646410	2004-024366	Fairbanks	8 South	11 East	24	se
LMS-202	646411	2004-024367	Fairbanks	8 South	12 East	19	sw
LMS-204	64613	2004-024369	Fairbanks	8 South	11 East	30	nw
LMS-205	64614	2004-024370	Fairbanks	8 South	11 East	30	ne
LMS-206	64615	2004-024371	Fairbanks	8 South	11 East	29	nw
LMS-207	64616	2004-024372	Fairbanks	8 South	11 East	29	ne
LMS-208	64617	2004-024373	Fairbanks	8 South	11 East	28	nw
LMS-209	64618	2004-024374	Fairbanks	8 South	11 East	28	ne
LMS-210	64619	2004-024375	Fairbanks	8 South	11 East	27	nw
LMS-211	64620	2004-024376	Fairbanks	8 South	11 East	27	ne
LMS-212	64621	2004-024377	Fairbanks	8 South	11 East	26	nw
LMS-213	64622	2004-024378	Fairbanks	8 South	11 East	26	ne
LMS-214	64623	2004-024379	Fairbanks	8 South	11 East	25	nw
LMS-215	64624	2004-024380	Fairbanks	8 South	11 East	25	ne
LMS-216	64625	2004-024381	Fairbanks	8 South	12 East	30	nw

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 51

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

Claim
Name	ADL No	Doc No	Meridian	Township	Range	Section	Quarter
LMS-222	646431	2004-024387	Fairbanks	8 South	11 East	30	sw
LMS-223	646432	2004-024388	Fairbanks	8 South	11 East	30	se
LMS-224	646433	2004-024389	Fairbanks	8 South	11 East	29	sw
LMS-225	646434	2004-024390	Fairbanks	8 South	11 East	29	se
LMS-226	646435	2004-024391	Fairbanks	8 South	11 East	28	sw
LMS-227	646436	2004-024392	Fairbanks	8 South	11 East	28	se
LMS-228	646437	2004-024393	Fairbanks	8 South	11 East	27	sw
LMS-229	646438	2004-024394	Fairbanks	8 South	11 East	27	se
LMS-230	646439	2004-024395	Fairbanks	8 South	11 East	26	sw
LMS-231	646440	2004-024396	Fairbanks	8 South	11 East	26	se
LMS-232	646441	2004-024397	Fairbanks	8 South	11 East	25	sw
LMS-233	646442	2004-024398	Fairbanks	8 South	11 East	25	se
LMS-234	646443	2004-024399	Fairbanks	8 South	11 East	30	sw

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 52

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Appendix 2. List of Drill Holes Provided for Resource Estimation

HOLE	EASTING	NORTHING	ELEVATION	HOLE LENGTH
LM-05-01	571557.00	7120398.00	582.50	91.44
LM-05-02	571596.00	7120495.00	584.90	109.73
LM-05-03	571609.00	7120498.00	584.00	91.44
LM-05-04	570523.00	7119831.00	453.80	91.44
LM-05-05	570801.00	7119691.00	481.30	91.44
LM-05-06	570995.00	7119975.00	509.60	91.44
LM-05-07	571513.00	7120410.00	580.90	121.92
LM-05-08	572540.00	7120504.00	603.50	91.44
LM-05-09	571996.00	7121339.00	516.60	91.44
LM-05-10	572000.00	7121300.00	516.60	86.87
LM-05-11	571351.00	7120417.00	571.50	260.97
LM-05-12	571351.00	7120417.00	571.50	264.57
LM-05-13	571450.00	7120320.00	570.60	244.45
LM-05-14	571450.00	7120320.00	570.60	154.84
LM-05-15	571450.00	7120320.00	570.60	268.83
LM-05-16	571425.00	7120611.00	548.60	244.63
LM-05-17	571425.00	7120611.00	548.60	241.83
LM-05-18	584100.00	7127500.00	429.20	291.08
LM-06-19	572000.00	7121345.00	453.80	86.87
LM-06-20	571358.00	7121413.00	421.80	85.34
LM-06-21	571140.00	7120464.00	529.10	334.98
LM-06-22	571140.00	7120464.00	529.10	435.25
LM-06-23	571189.00	7120356.00	542.80	390.45
LM-06-24	571189.00	7120356.00	542.80	490.27
LM-06-25	571418.00	7120475.00	577.30	184.40
LM-06-26	571131.00	7120544.00	528.80	386.18
LM-06-27	571650.00	7120600.00	522.70	172.52
LM-06-28	570888.00	7120346.00	483.70	454.15
LM-06-29	571426.00	7120618.00	545.90	465.43
LM-06-30	571298.00	7120955.00	457.80	361.80
LM-06-31	571138.00	7120545.00	528.80	395.33
LM-06-32	570504.00	7118800.00	384.70	423.67
LM-06-33	570402.00	7118644.00	364.50	303.58
LM-06-34	571139.00	7120258.00	526.40	392.58
LM-06-35	571138.00	7120549.00	528.80	371.40
LM-06-36	571138.00	7120533.00	528.80	423.06

36 HOLES				9087.06

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 53

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010
Appendix 3. Semivariograms for gold

C0 = .400

C1 = .400

C2 = .600

A1 = 60.0

A2 = 90.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
80.0
160.0
240.0
320.0
400.0
LAG h (metres)

LMS AU - AZ 0 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 54

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

C0 = .400
C1 = .400
C2 = .600
A1 = 50.0
A2 = 100.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
80.0
160.0
240.0
320.0
400.0
LAG h (metres)

LMS GOLD - AZ 270 DIP -40

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 55

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

C0 = .400
C1 = .100
C2 = .340
A1 = 5.0
A2 = 15.0
Number of Pairs
44 46 38 34 30 24 18 13 9 6 3 1
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
10.0
20.0
30.0
40.0
50.0
LAG h (metres)

AU DOWNHOLE - AZ 90 DIP -50

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 56

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

C0 = .200
C1 = .200
C2 = .490
A1 = 25.0
A2 = 60.0
Number of Pairs
307
1427
10711
8202
5532
6572
552
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
80.0
160.0
240.0
320.0
400.0
LAG h (metres)

GOLD IN WASTE - AZ 0 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 57

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

C0	=	.200
C1	=	.200
C2	=	.490
A1	=	50.0
A2	=	100.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
80.0
160.0
240.0
320.0
400.0
LAG h (metres)

GOLD IN WASTE - AZ 270 DIP -40

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 58

Summary Report on the LMS Gold Project, Goodpaster District, Alaska	June 15, 2010

C0 = .200
C1 = .200
C2 = .490
A1 = 10.0
A2 = 30.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
80.0
160.0
240.0
320.0
400.0
LAG h (metres)

GOLD IN WASTE - AZ 90 DIP -50

Paul Klipfel Ph.D. Mineral Resource Services Inc.	Gary Giroux Giroux Consultants Ltd 59

GARY H. GIROUX, P.ENG, MASC
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 – 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 – 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 – 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Gary H. Giroux, P.Eng. (B.C.), MASc., of 982 Broadview Drive, North Vancouver, British Columbia, Canada V7H 2G1, have prepared, and am the author of, section 17 of the report entitled “Summary Report on the North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada” dated June 30, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Gary H. Giroux”, and to the use of the name of “Giroux Consultants Ltd.”, a private geological consulting firm, of which I am a Principal, in the Circular and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Circular and that the Circular fairly and accurately represents the information contained in the Report.
Dated this 15th day of July, 2010

(signed) G H Giroux	[Sealed]
Gary H. Giroux, P.Eng., MASc.

ROGER C. STEININGER, PHD, CPG
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 – 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 – 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 – 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Roger Steininger, PhD, CPG (AIPG) #7417, of 3401 San Mateo Avenue, Reno, Nevada USA 89509, have prepared, and am the author of all sections/parts of the report entitled “Summary Report on the North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada” dated June 30, 2010 (the “Report”), other than section 17 thereof.
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.	I hereby consent to the use of my name “Roger Steininger” in the Circular and in any subsequent press releases or material change reports in reference to the Report.
3.	I hereby certify that I have read the Circular and that the Circular fairly and accurately represents the information contained in the Report.
Dated this 15th day of July, 2010

(signed) Roger C. Steininger	[Sealed]
Roger C. Steininger, Ph.D, CPG (AIPG) #7417

GARY H. GIROUX, P.ENG, MASC
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 – 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 – 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 – 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Gary H. Giroux, P.Eng. (B.C.), MASc., of 982 Broadview Drive, North Vancouver, British Columbia, Canada V7H 2G1, have prepared, and am the author of, section 17 of the report entitled “Summary Report on the LMS Gold Project, Goodpaster District, Alaska” dated June 15, 2010 (the “Report”).
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Gary H. Giroux”, and to the use of the name of “Giroux Consultants Ltd.”, a private geological consulting firm, of which I am a Principal, in the Circular and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Circular and that the Circular fairly and accurately represents the information contained in the Report.
Dated this 15th day of July, 2010

(signed) G H Giroux	[Sealed]
Gary H. Giroux, P.Eng., MASc.

PAUL D. KLIPFEL Ph.D, CPG
Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission	The Toronto Stock Exchange
Pacific Centre	Suite 2700 – 650 West Georgia Street
12th Floor, 701 West Georgia Street	Vancouver, British Columbia
Vancouver, British Columbia	CANADA V6B 4N9
CANADA V7Y 1L2

Alberta Securities Commission	Ontario Securities Commission
4th Floor, 300 – 5th Avenue S.W.	Suite 1903 — 20 Queen Street West
Calgary, Alberta	Toronto, Ontario
CANADA T2P 3C4	CANADA M5H 3S8

International Tower Hill Mines Ltd.
Suite 1920 – 1188 West Georgia Street
Vancouver, British Columbia
CANADA V6E 4A2
Re: International Tower Hill Mines Ltd. (the “Issuer”)
I, Paul D. Klipfel, Ph.D, CPG (AIPG) #10821, of 4889 Sierra Pine Drive, Reno, Nevada, U.S.A. 89519, have prepared, and am the author of, all sections and/or parts of the report entitled “Summary Report on the LMS Gold Project, Goodpaster District, Alaska” dated June 15, 2010 (the “Report”), other than section 17 thereof.
1.	I hereby consent to:
(a)
the public filing of the Report on SEDAR and EDGAR, in the public files of the Securities Commissions of British Columbia, Alberta and Ontario, with the Toronto Stock Exchange and with the United States Securities and Exchange Commission;

(b)
the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Management Information Circular dated July 9, 2010 (the “Circular”) with respect to a special meeting of the shareholders of the Issuer to consider a corporate reorganization involving the Issuer, Corvus Gold Inc. and the shareholders of the Issuer;

(c)	the inclusion of extracts from, or a summary of, the Report in the Circular.
2.
I hereby consent to the use of my name “Paul D. Klipfel”, and to the use of the name of “Mineral Resource Services Inc.”, a private geological consulting firm, of which I am the President, in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.	I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.
Dated this 15th day of July, 2010

(signed) Paul Klipfel
Paul D. Klipfel, Ph.D, CPG (AIPG) #10821